UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)
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☐	Soliciting Material Pursuant to §240.14a-12

Central Federal Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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September 14, 2011
Dear Stockholder:
You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Central Federal Corporation (the “Company,” “we,” “our” or “us”). The Special Meeting will be held at Fairlawn Country Club located at 200 North Wheaton Road, Fairlawn, Ohio, on October 20, 2011 at 10:00 a.m., local time.
As previously disclosed by the Company and more fully described in the accompanying proxy statement, on August 9, 2011, we announced that we had entered into standby purchase agreements (the “Standby Purchase Agreements”) with certain standby purchasers (the “Standby Purchasers”) pursuant to which the Standby Purchasers will invest $5.0 million in the Company’s common stock, which we will invest in our banking subsidiary, CFBank (the “Bank”). We entered into the Standby Purchase Agreements with the Standby Purchasers as part of a series of transactions contemplated by our recapitalization plan to satisfy the requirements of our federal banking regulators. As part of the recapitalization plan set forth in the Standby Purchase Agreements and described in the attached proxy statement, we intend to conduct a rights offering and a public offering, and the Standby Purchasers have agreed to purchase $5.0 million of newly issued shares of common stock and warrants if we are able to raise a minimum of $16.5 million in net proceeds through the sale of common stock and warrants to other stockholders and the general public through the rights offering and public offering. The rights offering will allow stockholders to purchase additional shares of our common stock and warrants at the same purchase price per share to be paid by the Standby Purchasers.
At the Special Meeting, stockholders will be asked to consider and vote upon proposals to approve an increase in the number of authorized shares, the issuance of our common stock and warrants to the Standby Purchasers and a reverse split of our outstanding common stock. Our Board of Directors has approved these proposals and unanimously recommends that our stockholders vote “FOR” each of the proposals. Unless stockholder approval is obtained for the increase in the number of authorized shares and the issuance of common stock and warrants to the Standby Purchasers, the investment by the Standby Purchasers and the recapitalization of the Company and the Bank will not occur. As we discuss in the accompanying proxy statement, the failure to approve the proposals at the Special Meeting could have significant adverse consequences to the Company, the Bank and existing holders of our common stock, including additional regulatory action such as receivership or liquidation.
Please read the attached proxy statement carefully for information concerning the proposals we are asking you to approve. Your vote is very important to us, and it is very important that you be represented at the Special Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Special Meeting. This will not prevent you from voting in person at the Special Meeting, but will ensure that your vote is counted if you are unable to attend. The attached proxy statement and proxy card contain instructions on how to properly complete the proxy card and to vote your shares by mail.
Your continued support of and interest in the Company are sincerely appreciated.

Sincerely,

Eloise L. Mackus Chief Executive Officer, General Counsel and Secretary

Central Federal Corporation
2923 Smith Road
Fairlawn, Ohio 44333
(330) 666-7979
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on October 20, 2011
NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Central Federal Corporation (the “Company,” “we,” “our” or “us”) will be held at Fairlawn Country Club located at 200 North Wheaton Road, Fairlawn, Ohio, on October 20, 2011 at 10:00 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:
(1)	to consider and vote upon a proposal to amend our Certificate of Incorporation, as amended, to increase the number of authorized common shares from 12 million to 50 million;

(2)	to consider and vote upon a proposal to issue and sell a number of shares of common stock equal to more than 20% of our outstanding common stock in accordance with the terms of the Standby Purchase Agreements between the Company and the Standby Purchasers;

(3)	to consider and vote upon a proposal to grant discretionary authority to the Company’s Board of Directors to amend our Certificate of Incorporation, as amended, to affect a reverse stock split of the Company’s common stock in a specific ratio ranging from 1-for-2 to 1-for-5, as selected by the Company’s Board of Directors; and

(4)	to consider and vote upon a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to approve proposals 1, 2 or 3.
Proposal 1 will be implemented if approved by our stockholders even if Proposals 2 and 3 are not approved by our stockholders at the Special Meeting.
Our Board of Directors fixed September 9, 2011 as the voting record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting and any adjournments thereof. Only those stockholders of record as of the close of business on September 9, 2011 will be entitled to vote at the Special Meeting.
The Board of Directors unanimously recommends that stockholders vote “FOR” approval of each of the proposals listed above.

BY ORDER OF THE BOARD OF DIRECTORS

Eloise L. Mackus Chief Executive Officer, General Counsel and Secretary
Fairlawn, Ohio
September 14, 2011

IMPORTANT
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 20, 2011.
The proxy materials for the Special Meeting of Stockholders, which consist of a proxy statement, proxy card, our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, our Quarterly Report on Form 10-Q for the six months ended June 30, 2011 and the Form of Standby Purchase Agreement contained in the Current Report on Form 8-K dated August 11, 2011, are attached hereto and are also available over the Internet at www.CFBankonline.com. Except as expressly set forth herein, our internet website and the information contained therein or connected thereto are not intended to be incorporated into this proxy statement.
YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ARE THE RECORD OWNER OF YOUR SHARES AND YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. IF YOUR SHARES ARE HELD BY A BANK, BROKER, CUSTODIAN OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING IN PERSON, YOU MUST OBTAIN FROM THE RECORD HOLDER OF YOUR SHARES AND BRING WITH YOU A PROXY FROM THE RECORD HOLDER ISSUED IN YOUR NAME.

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CENTRAL FEDERAL CORPORATION
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
October 20, 2011
This proxy statement is being furnished to holders of common stock, $.01 par value per share, of Central Federal Corporation (the “Company,” “we,” “our” or “us”), the holding company of CFBank (the “Bank” or “CFBank”). Proxies are being solicited by our Board of Directors on behalf of the Company to be used at the Special Meeting of Stockholders (the “Special Meeting”) to be held at Fairlawn Country Club located at 200 North Wheaton Road, Fairlawn, Ohio on October 20, 2011 at 10:00 a.m., local time. This proxy statement, the enclosed proxy card, our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, our Quarterly Report on Form 10-Q for the six months ended June 30, 2011 and the form of Standby Purchase Agreement contained in the Current Report on Form 8-K dated August 11, 2011 are first being mailed to stockholders on or about September 14, 2011.
QUESTIONS AND ANSWERS
ABOUT THE SPECIAL MEETING OF STOCKHOLDERS
AND THIS PROXY STATEMENT
What is the purpose of the Special Meeting?
At the Special Meeting, stockholders will act upon proposals to: (i) amend our Certificate of Incorporation, as amended, (the “Certificate of Incorporation”) to increase the number of authorized common shares from 12 million to 50 million (the “Amendment”); (ii) issue a number of shares of common stock equal to more than 20% of our outstanding common stock in accordance with the terms of the Standby Purchase Agreements dated as of August 8, 2011 (the “Standby Purchase Agreements”) between the Company and the Standby Purchasers (the “Standby Issuance”); (iii) grant discretionary authority to the Company’s Board of Directors to amend our Certificate of Incorporation to effect a reverse stock split of the Company’s common stock in a specific ratio ranging from 1-for-2 to 1-for-5, as selected by the Company’s Board of Directors (the “Reverse Split”); and (iv) adjourn the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to approve any of the matters described in (i), (ii) or (iii) above (the “Adjournment”). The Amendment, the Standby Issuance, the Reverse Split and the other transactions contemplated thereby are sometimes collectively referred to in this proxy statement as the “Recapitalization.”
Why is the Recapitalization taking place?
The Recapitalization has been initiated in response to a number of challenges we have faced in recent periods. The economic downturn in our market areas and resulting decline in real estate values have had a direct and adverse effect on our financial condition and results of operations, as well as the results of operations of the Bank, our wholly-owned subsidiary. These direct and adverse effects include reductions in our capital levels and the capital levels of the Bank as a result of our losses in 2009, 2010 and continuing into 2011, primarily due to expenses related to our non-performing assets, particularly elevated loan charge-offs and increases in our provision for loan losses and real estate owned expenses. Furthermore, as described below, we and the Bank are subject to orders (the “Bank Cease and Desist Order” and the “Company Cease and Desist Order” and, together, the “Cease and Desist Orders”), issued on May 25, 2011 by the Office of Thrift Supervision (the “OTS”), our and the Bank’s then primary regulator, requiring us to take steps to improve our and the Bank’s financial condition and results of operations, including increasing the Bank’s capital levels. Due to these challenges, we have been pursuing strategic alternatives to raise capital and strengthen our balance sheet and that of the Bank. Our Board of Directors has worked closely with management and our advisors to evaluate potential alternatives for raising additional capital, including possibly selling common stock in public or private offerings, selling branches and related assets, finding a strategic merger partner and considering other strategic alternatives.

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We are conducting the Recapitalization to return us to a sound capital footing and to satisfy our and the Bank’s obligations pursuant to the Cease and Desist Orders.
Why did you send me this proxy statement?
We sent you this proxy statement and the enclosed proxy card because the Board of Directors is soliciting your proxy vote to be used at the Special Meeting. This proxy statement summarizes information on the proposals to be considered at the Special Meeting, including information regarding the Recapitalization.
Our Board of Directors has determined that it is in the best interests of the Company and its stockholders that the Company undertake the Recapitalization in accordance with which:
•	subject to stockholder approval, the Company will amend its Certificate of Incorporation to increase the number of authorized common shares from 12 million to 50 million in order to have sufficient shares available to effect the Recapitalization;
•	subject to stockholder approval, the Company will issue and sell to the Standby Purchasers 5.0 million shares of common stock at $1.00 per share pursuant to the Standby Purchase Agreements in a Standby Issuance concurrently with the rights offering and public offering (together, the “Offering”) described below. A minimum of $16.5 million in net proceeds must be received in the Offering (excluding the Standby Purchasers’ $5.0 million and a discount, if any, on the redemption price of the 7,225 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Shares”), as may be agreed to by the United States Department of Treasury (“Treasury”) or no shares will be sold and the Recapitalization will not take place; and
•	subject to stockholder approval, the Company currently intends to affect the Reverse Split following the Offering.
The section of this proxy statement entitled Background to the Proposals — Summary of Standby Purchase Agreements contains a summary of the Recapitalization and the terms of the Standby Purchase Agreements.
Upon the issuance and sale to the Standby Purchasers of 5.0 million shares in the Standby Issuance, they will own at least 18.8% of our common stock at the minimum of the offering range, and will own 14.7% of our common stock at the maximum of the offering range. As a result, our current stockholders would own between approximately 81.2% and 85.3% of our common stock following the Offering at the minimum and maximum of the offering range, respectively, assuming the existing stockholders purchase all the shares of common stock offered pursuant to the Offering. If existing stockholders purchase no shares in the Offering, they would own 15.5% and 12.1%, respectively, of our common stock following the Offering at the minimum and maximum of the offering range.
The summary of the material terms of the Standby Purchase Agreements is qualified in its entirety by reference to the full text of this document, the form of which is attached to this proxy statement and incorporated by reference herein.
Who is entitled to vote?
Only our stockholders of record as of the close of business on the record date, September 9, 2011, are entitled to vote at the Special Meeting. On the record date, we had (i) 4,127,798 shares of common stock issued and outstanding and (ii) 7,225 shares of Series A Preferred Stock issued and outstanding. Each share of common stock is entitled to one vote on each matter to be voted on at the Special Meeting except that, as provided in the Company’s Certificate of Incorporation, record holders of common stock that is beneficially owned, either directly or indirectly, by a person (either a natural person or an entity) who beneficially owns a total number of shares of common stock in excess of 10% of the outstanding shares of common stock (the “10% limit”) are not entitled to vote their shares that are in excess of the 10% limit, and those shares are not treated as outstanding for voting purposes.
A person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the 10% limit, including determining whether persons are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the 10% limit supply information to the Company to enable the Board of Directors to implement and apply the 10% limit.
As of the record date, there was one person that was known to the Company to be the beneficial owner of more than 10% of the Company’s outstanding common stock. See “Beneficial Ownership of Common Stock by Certain Beneficial Owners and Management and Related Stockholder Matters.”
Holders of shares of Series A Preferred Stock are not entitled to vote on the matters to be voted on at the Special Meeting.

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Can I access the Company’s proxy materials electronically?
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of the Stockholders to Be Held on October 20, 2011. The proxy statement, proxy card, our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, our Quarterly Report on Form 10-Q for the six months ended June 30, 2011 and our Current Report on Form 8-K dated August 11, 2011 are available at www. CFBankonline.com.
Why is the Amendment being proposed?
In order to consummate the Recapitalization, the Company must have a sufficient number of shares of common stock available for issuance to the Standby Purchasers, existing stockholders and others who participate in the Offering. At the present time, the Company’s capital structure will not permit us to issue enough shares to satisfy the minimum number of shares that may be issued in the Offering. If approved, the Amendment will result in an increase in the number of shares of our common stock available for issuance.
Must the Amendment and the Standby Issuance be approved for the Recapitalization to proceed?
Yes. Each of the Amendment and the Standby Issuance must be approved as a condition to the Recapitalization taking place. If the Amendment is approved but the Standby Issuance is not, the Recapitalization will not occur; however, the number of authorized common shares will be increased.
What happens if the Amendment and the Standby Issuance are approved?
If our stockholders approve the Amendment and the Standby Issuance, then promptly following such approvals, we will file with the Secretary of State of the State of Delaware an amendment to our Certificate of Incorporation to affect the increase in the number of our authorized common shares. The Amendment will become effective upon filing with the Secretary of State. For additional information regarding the Amendment, please see the section of this proxy statement entitled Proposal 1 — The Amendment beginning on page 15.
As promptly as possible following the approval by stockholders of the Amendment and the Standby Issuance, we intend to commence the Offering described above.
What happens if the Reverse Split is approved?
If our stockholders approve the Reverse Split and also approve the Amendment and the Standby Issuance, our Board of Directors currently intends to affect the Reverse Split promptly following completion of the Offering and the Standby Issuance. If the Reverse Split is approved by our stockholders but the Amendment and the Standby Issuance are not both approved by stockholders, or circumstances change between the date of this proxy statement and the completion of the Offering, the Board of Directors will use its best judgment in determining whether or not to affect the Reverse Split.
How do I vote?
If your shares are registered in your name, or, in other words, you are the record holder of your shares or a stockholder of record, you may vote in person at the Special Meeting or by proxy without attending the Special Meeting. Record stockholders may mark, sign, date, and mail the proxy card you received from the Company in the return envelope. If you vote by attending the Special Meeting or by submitting a proxy card, your shares will be voted at the meeting in accordance with your instructions. If you sign and return the proxy card but do not give any instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of the Board of Directors given below.
If your shares are held in the name of a bank, broker, custodian or other nominee, please mark, date, sign, and return the voting instruction form you received from your broker or other nominee with this proxy statement. As indicated on the form or other documentation provided by your bank, broker, custodian or other nominee, you may have the choice of voting your shares over the Internet or by telephone as instructed by your bank, broker, custodian or other nominee. To do so, follow the instructions on the form you received.
If your shares are held by a bank, broker, custodian or other nominee, such bank, broker, custodian or other nominee is deemed the record holder of your shares. If you wish to vote in person at the meeting, you must obtain from the record holder (i.e. your bank, broker, custodian or other nominee), and bring with you to the meeting, a proxy from such record holder issued in your name.

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If my shares are held in street name by my bank, broker, custodian or other nominee, could such bank, broker, custodian or other nominee automatically vote my shares for me?
No. Under New York Stock Exchange Rule 452, which governs NYSE brokerage members, brokers are entitled to vote shares held by them for their customers on matters deemed “routine” under applicable rules, even though the brokers have not received voting instructions from their customers. Although shares of our common stock are listed on the Nasdaq Stock Market, Rule 452 affects us because our common shares held in “street name” may be held with NYSE member-brokers. Brokerage firms may not vote on “non-routine” matters in their discretion on behalf of their clients if such clients have not furnished voting instructions. A broker non-vote occurs when a broker’s customer does not provide the broker with voting instructions on “non-routine” matters for shares owned by the customer but held in the name of the broker. For such “non-routine” matters, the broker cannot vote either FOR or AGAINST a proposal and reports the number of such shares as “non-votes.” We believe that the proposals to approve the Amendment, to approve the Standby Issuance and to approve the Reverse Split are “non-routine” matters. Your broker, therefore, may NOT vote your shares in its discretion on these “non-routine” matters if you do not instruct your broker how to vote on them.
Can I attend the meeting and vote my shares in person?
Yes. All stockholders are invited to attend the Special Meeting. Stockholders of record can vote in person at the Special Meeting. If your shares are held by a bank, broker, custodian or other nominee and you wish to vote in person at the Special Meeting, you must obtain from the record holder, and bring with you, a proxy from the record holder issued in your name. The Special Meeting will be held at Fairlawn Country Club located at 200 North Wheaton Road, Fairlawn, Ohio.
Can I change my vote or revoke my proxy after I return my proxy card?
Yes. If you are a stockholder of record, there are three ways you can change your vote or revoke your proxy any time before the proxy is voted.
•	First, you may send a written notice to Ms. Eloise L. Mackus, Chief Executive Officer, General Counsel and Secretary, Central Federal Corporation, 2923 Smith Road, Fairlawn, Ohio 44333, stating that you would like to revoke your proxy.
•	Second, you may complete and submit a new proxy card with a later date. Any earlier proxies will be revoked automatically by subsequently dated proxies.
•	Third, you may attend the Special Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Special Meeting without voting in person will not revoke your proxy.
If you have instructed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or other nominee to change your vote.
What constitutes a quorum?
A quorum with respect to a matter considered at the Special Meeting consists of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock entitled to vote on such matter at the Special Meeting. Proxies received but marked “abstain” and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting. As discussed above, a broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.
What happens if a quorum is not present?
If a quorum is not present, our stockholders may adjourn the Special Meeting until the time and to the place as may be determined by a vote of the holders of the majority of the shares which are present or represented by proxy at the Special Meeting.
What are the Board of Directors’ recommendations?
The recommendations of the Board of Directors are set forth under the description of each Proposal in this proxy statement. In summary, the Board of Directors recommends that you vote (i) “FOR” the Amendment, (ii) “FOR” the Standby Issuance, (iii) “FOR” the Reverse Split and (iv) “FOR” the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to approve any of items (i), (ii) or (iii) above.

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If you vote by attending the Special Meeting or submitting a completed proxy card, your shares will be voted at the Special Meeting in accordance with your instructions. If you sign and return the proxy card but do not give any instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of the Board of Directors.
Proxies solicited hereby may be exercised only at the Special Meeting and any adjournment of the Special Meeting and will not be used for any other meeting.
What vote is required to approve each proposal?
The following describes the required vote on each proposal so long as a quorum is present at the Special Meeting. The votes of holders of at least a majority of the total outstanding shares of our common stock entitled to vote is required to approve the Amendment and the Reverse Split. Abstentions and broker non-votes will have the effect of a vote against the Amendment and the Reverse Split. The holders of at least a majority of the votes present in person or by proxy at the Special Meeting or adjournment thereof is required to approve each of the Standby Issuance and the Adjournment. Broker non-votes will have no effect on the outcome of the vote to approve the Standby Issuance or the Adjournment. Abstentions will have the effect of a vote against the Standby Issuance and the Adjournment.
Who pays the cost for soliciting proxies by the Board of Directors?
The Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, our directors, officers and regular employees may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. We have also retained Georgeson, a specialist in proxy solicitations, to assist us in soliciting proxies at an anticipated cost of $7,500 plus certain out-of-pocket expenses and, if necessary, telephone solicitation fees.
Whom should I contact if I have questions?
If you have questions regarding the Special Meeting, the information in this proxy statement or completion of the proxy card, please contact our proxy solicitor, Georgeson, at 199 Water Street, 26th Floor, New York, NY 10038, (866) 277-0928. Banks and brokerage firms should call (212) 440-9800.
Am I entitled to appraisal rights?
No. The Company’s stockholders do not have dissenters’ rights of appraisal with respect to the proposals to be considered at the Special Meeting under Delaware law.
BACKGROUND TO THE PROPOSALS
Overview. CFBank, the wholly owned banking subsidiary of the Company, is a community-oriented financial institution serving the borrowing and deposit needs of customers in its primary market areas of Summit, Franklin and Columbiana Counties in Ohio. In 2003, CFBank began originating more commercial, commercial real estate and multi-family mortgage loans than in the past as part of its expansion into business financial services. Primarily as a result of the recession and its impact on the borrowers of CFBank, which began in 2008, and also as a result of decisions by prior management, which was replaced by the Board in 2010, the Company lost $9.9 million and $6.9 million in 2009 and 2010, respectively. Losses for the six months ended June 30, 2011 totaled $3.6 million. A significant number of borrowers of CFBank are facing financial difficulties as a result of the ongoing recession. This has impacted the performance of our multi-family real estate, commercial real estate and commercial business loans, as tenants are unable to pay their rent and local businesses have seen their profits decline and have suffered losses as a result of slower sales of goods and services. CFBank’s ratio of non-performing assets to total assets went from 0.13% at December 31, 2006 to 5.29% at December 31, 2010 before dropping to 3.43% at June 30, 2011. While new management has taken numerous steps to resolve CFBank’s high level of non-performing assets, we and our regulators believe that substantial additional capital is necessary to ensure the survival of the Company and meet the requirements of the Cease and Desist Orders described below.

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Regulatory Enforcement Actions. The OTS has been the primary federal regulator of both the Company and the Bank. Beginning on July 21, 2011, the Board of Governors of the Federal Reserve System (the “Fed”) became the federal banking regulator of the Company and the Office of the Comptroller of the Currency (the “OCC”) became the primary federal banking regulator of the Bank. All references to the “Regulator” are deemed to refer to the OTS regarding the Company and the Bank before July 21, 2011 and to the Fed regarding the Company and the OCC regarding the Bank on and after July 21, 2011.
As a result of the losses and the increase in non-performing assets in 2009 and 2010 and based on a regulatory examination of the Company and the Bank in January 2011, on May 25, 2011, the Company and the Bank each consented to the terms of the Cease and Desist Orders issued by the Regulator. The following is a summary of the material terms of the Cease and Desist Orders.
The Company Cease and Desist Order, among other things, provides that:
•	By June 30, 2011, the Company shall submit to the Regulator a written capital plan (the “Plan”) to enhance the consolidated capital of the Company. The Plan must cover the period from July 1, 2011 through December 31, 2013. The Plan must include: (i) a ratio of tangible capital to tangible assets established by the Board of Directors commensurate with the Company’s consolidated risk profile; (ii) specific plans to reduce the risks to the Company from current debt levels and debt service requirements; (iii) quarterly cash flow projections for the Company on a stand alone basis that identify both the expected sources and uses of funds; (iv) quarterly pro forma consolidated and unconsolidated Company balance sheets and income statements demonstrating the Company’s ability to attain and maintain the minimum tangible equity capital ratios established by the Board of Directors; (v) detailed scenarios to stress-test the tangible capital targets; and (vi) detailed descriptions of all relevant assumptions and projections along with supporting documentation. This Plan has been submitted as required and approved by the Regulator.
•	Upon written notice of non-objection from the Regulator, the Company must implement and adhere to the Plan.
•	The Company must notify the Regulator of any material negative event affecting it within five days of the event.
•	By December 31, 2011 and each December 31 thereafter, the Plan must be updated to incorporate the Company’s budget and cash flow projections for the next two years.
•	Within 45 days after the end of each quarter following implementation of the Plan, the Board of Directors must review written quarterly variance reports from Plan projections and document this review and any remedial action in the Company’s minutes of the meeting of the Board of Directors. Each variance report must be provided to the Regulator.
•	The Company shall not declare or pay any cash dividends or capital distributions on the Company’s stock or repurchase such shares without the prior written non-objection of the Regulator.
•	The Company shall not incur, issue, rollover, renew or pay interest or principal on any debt without the prior written non-objection of the Regulator.
•	The Company shall not enter into, renew, extend or revise any contractual arrangements related to compensation or benefits with any director or senior executive officer of the Company without first providing the Regulator prior written notice.
•	The Company shall not make any “golden parachute payment” unless the Company complies with 12 C.F.R. Part 359.
•	The Company shall comply with the Regulator’s prior notification requirements for changes in directors and senior executive officers.
•	The Board of Directors must cause to be prepared a quarterly tracking report to monitor compliance with the Company Cease and Desist Order. The Board of Directors must certify that each director has reviewed the report and must document any corrective actions taken. The tracking report and Board of Directors certification must be submitted to the Regulator.
The Company Cease and Desist Order will remain in effect until terminated, modified or suspended by the Regulator.
The Bank Cease and Desist Order, among other things, provides that:
•	No later than September 30, 2011, the Bank shall achieve and maintain a Tier 1 (Core) Capital Ratio of at least 8.0% and a Total Risk-Based Capital Ratio of at least 12.0%.
•	By June 30, 2011, the Bank shall submit to the Regulator a written capital and business plan to achieve and maintain the foregoing capital levels. The Plan must cover the period from July 1, 2011 through December 31, 2013. The Plan must: (i) identify the specific sources and methods by which additional capital will be raised; (ii) detail the Bank’s capital preservation and enhancement strategies; (iii) contain operating strategies to achieve realistic core earnings; (iv) include quarterly financial projections; and (v) identify all relevant assumptions made. This plan has been submitted as required.

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•	Upon written notice of non-objection from the Regulator, the Bank must implement and adhere to the Plan.
•	By December 31, 2011 and each December 31 thereafter, the Plan must be updated to incorporate the Bank’s budget and profit projections for the next two years.
•	Within 45 days after the end of each quarter following implementation of the Plan, the Board of Directors must review written quarterly variance reports from projections and document this review and any remedial action in the Company’s minutes of the meeting of the Board of Directors. This review must include documentation of the internal and external risks affecting the Bank’s ability to successfully implement the Plan. Each variance report must be provided to the Regulator.
•	In the event the Bank fails to meet the capital requirements of the Bank Cease and Desist Order, fails to comply with the Plan or at the request of the Regulator, the Bank shall prepare and submit a contingency plan to the Regulator within 15 days of such event. The contingency plan must detail actions to be taken to achieve either a merger or acquisition of the Bank by another depository institution or a voluntary liquidation of the Bank.
•	The Bank may not originate, participate in or acquire any non-residential real estate loans or commercial loans (together, “Non-homogeneous Loans”) without the prior written non-objection of the Regulator.
•	The Bank may not release any borrower or guarantor from liability on any Non-homogeneous Loan without the prior written non-objection of the Regulator.
•	By June 24, 2011, the Bank must revise its credit administration policies, procedures, practices and controls to address all corrective actions related to credit administration noted in the latest Report of Examination by the Regulator. These revisions have been made.
•	By August 23, 2011, the Bank was required to submit to the Regulator a detailed written plan with specific strategies, targets and timeframes to reduce the Bank’s level of problem assets. This plan has been submitted.
•	By September 22, 2011, the Bank must develop individual written specific workout plans for each adversely classified asset or real estate owned of $500,000 or greater, and must monitor and document the status of each problem asset and workout plan quarterly. The Bank must provide the Regulator a copy of each report documenting the status of the problem asset and workout plans on a quarterly basis.
•	By July 31, 2011, the Board of Directors of the Bank must develop and submit for Regulator comment a written management succession plan. The Board of Directors of the Bank has received an extension of this deadline to September 30, 2011.
•	The Bank must submit to the Regulator a weekly written assessment of its current liquidity position. By June 24, 2011, the Bank must revise its liquidity and funds management policy to address all corrective actions related to liquidity and funds management noted in the latest Report of Examination by the Regulator. This policy must include a contingency funding plan. The revised policy was required to be, and was submitted to the Regulator for comment by June 24, 2011. This policy must be adopted and adhered to once the Bank is notified by the Regulator that the policy is acceptable.
•	By June 24, 2011, the Bank must ensure that all violations of law and/or regulation noted in the latest Report of Examination by the Regulator are corrected and that adequate policies, procedures and systems are established or revised and implemented to prevent future violations. All violations have been corrected and policies and systems have been revised to prevent future violations.
•	The Board of Directors must cause to be prepared a quarterly tracking report to monitor compliance with the Bank Cease and Desist Order. The Board of Directors must certify that each director has reviewed the report and must document any corrective actions taken. The tracking report and Board of Directors certification must be submitted to the Regulator.

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•	The Bank may not increase its total assets during any quarter in excess of an amount equal to interest credited on deposits during the prior quarter without the prior written non-objection of the Regulator.
•	The Bank may not accept, renew or roll over any brokered deposit without a specific waiver from the Federal Deposit Insurance Corporation (“FDIC”).
•	The Bank may not declare or pay dividends or make any other capital distributions without the prior written approval of the Regulator.
•	The Bank may not enter into, renew, extend or revise any contractual arrangement relating to compensation or benefits for any senior executive officer or director unless prior written notice is provided to the Regulator.
•	The Bank must comply with the Regulator’s prior notification requirements for changes in directors and senior executive officers.
•	The Bank may not make any “golden parachute payments” unless the Bank has complied with 12 C.F.R. Part 359.
•	The Bank may not enter into any arrangement or contract with a third party service provider that is significant to the overall operation or financial condition of the Bank or outside the normal course of business, without the written non-objection of the Regulator.
The Bank Cease and Desist Order will remain in effect until terminated, modified or suspended by the Regulator. Copies of the stipulations and the Cease and Desist Orders are included as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 27, 2011, which Form 8-K is incorporated herein by reference. The descriptions of the Cease and Desist Orders set forth herein do not purport to be complete, and are qualified by reference to the full text of the Cease and Desist Orders.
The Company and the Bank have taken such actions as the Company believes are necessary to comply with the provisions of the Cease and Desist Orders which are currently effective and are continuing to work toward compliance with the provisions of the Cease and Desist Orders having future compliance dates. Any material failure by the Company and the Bank to comply with the provisions of the Cease and Desist Orders could result in further enforcement actions by the Regulator. While the Company and the Bank intend to take such actions as may be necessary to comply with the requirements of the Cease and Desist Orders, there can be no assurance that the Company or the Bank will be able to comply fully with the Cease and Desist Orders, or that efforts to comply with the Cease and Desist Orders will not have adverse effects on the operations and financial condition of the Company or the Bank.
Capital Raising Efforts. In August, 2010, new management of the Company retained ParaCap Group, LLC (“ParaCap”) to advise the Company on its strategic alternatives in dealing with the significant levels of non-performing assets and resultant operating losses. In meetings with the Board of Directors and senior management during August and September of 2010 and February of 2011, ParaCap discussed the Company’s business plan and various alternatives available to the Company, including (i) remaining independent with no additional capital being raised; (ii) identifying an investment group to serve as standby purchasers in a rights offering to existing stockholders; (iii) raising additional capital in an underwritten or best efforts public offering; (iv) identifying an investment group to purchase a controlling interest in the Company; and (v) identifying a strong merger partner for the Company.
ParaCap, from August, 2010, through January, 2011, sought out potential interested participants for all of the transactions outlined above. ParaCap advised the Company that, in its judgment, the Company was not in a position to successfully complete an underwritten public offering given its financial condition, high level of non-performing assets and the existing capital market conditions for small financial institutions in Ohio. ParaCap and the Company also concluded that doing nothing was not a viable option, given the ongoing losses of the Company. ParaCap was not able to identify any other financial institution that was interested in a merger with or acquisition of the Company.
ParaCap did identify a number of investors potentially interested in participating in a recapitalization of the Company in conjunction with a rights offering to existing stockholders. Three groups of investors conducted due diligence and two groups made proposals.
The first proposal, received in August, 2010, came from a group of local investors who offered to serve as standby purchasers for $5.0 million of a total offering to existing stockholders of $12.0-20.0 million, at $0.50 to $1.00 per share. This proposal also required, among other things, that the Company: (i) hire an affiliate of this group to assist in resolving non-performing loans prior to completion of an offering; (ii) hire a member of this group to supervise management and advise the Board of Directors regarding the development of a turnaround business plan and to oversee the turnaround of the Company prior to completion of an offering; (iii) provide this group with three board seats; (iv) issue to this group warrants exercisable for five years to purchase additional shares of common stock, at the offering price, in an amount equal to 10% of the total new shares sold in the rights offering; and (v) issue the warrants described above to this group in the event the Company received and accepted an unsolicited offer to purchase the Company.

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The second proposal came from the Standby Purchasers and is more fully described below.
In November, 2010, we also received an unsolicited proposal to sell the Franklin County branch office, along with its associated assets and liabilities, to another financial institution. The purchase price was proposed to include the purchase of the real estate at book value and the payment of a 1.5% premium on only the demand deposits associated with that branch office. During negotiations regarding that proposal, the buyer modified the purchase price of the real estate to an amount less than its book value.
After careful consideration of the proposals received, consultation with ParaCap and the Company’s legal counsel, the Board of Directors determined that the Standby Purchasers’ proposal was in the best interest of stockholders. After due diligence by the Standby Purchasers, as well as consultation with the Regulator regarding the Standby Purchase Agreements, the Company and the Standby Purchasers executed the Standby Purchase Agreements as of August 8, 2011.
Summary of Standby Purchase Agreements
Set forth below is a summary of the Recapitalization and the terms of the Standby Purchase Agreements. The form of the Standby Purchase Agreements is attached to this proxy statement and is incorporated herein by reference.
The Company intends to offer non-transferable rights to its stockholders to subscribe for and purchase additional shares of common stock for $1.00 per share in the rights offering and to offer any unsubscribed for shares to the general public at the same price per share. The Company has also agreed to sell to the Standby Purchasers 5.0 million shares of common stock at $1.00 per share pursuant to the terms of the Standby Purchase Agreements. All purchasers of common stock in the Offering, including the Standby Purchasers, will receive, without additional charge, one warrant to purchase one additional share of common stock, at a purchase price of $1.00 per share, for each four shares of common stock purchased (the “Warrant”). The Warrant will be exercisable for three years and will be non-transferable. No fractional Warrants will be issued and the number of Warrants issued will be rounded down to the nearest whole Warrant. By way of example, a purchaser purchasing four shares of common stock will receive one Warrant and a purchaser purchasing seven shares of common stock will receive one Warrant, while a purchaser purchasing eight shares of common stock will receive two Warrants. The Standby Purchasers’ agreement to purchase, and the Company’s agreement to issue and sell, the 5.0 million shares of common stock is subject to a number of conditions, including the following:
•	the Company’s stockholders must approve the Amendment and the Standby Issuance;
•	the Fed must approve the holding company or Change in Control Act application of those members of the Standby Purchasers who will become directors of the Company, without the imposition of any restriction or condition which such persons determine, in their reasonable discretion, is unduly burdensome;
•	the representations and warranties of the Company contained in the Standby Purchase Agreements must be true and the Company must perform its obligations under the Standby Purchase Agreements;
•	the representations and warranties of the Standby Purchasers contained in the Standby Purchase Agreements must be true and the Standby Purchasers must perform their obligations under the Standby Purchase Agreements;
•	trading in the Company’s common stock shall not have been suspended by the SEC or Nasdaq or trading in securities generally on Nasdaq shall not have been suspended or limited;
•	all required regulatory approvals for the sale of the Company’s common stock in the Offering have been received with conditions reasonably satisfactory to those members of the Standby Purchasers who will become directors of the Company;
•	no material adverse effect shall have occurred with respect to the Company since the execution of the Standby Purchase Agreements;
•	the Company shall have taken all requisite corporate action to increase the size of the Company’s Board of Directors to 10 seats effective immediately following the closing of the Offering, and five representatives of the Standby Purchasers shall have been appointed to the Board of Directors of the Company to serve for initial terms and the Company shall have agreed to nominate these five persons to serve at least one additional full three year term;

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•	the Company shall have elected Robert E. Hoeweler (who is one of the Standby Purchasers) as the Chairman of the Board and Timothy O’Dell and Thad Perry (who are also Standby Purchasers) as Chief Executive Officer and President of the Company, respectively;
•	the aggregate Tier 1 Capital of the Bank as defined by applicable regulations must be 8% or greater following completion of the Offering and any redemption of the Series A Preferred Shares;
•	the Company shall have received aggregate net proceeds of at least $16.5 million from the Offering, excluding proceeds from the Standby Purchasers, less any discount to the stated redemption price of the Series A Preferred Shares agreed to by the Treasury;
•	the OCC shall have modified the Bank Cease and Desist Order to eliminate the following provisions: (i) paragraph 9 regarding the submission of a contingency plan; paragraph 12 prohibiting non-homogeneous lending; paragraph 14 limiting the Bank’s ability to release borrowers and guarantors from liability on loans; paragraph 21 concerning a management succession plan; paragraph 33 limiting asset growth; paragraph 24(b) regarding the maintenance of sufficient short-term liquidity; paragraph 38 limiting the Bank’s ability to accept brokered deposits; and paragraph 39 limiting capital distributions by the Bank;
•	the Fed shall have modified the Company Cease and Desist Order to eliminate the following provisions: (i) paragraph 8 limiting capital distributions by the Company and (ii) paragraph 9 limiting the Company’s ability to incur new debt or make changes in or payments on existing debt;
•	subject to the approval of applicable banking regulators, the payment of $90,000 shall have been made to Mr. O’Dell, on behalf of himself, Mr. Perry and Mr. Hoeweler, in consideration of their efforts in connection with the negotiation of the Standby Purchase Agreements;
•	the entry by each of the five Standby Purchasers who will become directors of the Company into six month agreements not to sell the shares of common stock of the Company they purchase pursuant to the Standby Purchase Agreements; and
•	the authorization for listing on the Nasdaq of all of the shares of the Company’s common stock issuable pursuant to the Offering, as well as the shares of common stock issuable pursuant to the exercise of the Warrants.
Mr. O’Dell, on behalf of the Standby Purchasers, may waive any of the foregoing conditions to the obligations of the Standby Purchasers.
The Standby Purchase Agreements contain covenants of the Company to operate in the ordinary course of business, consistent with the limitations imposed by the Cease and Desist Orders, and the Company has agreed to use its best efforts to obtain the written agreement of the Treasury to redeem the Series A Preferred Shares at a discount to the stated redemption price. In discussions with Treasury, the Company’s proposal to redeem the Series A Preferred Shares at a discount has been rejected under the terms of the Recapitalization. Unless the Treasury changes its view or unless the Company raises aggregate gross proceeds from the Offering close to the maximum of the range, the Company does not intend to redeem the Series A Preferred Shares at this time.
The Company has also agreed not to enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the standby purchasers unless the Company receives a superior proposal prior to stockholder approval of the Standby Issuance. If the Company receives an unsolicited, written bona fide proposal that the Company’s Board of Directors determines, in its good faith judgment (after consultation with the Company’s outside legal counsel and investment bankers): (i) to be more favorable from a financial point of view to the stockholders than the transactions contemplated by the Standby Purchase Agreements; (ii) to be reasonably likely to be completed; and (iii) that the Company’s Board of Directors, after consultation with its legal counsel, determines in good faith that it must accept to comply with its fiduciary duties (a “Superior Proposal”), the Company may take any action necessary to fulfill its fiduciary responsibilities under applicable law.
The Standby Purchase Agreements contain certain termination rights for the Company and the standby purchasers, as the case may be, which may be triggered:
•	by the Standby Purchasers in the event of a material adverse effect on the Company or a trading halt in the Company’s common stock or a general suspension of trading in securities on Nasdaq which is not promptly cured;
•	by the Standby Purchasers if any condition to closing cannot be satisfied or the Standby Purchasers reasonably believe that any condition cannot be satisfied;

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•	by the Standby Purchasers if any purchaser in the Offering, including any associates or group acting in concert, but excluding any Standby Purchaser approved by Mr. O’Dell, would own more than 9.9% (or, as to MacNealy Hoover Investment Management Inc., 15%) of the Company’s outstanding common stock immediately following completion of the Offering;
•	by the Standby Purchasers on the one hand, or the Company on the other hand, if there is a material breach of the Standby Purchase Agreements by the other party that is not promptly cured;
•	by the Standby Purchasers on the one hand, or the Company on the other hand, if the consummation of the transactions contemplated by the Standby Purchase Agreements has not taken place by January 31, 2012 through no fault of the terminating party;
•	by the Standby Purchasers on the one hand, or the Company on the other hand, if consummation of the Standby Issuance is prohibited by law, rule or regulation;
•	by the Company in the event it determines that it is not in the best interests of the Company and its stockholders to complete the Offering; and
•	by the Company, prior to stockholder approval of the Standby Issuance, in the event it receives a Superior Proposal and the failure to terminate the Standby Purchase Agreements would be reasonably likely to cause the Company’s Board of Directors to violate its fiduciary duties under applicable law.
In the event the Company terminates the Standby Purchase Agreements following receipt of a Superior Proposal, it must pay to Mr. O’Dell, on behalf of all Standby Purchasers approved by Mr. O’Dell, $150,000 within three days of termination. The Standby Purchase Agreements further provide that if the Standby Purchase Agreements are terminated for any of the other reasons permitted in the Standby Purchase Agreements except: (i) breach by the Standby Purchasers; (ii) suspension of trading of the Company’s securities on Nasdaq or trading in securities generally; or (iii) failure of the Standby Purchasers who will become directors of the Company to execute a lock-up agreement, the Company must pay up to $80,000 to Mr. O’Dell (on behalf of all Standby Purchasers approved by Mr. O’Dell) for reimbursement of actual fees, costs and legal expenses incurred by the Standby Purchasers.
The Offering
The Company intends to offer a minimum of 22.5 million shares and a maximum of 30 million shares of common stock in a public offering and the concurrent Standby Issuance. In the public offering, priority subscription rights will be given to the Company’s stockholders (the “Rights Offering”). Concurrently with the Rights Offering, the Company has agreed to issue and sell 5.0 million shares of common stock, at a purchase price of $1.00 per share, in a Standby Issuance to the Standby Purchasers pursuant to the Standby Purchase Agreements described above, which is an amount in excess of 20% of the Company’s currently outstanding shares of common stock. The Company anticipates that the gross proceeds it will seek from the sale of shares in the Offering will aggregate between $22.5 million and $30 million.
This proxy statement is not an offer to sell or the solicitation of an offer to buy shares of our common stock or any other securities, including the rights or any shares of common stock issuable upon exercise of the rights. Offers and sales of common stock and common stock issuable upon exercise of the rights will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus.
The execution of the Standby Purchase Agreements, stockholder approval of the Amendment, the Standby Issuance, the Reverse Split and the completion of the Offering constitute the Company’s Recapitalization. In furtherance of this Recapitalization, the Company is asking stockholders at the special meeting to approve the sale of shares of common stock in the Standby Issuance in an amount in excess of 20% of the Company’s currently outstanding shares of common stock, as required under Nasdaq rules. In addition, in order to complete the Offering resulting in net proceeds to the Company of at least $16.5 million (excluding the Standby Purchasers’ $5.0 million), and to provide additional authorized shares of common stock to meet future needs, it is necessary to increase the number of shares of common stock that the Company is authorized to issue as set forth in Proposal 1. These matters to be voted on at this special meeting are critical components of the Company’s Recapitalization.
The Company believes that the issuance and sale of common stock in the Offering will constitute substantial progress in addressing the most significant concerns raised by the Regulator, although the Regulator has offered no assurance that the consummation of these transactions will be sufficient to address their concerns.

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The Reverse Split
The primary purpose of the Reverse Split is to increase the likelihood that the Company can remain eligible to have its common stock listed on Nasdaq. Nasdaq requires that companies maintain a bid price for their common stock of $1.00 or greater. The bid price for the Company’s common stock has fallen below this minimum in the past, but to this point we have been able to maintain our listing on Nasdaq. On July 13, 2011 the Company received notice from Nasdaq that it does not comply with the minimum bid price requirement for continued listing on Nasdaq. The Company has until January 9, 2012 to regain compliance with this requirement. The proposed Reverse Split is intended to raise the bid price of the Company’s common stock to a level well above the $1.00 per share minimum.
Due to the benefits that will result from the Amendment, the Standby Issuance and the Reverse Split, and the adverse consequences the Company will face if these transactions are not completed, the Board recommends that the stockholders vote “FOR” Proposals 1, 2 and 3.
Risk Factors — Risks Relating to Proposals 1 and 2
If Proposals 1 and/or 2 are not approved, either the Amendment or the Standby Issuance, or both, will not be completed and the Company would not be able to complete an offering of a sufficient number of shares to enable it to meet the Regulator’s capital requirements for the Bank. As a result, the Regulator would likely take further action against the Company and the Bank. Any such actions could have a material negative effect on the Company’s business and the value of its common stock.
As discussed above, the Bank has been directed by the Regulator to raise its Tier 1 core capital and total risk-based capital ratios to 8.0% and 12.0%, respectively, by September 30, 2011. In an effort to address the concerns identified by the Company and the Regulator, the Company has formulated this Recapitalization plan. The Company believes completion of the Recapitalization will contribute materially to addressing the issues raised by the Regulator, although the Regulator has offered no assurance that these transactions will be sufficient to satisfy its concerns.
If Proposal 1 is approved but Proposal 2 is not approved, the Company will increase its authorized but unissued shares of common stock available for future issuance but will not be able to complete the Offering. The Company will continue its efforts to raise additional capital to satisfy the Regulator’s requirements but there can be no assurances that these efforts will be successful. The Company has no alternative plans to raise additional capital if the Offering is not successful.
If Proposal 1 and Proposal 2 are not approved, neither the Amendment nor the Standby Issuance will be completed. In either case, the Company is likely to face negative regulatory consequences from the Regulator. Such regulatory consequences could include a requirement that the Bank seek a merger partner or a voluntary liquidation. Such action by the Regulator could have a material negative effect on the Company’s business and financial condition and the value of its common stock.
Stockholders Will Face Significant Dilution as a Result of the Offering.
If Proposals 1 and 2 are approved and the Offering is completed, the Company could issue up to 30.0 million additional shares of common stock. Assuming 25.0 million shares are issued in the Rights Offering to existing stockholders and 5.0 million shares are issued to the Standby Purchasers in the Standby Issuance, common stockholders would have their ownership diluted from 100% currently to 85.3% following the Offering. Assuming no shares are issued in the Rights Offering to existing stockholders, 25.0 million shares are issued in the Public Offering and 5.0 million shares are issued to the Standby Purchasers in the Standby Issuance, common stockholders would have their ownership diluted from 100% currently to 12.1% following the Offering.
As a result, if the Offering is completed, the Company’s existing stockholders will incur substantial dilution of their voting interests and the book value per share of common stock and will own a significantly smaller percentage of the Company’s outstanding common stock. The dilutive effect of the Offering may have an adverse impact on the market price of the Company’s common stock.
The Company could, as a result of the Offering, or future investments in our common stock by holders of 5% or more of our common stock, experience an “ownership change” for tax purposes that could cause the Company to permanently lose a significant portion, and/or reduce the annual amount that can be recognized to offset future income, of its net operating loss carry-forwards.
Even if these transactions do not cause the Company to experience an “ownership change,” these transactions materially increase the risk that the Company could experience an “ownership change” in the future. As a result, issuances or sales of common stock or other securities in the future (including common stock issued in the Standby Issuance), or certain other direct or indirect changes in ownership, could result in an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). In the event an “ownership change” were to occur, the Company could realize a permanent loss, and/or a reduction of the annual amount that can be recognized to offset future income, of a significant portion of its net operating loss carry-forwards.

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The Company has established a valuation allowance against its U.S. federal deferred tax assets as of December 31, 2009, as the Company believed, based on its analysis as of that date, that it was not more likely than not that all of these assets would be realized. Section 382 of the Code imposes restrictions on the use of a corporation’s net operating losses, certain recognized built-in losses and other carryovers after an “ownership change” occurs. An “ownership change” is generally a greater than 50 percentage point increase by certain “5% stockholders” during the testing period, which is generally the three year-period ending on the transaction date. Upon an “ownership change,” a corporation generally is subject to an annual limitation on its pre-change losses and certain recognized built-in losses equal to the value of the corporation’s market capitalization immediately before the “ownership change” multiplied by the long-term tax-exempt rate (subject to certain adjustments). The annual limitation is increased each year to the extent that there is an unused limitation in a prior year. Since U.S. federal net operating losses generally may be carried forward for up to 20 years, the annual limitation also effectively provides a cap on the cumulative amount of pre-change losses and certain recognized built-in losses that may be utilized. Pre-change losses and certain recognized built-in losses in excess of the cap are effectively lost.
The relevant calculations under Section 382 of the Code are technical and highly complex. The Standby Issuance, combined with other ownership changes in recent years, could cause the Company to experience an “ownership change.” As of December 31, 2010, the Company had no net deferred tax asset reflected on its balance sheet. In the event an “ownership change” does not occur, the Company could have available up to $13.2 million (as of December 31, 2010) in net operating loss carry-forwards which could be used to reduce taxes due on future income.
PROPOSAL 1 — THE AMENDMENT
General
The Company currently is authorized to issue 12 million shares of common stock. The Company’s Board of Directors recommends that stockholders approve an amendment (the “Amendment”) to Article Fourth of the Company’s Certificate of Incorporation that would increase the authorized shares of common stock from 12 million shares to 50 million shares. The number of authorized shares of preferred stock will remain at 1 million shares. If the Amendment is approved by the Company’s stockholders, subparagraph A.2. of Article Fourth of the Certificate of Incorporation will read as follows:
50 million shares of common stock, par value one cent ($.01) per share (the “Common Stock”)
Reasons for Request for Stockholder Approval
As of June 30, 2011, there were 4,127,798 shares of common stock outstanding. An additional 1,711,506 shares were reserved for issuance pursuant to equity compensation plans of the Company and for issuance upon the exercise of the warrants granted to the Treasury in conjunction with the Treasury’s purchase of the Series A Preferred Shares from the Company under the TARP program. The Company needs to increase the number of shares of common stock it is authorized to issue in order to complete the Recapitalization.
In addition to receiving authorization for the issuance of common stock in the Offering, the Board of Directors wishes to have available for issuance a number of authorized shares of common stock that will be adequate to provide for future stock issuances to meet future capital needs. The additional authorized shares would be available for issuance from time to time at the discretion of the Board of Directors, without further stockholder action except as may be required for a particular transaction by law, the regulations of Nasdaq or other agreements and restrictions. The shares would be issuable for any proper corporate purpose, including future acquisitions, capital-raising transactions consisting of equity or convertible debt, stock splits, stock dividends or issuances under current and future stock plans. The Board of Directors believes that these additional shares will provide the Company with needed flexibility to issue shares in the future without the potential expense and delay incident to obtaining stockholder approval for a particular issuance.
Consequences if the Increase in Authorized Shares is Not Approved by the Stockholders
If the stockholders do not approve the increase in the number of shares of common stock authorized for issuance under our Certificate of Incorporation, we will not be able to complete the Offering or the Recapitalization, and it is unlikely that we will be able to raise sufficient capital as required by the Bank Cease and Desist Order. In such event, the Bank Cease and Desist Order could require us to enter into a definitive merger agreement with a merger partner, and there is no assurance that we would be successful in finding a merger partner or that any such merger would be on terms acceptable to stockholders. In such event, the Regulator may take steps to require the Bank to liquidate or direct it to merge with another financial institution regardless of the consideration to stockholders. Further, the Regulator could place the Bank into receivership with the FDIC. In addition, in the short term, we may be required to seek alternative sources of capital and liquidity to satisfy our ongoing operations and we may not be able to obtain such alternative sources of capital and liquidity on commercially reasonable terms, if at all. If we were unable to generate additional capital and liquidity it would have an adverse impact on our financial condition and would adversely affect the price of our common stock.

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If approved, the increase in authorized common stock will provide sufficient authorized shares to allow the Company to complete the Offering and the Recapitalization. It would also give the Company the ability to issue shares for other general corporate purposes. As a result of the Offering, the Company’s existing stockholders will incur substantial dilution to their voting interests and will own a smaller percentage of the Company’s outstanding common stock. The dilutive effect of the Offering may have an adverse impact on the market price of the Company’s common stock. Additional issuances of common stock in the future could further dilute the interests of existing stockholders.
Except as described in this proxy statement, the Company has no current plans to issue shares in a merger, consolidation, acquisition or similar transaction. Approval of the Amendment would in certain circumstances permit such actions to be taken without the delays and expense associated with obtaining stockholder approval at that time, except to the extent required by applicable state law or stock exchange listing requirements for the particular transaction. Although the availability of additional shares of common stock provides flexibility in carrying out corporate purposes, the increase in the number of shares of authorized common stock could make it more difficult for a third party to acquire a majority of the Company’s outstanding voting stock and could also result in the issuance of a significant number of shares to one or more investors in transactions that may not require stockholder approval. For more information regarding dilution to stockholders, see “Risk Factors —— Risks relating to Proposals 1 and 2 —— Stockholders will face significant dilution as a result of the Offering.”
Recommendation
The Board of Directors believes that the Amendment is in the best interests of the stockholders of the Company. The Board of Directors recommends that stockholders vote “FOR” the proposal to amend the Company’s Certificate of Incorporation to increase the Company’s authorized shares of common stock.
PROPOSAL 2 — THE STANDBY ISSUANCE
We are seeking stockholder approval to permit us to issue and sell a number of shares of common stock equal to more than 20% of our outstanding shares of common stock in the Standby Issuance. Promptly following stockholder approval of Proposals 1 and 2, we intend to commence the Rights Offering of shares of common stock and the Standby Issuance of common stock to the Standby Purchasers pursuant to the Standby Purchase Agreements. In the offering to the Standby Purchasers, we propose to sell 5.0 million shares of our common stock, at a price of $1.00 per share, the same price as shares will be sold to all persons in the Offering. If the Offering closes, the gross proceeds from the sales to the Standby Purchasers would be $5.0 million. All purchasers of common stock in the Offering, including the Standby Purchasers, will receive, without additional charge, one Warrant to purchase one additional share of common stock, at a purchase price of $1.00 per share, for each four shares of common stock purchased.
Background
As described above under “Background to the Proposals — Regulatory Enforcement Actions” the Bank has been directed by the Regulator to raise its Tier 1 core capital and total risk-based capital ratios to 8% and 12%, respectively, by September 30, 2011. As a result of this requirement, the Bank may not be deemed to be “well-capitalized” under applicable regulations. The Bank Cease and Desist Order also provides that if the Bank fails to meet this requirement at any time after September 30, 2011, within 15 days thereafter it must prepare a written contingency plan detailing actions to be taken, with specific time frames, providing for (i) a merger with another federally insured depository institution or holding company thereof, or (ii) voluntary liquidation. We expect to engage in the Offering in order to raise equity capital to improve the Bank’s capital position and satisfy this requirement of the Bank Cease and Desist Order and to retain additional capital at the Company for general corporate purposes.
In connection with the Standby Issuance, we will issue and sell 5.0 million shares of our common stock to the Standby Purchasers at a purchase price of $1.00 per share. The issuance of shares of common stock to the Standby Purchasers requires stockholder approval as the number of shares of common stock to be issued to the Standby Purchasers exceeds 20% of the Company’s common stock outstanding prior to such transaction.
Our Board of Directors intends to raise capital through the Rights Offering to give our current stockholders the opportunity to limit ownership dilution from the Standby Issuance to the Standby Purchasers by allowing our current stockholders to buy additional shares of common stock. However, due to current market conditions, individual investment decisions of our stockholders and other factors, there is no guarantee that a rights offering to existing stockholders will raise sufficient capital to meet the capital targets established by the Regulator. As a result, the Board of Directors expects to conduct a concurrent offering of common stock to the public to attempt to ensure that we will raise sufficient capital in the Offering.

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The Stock Offerings
The Rights Offering. We intend to distribute to the record holders of our common stock non-transferable subscription rights to subscribe for and purchase shares of our common stock, subject to approval of the Amendment and the Standby Issuance as described in this proxy statement. Depending on the number of shares subscribed for in the Rights Offering, we may also offer shares to the public in a concurrent public offering. All purchasers of common stock in the Offering will receive, without charge, one warrant to purchase one additional share of common stock, at a purchase price of $1.00 per share, for each four shares of common stock purchased. This proxy statement is not an offer to sell or the solicitation of an offer to buy shares of our common stock or any other securities, including the rights or any shares of common stock issuable upon exercise of the rights. Offers and sales of common stock issuable upon exercise of the rights will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933 and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus. In connection with the Rights Offering, we intend to file a registration statement with the SEC but as of the date of this proxy statement, no registration statement has been filed or declared effective.
The Standby Issuance. We have entered into Standby Purchase Agreements with the Standby Purchasers, pursuant to which we have agreed to sell and the Standby Purchasers have agreed to purchase from us, newly issued shares of our common stock on a standby basis in connection with the Standby Issuance. We have agreed to issue and sell 5.0 million shares of our common stock to the Standby Purchasers. The Standby Purchasers’ commitments are subject to certain conditions as set forth in the Standby Purchase Agreements, including stockholder approval of the Amendment and the Standby Issuance. The price per share paid by the Standby Purchasers for such common stock will be $1.00 per share, which is the price to be paid by our stockholders in the Rights Offering and by the public in the public portion of the Offering. In the event of an over-subscription for shares in the Rights Offering, the Standby Purchasers will be entitled to purchase the full 5.0 million shares and orders in the Rights Offering will be cut back as will be more fully described in the prospectus for the Rights Offering.
Principal Effects on Outstanding Common Stock
The issuance of shares to the Standby Purchasers will have no effect on the current rights of holders of our common stock under Delaware law, including without limitation, voting rights, rights to dividend payments and rights upon liquidation. Other than pursuant to the stock subscription rights to be distributed to our stockholders pursuant to the Rights Offering, holders of our shares of common stock are not entitled to preemptive rights with respect to any shares that may be issued. Under Delaware law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Standby Issuance and we will not independently provide our stockholders with any such rights.
The issuance of shares of our common stock in the Offering would dilute, and thereby reduce, each existing stockholder’s proportionate ownership interest in our shares of common stock (other than stockholders who purchase sufficient shares of our common stock in the Rights Offering to maintain their proportionate ownership interest). The issuance of such shares at less than the then-existing market price would likely reduce the price per share of shares held by existing stockholders. The issuance of such shares at less than the then-existing book value per share would dilute the book value per share of the common stock held by each existing stockholder. It is possible that some of the shares we sell in the Offering will be to one or more stockholders such that each of those stockholders individually or as part of a group acting in concert, could acquire over 5% of our common stock. This would concentrate voting power in the hands of a few stockholders who could exercise greater influence on our operations or the outcome of matters put to a vote of stockholders. One existing stockholder currently holds in excess of 10% of our outstanding common stock and three existing stockholders currently hold in excess of 5% of our outstanding common stock. See “Beneficial Ownership of Common Stock by Certain Beneficial Owners and Management and Related Stockholder Matters.”
Although we cannot determine what the actual net proceeds will be from the sale of the shares of common stock in the Offering until the Offering is completed, we estimate that the aggregate gross proceeds from the Offering will be between $22.5 million and $30 million. We intend to use the proceeds of the Offering to invest in the Bank to improve its regulatory capital position, comply with the capital requirements of the Bank Cease and Desist Order and for general corporate purposes. Any remaining proceeds not invested in the Bank will be retained by the Company for general corporate purposes. If we raise aggregate gross proceeds from the Offering close to the maximum of the range, we may consider redeeming a portion of the Series A Preferred Shares.
Reasons for Requesting Stockholder Approval
Under Nasdaq rules, we are required to obtain approval from our stockholders in order to sell or issue shares of our common stock in a non-public offering in an amount equal to 20% or more of the current outstanding shares of our common stock for a price less than the greater of book or market value of such shares of common stock. We are not required to seek stockholder approval of the Rights Offering to our existing stockholders. However, because we have agreed to sell a number of shares equal to more than 20% of our current outstanding shares of common stock in the Standby Issuance to the Standby Purchasers at a price that is less than the greater of the book or current market value of such shares, we are seeking stockholder approval before completing the sale to the Standby Purchasers.

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Stockholder approval of this proposal does not require us to conduct a sale of shares to existing stockholders or any other persons. Accordingly, if stockholders approve this proposal, we may sell shares of our common stock in any manner that we choose without receiving further stockholder approval, subject to the limitations set forth above (including the maximum number of shares to be sold, the price at which shares will be sold and other restrictions imposed by Nasdaq listing requirements). Similarly, because we are not requesting stockholder approval of the Rights Offering to existing stockholders, we may conduct a rights offering to our existing stockholders even if we do not receive stockholder approval of this Proposal 2.
Consequences if this Proposal is Not Approved by the Stockholders
If the stockholders do not approve the sale of a number of shares equal to more than 20% of our outstanding shares of common stock in the Standby Issuance, it is unlikely that we will be able to raise sufficient capital to meet the levels directed by the Regulator in the Bank Cease and Desist Order. In such event, the Company and the Bank could become subject to adverse regulatory consequences, which could include a requirement that the Bank seek a merger partner or a voluntary liquidation. Such action by the Regulator could have a negative effect on the Company’s business and financial condition and the value of its common stock. The Company and the Bank could also become subject to other supervisory actions by the Regulator if we are unable to achieve compliance with the requirements of the Bank Cease and Desist Order and the Company Cease and Desist Order or if market conditions were to deteriorate to such an extent that the equity capital the Company raised in the Offering proved to be insufficient for our needs. See “Background to the Proposals — Risk Factors — Risks Relating to Proposals 1 and 2.”
Recommendation
The Board of Directors believes that the Standby Issuance is in the best interest of the stockholders of the Company. The Board of Directors recommends a vote “FOR” the proposal to allow the sale to the Standby Purchasers of a number of shares of common stock equal to more than 20% of the Company’s outstanding shares of common stock pursuant to the Standby Purchase Agreements.
PROPOSAL 3 — THE REVERSE SPLIT
Our Board of Directors proposes to amend our Certificate of Incorporation to affect the Reverse Split. The specific ratio for the Reverse Split will range from 1-for-2 to 1-for-5, as selected by the Board of Directors following stockholder approval of the Reverse Split. If this proposal is approved, the Board of Directors may, in its discretion, implement a Reverse Split using any one of the ratios included in this proposal. The Board of Directors may also determine in its discretion not to proceed with the Reverse Split. The Reverse Split would take place shortly following completion of the Offering and completion of the Recapitalization. In determining which, if any, of the nine alternative reverse stock split ratios to implement, the Board of Directors may consider, among other things, factors such as:
•	the historical trading price and trading volume of the common stock;
•	the then prevailing trading price and trading volume of the common stock and the anticipated impact of the reverse stock split on the trading market for the common stock;
•	our ability to continue our listing on Nasdaq;
•	which of the alternative reverse split ratios would result in the greatest overall reduction in our administrative costs; and
•	prevailing general market and economic conditions.
By way of example, assuming the Reverse Split is approved by our stockholders and our Board of Directors selects a 1-for-3 ratio, if a stockholder currently holds 6,000 shares of our common stock before the Reverse Split, this stockholder would own 2,000 shares after the Reverse Split.
The Company does not expect the Reverse Split to have any economic effect on the stockholders, Warrant holders or option holders, except to the extent the Reverse Split will result in fractional shares being cashed out or Warrants being rounded down as described below.

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If the Reverse Split is approved by our stockholders but the Amendment and the Standby Issuance are not both approved by stockholders, the Board of Directors will use its best judgment in determining whether to affect the Reverse Split. The Board of Directors will make this determination taking into consideration the factors set forth above.
Purpose of the Reverse Split
The primary purpose of the Reverse Split is to increase the likelihood that the Company can remain eligible to have its common stock listed on Nasdaq. Nasdaq requires that companies maintain a bid price for their common stock of $1.00 or greater. The bid price for the Company’s common stock has fallen below this minimum in the past, but has recovered and we have been able to maintain our listing on Nasdaq. On July 13, 2011 the Company received notice from Nasdaq that it does not comply with the minimum bid price requirement for continued listing on Nasdaq. The Company has until January 9, 2012 to regain compliance with this requirement. The proposed Reverse Split is intended to raise the bid price of the Company’s common stock to a level well above the $1.00 per share minimum.
Effect on Authorized but Unissued Shares of Common Stock
We are currently authorized to issue up to 12 million shares of common stock. If stockholders approve the Amendment, we would be authorized to issue up to 50 million shares of common stock. The number of authorized shares of common stock will not be proportionately reduced in the Reverse Split. By reducing the number of the Company’s issued and outstanding shares, the Reverse Split would have the effect of creating additional authorized and unissued shares of common stock. By way of example, if there were 30 million shares of common stock outstanding and 20 million available authorized but unissued shares before a 1-for-3 reverse stock split, after the reverse stock split there would be 10 million outstanding shares and 40 million authorized but unissued shares of common stock. The Company has no current plans to issue any of the additional authorized shares resulting from the Reverse Split. However, the additional authorized shares could be issued by the Company without a vote of the stockholders. To the extent that additional shares of common stock are issued in the future, they may decrease existing stockholders’ percentage equity ownership and could be dilutive to the voting rights of existing stockholders. Further, the Company has not proposed the Reverse Split with the intention of using the resulting authorized and unissued shares for anti-takeover purposes, but the Company would be able to use the additional shares to oppose a hostile attempt or delay or prevent changes in control or management of the Company.
Effect on Outstanding Stock Options and Warrants
Proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and Warrants entitling the holders thereof to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for these options and Warrants upon exercise of the options and Warrants immediately preceding the Reverse Split.
Effect on Par Value
The proposed amendment to the Company’s Certificate of Incorporation to affect the Reverse Split will not affect the par value of the Company’s common stock, which will remain at $0.01 per share.
Reduction in Stated Capital
As a result of the Reverse Split, the stated capital on the Company’s balance sheet attributable to common stock, which consists of the par value per share of the Company’s common stock multiplied by the aggregate number of shares of common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Split. Correspondingly, the additional paid-in capital account, which consists of the difference between the Company’s stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the Company’s common stock, will be credited with the amount by which the stated capital is reduced. The Company’s stockholders’ equity, in the aggregate, will remain unchanged.
Procedure for Affecting the Reverse Split; Exchange of Stock Certificates
If our stockholders approve the Reverse Split and the Board of Directors determines to affect the Reverse Split, we intend to file a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, shortly following completion of the Offering and the Recapitalization. After the filing and effectiveness of the amendment, shares of our common stock issued and outstanding (“Old Shares”) will be converted into fully paid and nonassessable share of our common stock (“New Shares”) at the reverse stock split ratio selected by the Board of Directors. Warrants will be adjusted proportionately, rounded down and no fractional Warrants will be issued. Holders of any fractional shares that result from the Reverse Split will receive cash in lieu of these fractional shares. The text of the amendment to effect the Reverse Split will be in substantially the form attached hereto as Exhibit A.

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Upon the effectiveness of the Reverse Split, the Company intends to treat shares held by stockholders through a bank, broker, custodian or other nominee (i.e. stockholders who hold in street name) in the same manner as registered stockholders whose shares are registered in their names. Brokers, banks and other nominees will be instructed to affect the Reverse Split for their beneficial holders holding shares of our common stock in street name. However, these brokers, banks and other nominees may have different procedures than registered stockholders for processing the Reverse Split and making payment for fractional shares. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their brokers, banks or other nominees.
Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent, which will serve as the Company’s exchange agent in effecting the exchange of certificates following the effectiveness of the Reverse Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the exchange agent in exchange for certificates representing the appropriate number of whole shares of our post-Reverse Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until the stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal and evidence of ownership of the Old Certificates as the Company may require, to the exchange agent.
STOCKHOLDERS SHOULD NOT FORWARD THEIR OLD CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL, AND THEY SHOULD ONLY SEND IN THEIR OLD CERTIFICATES WITH THE LETTER OF TRANSMITTAL.
No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of our common stock that they are entitled to as a result of the Reverse Split. Until surrendered, the Company will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of our post-Reverse Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If a stockholder is entitled to a payment in lieu of any fractional share, this payment will be made as described below under “— Fractional Shares and Odd Lots.” Warrants will be adjusted automatically in the event of a Reverse Split.
Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of our common stock outstanding after the Reverse Split as that stockholder did immediately prior to the Reverse Split. The text of the form of the amendment to our Certificate of Incorporation attached to this proxy statement is subject to modification to include changes as may be required by the Office of the Secretary of State of the State of Delaware and as our Board of Directors deems necessary and advisable to affect the Reverse Split.
Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of our common stock under the Exchange Act. Our common stock will continue to be listed on the Nasdaq Capital Market under the symbol “CFBK”, although the letter “D” will be added to the end of the trading symbol for a period of 20 trading days after the Reverse Split to indicate that a reverse stock split has occurred. See “Background to the Proposals—The Reverse Split.”
After the Reverse Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described above.
Fractional Shares and Odd Lots
The Company will not issue fractional shares with respect to the Reverse Split. In lieu of a fraction of a share of common stock, each stockholder who otherwise would have been entitled to a fraction of a share shall be paid cash (without interest and subject to applicable withholding taxes) in an amount determined by the Board of Directors to be the fair value of the fraction of a share as of the effective time of the Reverse Split. No stockholder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share interest. The Company’s stockholder list shows that some of our outstanding common stock is registered in the names of clearing agencies and broker nominees. Because the Company does not know the number of shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, the Company cannot predict with certainty the number of fractional shares that will result from the Reverse Split or the total number of additional shares that would be issued as a result of fractional shares. However, the Company does not expect that the amount will be material. The Company does not expect the Reverse Split to result in a significant reduction in the number of record holders. The Company presently does not intend to seek any change in its status as a reporting company for federal securities law purposes, either before or after the Reverse Split. If approved, the Reverse Split will result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

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If a stockholder who holds shares in certificated form is entitled to payment in lieu of any fraction of a share, the stockholder will receive a check as soon as practicable following the effectiveness of the Reverse Split and after the stockholder has submitted an executed transmittal letter and surrendered all Old Certificates. If a stockholder who holds shares in book-entry form is entitled to a payment in lieu of any fraction of a share, the stockholder will receive a check as soon as practicable after the effectiveness of the Reverse Split without need for further action by the stockholder. Those stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee should contact their bank, broker, custodian or other nominee for information on the treatment and processing of factional shares by their bank, broker, custodian or other nominee. By signing and cashing a check, stockholders will warrant that they owned the shares of our common stock for which they received payment. The cash payment to be made in lieu of issuing fractional shares is subject to applicable federal and state income tax and state abandoned property laws. Stockholders will not be entitled to receive interest for the period of time between the effectiveness of the Reverse Split and the date payment is received.
Possible Effects of Approving the Proposed Reverse Split
While one effect of the proposed Reverse Split may be to increase the price of our common stock, there can be no assurance that the total market capitalization of our common stock after the proposed Reverse Split will be equal to or greater than the total market capitalization before the proposed Reverse Split or that the per share market price of our common stock following the Reverse Split will remain higher than the current per share market price. There can be no assurance that the market price per share of the New Shares after the Reverse Split will rise or remain constant in proportion to the reduction in the number of the Old Shares outstanding before the Reverse Split. For example, based on the closing market price of our common stock on September 6, 2011 of $0.75 per share, there can be no assurance that the post-Reverse Split market price of our common stock will be $0.75 per share or greater. Accordingly, the total market capitalization of our common stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of our common stock following the Reverse Split may not remain higher than the market price prior to the proposed Reverse Split.
If our stockholders approve the Reverse Split, our Board of Directors will have the ability to issue additional shares of our common stock without further vote of our stockholders, except as provided under Delaware law or under the rules of any securities exchange on which shares of our common stock are then issued. Holders of our common stock have no preemptive or similar rights, which means that current and future holders of our common stock do not and will not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership thereof. The issuance of additional shares of our common stock would decrease the proportionate equity interest of our current stockholders and, depending upon the price paid for such additional shares, could result in dilution to our current stockholders. The issuance of additional shares of our common stock could also depress the market price of our common stock.
Possible Effects of NOT Approving the Proposed Reverse Split
If our stockholders do not approve the Reverse Split, it is possible that our common stock will not continue to be eligible for listing on Nasdaq. If our stockholders approve the Amendment and the Standby Issuance, we intend to attempt to complete the Offering and the Recapitalization regardless of whether we receive approval of the Reverse Split.
No Dissenter’s Rights
Under Delaware law, our stockholders are not entitled to dissenter’s rights with respect to the proposed approval of the Reverse Split, and we will not independently provide our stockholders with any such right.
Federal Income Tax Consequences of the Reverse Split
The following is a summary of important tax considerations of the Reverse Split. It addresses only stockholders who hold the pre-Reverse Split shares and post-Reverse Split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-Reverse Split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-Reverse Split shares as qualified small business stock within the meaning of Section 1202 of the Code, stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre- Reverse Split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Split. Each Stockholder is Advised to Consult His or Her Own Tax Advisor as to the Tax Consequences of the Reverse Split on His or Her Own Situation.

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U.S. Holders. The discussion in this section is addressed to “U.S. holders.” A U.S. holder is a beneficial owner of our common stock who for U.S. federal income tax purposes is (a) a citizen or resident of the United States, (b) a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States or any state or political subdivision thereof, (c) a trust that (i) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more United States persons to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person, or (d) an estate that is subject to U.S. federal income tax on its income regardless of its source. The Reverse Split should be treated as a tax-free recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to the receipt of cash in lieu of fractional shares, no gain or loss will be recognized by a stockholder on account of the Reverse Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.
Cash in lieu of fractional shares. A U.S. holder who receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Split will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss will be long term capital gain or loss if the U.S. holder’s holding period for our common stock surrendered exceeded one year at the effective time of the Reverse Split. The deductibility of capital losses is subject to limitation under the Internal Revenue Code.
U.S. Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the Reverse Split in the case of certain U.S. holders. In addition, U.S. holders will be subject to backup withholding (at the current applicable rate of 28%) on the payment of this cash if they do not provide proof of an applicable exemption or furnish their taxpayer identification number and otherwise comply with all applicable requirements of the applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.
Non-U.S. Holders. The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder is a beneficial owner of our common stock who is a foreign corporation or a non-resident alien individual. Generally, non-U.S. holders will not recognize gain or loss for U.S. income tax purposes on account of the Reverse Split.
Cash in lieu of fractional shares. A non-U.S. holder will not recognize gain or loss for U.S. federal income tax purposes with respect to cash received in lieu of a fractional share provided that (a) the gain or loss is not effectively connected with the conduct of a trade or business in the United States by such non-U.S. holder (or, if certain income tax treaties apply, is not attributable to the non-U.S. holder’s permanent establishment in the United States), (b) with respect to a non-U.S. holder who is an individual, the non-U.S. holder is present in the United States for less than 183 days in the taxable year of the Reverse Split and other conditions are met, and (c) the non-U.S. holder complies with certain certification requirements.
U.S. Information Reporting and Backup Withholding Tax. In general, backup withholding and information reporting will not apply to a payment of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the Reverse Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

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Recommendation
The Board of Directors unanimously recommends a vote “For” the proposal to grant discretionary authority to the Company’s Board of Directors to amend the Company’s Certificate of Incorporation to affect a reverse stock split of the Company’s common stock in a specific ratio ranging from 1-for-2 to 1-for-5, as selected by the Company’s Board of Directors.
PROPOSAL 4 — THE ADJOURNMENT
In the event there are not sufficient votes at the time of the Special Meeting to approve the Amendment, the Standby Issuance or the Reverse Split, our Board of Directors may propose to adjourn the Special Meeting to a later date or dates in order to permit the solicitation of additional proxies. Pursuant to Delaware law, the Board of Directors is not required to fix a new record date to determine the stockholders entitled to vote at the adjourned meeting. If the Board of Directors does not fix a new record date, it is not necessary to give any notice of the time and place of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken. If a new record date is fixed, notice of the adjourned meeting shall be given as in the case of an original meeting.
In order to permit proxies that have been received by us at the time of the Special Meeting to be voted for an adjournment, if necessary, we have submitted the Adjournment to you as a separate matter for your consideration. If approved, the Adjournment will authorize the holder of any proxy solicited by our Board of Directors to vote in favor of adjourning the Special Meeting and any later adjournments. If our stockholders approve the Adjournment, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the other proposals, including the solicitation of proxies from our stockholders who have previously voted against the other proposals. Among other things, approval of the Adjournment could mean that, even if proxies representing a sufficient number of votes against the proposals relating to the Amendment, the Standby Issuance or the Reverse Split have been received, we could adjourn the Special Meeting without a vote on any of those proposals and seek to convince the holders of those shares to change their votes to votes in favor of the proposals.
Board Recommendation
The Board of Directors unanimously recommends that you vote “FOR” the approval of the adjournment of the special meeting, if necessary.

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BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth, as of the voting record date, certain information as to the common stock beneficially owned by each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding common stock.

	Amount and
	Nature of	Percent of
	Beneficial	Common Stock
Name and Address of Beneficial Owner	Ownership	Outstanding

MacNealy Hoover Investment Management, Inc.(1) Harry C.C. MacNealy 200 Market Avenue North, Suite 200 Canton, OH 44702	454,605	11.0%

Uni Capital LP(2) Uni Capital GP LLC Reid S. Buerger 7111 Valley Green Road Fort Washington, PA 19304	409,784	9.9%

Wellington Management Company, LLP(3) 75 State Street Boston, MA 02109	333,088	8.1%

United States Department of the Treasury(4) 1500 Pennsylvania Avenue, NW Washington, DC 20220	336,568	7.5%

(1)	Based on information contained in a statement on Schedule 13G dated April 14, 2011 and filed April 19, 2011, MacNealy Hoover Investment Management, Inc. has shared voting power and shared investment power over 454,605 shares of the outstanding common stock of the Company. A provision in the Company’s Certificate of Incorporation eliminates the ability of any beneficial owner of more than 10% of the Company’s outstanding common stock to vote any shares in excess of this 10% limit.

(2)	Based on information contained in a statement on Schedule 13D/A dated March 25, 2010 and filed March 25, 2010, this group has sole voting power and sole investment power over 409,784 shares of the outstanding common stock of the Company.

(3)	Based on information contained in a statement on Schedule 13G/A dated December 31, 2007 and filed February 14, 2008, Wellington Management Company, LLP has shared voting power over 251,388 shares of the outstanding common stock of the Company and shared investment power over 333,088 shares of the outstanding common stock of the Company.

(4)	Represents the warrant for 336,568 shares of common stock of the Company acquired by Treasury in connection with its purchase of shares of Series A Preferred Stock of the Company in TARP. The Treasury may exercise the warrant and may sell the warrant or the underlying warrant shares anytime before December 15, 2018. Treasury has agreed not to vote the warrant shares, but that agreement would not apply to any subsequent holder.

24

Security Ownership of Directors and Executive Officers
The following table sets forth information as of the voting record date with respect to the number of shares of Company common stock considered to be owned by each director of the Company, by each executive officer named in the Summary Compensation Table of the annual meeting proxy statement, and by all directors and executive officers of the Company as a group. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

	Amount and
	Nature of	Percent of
	Beneficial	Common Stock
Name	Ownership	Outstanding
Jerry F. Whitmer, Chairman of the Board, Director(1)	12,400	0.3%
Jeffrey W. Aldrich, Director(1)(2)	29,996	0.7%
Thomas P. Ash, Director(1)(3)	30,878	0.7%
William R. Downing, Director(1)(4)	38,592	0.9%
Gerry W. Grace, Director(1)(5)	51,707	1.3%
Eloise L. Mackus, Chief Executive Officer, General Counsel and Secretary(6)	74,500	1.8%
Therese A. Liutkus, President, Treasurer and Chief Financial Officer(7)	62,500	1.5%
Corey D. Caster, Vice President, Mortgage Division, CFBank(8)	2,640	0.1%
All directors and executive officers as a group (10 persons)(9)	318,463	7.5%

(1)	Includes 4,400 shares which may be acquired by exercising stock options within 60 days.

(2)	Includes 23,322 shares owned by Jean Aldrich, Mr. Aldrich’s spouse.

(3)	Includes 20,000 shares that Mr. Ash has pledged as security.

(4)	Includes 16,192 shares owned by R.H. Downing, Inc., which is 100% owned by Mr. Downing, and 10,000 shares owned by Mary Downing Trust, of which Mr. Downing is trustee.

(5)	Includes 2,790 shares owned by Janet Grace, Mr. Grace’s spouse.

(6)	Includes 10,000 shares awarded to Ms. Mackus pursuant to the Company’s equity compensation plans which have not yet vested, but as to which she may provide voting recommendations. Includes 38,250 shares which may be acquired by exercising stock options within 60 days.

(7)	Includes 10,000 shares awarded to Ms. Liutkus pursuant to the Company’s equity compensation plans which have not yet vested, but as to which she may provide voting recommendations. Includes 35,500 shares which may be acquired by exercising stock options within 60 days.

(8)	Includes 340 shares which may be acquired by exercising stock options within 60 days. Mr. Caster resigned as of July 1, 2011.

(9)	Includes 20,000 shares awarded to all directors and executive officers as a group pursuant to the Company’s equity compensation plans which have not yet vested, but as to which they may provide voting recommendations. Includes 107,840 shares which may be acquired by exercising stock options within 60 days.

25

STOCKHOLDER PROPOSALS
If a stockholder desires to have a proposal included in the Company’s proxy statement and form of proxy for the 2012 annual meeting of stockholders, the proposal must conform to the requirements of the Securities Exchange Act of 1934 Rule 14a-8 and other applicable proxy rules and interpretations of the Securities and Exchange Commission concerning the submission and content of proposals and must be received by the Company, at 2923 Smith Road, Fairlawn, Ohio 44333, prior to the close of business on December 21, 2011.
The Company’s Bylaws provide an advance notice procedure for a stockholder to properly bring business before an annual meeting of stockholders. For business to be properly brought before an annual meeting by a stockholder the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Corporate Secretary of the Company. To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive offices of the Company not less than 90 days prior to the date of the annual meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice to the Corporate Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business; (iii) the class and number of shares of the Company’s capital stock that are beneficially owned by such stockholder; and (iv) any material interest of such stockholder in such business.
Assuming that the 2012 annual meeting of stockholders is held on the third Thursday of May, 2012, as has been the Company’s recent practice, and that such date is announced at least 100 days in advance, a stockholder’s proposal for that meeting must be received by the Company at 2923 Smith Road, Fairlawn, Ohio 44333, not later than the close of business on February 8, 2012 in order to be considered timely. If any proposal is received after that date, it will be considered untimely, and the persons named in the proxies solicited by the Board of Directors of the Company may exercise discretionary voting power with respect to that proposal.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we may file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov.
INCORPORATION BY REFERENCE OF FINANCIAL STATEMENTS AND RELATED INFORMATION
The SEC allows us to “incorporate by reference” into this proxy statement other documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement.
Our Audited Consolidated Financial Statements (including Notes thereto) are incorporated by reference from Items 8 and 15(a)(1) of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Management’s Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2010 is incorporated by reference from Item 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Information regarding changes in and disagreements with our accountants on accounting and financial disclosure is incorporated by reference from Item 9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Information regarding quantitative and qualitative disclosures about market risk is incorporated by reference from Item 7A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Information regarding our Financial Information contained in Part I of our Quarterly Report on Form 10-Q is incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011. The form of Standby Purchase Agreement is incorporated by reference from our Current Report on Form 8-K dated August 11, 2011.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 and the form of Standby Purchase Agreement contained in our Current Report on Form 8-K dated August 11, 2011 is included in the materials sent to you with this proxy statement. In addition, you can obtain a copy of these materials from the SEC at its website, www.sec.gov. Further, upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of these materials. Written requests should be directed to Eloise L. Mackus, Chief Executive Officer, General Counsel and Secretary, Central Federal Corporation, 2923 Smith Road, Fairlawn, Ohio, 44333.

26

CAUTIONARY AND FORWARD-LOOKING STATEMENTS
Cautionary Statement
The issuance of the securities in the transactions described in this proxy statement have not yet been registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws. This proxy statement shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.
Forward-Looking Statements
This proxy statement, including the financial and other information required to be disclosed herein, may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 and are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about the anticipated success of the Recapitalization, anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as “will likely result,” “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of these words and similar expressions are intended to identify these forward-looking statements. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. These statements are neither statements of historical fact nor guarantees or assurances of future performance.
Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: inability to complete the Recapitalization contemplated by the Standby Purchase Agreements; management’s ability to effectively execute the Company’s and the Bank’s business plan and regulatory compliance plans; inability to raise additional capital on acceptable terms, or at all; inability to achieve the higher minimum capital ratios required by the Bank Cease and Desist Order; inability of the Company to receive dividends from the Bank and to satisfy obligations as they become due; regulatory enforcement actions to which the Company and the Bank are currently, and may in the future be subject; costs and effects of legal and regulatory developments, and the results of regulatory examinations or reviews; changes in capital classification; the impact of current economic conditions and the Company’s results of operations on its ability to borrow additional funds to meet its liquidity needs; local, regional, national and international economic conditions and events and the impact they may have on the Company and its customers; changes in the economy affecting real estate values; inability to attract and retain deposits; changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in the financial performance and/or condition of the Bank’s borrowers; effect of additional provision for loan losses; long-term negative trends in the Company’s market capitalization; continued listing of the Company’s common stock on Nasdaq; effects of any changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, cost of funds, securities market and monetary fluctuations; continued volatility in the credit and equity markets and its effect on the general economy; effect of changes in laws and regulations (including laws concerning banking, taxes and securities) with which the Company and its subsidiaries must comply; and effect of changes in accounting policies and practices. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2010. The Company cautions that the foregoing factors are not exclusive.
Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, whether as a result of new information, future developments or otherwise, except as may be required by law.

27

EXHIBITS

Exhibit A.	Text of the amendment to effect the Reverse Split.

Exhibit B.	Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Exhibit C.	Quarterly Report on Form 10-Q for the six months ended June 30, 2011.

Exhibit D.	Form of Standby Purchase Agreement contained in the Current Report on Form 8-K dated August 11, 2011.

28

Exhibit A
CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION, AS AMENDED
OF CENTRAL FEDERAL CORPORATION
Pursuant to Section 242 of
the General Corporation Law of the
State of Delaware
CENTRAL FEDERAL CORPORATION, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST: Upon effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Certificate of Incorporation, as amended, of the Corporation, each [ 2, 3, 4 or 5 ] shares of the Corporation’s Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time will automatically be reclassified into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock will be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests, upon receipt by the Corporation’s transfer agent of the stockholder’s properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (i) the closing per share price of the Common Stock on the NASDAQ Stock Market as of the close of business on the business day immediately preceding the Effective Time, by (ii) the number of shares of Common Stock that would have been exchanged for the fractional share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), will thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate will have been combined, subject to the elimination of fractional share interests as described above.
SECOND: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. A special meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on October 20, 2011, at which meeting the necessary number of shares were voted in favor of the proposed amendment. The stockholders of the Corporation duly adopted this Certificate of Amendment.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [                    ] day of [                    ], 2011.

CENTRAL FEDERAL CORPORATION

By:

Name:
Title:

Exhibit B

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-K

☑	ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the Fiscal Year Ended December 31, 2010

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from                      to
Commission File Number: 0-25045
CENTRAL FEDERAL CORPORATION.
(Exact name of registrant as specified in its charter)

Delaware	34-1877137
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

2923 Smith Road, Fairlawn, Ohio	44333
(Address of Principal Executive Offices)	(Zip Code)
(330) 666-7979
(Registrant’s Telephone Number, Including Area Code)
Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $.01 per share	Nasdaq® Capital Market
(Title of Class)	(Name of Exchange on which Registered)
Securities registered pursuant to Section 12(g) of the Exchange Act: None
Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act YES ☐ NO ☑
Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act YES ☐ NO ☑
Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES ☑ NO ☐
Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (Section 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files.) YES ☑ NO ☐
Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (Section 229.405 of this chapter) is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). YES ☐ NO ☑
The aggregate market value of the voting and non-voting common equity of the registrant held by non-affiliates as of June 30, 2010 was $5.3 million based upon the closing price as reported on the Nasdaq® Capital Market for that date.
As of March 15, 2011, there were 4,127,798 shares of the registrant’s Common Stock outstanding.
DOCUMENTS INCORPORATED BY REFERENCE
Portions of the registrant’s Rule 14a-3(b) Annual Report to Stockholders for its fiscal year ended December 31, 2010, which was filed with the Securities and Exchange Commission (the Commission) on or about March 30, 2011, and its Proxy Statement for the 2011 Annual Meeting of Stockholders to be held on May 19, 2011, which was filed with the Commission on or about March 30, 2011, are incorporated herein by reference into Parts II and III, respectively, of this Form 10-K.

Forward-Looking Statements
Statements in this Form 10-K and in other communications by the Company, as defined below, that are not statements of historical fact are forward-looking statements which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to: (1) projections of revenues, income or loss, earnings or loss per common share, capital structure and other financial items; (2) plans and objectives of the Company, as defined below, management or Boards of Directors; (3) statements regarding future events, actions or economic performance; and (4) statements of assumptions underlying such statements. Words such as “estimate,” “strategy,” “may,” “believe,” “anticipate,” “expect,” “predict,” “will,” “intend,” “plan,” “targeted,” and the negative of these terms, or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Various risks and uncertainties may cause actual results to differ materially from those indicated by our forward-looking statements. The following factors could cause such differences:
•
a continuation of current high unemployment rates and difficult economic conditions or adverse changes in general economic conditions and economic conditions in the markets we serve, any of which may affect, among other things, our level of nonperforming assets, charge-offs, and provision for loan loss expense;

•	changes in interest rates that may reduce net interest margin and impact funding sources;
•	our ability to maintain sufficient liquidity to continue to fund our operations;
•	changes in market rates and prices, including real estate values, which may adversely impact the value of financial products including securities, loans and deposits;
•	the possibility of other-than-temporary impairment of securities held in the Company’s securities portfolio;
•
results of examinations of the Company and Bank by the regulators, including the possibility that the regulators may, among other things, require the Company to increase its allowance for loan losses or write-down assets;

•
the uncertainties arising from the Company’s participation in the Troubled Asset Relief Program (TARP) Capital Purchase Program, including the impacts on employee recruitment and retention and other business and practices, and uncertainties concerning the potential redemption by us of the United States Department of the Treasury’s (U.S. Treasury’s) preferred stock investment under the program, including the timing of, regulatory approvals for, and conditions placed upon, any such redemption;

•	changes in tax laws, rules and regulations;
•
various monetary and fiscal policies and regulations, including those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation (FDIC), the Office of the Controller of the Currency (OCC) and the Office of Thrift Supervision (OTS);

•	competition with other local and regional commercial banks, savings banks, credit unions and other non-bank financial institutions;
•	our ability to grow our core businesses;
•	technological factors which may affect our operations, pricing, products and services;
•	unanticipated litigation, claims or assessments; and
•	management’s ability to manage these and other risks.
Forward-looking statements are not guarantees of performance or results. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. The Company believes it has chosen these assumptions or bases in good faith and that they are reasonable. We caution you, however, that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material. The forward-looking statements included in this report speak only as of the date of the report. We undertake no obligation to publicly release revisions to any forward-looking statements to reflect events or circumstances after the date of such statements, except to the extent required by law.

3

PART I

Item 1.	Business.
General
Central Federal Corporation (the Holding Company), which was formerly known as Grand Central Financial Corp., was organized as a Delaware corporation in September 1998 as the holding company for CFBank in connection with CFBank’s conversion from a mutual to stock form of organization. CFBank is a community-oriented savings institution which was originally organized in 1892, and was formerly known as Central Federal Savings and Loan Association of Wellsville and more recently as Central Federal Bank. As used herein, the terms “we,” “us,” “our” and the “Company” refer to Central Federal Corporation and its subsidiaries, unless the context indicates to the contrary. As a savings and loan holding company, we are subject to regulation by the OTS. Central Federal Capital Trust I (the Trust), a wholly owned subsidiary of the Holding Company, was formed in 2003 to raise additional funding for the Company. The Holding Company is not considered the primary beneficiary of this trust (variable interest entity), therefore, the trust is not consolidated in the Company’s financial statements, but rather the subordinated debentures are shown as a liability. Ghent Road, Inc., a wholly owned subsidiary of the Holding Company, was formed in 2006 and owns land adjacent to CFBank’s Fairlawn, Ohio office. Smith Ghent LLC, a wholly owned subsidiary of the Holding Company, owns the office building and land in Fairlawn which is leased to CFBank. The Holding Company previously was a one-third owner in Smith Ghent LLC and acquired the remaining two-thirds interest on October 6, 2009. Currently, we do not transact material business other than through CFBank. At December 31, 2010, assets totaled $275.2 million and stockholders’ equity totaled $16.0 million.
CFBank is a community-oriented financial institution offering a variety of financial services to meet the needs of the communities we serve. Our business model emphasizes personalized service, clients’ access to decision makers, solution-driven lending and quick execution, efficient use of technology and the convenience of online internet banking, mobile banking, remote deposit, corporate cash management and telephone banking. We attract retail and business deposits from the general public and use the deposits, together with borrowings and other funds, primarily to originate commercial and commercial real estate loans, single-family and multi-family residential mortgage loans and home equity lines of credit. We also invest in consumer loans, construction and land loans and securities. In 2003, we began originating more commercial, commercial real estate and multi-family mortgage loans than in the past as part of our expansion into business financial services. The majority of our customers are small businesses, small business owners and consumers. Revenues are derived principally from the generation of interest and fees on loans originated and, to a lesser extent, interest and dividends on securities. Our primary sources of funds are retail and business deposit accounts and certificates of deposit, brokered certificates of deposit and, to a lesser extent, principal and interest payments on loans and securities, Federal Home Loan Bank (FHLB) advances, other borrowings and proceeds from the sale of loans. Our principal market area for loans and deposits includes the following Ohio counties: Summit County through our office in Fairlawn, Ohio; Franklin County through our office in Worthington, Ohio; and Columbiana County through our offices in Calcutta and Wellsville, Ohio. We originate commercial and conventional real estate loans and business loans primarily throughout Ohio.

4

Market Area and Competition
Our primary market area is a competitive market for financial services and we face competition both in making loans and in attracting deposits. Direct competition comes from a number of financial institutions operating in our market area, many with a statewide or regional presence, and in some cases, a national presence. Many of these financial institutions are significantly larger and have greater financial resources than we do. Competition for loans and deposits comes from savings institutions, mortgage banking companies, commercial banks, credit unions, brokerage firms and insurance companies.
Lending Activities
Loan Portfolio Composition. The loan portfolio consists primarily of commercial, commercial real estate and multi-family mortgage loans and, to a lesser degree, mortgage loans secured by single-family residences and consumer loans. At December 31, 2010, gross loans receivable totaled $200.5 million and decreased $38.6 million, or 16.1%, from $239.1 million at December 31, 2009. Commercial, commercial real estate and multi-family mortgage loans totaled $156.8 million and represented 78.2% of the gross loan portfolio at December 31, 2010 compared to 76.2% of the gross loan portfolio at December 31, 2009 and 76.7% at December 31, 2008. The increase in the percentage of commercial, commercial real estate and multi-family mortgage loans in the portfolio during the current year was due to a decline in the overall loan portfolio as a result of management’s decision to reduce the origination of loans in response to the continued uncertainty with the economy and to prudently manage the Company’s capital. Commercial, commercial real estate and multi-family mortgage loan balances decreased $23.3 million, or 13.1%, during 2010. Portfolio single-family residential mortgage loans totaled $25.6 million and represented 12.8% of total gross loans at year-end 2010 and 2009 and 12.1% at year-end 2008. The remainder of the portfolio consisted of consumer loans, which totaled $18.1 million, or 9.0% of gross loans receivable at year-end 2010.
The types of loans originated are subject to federal and state laws and regulations. Interest rates charged on loans are affected by the demand for such loans, the supply of money available for lending purposes and the rates offered by competitors. In turn, these factors are affected by, among other things, economic conditions, fiscal policies of the federal government, monetary policies of the Federal Reserve Board and legislative tax policies.

5

The following table sets forth the composition of the loan portfolio in dollar amounts and as a percentage of the portfolio at the dates indicated.

	At December 31,
	2010		2009		2008		2007		2006
		Percent		Percent		Percent		Percent		Percent
	Amount	of Total	Amount	of Total	Amount	of Total	Amount	of Total	Amount	of Total
	(Dollars in thousands)
Real estate mortgage loans:
Single-family	$23,273	11.61%	$29,578	12.37%	$28,737	12.07%	$29,569	12.68%	$29,973	16.05%
Multi-family	35,308	17.61%	37,788	15.81%	41,541	17.45%	43,673	18.73%	47,153	25.24%
Construction (1)	4,919	2.45%	5,811	2.43%	3,068	1.29%	6,164	2.65%	4,454	2.38%
Commercial real estate	80,725	40.26%	96,854	40.51%	97,015	40.76%	90,193	38.68%	43,335	23.20%

Total real estate mortgage loans	144,225	71.93%	170,031	71.12%	170,361	71.57%	169,599	72.74%	124,915	66.87%

Consumer loans:
Home equity loans	968	0.48%	1,159	0.48%	633	0.27%	601	0.26%	860	0.46%
Home equity lines of credit	16,316	8.14%	19,023	7.96%	19,804	8.31%	18,726	8.03%	21,879	11.71%
Automobile	98	0.05%	4,943	2.07%	5,151	2.17%	7,962	3.41%	6,465	3.46%
Other	724	0.36%	1,040	0.43%	1,007	0.42%	960	0.41%	784	0.42%

Total consumer loans	18,106	9.03%	26,165	10.94%	26,595	11.17%	28,249	12.11%	29,988	16.05%

Commercial loans	38,194	19.04%	42,897	17.94%	41,087	17.26%	35,311	15.15%	31,901	17.08%

Total loans receivable	200,525	100.00%	239,093	100.00%	238,043	100.00%	233,159	100.00%	186,804	100.00%

Less:
Allowance for loan losses	(9,758)		(7,090)		(3,119)		(2,684)		(2,109)

Loans receivable, net	$190,767		$232,003		$234,924		$230,475		$184,695

(1)
Construction loans include single-family real estate loans of $2,324, $1,056, $180, $1,434, and $429 at December 31, 2010, 2009, 2008, 2007, and 2006, commercial real estate loans of $2,595, $4,755, $2,871, $4,730, and $3,788 at December 31, 2010, 2009, 2008, 2007, and 2006; and multi-family real estate loans of $237 in 2006. Loan balances at December 31, 2010, 2009 and 2008 are reported at the recorded investment, which includes accrued interest. Loan balances at December 31, 2008 and 2007 do not include accrued interest.

6

Loan Maturity. The following table shows the remaining contractual maturity of the loan portfolio at December 31, 2010. Demand loans and other loans having no stated schedule of repayments or no stated maturity are reported as due within one year. The table does not include potential prepayments or scheduled principal amortization.

	At December 31, 2010
	Real Estate		Commercial	Total Loans
	Mortgage Loans(1)	Consumer Loans	Loans	Receivable
	(Dollars in thousands)
Amounts due:
Within one year	$23,734	$859	$23,366	$47,959

After one year:
More than one year to three years	13,346	805	4,061	18,212
More than three years to five years	19,231	221	3,080	22,532
More than five years to 10 years	60,706	264	6,748	67,718
More than 10 years to 15 years	7,682	4,859	838	13,379
More than 15 years	19,526	11,098	101	30,725

Total due after 2011	120,491	17,247	14,828	152,566

Total amount due	$144,225	$18,106	$38,194	$200,525

(1)	Real estate mortgage loans include single-family, multi-family and commercial real estate loans and construction loans.
The following table sets forth at December 31, 2010, the dollar amount of total loans receivable contractually due after December 31, 2011, and whether such loans have fixed interest rates or adjustable interest rates.

	Due after December 31, 2011
	Fixed	Adjustable	Total
	(Dollars in thousands)

Real estate mortgage loans(1)	$47,523	$72,968	$120,491
Consumer loans	1,253	15,994	17,247
Commercial loans	5,277	9,551	14,828

Total loans	$54,053	$98,513	$152,566

(1)	Real estate mortgage loans include single-family, multi-family and commercial real estate loans and construction loans.
Origination of Loans. Lending activities are conducted through our offices. In 2003, we began originating commercial, commercial real estate and multi-family mortgage loans and expanded into business financial services in the Fairlawn and Columbus, Ohio, markets.

7

CFBank participates in various loan programs offered by the Small Business Administration (SBA) enabling us to provide our customers and small business owners in our markets with access to funding to support their businesses, as well as reduce credit risk associated with these loans. Individual loans include SBA guarantees of up to 90%. SBA loans totaled $6.3 million at December 31, 2010 and increased from $3.0 million at December 31, 2009 and $1.1 million at December 31, 2008. We also participate in the State of Ohio’s GrowNOW program, which provides small business borrowers with a 3% interest rate reduction on small business loans funded through deposits from the State of Ohio at CFBank. At December 31, 2010, loans outstanding under the GrowNOW program totaled $2.0 million compared to $2.2 million at December 31, 2009 and $1.4 million at December 31, 2008.
Commercial, commercial real estate and multi-family loans are predominantly adjustable rate loans, although we offer both fixed rate and adjustable rate loans. Fixed rates are generally limited to three to five years. CFBank also accommodates borrowers who desire fixed rate loans for longer than three to five years by utilizing interest rate swaps to protect the related fixed rate loans from changes in value due to changes in interest rates. See Note 19 to the Consolidated Financial Statements.
A majority of our single-family mortgage loan originations are fixed-rate loans. Current originations of long-term, fixed-rate single-family mortgages are generally sold rather than retained in portfolio in order to minimize investment in long-term, fixed-rate assets that have the potential to expose the Company to long-term interest rate risk. Although we currently expect that most of our long-term, fixed-rate mortgage loan originations will continue to be sold, primarily on a servicing-released basis, a portion of these loans may be retained for portfolio within our interest rate risk and profitability guidelines.
Single-Family Mortgage Lending. A significant lending activity has been the origination of permanent conventional mortgage loans secured by single-family residences located within and outside of our primary market area. Loan originations are obtained from our loan officers and their contacts with the local real estate industry, existing or past customers, members of the local communities, and to a lesser extent through telemarketing and purchased leads. We offer both fixed-rate and adjustable-rate mortgage (ARM) loans with maturities generally up to 30 years, priced competitively with current market rates. We offer several ARM loan programs with terms of up to 30 years and interest rates that adjust with a maximum adjustment limitation of 2.0% per year and a 6.0% lifetime cap. The interest rate adjustments on ARM loans currently offered are indexed to a variety of established indices and these loans do not provide for initial deep discount interest rates. We do not originate option ARM loans.
The volume and types of single-family ARM loan originations are affected by market factors such as the level of interest rates, consumer preferences, competition and the availability of funds. In recent years, demand for single-family ARM loans has been weak due to consumer preference for fixed-rate loans as a result of the low interest rate environment. Consequently, our origination of ARM loans on single-family residential properties has not been significant as compared to our origination of fixed-rate loans.
We currently sell substantially all of the single-family mortgage loans that we originate on a servicing released basis. All single-family mortgage loans sold are underwritten according to Federal Home Loan Mortgage Corporation (Freddie Mac) or Federal National Mortgage Association (Fannie Mae) guidelines, or are underwritten directly by the investor. A high volume of residential mortgage originations is a key component for profitability in this part of our business. We are in the process of achieving direct endorsed underwriter status, a designation by the Department of Housing and Urban Development that will allow us to offer loans insured by the Federal Housing Authority (FHA). For the year ended December 31, 2010, single-family mortgage loans originated for sale totaled $79.6 million, and increased $13.6 million, or 20.6%, compared to $66.0 million in 2009. The increase in mortgage loan production was due to continued low mortgage interest rates through 2010, which resulted from the Federal Reserve Board reducing interest rates to historically low levels in the fourth quarter of 2008, and the success of CFBank’s staff of mortgage loan originators in increasing this business despite the depressed condition of the housing market. The volume of refinance activity, which is very sensitive to market mortgage interest rates, may be a significant factor that impacts the level of residential originations in 2011. If market mortgage rates increase or the housing market deteriorates further, mortgage production, and resultant gains on sales of loans, could decrease. The Dodd-Frank Wall Street Reform and Consumer Protection Act ( the Dodd-Frank Act) contains provisions which limit the methods of compensation for mortgage loan originators and this may impact the Company as a result of loan origination professionals’ decisions about whether to remain in the industry.

8

At December 31, 2010, portfolio single-family mortgage loans totaled $23.3 million, or 11.6% of total loans. Our policy is to originate single-family residential mortgage loans for portfolio in amounts up to 85% of the lower of the appraised value or the purchase price of the property securing the loan, without requiring private mortgage insurance. Loans in excess of 85% of the lower of the appraised value or purchase price of the property securing the loan require private mortgage insurance. Mortgage loans generally include due-on-sale clauses which provide us with the contractual right to deem the loan immediately due and payable in the event the borrower transfers ownership of the property without our consent.
Portfolio single-family ARM loans, which totaled $9.6 million, or 41.1% of the single-family mortgage loan portfolio at December 31, 2010, generally pose credit risks not inherent in fixed-rate loans, primarily because as interest rates rise, the borrowers’ payments rise, increasing the potential for default. Periodic and lifetime caps on interest rate increases help to reduce the credit risks associated with ARM loans, but also limit the interest rate sensitivity of such loans. CFBank requires that all ARM loans held in the loan portfolio have payments sufficient to amortize the loan over its term, and the loans do not have negative principal amortization.
Commercial Real Estate and Multi-Family Residential Mortgage Lending. Origination of commercial real estate and multi-family residential mortgage loans had been a significant lending activity since 2003, when we expanded into business financial services in the Fairlawn and Columbus, Ohio, markets. Management decreased the origination of these loan types in 2010 in response to continued weak economic conditions impacting the financial strength of borrowers and market values of collateral underlying these types of loans, and the related increased risk characteristics and adverse credit-related performance of CFBank’s existing commercial real estate and multi-family residential loan portfolios. Commercial real estate and multi-family residential mortgage loans decreased $18.6 million in 2010 and totaled $116.0 million, or 57.9% of gross loans, at December 31, 2010. We anticipate that commercial real estate and multi-family residential mortgage lending activities and loan balances may continue to decrease in the near term as a result of the recessionary economic conditions which began in 2008 and continued through 2010. Future lending activities are subject to a number of conditions including, but not limited to, the capital position of CFBank, the general economy, the performance of existing loans and the availability of appropriate funding sources.
We originate commercial real estate loans that are secured by properties used for business purposes, such as manufacturing facilities, office buildings or retail facilities. We originate multi-family residential mortgage loans that are secured by apartment buildings, condominiums, and multi-family residential houses. Commercial real estate and multi-family residential mortgage loans are secured by properties generally located in our primary market area.
Underwriting policies provide that commercial real estate and multi-family residential mortgage loans may be made in amounts up to 75% of the lower of the appraised value or purchase price of the property. An independent appraisal of the property is required on all loans greater than or equal to $250,000. In underwriting commercial real estate and multi-family residential mortgage loans, we consider the appraised value and net operating income of the property, the debt service ratio and the property owner’s and/or guarantor’s financial strength, expertise and credit history. We offer both fixed and adjustable rate loans. Fixed rates are generally limited to three to five years, at which time they convert to adjustable rate loans. CFBank also accommodates borrowers who desire fixed rate loans for longer than three to five years by utilizing interest rate swaps to protect the related fixed rate loans from changes in value due to changes in interest rates. See Note 19 to the Consolidated Financial Statements. Adjustable rate loans are tied to various market indices and generally adjust monthly or annually. Payments on both fixed and adjustable rate loans are based on 15 to 25 year amortization periods.

9

Commercial real estate and multi-family residential mortgage loans are generally considered to involve a greater degree of risk than single-family residential mortgage loans. Because payments on loans secured by commercial real estate and multi-family residential properties are dependent on successful operation or management of the properties, repayment of commercial real estate and multi-family residential mortgage loans may be subject to a greater extent to adverse conditions in the real estate market or the economy. As with single-family residential mortgage loans, adjustable rate commercial real estate and multi-family residential mortgage loans generally pose credit risks not inherent in fixed-rate loans, primarily because as interest rates rise, the borrowers’ payments rise, increasing the potential for default. Additionally, adjustable rate commercial real estate and multi-family residential mortgage loans generally do not contain periodic and lifetime caps on interest rate changes. We seek to minimize the additional risk presented by adjustable rate commercial real estate and multi-family residential mortgage loans through underwriting criteria that require such loans to be qualified at origination with sufficient debt coverage ratios under increasing interest rate scenarios.
Commercial real estate and multi-family residential mortgage loans also have larger loan balances to single borrowers or groups of related borrowers compared to single-family residential mortgage loans. Some of our borrowers also have more than one commercial real estate or multi-family residential mortgage loan outstanding with us. Additionally, some loans may be collateralized by junior liens. Consequently, an adverse development involving one or more loans or credit relationships can expose us to significantly greater risk of loss compared to an adverse development involving a single-family residential mortgage loan. We seek to minimize and mitigate these risks through underwriting policies which require such loans to be qualified at origination on the basis of the property’s income and debt coverage ratio and the financial strength of the property owners and/or guarantors.
Commercial Lending. Origination of commercial loans has been a significant lending activity since 2003, when we expanded into business financial services in the Fairlawn and Columbus, Ohio, markets. Management decreased the origination of commercial loans in 2010 in response to continued weak economic conditions impacting the financial strength of companies requesting financing, and the increased risk characteristics and adverse credit-related performance of the existing commercial loan portfolio. Commercial loan balances decreased $4.7 million, or 11.0%, in 2010 and totaled $38.2 million, or 19.1% of gross loans, at December 31, 2010. We anticipate that commercial lending activities may continue to decrease in the near term as a result of the recessionary economic conditions which began in 2008 and continued through 2010. Future commercial lending activities are subject to a number of conditions including, but not limited to, the capital position of CFBank, the general economy, the performance of existing loans and the availability of appropriate funding sources.
We make commercial loans primarily to businesses. Those loans are generally secured by business equipment, inventory, accounts receivable and other business assets. In underwriting commercial loans, we consider the net operating income of the company, the debt service ratio and the financial strength, expertise and credit history of the business owners and/or guarantors. We offer both fixed and adjustable rate commercial loans. Fixed rates are generally limited to three to five years. Adjustable rate loans are tied to various market indices and generally adjust monthly or annually.

10

Commercial loans are generally considered to involve a greater degree of risk than loans secured by real estate. Because payments on commercial loans are dependent on successful operation of the business enterprise, repayment of such loans may be subject to a greater extent to adverse conditions in the economy. We seek to mitigate these risks through underwriting policies which require such loans to be qualified at origination on the basis of the enterprise’s income and debt coverage ratio and the financial strength of the business owners and/or guarantors.
Adjustable rate commercial loans generally pose credit risks not inherent in fixed-rate loans, primarily because as interest rates rise, the borrowers’ payments rise, increasing the potential for default. Additionally, adjustable rate commercial loans generally do not contain periodic and lifetime caps on interest rate changes. We seek to minimize the additional risk presented by adjustable rate commercial loans through underwriting criteria that require such loans to be qualified at origination with sufficient debt coverage ratios under increasing interest rate scenarios.
Construction and Land Lending. To a lesser extent, we originate construction, land and land development loans in our primary market areas. Due to continued weak economic conditions impacting the financial strength and market values of collateral underlying these loans, management decreased the origination of construction and land loans in 2010. Construction loans are made to finance the construction of residential and commercial properties. Construction loans are fixed or adjustable-rate loans which may convert to permanent loans with maturities of up to 30 years. Our policies provide that construction loans may be made in amounts up to 75% of the appraised value of the property, and an independent appraisal of the property is required. Loan proceeds are disbursed in increments as construction progresses and as inspections warrant, and regular inspections are required to monitor the progress of construction. Land development loans generally do not exceed 65% of the actual cost or current appraised value of the property, whichever is less. Loans on raw land generally do not exceed 65% of the actual cost or current appraised value of the property, whichever is less.
Construction and land financing is considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property’s value at completion of construction or development compared to the estimated cost (including interest) of construction. If the estimate of value proves to be inaccurate, we may be confronted with a project, when completed, having a value which is insufficient to assure full repayment. We attempt to reduce such risks on construction loans by requiring personal guarantees and reviewing current personal financial statements and tax returns as well as other projects of the developer. Construction loans totaled $4.9 million at December 31, 2010. Land loans totaled $5.9 million at December 31, 2010.
Consumer and Other Lending. The consumer loan portfolio generally consists of home equity lines of credit, automobile loans, home improvement loans and loans secured by deposits. At December 31, 2010, the consumer loan portfolio totaled $18.1 million, or 9.0% of gross loans receivable.
Home equity lines of credit comprise the majority of consumer loan balances and totaled $16.3 million at December 31, 2010. Home equity lines of credit include both purchased loans and loans we originated for our portfolio. In 2005 and 2006, we purchased home equity lines of credit collateralized by properties located throughout the United States. The outstanding balance of the purchased home equity lines of credit totaled $3.4 million at December 31, 2010.

11

We offer a variable rate home equity line of credit which we originate for our portfolio. The interest rate adjusts monthly at various margins above the prime rate of interest as disclosed in The Wall Street Journal. The margin is based on certain factors including the loan balance, value of collateral, election of auto-payment, and the borrower’s FICO® score. The amount of the line is based on the borrower’s credit, income and equity in the home. When combined with the balance of the prior mortgage liens, these lines generally may not exceed 89.9% of the appraised value of the property at the time of the loan commitment. The lines are secured by a subordinate lien on the underlying real estate and are, therefore, vulnerable to declines in property values in the geographic areas where the properties are located. Credit approval for home equity lines of credit requires income sufficient to repay principal and interest due, stability of employment, an established credit record and sufficient collateral for secured loans. Consumer loans typically have shorter terms and lower balances with higher yields as compared to real estate mortgage loans, but generally carry higher risks of default. Consumer loan collections are dependent on the borrower’s continuing financial stability, and thus are more likely to be affected by adverse personal circumstances.
The purchased home equity lines of credit present higher risk than the home equity lines of credit we originate for our portfolio. The purchased home equity lines of credit are collateralized by properties located throughout the United States, including geographic areas that have experienced significant declines in housing values, such as California, Florida and Virginia. The collateral values associated with certain loans in these states have declined by up to 60% since these loans were originated in 2005 and 2006, and as a result, some loan balances exceed collateral values. As the depressed state of the housing market and general economy has continued, we have experienced increased write-offs in the purchased portfolio. We continue to monitor collateral values and borrower FICO® scores and, when the situation warrants, have frozen the lines of credit.
Auto loan balances primarily represent remaining unpaid amounts on pools of loans purchased in 2005, 2006, 2007 and 2009. The remaining balance of these purchased auto loans, $4.3 million, was sold during 2010. We continue to originate a few automobile loans, primarily as a courtesy to our existing customers.
Delinquencies and Classified Assets. The Board of Directors monitors the status of all loans 30 days or more past due, past due statistics and trends for all loans on a monthly basis. Procedures with respect to resolving delinquencies vary depending on the nature and type of the loan and period of delinquency. In general, we make every effort, consistent with safety and soundness principles, to work with the borrower to have the loan brought current. If the loan is not brought current, it then becomes necessary to take legal action and/or repossess collateral.
We maintain an internal credit rating system and loan review procedures specifically developed to monitor credit risk for commercial, commercial real estate and multi-family residential loans. Internal loan reviews for these loan types are performed at least annually, and more often for loans with higher credit risk. Loan officers maintain close contact with borrowers between reviews. Adjustments to loan risk ratings are based on the reviews and at any time information is received that may affect risk ratings. Additionally, an independent review of commercial, commercial real estate and multi-family residential loans, which was performed at least annually prior to June 2010, is now performed semi-annually. Management uses the results of these reviews to help determine the effectiveness of the existing policies and procedures and to provide an independent assessment of our internal loan risk rating system.

12

Federal regulations and CFBank’s asset classification policy require use of an internal asset classification system as a means of reporting and monitoring assets. We have incorporated the OTS asset classifications as a part of our credit monitoring and internal loan risk rating system. Loans are classified into risk categories based on relevant information about the ability of borrowers to service their debt, such as current financial information, historical payment experience, credit documentation, public information and current economic trends, among other factors. Problem assets are classified as special mention, substandard, doubtful or loss, and the classifications are subject to review by the OTS. Assets designated as special mention, which are considered criticized assets, possess weaknesses that, if left uncorrected, may result in deterioration of the repayment prospects for the loan or of CFBank’s credit position at some future date. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. An asset considered doubtful has all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, condition and values, highly questionable and improbable. Assets considered loss are uncollectible and have so little value that their continuance as assets without the establishment of a specific loss allowance is not warranted.
See the section titled “Allowance for loan losses” in our 2010 Annual Report to Stockholders, attached as Exhibit 13.1 to this Form 10-K, for detailed information on criticized and classified loans as of December 31, 2010 and 2009.
Classified loans include all nonaccrual loans, which are discussed in further detail in the section titled “Nonperforming Assets”. In addition to nonaccrual loans, classified loans include the following loans that were identified as substandard assets, were still accruing interest at December 31, 2010, but exhibit weaknesses that could lead to nonaccrual status in the future. As substandard loans, these loans are characterized by the distinct possibility that some loss will be sustained if the deficiencies are not corrected. The loans have been identified as significant problem loans that are inadequately protected by the current net worth and paying capacity of the obligors or of the collateral pledged, if any. Only one of these loans was delinquent at December 31, 2010, and the delinquent payment was made in January 2011.

	Number of loans	Balance
		(Dollars in thousands)
Commercial	9	$3,250
Multi-family residential real estate	6	5,781
Commercial real estate	8	9,504

Total	23	$18,535

13

The following table sets forth information concerning delinquent loans in dollar amounts and as a percentage of the total loan portfolio. The amounts presented represent the total remaining balances of the loans rather than the actual payment amounts which are overdue. Loans shown as 90 days or more delinquent include nonaccrual loans, regardless of delinquency.

	December 31, 2010				December 31, 2009				December 31, 2008
	60-89 Days		90 Days or More		60-89 Days		90 Days or More		60-89 Days		90 Days or More
			Number		Number		Number		Number	Balance	Number
	Number	Balance	of	Balance	of	Balance	of	Balance	of	of	of	Balance
	of Loans	of Loans	Loans	of Loans	Loans	of Loans	Loans	of Loans	Loans	Loans	Loans	of Loans
	(Dollars in thousands)
Real estate loans:
Single-family	8	$444	3	$266	—	$—	6	$426	—	$—	3	$63
Multi-family	—	—	3	3,986	—	—	8	4,406	—	—	3	1,264
Commercial	—	—	5	3,550	2	515	15	6,864	1	530	1	347
Consumer loans:
Home equity lines of credit	1	54	2	161	—	—	5	1,307	—	—	1	60
Automobile	—	—	—	—	3	18	1	14	1	2	—	—
Other	1	31	1	10	3	4	—	—	1	1	1	32
Commercial loans	—	—	5	2,084	—	—	1	217	—	—	1	646

Total delinquent loans	10	$529	19	$10,057	8	$537	36	$13,234	3	$533	10	$2,412

Delinquent loans as a percent of total loans		.26%		5.02%		.22%		5.54%		.22%		1.01%

The table does not include delinquent loans less than 60 days past due. At December 31, 2010, 2009, and 2008 loans past due 30 to 59 days totaled $2,316, $4,000, and $1,070, respectively.

	December 31, 2007				December 31, 2006
	60-89 Days		90 Days or More		60-89 Days		90 Days or More
			Number		Number		Number
	Number	Balance	of	Balance	of	Balance	of	Balance
	of Loans	of Loans	Loans	of Loans	Loans	of Loans	Loans	of Loans
	(Dollars in thousands)
Real estate loans:
Single-family	—	$—	5	$332	—	$—	5	$288
Consumer loans:
Home equity lines of credit	—	—	1	146	—	—	—	—
Automobile	—	—	1	9	1	1	1	9
Commercial loans	—	—	1	1	2	509	—	—

Total delinquent loans	—	$—	8	$488	3	$510	6	$297

Delinquent loans as a percent of total loans		.00%		.21%		.27%		.16%

The table does not include delinquent loans less than 60 days past due. At December 31, 2007 and 2006, loans past due 30 to 59 days totaled $333 and $1,533, respectively.

14

Nonperforming Assets. The following table contains information regarding nonperforming loans and repossessed assets. CFBank’s policy is to stop accruing interest on loans 90 days or more past due unless the loan principal and interest are determined by management to be fully secured and in the process of collection. All interest accrued but not received for loans placed on nonaccrual is reversed against interest income.

	At December 31,
	2010	2009	2008	2007	2006
	(Dollars in thousands)
Nonaccrual loans:
Single-family real estate	$266	$426	$63	$235	$288
Multi-family real estate	3,986	4,406	1,264	—	—
Commercial real estate	3,550	6,864	—	—	—
Consumer	171	1,307	92	155	9
Commercial	2,084	217	646	1	—

Total nonaccrual loans	10,057	13,220	2,065	391	297
Loans past due 90 days or more and still accruing:
Single-family real estate	—	—	—	97	—
Commercial real estate	—	—	347	—	—
Consumer	—	14	—	—	—

Total nonperforming loans(1)	10,057	13,234	2,412	488	297
REO	3,509	—	—	86	—
Other foreclosed assets	1,000	—	—	—	—

Total nonperforming assets(2)	$14,566	$13,234	$2,412	$574	$297

Troubled debt restructurings (3)	839	1,310	—	—	—

Total nonperforming assets and troubled debt restructurings	$15,405	$14,544	$2,412	$574	$297

Nonperforming loans to total loans	5.02%	5.54%	1.01%	.21%	.16%
Nonperforming assets to total assets	5.29%	4.83%	.87%	.21%	.13%

(1)	Total nonperforming loans equal nonaccrual loans and loans past due 90 days or more and still accruing.

(2)	Nonperforming assets consist of nonperforming loans, REO and other foreclosed assets.

(3)
Troubled debt restructurings where customers have established a sustained period of repayment performance, loans are current according to their modified terms, and repayment of the remaining contractual payments is expected.

The increase in nonperforming loans in 2009 and 2010 as compared to prior years was primarily related to deterioration in the commercial, multi-family residential real estate, commercial real estate, and home equity lines of credit portfolios as a result of the sustained adverse economic conditions and its affect on collateral values and borrowers’ ability to make loan payments.
At December 31, 2010, nonaccrual loans included $4.5 million in troubled debt restructurings. For the year ended December 31, 2010, the amount of additional interest income that would have been recognized on nonaccrual loans, if such loans had continued to perform in accordance with their contractual terms, was approximately $420,000. There was no interest income recognized on nonaccrual loans in 2010.
At December 31, 2010, troubled debt restructurings included $700,000 in land loans and $139,000 in commercial loans, which were not included in nonperforming loans, where customers have established a sustained period of repayment performance, loans are current according to their modified terms, and repayment of the remaining contractual payments is expected. For the year ended December 31, 2010, the amount of additional interest income that would have been recognized on these troubled debt restructurings, if such loans had continued to perform in accordance with the original contract terms, was approximately $7,000. Interest income recognized on these troubled debt restructurings totaled $41,000 in 2010.

15

For information on real estate owned (REO) and other foreclosed assets, see the section titled “Foreclosed Assets.”
Allowance for Loan Losses (ALLL). The ALLL is a valuation allowance for probable incurred credit losses. The ALLL methodology is designed as part of a thorough process that incorporates management’s current judgments about the credit quality of the loan portfolio into a determination of the ALLL in accordance with generally accepted accounting principles and supervisory guidance. Management analyzes the adequacy of the ALLL quarterly through reviews of the loan portfolio, including: the nature and volume of the loan portfolio and segments of the portfolio; industry and loan concentrations; historical loss experience; delinquency statistics and the level of nonperforming loans; specific problem loans; the ability of borrowers to meet loan terms; an evaluation of collateral securing loans and the market for various types of collateral; various collection strategies; current economic condition, trends and outlook; and other factors that warrant recognition in providing for an adequate ALLL. See the section titled “Allowance for loan losses” in our 2010 Annual Report to Stockholders, attached as Exhibit 13.1 to this Form 10-K, for a detailed discussion of management’s methodology for determining the appropriate level of the ALLL.
The ALLL totaled $9.8 million at December 31, 2010 and increased $2.7 million, or 37.6%, from $7.1 million at December 31, 2009, and increased $6.6 million, or 212.9%, from $3.1 million at December 31, 2008. The ratio of the ALLL to total loans totaled 4.87% at December 31, 2010, compared to 2.97% at December 31, 2009, and 1.31% at December 31, 2008. The increase in the ALLL was due to continued adverse economic conditions affecting loan performance which resulted in continued high levels of nonperforming loans and loan charge-offs in 2009 and 2010.
We believe the ALLL is adequate to absorb probable incurred credit losses in the loan portfolio as of December 31, 2010; however, future additions to the allowance may be necessary based on factors including, but not limited to, further deterioration in client business performance, continued or deepening recessionary economic conditions, declines in borrowers’ cash flows, and market conditions which result in lower real estate values. Additionally, various regulatory agencies, as an integral part of their examination process, periodically review the ALLL. Such agencies may require additional provisions for loan losses based on judgments and estimates that differ from those used by management. Management continues to diligently monitor credit quality in the existing portfolio and analyze potential loan opportunities carefully in order to manage credit risk. An increase in the ALLL and loan losses could occur if economic conditions and factors which affect credit quality, real estate values and general business conditions worsen or do not improve.

16

The following table sets forth activity in the ALLL for the periods indicated.

	2010	2009	2008	2007	2006
	(Dollars in thousands)
ALLL, beginning of period	$7,090	$3,119	$2,684	$2,109	$1,495
Charge-offs:
Real estate mortgage loans:
Single-family	169	453	73	27	159
Multi-family	250	287	—	—	—
Commercial real estate	3,145	1,114	—	—	—
Consumer loans:
Home equity lines of credit	830	388	360	—	77
Automobile	50	17	61	15	66
Other	44	7	3	2	—
Commercial	1,677	3,998	—	—	—

Total charge-offs	6,165	6,264	497	44	302
Recoveries on loans previously charged off:
Real estate mortgage loans:
Single-family	51	18	4	72	53
Multi-family	47	—	—	—	—
Commercial real estate	99	5	—	—	—
Consumer loans:
Home equity lines of credit	10	3	—	—	—
Automobile	20	22	11	8	43
Commercial	128	295	—	—	—

Total recoveries	355	343	15	80	96
Net charge-offs (recoveries)	5,810	5,921	482	(36)	206
Provision for loan losses	8,468	9,928	917	539	820
Reclassification of ALLL on loan-related commitments	10	(36)	—	—	—

ALLL, end of period	$9,758	$7,090	$3,119	$2,684	$2,109

ALLL to total loans	4.87%	2.97%	1.31%	1.15%	1.13%
ALLL to nonperforming loans	97.03%	53.57%	129.31%	550.00%	710.10%
Net charge-offs (recoveries) to the ALLL	59.54%	83.51%	15.45%	-1.34%	9.77%
Net charge-offs (recoveries) to average loans	2.63%	2.47%	.20%	-.02%	.13%
Continuing adverse economic conditions and their effect on the housing market, collateral values, businesses and consumers’ ability to pay may increase the level of charge-offs in the future. Further or continuing weakness in the housing markets in geographic regions that have experienced the largest decline in housing values may negatively impact our purchased home equity lines of credit. Additionally, our commercial, commercial real estate and multi-family residential loan portfolios, where we have experienced an increase in delinquent and nonperforming assets and charge-offs, may be detrimentally affected by prolonged adverse economic conditions. Further decline in these portfolios could expose us to significant losses which could materially and adversely affect the Company’s earnings, capital and profitability.

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The following table sets forth the ALLL in each of the categories listed at the dates indicated and the percentage of such amounts to the total ALLL and loans in each category as a percent of total loans. Although the ALLL may be allocated to specific loans or loan types, the entire ALLL is available for any loan that, in management’s judgment, should be charged off.

	At December 31,
	2010			2009
		% of	Percent		% of	Percent
		Allowance	of Loans		Allowance	of Loans
		in each	in Each		in each	in Each
		Category	Category		Category	Category
		to Total	to Total		to Total	to Total
	Amount	Allowance	Loans	Amount	Allowance	Loans
	(Dollars in thousands)

Real estate loans:
Single-family	$241	2.47%	11.61%	$445	6.28%	12.37%
Multi-family	2,520	25.82%	17.61%	713	10.06%	15.81%
Commercial real estate	4,719	48.36%	40.26%	4,057	57.22%	40.51%
Construction	74	.76%	2.45%	134	1.89%	2.43%
Consumer loans:
Home equity lines of credit	303	3.11%	8.14%	886	12.50%	7.96%
Other	22	.23%	.89%	96	1.35%	2.98%
Commercial loans	1,879	19.25%	19.04%	759	10.70%	17.94%

Total ALLL	$9,758	100.00%	100.00%	$7,090	100.00%	100.00%

	At December 31,
	2008			2007			2006
		% of	Percent		% of	Percent		% of	Percent
		Allowance	of Loans		Allowance	of Loans		Allowance	of Loans
		in each	in Each		in each	in Each		in each	in Each
		Category	Category		Category	Category		Category	Category
		to Total	to Total		to Total	to Total		to Total	to Total
	Amount	Allowance	Loans	Amount	Allowance	Loans	Amount	Allowance	Loans
	(Dollars in thousands)

Single-family mortgage loans	$43	1.38%	12.07%	$86	3.20%	12.68%	$110	5.22%	16.05%
Consumer loans	142	4.55%	11.17%	46	1.72%	12.11%	53	2.51%	16.05%
Commercial, commercial real estate and multi-family mortgage loans	2,934	94.07%	76.76%	2,552	95.08%	75.21%	1,946	92.27%	67.90%

Total ALLL	$3,119	100.00%	100.00%	$2,684	100.00%	100.00%	$2,109	100.00%	100.00%

(1)	The information as provided for the years ended December 31, 2010 and 2009 was not available for the years ending December 31, 2008, 2007 and 2006.

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Foreclosed Assets
Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed. REO and other foreclosed assets totaled $4.5 million at December 31, 2010. There were no REO or other foreclosed assets at December 31, 2009. See the section titled “Foreclosed Assets” in our 2010 Annual Report to Stockholders, attached as Exhibit 13.1 to this Form 10-K, for information regarding foreclosed assets at December 31, 2010. The level of foreclosed assets may increase in the future as we continue our workout efforts related to nonperforming and other loans with credit issues.
Investment Activities
Federally chartered savings institutions have the authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies, certificates of deposit of insured banks and savings institutions, bankers’ acceptances and federal funds. Subject to various restrictions, federally chartered savings institutions may also invest their assets in commercial paper, municipal bonds, investment-grade corporate debt securities and mutual funds whose assets conform to the investments that a federally chartered savings institution is otherwise authorized to make directly.
The investment policy established by the Board of Directors is designed to provide and maintain adequate liquidity, generate a favorable return on investment without incurring undue interest rate and credit risk, and compliment lending activities. The policy provides authority to invest in U.S. Treasury and federal entity/agency securities meeting the policy’s guidelines, mortgage-backed securities and collateralized mortgage obligations insured or guaranteed by the United States government and its entities/agencies, municipal bonds and other investment instruments. At December 31, 2010, the securities portfolio totaled $28.8 million. At December 31, 2010, all mortgage-backed securities and collateralized mortgage obligations in the securities portfolio were insured or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae.
Management evaluates securities for other-than-temporary impairment (OTTI) at least on a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. See Note 1 and Note 2 to our Consolidated Financial Statements contained in our 2010 Annual Report to Stockholders, attached as Exhibit 13.1 to this Form 10-K, for a detailed discussion of management’s evaluation of securities for OTTI.

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The following table sets forth certain information regarding the amortized cost and fair value of securities at the dates indicated.

	2010		2009		2008
	Amortized		Amortized		Amortized
	Cost	Fair Value	Cost	Fair Value	Cost	Fair Value
	(Dollars in thousands)
Securities available for sale:
Issued by U.S. government-sponsored entities and agencies:
Mortgage-backed securities — residential	$1,884	$2,107	$5,171	$5,561	$6,671	$6,922
Collateralized mortgage obligations	26,242	26,691	13,551	14,030	16,349	16,628
Collateralized mortgage obligations issued by private issuers	—	—	1,635	1,650	—	—

Total securities available for sale	$28,126	$28,798	$20,357	$21,241	$23,020	$23,550

The following table sets forth information regarding the amortized cost, weighted average yield and contractual maturity dates of debt securities as of December 31, 2010.

			After One Year through		After Five Years through
	One Year or Less		Five Years		Ten Years		After Ten Years		Total
		Weighted		Weighted		Weighted		Weighted		Weighted
	Amortized	Average	Amortized	Average	Amortized	Average	Amortized	Average	Amortized	Average
	Cost	Yield	Cost	Yield	Cost	Yield	Cost	Yield	Cost	Yield
	(Dollars in thousands)
Securities available for sale:
Issued by U.S. government-sponsored entities and agencies:
Mortgage-backed securities — residential	$3	6.00%	$—	0.00%	$723	7.20%	$1,158	7.06%	$1,884	7.10%
Collateralized mortgage obligations	—	0.00%	1,444	2.47%	1,670	2.48%	23,128	3.06%	26,242	2.99%

Total securities available for sale	$3	6.00%	$1,444	2.47%	$2,393	3.91%	$24,286	3.25%	$28,126	3.27%

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Sources of Funds
General. Primary sources of funds are deposits, principal and interest payments on loans and securities, proceeds from sales of loans, borrowings, and funds generated from operations of CFBank. Contractual loan payments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general market interest rates and economic conditions and competition. Borrowings may be used on a short-term basis for liquidity purposes or on a long-term basis to fund asset growth or manage interest rate risk in accordance with asset/liability management strategies.
The Holding Company, as a savings and loan holding company, has more limited sources of liquidity than CFBank, and is significantly dependent on dividends from CFBank to provide the liquidity necessary to meet its obligations. Banking regulations limit the amount of dividends that may be paid to the Holding Company by CFBank without prior approval of the OTS. As of December 31, 2010, CFBank may pay no dividends to the Holding Company without OTS approval. Future dividend payments by CFBank to the Holding Company would be based on future earnings and OTS approval. In general, in addition to its existing liquid assets, sources of liquidity include funds raised in the securities markets through debt or equity offerings, dividends received from its subsidiaries or the sale of assets. Pursuant to an agreement with OTS effective May 2010, the Holding Company may not incur, issue, renew, redeem, or rollover any debt, or otherwise incur any additional debt, other than liabilities that are incurred in the ordinary course of business to acquire goods and services, without the prior non-objection of the OTS. Additionally, the Holding Company is not able to declare, make, or pay any cash dividends or any other capital distributions, or purchase, repurchase, or redeem, or commit to purchase, repurchase or redeem any Holding Company equity stock without the prior non-objection of the OTS. Pursuant to a notice from the OTS dated October 20, 2010, the Holding Company may not pay interest on debt or commit to do so without the prior, written non-objection of the OTS. The agreement with and notice from the OTS, however, do not restrict the Holding Company’s ability to raise funds in the securities markets through equity offerings.
See the section titled “Liquidity and Capital Resources” contained in our 2010 Annual Report to Stockholders, attached as Exhibit 13.1 to this Form 10-K, for additional information.
Deposits. CFBank offers a variety of deposit accounts with a range of interest rates and terms including savings accounts, retail and business checking accounts, money market accounts and certificates of deposit. Management regularly evaluates the internal cost of funds, surveys rates offered by competitors, reviews cash flow requirements for lending and liquidity and executes rate changes when necessary as part of its asset/liability management, profitability and liquidity objectives. Certificate of deposit accounts represent the largest portion of our deposit portfolio and totaled 55.1% of average deposit balances in 2010. The term of the certificates of deposit typically offered vary from seven days to five years at rates established by management. Specific terms of an individual account vary according to the type of account, the minimum balance required, the time period funds must remain on deposit and the interest rate, among other factors.
The flow of deposits is influenced significantly by general economic conditions, changes in money market rates, prevailing interest rates and competition. CFBank relies on competitive interest rates, customer service and relationships with customers to retain deposits. Accordingly, rates offered by competing financial institutions affect our ability to attract and retain deposits. Deposits are obtained predominantly from the areas in which CFBank offices are located.

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CFBank has been a participant in the Certificate of Deposit Account Registry Service® (CDARS), a network of banks that allows us to provide our customers with FDIC insurance coverage on certificate of deposit account balances up to $50 million. Customer balances in the CDARS program totaled $29.2 million at December 31, 2010 and decreased $7.9 million, or 21.3%, from $37.1 million at December 31, 2009. The decrease was due to customers seeking higher short-term yields than management was willing to offer in the CDARS program based on CFBank’s asset/liability management strategies. Although most of the certificate of deposit accounts are expected to be reinvested with CFBank, there is a risk that the CDARS account holders may not require the full FDIC coverage available through the CDARS program, and may select higher yielding investments outside of CFBank.
We consider brokered deposits to be a useful element of a diversified funding strategy and an alternative to borrowings. Management regularly compares rates on brokered certificates of deposit with other funding sources in order to determine the best mix of funding sources, balancing the costs of funding with the mix of maturities. CDARS deposits are considered brokered deposits by regulation. Brokered deposits, including CDARS deposits, totaled $68.0 million at December 31, 2010, $53.4 million at December 31, 2009 and $67.2 million at December 31, 2008. The increase in brokered deposits was based on CFBank’s asset/ liability management strategies to build on-balance-sheet liquidity and lock-in the cost of longer-term liabilities at low current market interest rates. Current regulatory restrictions limit an institution’s use of brokered deposits in situations where capital falls below well-capitalized levels and in certain situations where a well-capitalized institution is under a formal regulatory enforcement action. CFBank was not subject to these regulatory restrictions on the use of brokered deposits at December 31, 2010. CFBank was, however, subject to a $76.4 million limit on the amount of its brokered deposits as a result of a directive from the OTS dated April 6, 2010.
CFBank could raise additional deposits by offering above-market interest rates. Current regulatory restrictions limit an institution’s ability to pay above-market interest rates in situations where capital falls below well-capitalized levels or in certain situations where a well-capitalized institution is under a formal regulatory enforcement action. CFBank was not subject to regulatory restrictions on its ability to pay above-market interest rates at December 31, 2010.
Based on our historical experience with deposit retention, current retention strategies and participation in programs offering additional FDIC insurance protection, we believe that, although it is not possible to predict future terms and conditions upon renewal, a significant portion of existing deposits will remain with CFBank. Potential retail deposit outflows could occur should CFBank be subject to the limitations on brokered deposits and deposit pricing associated with below well-capitalized capital levels or a formal regulatory enforcement action.
Certificate accounts in amounts of $100,000 or more totaled $86.1 million at December 31, 2010, maturing as follows:

		Weighted
		Average
Maturity Period	Amount	Rate
	(Dollars in thousands)

Three months or less	$16,113	0.94%
Over 3 through 6 months	11,205	1.34%
Over 6 through 12 months	11,321	1.40%
Over 12 months	47,467	1.98%

Total	$86,106

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The following table sets forth the distribution of average deposit account balances for the periods indicated and the weighted average interest rates on each category of deposits presented. Averages for the periods presented are based on month-end balances.

	For the Year ended December 31,
	2010			2009			2008
		Percent			Percent			Percent
		of Total	Average		of Total	Average		of Total	Average
	Average	Average	Rate	Average	Average	Rate	Average	Average	Rate
	Balance	Deposits	Paid	Balance	Deposits	Paid	Balance	Deposits	Paid
	(Dollars in thousands)

Interest-bearing checking accounts	$11,171	4.78%	.15%	$10,650	4.92%	.21%	$11,399	5.66%	.49%
Money market accounts	61,959	26.52%	.99%	54,529	25.17%	1.58%	44,059	21.89%	2.41%
Savings accounts	11,050	4.73%	.10%	10,516	4.85%	.10%	10,322	5.13%	.33%
Certificates of deposit	128,772	55.11%	2.08%	124,743	57.57%	3.07%	121,715	60.47%	4.16%
Noninterest-bearing deposits:
Demand deposits	20,706	8.86%	—	16,243	7.49%	—	13,776	6.85%	—

Total average deposits	$233,658	100.00%	1.56%	$216,681	100.00%	2.36%	$201,271	100.00%	3.31%

The following table presents by various rate categories, the amount of certificate accounts outstanding at the dates indicated and the periods to maturity of the certificate accounts outstanding at December 31, 2010.

	Period to Maturity from December 31, 2010				At December 31,
	Less than One	One to Two	Two to	Over Three
	Year	Years	Three Years	Years	2010	2009	2008
	(Dollars in thousands)

Certificate accounts:
0 to 0.99%	$19,615	$2,252	$86	$—	$21,953	$21,136	$2,159
1.00 to 1.99%	40,311	20,768	3,837	466	65,382	32,130	11,628
2.00 to 2.99%	4,333	3,945	11,894	13,827	33,999	11,287	33,850
3.00 to 3.99%	2,685	177	34	141	3,037	19,908	33,297
4.00 to 4.99%	2,439	—	657	—	3,096	25,814	31,401
5.00% and above	513	206	110	499	1,328	2,158	18,915

Total certificate accounts	$69,896	$27,348	$16,618	$14,933	$128,795	$112,433	$131,250

Borrowings. As part of our operating strategy, FHLB advances are used as an alternative to retail and brokered deposits to fund operations. The advances are collateralized primarily by single-family and multi-family mortgage loans, securities, and to a lesser extent, commercial real estate loans and cash, and secondarily by CFBank’s investment in the capital stock of the FHLB of Cincinnati. FHLB advances are made pursuant to several credit programs, each of which has its own interest rate and range of maturities. The maximum amount that the FHLB will advance to member institutions fluctuates from time to time in accordance with the policies of the FHLB. FHLB advances totaled $23.9 million at December 31, 2010. Based on the collateral pledged and CFBank’s holdings of FHLB stock, CFBank was eligible to borrow up to a total of $24.7 million at year-end 2010.

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In addition to access to FHLB advances, CFBank has borrowing capacity available with the Federal Reserve Bank (FRB) through the Borrower in Custody program. The borrowings are collateralized by commercial and commercial real estate loans. Based on the collateral pledged, CFBank was eligible to borrow up to a total of $26.0 million at year-end 2010. There were no amounts outstanding from the FRB at December 31, 2010. CFBank also had $3.0 million available in an unsecured line of credit with a commercial bank at December 31, 2010. Interest on the line accrued daily and was variable based on the prime rate as published in the Wall Street Journal. There was no amount outstanding on this line of credit at December 31, 2010. The line was not renewed by the commercial bank in March 2011 due to the credit performance of CFBank’s loan portfolio and its effect on CFBank’s financial performance.
CFBank’s borrowing capacity may be negatively impacted by changes such as, but not limited to, further tightening of credit policies by the FHLB or FRB, further deterioration in the credit performance of CFBank’s loan portfolio or CFBank’s financial performance, a decline in the balance of pledged collateral, deterioration in CFBank’s capital below well-capitalized levels or certain situations where a well-capitalized institution is under a formal regulatory enforcement action. See the section titled “Liquidity and Capital Resources” contained in our 2010 Annual Report to Stockholders, attached as Exhibit 13.1 to this Form 10-K, for additional information.
See the section titled “Subordinated Debentures” contained in our 2010 Annual Report to Stockholders, attached as Exhibit 13.1 to this Form 10-K, for information regarding subordinated debentures issued by the Company in 2003.
The following table sets forth certain information regarding short-term borrowings at or for the periods ended on the dates indicated:

	At or for the Year ended December 31,
	2010	2009	2008
	(Dollars in thousands)
Short-term FHLB advances and other borrowings:
Average balance outstanding	$—	$597	$30,549
Maximum amount outstanding at any month-end during the period	—	2,065	36,950
Balance outstanding at end of period	—	2,065	5,850
Weighted average interest rate during the period	—	0.17%	1.77%
Weighted average interest rate at end of period	—	0.18%	0.54%
Subsidiary Activities
As of December 31, 2010, we maintained CFBank, Ghent Road, Inc., Smith Ghent LLC, and the Trust as wholly owned subsidiaries.
Personnel
As of December 31, 2010, the Company had 62 full-time and 12 part-time employees.

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Regulation and Supervision
Set forth below is a brief description of certain laws and regulations that apply to us. This description, as well as other descriptions of laws and regulations contained in this Form 10-K, is not complete and is qualified in its entirety by reference to the applicable laws and regulations.
Legislation is introduced from time to time in the United States Congress that may affect our operations. In addition, the regulations governing the Company and CFBank may be amended from time to time by the OTS, the FDIC, the Board of Governors of the Federal Reserve System or the SEC, as appropriate. The Dodd-Frank Act that was enacted on July 21, 2010 provides, among other things, for new restrictions and an expanded framework of regulatory oversight for financial institutions and their holding companies, including the Holding Company and CFBank. Under the new law, CFBank’s primary regulator, the OTS, will be eliminated, and CFBank will be subject to regulation and supervision by the OCC, which currently oversees national banks. In addition, beginning in 2011, all financial institution holding companies, including the Holding Company, will be regulated by the Board of Governors of the Federal Reserve System. This will result in federal capital requirements being imposed on the Holding Company and may result in additional restrictions on investments and other holding company activities. The law also creates a new consumer financial protection bureau that will have the authority to promulgate rules intended to protect consumers in the financial product and services market. The creation of this independent bureau could result in new regulatory requirements and raise the cost of regulatory compliance. In addition, new regulations mandated by the law could require changes in regulatory capital requirements, loan loss provisioning practices, and compensation practices and require holding companies to serve as a source of strength for their financial institution subsidiaries. Effective July 21, 2011, financial institutions may pay interest on demand deposits, which could increase our interest expense. We cannot determine the full impact of the new law on our business and operations at this time. Any legislative or regulatory changes in the future could adversely affect our operations and financial condition.
Central Federal Corporation. Central Federal Corporation is a savings and loan holding company subject to regulatory oversight by the OTS. The Holding Company is required to register and file reports with the OTS and is subject to regulation and examination by the OTS. In addition, the OTS has enforcement authority over us and any non-savings institution subsidiaries. In 2011, this regulatory oversight will be transferred to the Board of Governors of the Federal Reserve System. The Holding Company generally is not subject to activity restrictions. If the Holding Company acquired control of another savings institution as a separate subsidiary, it would become a multiple savings and loan holding company, and its activities and any of its subsidiaries (other than CFBank or any other savings institution) would generally become subject to additional restrictions. If CFBank fails the qualified thrift lender test described below, the Holding Company must obtain the approval of the OTS prior to continuing, directly or through other subsidiaries, any business activity other than those approved for multiple thrift holding companies or their subsidiaries. In addition, within one year of such failure the Holding Company must register as, and will become subject to, the restrictions applicable to bank holding companies. The activities authorized for a bank holding company are more limited than the activities authorized for a unitary or multiple thrift holding company.
CFBank. CFBank, as a federally chartered savings institution, is subject to regulation, periodic examination, enforcement authority and oversight by the OTS extending to all aspects of CFBank’s operations. As noted above, OTS oversight is to transfer to the OCC in 2011. CFBank also is subject to regulation and examination by the FDIC, which insures the deposits of CFBank to the maximum extent permitted by law. This regulation and supervision primarily is intended for the protection of depositors and not for the purpose of protecting stockholders.

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The investment and lending authority of federal savings institutions are prescribed by federal laws and regulations, and federal savings institutions are prohibited from engaging in any activities not permitted by such laws and regulations. In addition, all savings institutions, including CFBank, are required to maintain qualified thrift lender status to avoid certain restrictions on their operations. This status is maintained by meeting the OTS qualified thrift lender test, which requires a savings institution to have a designated level of thrift-related assets generally consisting of residential housing related loans and investments, thereby indirectly limiting investment in other assets. At December 31, 2010, CFBank met the test and has met the test since its effectiveness. If CFBank loses qualified thrift lender status, it becomes subject to national bank investment and activity limits.
The OTS regularly examines CFbank and prepares reports for the consideration of CFBank’s board of directors on any deficiencies that it may find in CFBank’s operations. When these examinations are conducted, the examiners may require CFBank to provide for higher general or specific loan loss reserves. CFBank’s relationship with its depositors and borrowers also is regulated to a great extent by both Federal and state laws, especially in such matters as the ownership of savings accounts and the form and content of CFBank’s mortgage requirements.
The OTS, as well as other federal banking agencies, has adopted guidelines establishing safety and soundness standards on such matters as loan underwriting and documentation, asset quality, earnings standards, internal controls and audit systems, interest rate risk exposure and compensation and employee benefits. Any institution which fails to comply with these standards must submit a compliance plan.
FDIC Regulation and Insurance of Accounts. CFBank’s deposits are insured up to the applicable limits by the FDIC, and such insurance is backed by the full faith and credit of the United States Government. Effective July 21, 2010, the basic deposit insurance level was increased to $250,000. As insurer, the FDIC imposes deposit insurance premiums and is authorized to conduct examinations of and to require reporting by FDIC-insured institutions. Our deposit insurance premiums for the year ended December 31, 2010 were $581,000. Those premiums have increased in recent years and may continue to increase due to strains on the FDIC deposit insurance fund due to the cost of large bank failures and the increase in the number of troubled banks.
In accordance with the Dodd-Frank Act, the FDIC has issued regulations setting insurance premium assessments effective April 2011 and payable in September 2011. The new premiums are based on an institution’s total assets minus its Tier 1 capital instead of its deposits. The intent of the new assessment calculations is not to substantially change the level of premiums paid, notwithstanding the use of assets as the calculation base instead of deposits. CFBank’s premiums continue to be based on its same assignment under one of four risk categories based on capital, supervisory ratings and other factors; however, the premium rates for those risk categories are revised to maintain similar premium levels under the new calculation as currently exist. If our risk category changes based on our supervisory rating (CAMELS rating), our premiums could increase substantially.
As a result of a decline in the reserve ratios (the ratio of the net worth of the deposit insurance fund to estimated insured deposits) and concerns about expected failure costs and available liquid assets in the deposit insurance fund, the FDIC required each insured institution to prepay on December 30, 2009, the estimated amount of its quarterly assessments for the fourth quarter of 2009 and all quarters through the end of 2012 (in addition to the regular quarterly assessment for the third quarter which was due on December 30, 2009). The prepaid amount is recorded as an asset with a zero risk weight and the institution will continue to record quarterly expense for deposit insurance. For purposes of calculating the prepaid amount, assessments are measured at the institution’s assessment rate as of September 30, 2009, with a uniform increase of 3 basis points effective January 1, 2011, and are based on the institution’s

26

assessment base for the third quarter of 2009, with growth assumed quarterly at an annual rate of 5%. If events cause actual assessments during the prepayment period to vary from the prepaid amount, institutions will pay excess assessments in cash, or receive a rebate of prepaid amounts not exhausted after collection of assessments due on January 13, 2013, as applicable. Collection of the prepayment does not preclude the FDIC from changing assessment rates or revising the risk-based assessment system in the future. The rule includes a process for exemption from the prepayment for institutions whose safety and soundness would be affected adversely. The FDIC estimates that the reserve ratio will reach the designated reserve ratio of 1.15% by 2017 as required by statute.
The FDIC also may prohibit any FDIC-insured institution from engaging in any activity that it determines by regulation or order to pose a serious risk to the deposit insurance fund. The FDIC also has the authority to initiate enforcement actions against CFBank and may terminate our deposit insurance if it determines that we have engaged in unsafe or unsound practices or are in an unsafe or unsound condition.
Regulatory Capital Requirements. CFBank is required to maintain a minimum level of regulatory capital. The OTS has established capital standards, including a leverage ratio or core capital requirement and a risk-based capital requirement applicable to savings institutions. The OTS also may impose capital requirements in excess of these standards on individual institutions on a case-by-case basis. See Note 18 to the Consolidated Financial Statements for information on CFBank’s compliance with these capital requirements.
The capital standards generally require core capital equal to at least 4.0% of adjusted total assets. Core capital consists of tangible capital plus certain intangible assets, including a limited amount of purchased credit card relationships. The OTS also requires savings institutions to have total capital of at least 8.0% of risk-weighted assets. Total capital consists of core capital, as defined above, and supplementary capital. Supplementary capital consists of certain permanent and maturing capital instruments that do not qualify as core capital and general valuation loan and lease loss allowances up to a maximum of 1.25% of risk-weighted assets. The OTS is also authorized to require a savings institution to maintain an additional amount of total capital to account for concentration of credit risk and the risk of non-traditional activities. In determining the amount of risk-weighted assets, all assets, including certain off-balance-sheet items, are multiplied by a risk weight, ranging from 0% to 100%, based on the risk inherent in the type of asset. From a policy perspective, due to increased nonperforming loans and depressed economic conditions, the OTS encouraged institutions to have capital in excess of these requirements (often 8% core and 12% risk-based capital) during 2010.
The OTS and the FDIC are authorized and, under certain circumstances, required to take actions against savings institutions that fail to meet their capital requirements. The OTS is generally required to restrict the activities of an “undercapitalized institution,” which is an institution with less than either a 4% core capital ratio, a 4% Tier 1 risk-based capital ratio or an 8.0% risk-based capital ratio. Any such institution must submit a capital restoration plan and, until such plan is approved by the OTS, may not increase its assets, acquire another institution, establish a branch or engage in any new activities, and generally may not make capital distributions.
Any savings institution that fails to comply with its capital plan or has a Tier 1 risk-based or core capital ratio of less than 3.0% or a risk-based capital ratio of less than 6.0% and is considered “significantly undercapitalized” must be made subject to one or more additional specified actions and operating restrictions which may cover all aspects of its operations and may include a forced merger or acquisition of the institution. An institution that becomes “critically undercapitalized” because it has a tangible capital ratio of 2.0% or less is subject to further restrictions on its activities in addition to those applicable to significantly undercapitalized institutions. In addition, the OTS must appoint a receiver, or conservator with the concurrence of the FDIC, for a savings institution, with certain limited exceptions, within 90 days after it becomes critically undercapitalized. Any undercapitalized institution is also subject to the general enforcement authority of the OTS and the FDIC, including the appointment of a conservator or a receiver.

27

The OTS is also generally authorized to reclassify an institution into a lower capital category and impose the restrictions applicable to such category if the institution is engaged in unsafe or unsound practices or is in an unsafe or unsound condition.
The imposition by the OTS or the FDIC of any of these measures on CFBank may have a substantial adverse effect on our operations and profitability.
Limitations on Dividends and Other Capital Distributions. OTS regulations impose various restrictions on distributions of capital, which include dividends, stock redemptions or repurchases, cash-out mergers and other transactions charged to the capital account.
Generally, for savings institutions such as CFBank, it is required that before and after the proposed distribution the institution remain well-capitalized. Savings institutions may make capital distributions during any calendar year equal to the greater of 100% of net income for the year-to-date plus retained net income for the two preceding years. However, an institution deemed to be in need of more than normal supervision by the OTS may have its dividend authority restricted by the OTS. CFBank may not declare or pay any dividends without prior approval of the OTS.
The Holding Company’s ability to pay dividends, repurchase common stock, service debt obligations and fund operations is dependent upon receipt of dividend payments from CFBank. Future dividend payments by CFBank to the Holding Company would be based upon future earnings and the approval of the OTS.
Pursuant to an agreement with OTS effective May 2010, the Holding Company may not incur, issue, renew, redeem, or rollover any debt, or otherwise incur any additional debt, other than liabilities that are incurred in the ordinary course of business to acquire goods and services, without the prior non-objection of the OTS. Additionally, the Holding Company is not able to declare, make, or pay any cash dividends or any other capital distributions, or purchase, repurchase, or redeem, or commit to purchase, repurchase or redeem any Holding Company equity stock without the prior non-objection of the OTS. Pursuant to a notice from the OTS dated October 20, 2010, the Holding Company may not pay interest on debt or commit to do so without the prior, written non-objection of the OTS. The agreement with and notice from the OTS, however, do not restrict the Holding Company’s ability to raise funds in the securities markets through equity offerings.
Our ability to pay dividends on or to repurchase our common stock is also subject to limits due to our participation in the TARP Capital Purchase Program. See Note 16 to the Consolidated Financial Statements.
Additional Regulatory Limitations. CFBank received a letter from the OTS dated March 15, 2011 notifying it that, without the approval or non-objection of the OTS, CFBank: i) may not increase its total assets during any quarter in excess of interest credited on deposits during the prior quarter; ii) may not add or replace a director, senior executive officer or change the responsibilities of any senior executive officer; iii) may not make any golden parachute payment to its directors, officers or employees; iv) may not enter into, renew, extend or revise any contractual arrangement regarding compensation with any senior executive officer or director of the bank; v) may not enter into any significant arrangement or contract with a third party service provider or any arrangement that is not in the ordinary course of business; or vi) may not declare or pay any dividend or make any capital distribution.

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Federal and State Taxation
Federal Taxation
General. We report income on a calendar year, consolidated basis using the accrual method of accounting, and we are subject to federal income taxation in the same manner as other corporations, with some exceptions discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Company and CFBank. We are subject to a maximum federal income tax rate of 34% for 2010. At year-end 2010, the Company had net operating loss carryforwards of approximately $12.9 million which expire at various dates from 2024 to 2030. See Note 13 to the Consolidated Financial Statements for additional information.
Distributions. Under the Small Business Job Protection Act of 1996, if CFBank makes “non-dividend distributions” to the Company, such distributions will be considered to have been made from CFBank’s unrecaptured tax bad debt reserves (including the balance of its reserves as of December 31, 1987) to the extent thereof, and then from CFBank’s supplemental reserve for losses on loans, to the extent thereof, and an amount based on the amount distributed (but not in excess of the amount of such reserves) will be included in CFBank’s taxable income. Non-dividend distributions include distributions in excess of CFBank’s current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of CFBank’s current or accumulated earnings and profits will not be so included in CFBank’s taxable income.
The amount of additional taxable income triggered by a non-dividend distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if CFBank makes a non-dividend distribution to the Holding Company, approximately one and one-half times the amount of such distribution (but not in excess of the amount of the reserves described in the previous paragraph) would be includable in income for federal income tax purposes, assuming a 34% federal corporate income tax rate. CFBank does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.
Corporate Alternative Minimum Tax. The Internal Revenue Code of 1986, as amended, imposes a tax on alternative minimum taxable income (AMTI) at a rate of 20%. AMTI is federal taxable income before net operating loss adjusted by certain tax preference amounts. AMTI is increased by an amount equal to 75% of the amount by which the Company’s adjusted current earnings exceed its AMTI. Only 90% of AMTI may be offset by alternative minimum tax net operating loss carryovers. The Company currently has alternative minimum tax net operating losses totaling $12.5 million at December 31, 2010 from tax years 2004 through 2010.
Ohio Taxation
The Holding Company and Ghent Road, Inc. are subject to the Ohio corporate franchise tax, which is a tax measured by both net earnings and net worth. In general, the tax liability is the greater of 5.1% on the first $50,000 of computed Ohio taxable income and 8.5% of computed Ohio taxable income in excess of $50,000 or 0.4% times taxable net worth. The minimum tax is either $50 or $1,000 per year based on the size of the corporation, and maximum tax liability as measured by net worth is limited to $150,000 per year.

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A special litter tax also applies to all corporations, including the Holding Company and Ghent Road, Inc., subject to the Ohio corporate franchise tax. This litter tax does not apply to financial institutions. If the franchise tax is paid on the net income basis, the litter tax is equal to 0.11% of the first $50,000 of computed Ohio taxable income and 0.22% of computed Ohio taxable income in excess of $50,000. If the franchise tax is paid on the net worth basis, the litter tax is equal to 0.014% times taxable net worth. Certain holding companies will qualify for complete exemption from the net worth tax if certain conditions are met. The Holding Company will most likely meet these conditions, and thus, calculate its Ohio franchise tax on the net income basis only. When the Holding Company files as a qualifying holding company, Ghent Rd., Inc. must make an adjustment to its net worth computation.
CFBank is a financial institution for State of Ohio tax purposes. As such, CFBank is subject to the Ohio corporate franchise tax on financial institutions, which is imposed annually at a rate of 1.3% of CFBank’s apportioned book net worth, determined in accordance with U.S. generally accepted accounting principles, less any statutory deductions. As a financial institution, CFBank is not subject to any tax based on net income or net profits imposed by the State of Ohio.
Delaware Taxation
As a Delaware corporation not earning income in Delaware, the Company is exempted from Delaware corporate income tax, but is required to file an annual report with and pay an annual franchise tax to the State of Delaware.
Available Information
Our website address is www.CFBankonline.com. We make available free of charge through our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to these reports as soon as reasonably practicable after we electronically file such reports with the Commission. These reports can be found on our website under the caption “Investor Relations — SEC Filings.” Investors also can obtain copies of our filings from the Commission’s website at www.sec.gov.

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Item 1A.	Risk Factors.
The following are certain risk factors that could impact our business, financial results and results of operations. Investing in our common stock involves risks, including those described below. These risk factors should be considered by prospective and current investors in our common stock when evaluating the disclosures in this Annual Report on Form 10-K (particularly the forward-looking statements). These risk factors could cause actual results and conditions to differ materially from those projected in forward- looking statements. If any of the events in the following risks actually occur, or if additional risks and uncertainties not presently known to us or that we believe are immaterial do materialize, then our business, financial condition or results of operations could be materially adversely impacted. In addition, the trading price of our common stock could decline due to any of the events described in these risks.
The continuation of the current economic slowdown or further deterioration of economic conditions in Ohio could hurt our business.
We lend primarily to consumers and businesses in Ohio. Businesses and consumers are affected by economic, regulatory and political trends which all may impact the borrower’s ability to repay loans. In addition, approximately 80% of our loans are secured by real estate and changes in the real estate market can result in inadequate collateral to secure a loan. Over the past three years, the sustained economic slowdown has, in many cases, negatively affected real estate values. This has resulted in increases in nonperforming assets and loan charge-offs. If these economic trends continue, worsen or do not improve, additional borrowers could default on their loans, resulting in continued high, or increasing levels of loan charge-offs and losses.
The allowance for loan losses may not be adequate to cover actual losses.
The ALLL is maintained to provide for probable incurred credit losses. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the ALLL, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. If our assumptions are incorrect, our ALLL may not be sufficient to cover probable losses in our loan portfolio, resulting in additions to the allowance. Further, federal regulatory agencies, as an integral part of their examination process, review our loans and ALLL and could require an increase in the allowance. The additions to our ALLL would be made through increased provision for loan losses, which would reduce our income and could materially and adversely affect the Company’s financial condition, earnings and profitability.
The level of commercial real estate and multi-family loans in our portfolios may expose us to increased lending risks and additional loan losses.
Commercial real estate and multi-family residential loans totaled $118.6 million, or 59.2% of the loan portfolio, at December 31, 2010. Because payments on loans secured by commercial real estate and multi-family properties are dependent on successful operation or management of the properties, repayment of such loans may be subject to a greater extent than other types of loans to adverse conditions in the real estate market or the economy. These loans also have larger loan balances to single borrowers or groups of related borrowers compared to single-family residential mortgage loans. Some of our borrowers also have more than one commercial real estate or multi-family residential loan outstanding with us. Additionally, criticized and classified loans in these categories totaled $36.7 million, including nonperforming loans of $7.5 million, at December 31, 2010. Continuing adverse economic conditions could have a negative impact on these loan balances in future periods. Further decline in the quality of these loans could expose us to significant losses which could materially and adversely affect the Company’s financial condition, earnings and profitability.

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Our business is subject to interest rate risk, and variations in market interest rates may negatively affect our financial performance.
Management is unable to accurately predict future market interest rates, which are affected by many factors, including, but not limited to: inflation; recession; changes in employment levels; changes in the money supply; and domestic and international disorder and instability in domestic and foreign financial markets. Changes in the interest rate environment may reduce the Company’s profits. Net interest income is a significant component of our net income, and consists of the difference, or “spread”, between interest income generated on interest-earning assets and interest expense incurred on interest-bearing liabilities. Net interest spreads are affected by the difference between the maturities and repricing characteristics of interest-earning assets and interest-bearing liabilities. Although certain interest-earning assets and interest-bearing liabilities may have similar maturities or periods to which they reprice, they may react in different degrees to changes in market interest rates. In addition, residential mortgage loan origination volumes are affected by market interest rates on loans; rising interest rates generally are associated with a lower volume of loan originations, while falling interest rates are usually associated with higher loan originations. Our ability to generate gains on sales of mortgage loans is significantly dependent on the level of originations. Cash flows are affected by changes in market interest rates. Generally, in rising interest rate environments, loan prepayment rates are likely to decline, and in falling interest rate environments, loan prepayment rates are likely to increase. A majority of our commercial, commercial real estate and multi-family residential real estate loans are adjustable rate loans and an increase in the general level of interest rates may adversely affect the ability of some borrowers to pay the interest on and principal of their obligations, especially borrowers with loans that have adjustable rates of interest. Changes in interest rates, prepayment speeds and other factors may also cause the value of our loans held for sale to change. Accordingly, changes in levels of market interest rates could materially and adversely affect our net interest spread, loan volume, asset quality, value of loans held for sale and cash flows, as well as the market value of our securities portfolio and overall profitability.
We face strong competition from other financial institutions, financial service companies and other organizations offering services similar to those offered by us, which could result in our not being able to sustain or grow our loan and deposit businesses.
We conduct our business operations primarily in Summit, Columbiana and Franklin Counties, Ohio, and make loans generally throughout Ohio. Increased competition within these markets may result in reduced loan originations and deposits. Ultimately, we may not be able to compete successfully against current and future competitors. Many competitors offer the types of loans and banking services that we offer. These competitors include other savings associations, national banks, regional banks and other community banks. We also face competition from many other types of financial institutions, including finance companies, brokerage firms, insurance companies, credit unions, mortgage banks and other financial intermediaries. In particular, our competitors include national banks and major financial companies whose greater resources may afford them a marketplace advantage by enabling them to maintain numerous banking locations and mount extensive promotional and advertising campaigns.
Additionally, banks and other financial institutions with larger capitalization, and financial intermediaries not subject to bank regulatory restrictions, have larger lending limits and are thereby able to serve the credit needs of larger clients. These institutions, particularly to the extent they are more diversified than we are, may be able to offer the same loan products and services that we offer at more competitive rates and prices. If we are unable to attract and retain banking clients, we may be unable to sustain current loan and deposit levels or increase our loan and deposit levels, and our business, financial condition and future prospects may be negatively affected.

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We rely, in part, on external financing to fund our operations, and any lack of availability of such funds in the future could adversely impact our business strategies and future prospects.
We rely on deposits, advances from the FHLB and other borrowings to fund our operations. We believe that, although it is not possible to predict future terms and conditions upon renewal, a significant portion of existing deposits will remain with CFBank. If CFBank’s capital levels fall below well-capitalized levels, or remain at well-capitalized levels but CFBank is under a formal regulatory enforcement action, regulatory restrictions would eliminate our ability to use brokered deposits and above-market pricing of deposits to retain deposits or increase funding. CDARS balances are considered brokered deposits by regulation. Brokered deposits, including CDARS balances, totaled $68.0 million at December 31, 2010.
CFBank’s borrowing capacity from the FHLB decreased in 2010 primarily due to increased collateral requirements as a result of the credit performance of CFBank’s loan portfolio, tightening of overall credit policies by the FHLB, and a decline in eligible collateral due to a reduction in new loan originations. FRB borrowing programs are limited to short-term, overnight funding, and would not be available to CFBank for longer term funding needs. Future deterioration in the credit performance of CFBank’s loan portfolio or CFBank’s financial performance, tightening of overall credit policies by the FHLB or FRB, or a decline in the balances of pledged collateral may further reduce CFBank’s borrowing capacity.
The Holding Company has previously issued junior subordinated debentures to raise additional capital to fund our operations. We may seek additional debt or equity capital in the future to achieve our long-term business objectives. However, pursuant to an agreement with OTS effective May 2010, the Holding Company may not incur, issue, renew, redeem, or rollover any debt, or otherwise incur any additional debt, other than liabilities that are incurred in the ordinary course of business to acquire goods and services, without the prior non-objection of the OTS. Additionally, the Holding Company is not able to declare, make, or pay any cash dividends or any other capital distributions, or purchase, repurchase, or redeem, or commit to purchase, repurchase or redeem any Holding Company equity stock without the prior non-objection of the OTS. Pursuant to a notice from the OTS dated October 20, 2010, the Holding Company may not pay interest on debt or commit to do so without the prior, written non-objection of the OTS. The agreement and notice with the OTS do not restrict the Holding Company’s ability to raise funds in the securities markets though equity offerings. The sale of equity or convertible debt securities in the future may be dilutive to our existing stockholders. Debt refinancing arrangements may require us to pledge some of our assets and enter into covenants that would restrict our ability to incur further indebtedness. Additional financing sources, if sought, might be unavailable to us or, if available, could be on unfavorable terms. If additional financing sources are unavailable, or not available on reasonable terms, our business strategies and future prospects could be adversely impacted.
The Holding Company may not rely on dividends from CFBank for any of the Company’s revenue.
The OTS regulates and must approve the payment of dividends from CFBank to the Holding Company. The payment of dividends from CFBank to the Holding Company is not likely to be approved by the OTS while CFBank is suffering significant losses. If CFBank is unable to pay dividends, the Holding Company may not have the funds to be able to service its debt, pay its other obligations or pay dividends on the Company’s common stock, which could have a material adverse impact on our financial condition or the value of your investment in our common stock.
We are subject to extensive regulation that could have adverse effects.
Our operations are subject to extensive regulation by federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of our operations. We believe that we are in substantial compliance in all material respects with applicable federal, state and local laws, rules and regulations. Any change in the laws or regulations applicable to the Company, or in banking regulators’ supervisory policies or examination procedures, whether by the OTS, the FDIC, the FHLB System, the FR System, the Congress or other federal or state regulators, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

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Our participation in the TARP Capital Purchase Program, which includes restrictions on the ability to pay dividends or repurchase outstanding common stock, as well as restrictions on executive compensation, may act to depress the market value of the Company’s common stock and hinder our ability to attract and retain well-qualified executives.
Pursuant to the terms of the Securities Purchase Agreement between the Company and the U.S. Treasury, the ability to declare or pay dividends on any of the Company’s common stock is limited to $0.05 per share per quarter. Specifically, the Company is not permitted to declare or pay dividends on common stock if the Company is in arrears on the payment of dividends on the preferred stock issued to the U.S. Treasury (the Preferred Stock). In addition, the ability to repurchase outstanding common stock is restricted. The approval of the U.S. Treasury generally is required for the Company to make any stock repurchase (other than purchases of common stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice) unless all of the Preferred Stock has been redeemed or transferred by the U.S. Treasury to unaffiliated third parties. Further, outstanding common stock may not be repurchased if the Company is in arrears on the payment of Preferred Stock dividends. The restriction on the Company’s ability to pay dividends may depress the market price of the Company’s common stock.
As a participant under the TARP Capital Purchase Program, the Company must comply with the executive compensation and corporate governance standards imposed by statute and the TARP Compensation Standards for as long as the U.S. Treasury holds any securities acquired from the Company pursuant to the Securities Purchase Agreement or upon exercise of the warrant issued to the U.S. Treasury as part of our participation in the TARP Capital Purchase Program (the Warrant), excluding any period during which the U.S. Treasury holds only the Warrant. In addition, the restrictions on the Company’s ability to compensate senior executives in relationship to executive compensation at companies that are not recipients of TARP funds may limit the Company’s ability to recruit and retain senior executives.
The Company’s participation in the TARP Capital Purchase Program could adversely affect the Company’s financial condition and results of operations.
The U.S. Treasury’s ability to change the terms, rules or requirements of the TARP Capital Purchase Program could adversely affect the Company’s financial condition and results of operations.
If we are unable to redeem the Preferred Stock after five years, the cost of this capital will increase substantially.
If we are unable to redeem the Preferred Stock prior to February 13, 2013, the cost of this capital will increase substantially on that date, from 5.0% per annum to 9.0% per annum. Depending on the Company’s financial condition at the time, this increase in the annual dividend rate on the Preferred Stock could have a material negative effect on liquidity and results of operations.

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The Preferred Stock reduces net income available to holders of the Company’s common stock and earnings per share of common stock, and the Warrant issued to the U.S. Treasury may be dilutive to holders of the Company’s common stock.
While the additional capital raised through participation in the TARP Capital Purchase Program provides further funding for our business, our participation has increased the number of diluted outstanding common shares and carries a preferred dividend. The dividends declared and the accretion of discount on the Preferred Stock reduces the net income available to holders of the Company’s common stock and earnings per common share. The Preferred Stock will also receive preferential treatment in the event of the Company’s liquidation, dissolution or winding up. Additionally, the ownership interest of the existing holders of the Company’s common stock will be diluted to the extent the Warrant, issued to the U.S. Treasury in conjunction with the sale to the U.S. Treasury of the Preferred Stock, is exercised. The common stock underlying the Warrant represented approximately 7.5% of total common shares outstanding as of March 15, 2011. Although the U.S. Treasury has agreed not to vote any of the common stock it receives upon exercise of the Warrant, a transferee of any portion of the Warrant, or of any common stock acquired upon exercise of the Warrant, is not bound by this restriction.
If we fail to continue to meet all applicable continued listing requirements of the Nasdaq® Capital Market and Nasdaq® determines to delist our common stock, the market liquidity and market price of our common stock could decline, and our ability to access the capital markets could be negatively affected.
Our common stock is listed on the Nasdaq® Capital Market. To maintain that listing, we must satisfy minimum financial and other continued listing requirements. For example, Nasdaq® rules require that we maintain a minimum closing bid price of $1.00 per share for our common stock. If our stock price falls below a $1.00 closing bid price for at least 30 consecutive trading days, or we fail to meet other requirements for continued listing on the Nasdaq® Capital Market, and we are unable to cure the events of noncompliance in a timely or effective manner, our common stock could be delisted from the Nasdaq® Capital Market. On December 17, 2010 we did receive a notice from the Nasdaq® Capital Market that we did not comply with the minimum bid price requirement for continued listing on the Nasdaq® Capital Market because the bid price for our common stock had fallen below $1.00 per share for 30 consecutive business days. We were able to regain compliance on January 26, 2011, and, as such, there was no lapse in our ability to be listed. Any such delisting, however, could adversely affect the market liquidity of our common stock and the market price of our common stock could decrease. In addition, the delisting of our common stock could materially adversely affect our access to the capital markets. Any limitation on market liquidity or reduction in the price of our common stock as a result of that delisting could adversely affect our ability to raise capital on terms acceptable to us, or at all.

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Item 2.	Properties.
We conduct our business through four branch offices located in Summit, Columbiana, and Franklin Counties, Ohio. The net book value of the Company’s properties totaled $5.7 million at December 31, 2010. Ghent Road, Inc. owned land located adjacent to the Fairlawn, Ohio office held for future development that totaled $167,000 at year-end 2010. All properties are owned. Smith Ghent LLC owns the Fairlawn office and leases it to CFBank.

Location

Administrative/Home Office:
2923 Smith Rd
Fairlawn, Ohio 44333

Branch Offices:
601 Main Street
Wellsville, Ohio 43968

49028 Foulks Drive
East Liverpool, Ohio 43920

7000 N. High St
Worthington, Ohio 43085

Item 3.	Legal Proceedings.
We may, from time to time, be involved in various legal proceedings in the normal course of business. Periodically, there have been various claims and lawsuits involving CFBank, such as claims to enforce liens, condemnation proceedings on properties in which CFBank holds security interests, claims involving the making and servicing of real property loans and other issues incident to our business.
We are not a party to any other pending legal proceeding that management believes would have a material adverse effect on our financial condition or operations, if decided adversely to us.
No tax shelter penalty was assessed against the Company or any of our subsidiaries by the Internal Revenue Service in calendar year 2010 or at any other time in connection with any transaction deemed by the Internal Revenue Service to be abusive or to have a significant tax avoidance purpose.

Item 4.	Removed and Reserved.

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PART II

Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.
During the fiscal quarter ended December 31, 2010, the Company did not repurchase or sell any of its securities.
The market information required by Item 201(a), the stockholders information required by Item 201(b) and the dividend information required by Item 201(c) of Regulation S-K are incorporated by reference to our 2010 Annual Report to Stockholders distributed to stockholders and furnished to the Commission under Rule 14a-3(b) and (c) of the Exchange Act; the information appears under the caption “Market Prices and Dividends Declared” on page 29 and in “Note 18 — Regulatory Matters” at page 65 therein, respectively.
The equity compensation plan information required by Item 201(d) of Regulation S-K is set forth herein under Part III, Item 12, Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

Item 6	Selected Financial Data.
Information required by Item 301 of Regulation S-K is incorporated by reference to our 2010 Annual Report to Stockholders distributed to stockholders and furnished to the Commission under Rule 14a-3(b) and (c) of the Exchange Act; the information appears under the caption “Selected Financial and Other Data” at page 6 therein.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operation.
Information required by Item 303 of Regulation S-K is incorporated by reference to our 2010 Annual Report to Stockholders distributed to stockholders and furnished to the Commission under Rule 14a-3(b) and (c) of the Exchange Act; the information appears under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” at page 6 therein.

Item 7A.	Quantitative and Qualitative Disclosures About Market Risk.
Information required by Item 305 of Regulation S-K is incorporated by reference to our 2010 Annual Report to Stockholders distributed to stockholders and furnished to the Commission under Rule 14a-3(b) and (c) of the Exchange Act; the information appears under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” at page 6 therein.

Item 8.	Financial Statements and Supplementary Data.
The consolidated financial statements required by Article 8 of Regulation S-X are incorporated by reference to our 2010 Annual Report to Stockholders distributed to stockholders and furnished to the Commission under Rules 14a-3(b) and (c) of the Exchange Act. The consolidated financial statements appear under the caption “Financial Statements” at page 30 therein and include the following:
Management’s Report on Internal Control over Financial Reporting
Report of Independent Registered Public Accounting Firm on Consolidated Financial Statements
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Changes in Stockholders’ Equity
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements

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Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
None

Item 9A.	Controls and Procedures.
Evaluation of disclosure controls and procedures. We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure based closely on the definition of “disclosure controls and procedures” in Rule 13a-14(c). Management, with the participation of our principal executive and financial officers, has evaluated the effectiveness of its disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of the end of the period covered by this report. Based on such evaluation, our principal executive officer and principal financial officer have concluded that, as of the end of such period, our disclosure controls and procedures are effective in recording, processing, summarizing and reporting, on a timely basis, information required to be disclosed by us in the reports we file or submit under the Exchange Act.
Management’s Report on Internal Control Over Financial Reporting. Information required by Item 308 of Regulation S-K is incorporated by reference to our 2010 Annual Report to Stockholders distributed to stockholders and furnished to the Commission under Rule 14a-3(b) of the Exchange Act; the information appears under the caption “Management’s Report on Internal Control over Financial Reporting” at page 30 therein.
Changes in internal control over financial reporting. We made no significant changes in our internal controls or in other factors that could significantly affect these controls in the fourth quarter of 2010 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Item 9B.	Other Information.
None
PART III

Item 10.	Directors, Executive Officers and Corporate Governance.
Directors. Information required by Item 401 of Regulation S-K with respect to our directors and committees of the Board of Directors is incorporated by reference to our definitive Proxy Statement for our 2011 Annual Meeting of Stockholders filed with the Commission on or about March 30, 2011, under the caption “PROPOSAL 1. ELECTION OF DIRECTORS.”

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Executive Officers of the Registrant

	Age at
	December 31,	Position held with the Holding Company
Name	2010	and/or Subsidiaries

Eloise L. Mackus	60	Chief Executive Officer, General Counsel and Corporate Secretary, Holding Company and CFBank; Director and Secretary, Ghent Road Inc.; Secretary, Smith Ghent LLC

Therese Ann Liutkus	51	President, Treasurer and Chief Financial Officer, Holding Company and CFBank; Director and Treasurer, Ghent Road Inc.; Treasurer, Smith Ghent LLC

John S. Lawell	47	Senior Vice President, Operations, CFBank

Corey D. Caster	33	Vice President, Mortgage Division, CFBank
Eloise L. Mackus is Chief Executive Officer, General Counsel and Corporate Secretary of the Holding Company and CFBank and has over 20 years of banking and banking-related experience. Prior to joining us in July 2003, Ms. Mackus practiced in law firms in Connecticut and Ohio and was the Vice President and General Manager of International Markets for The J. M. Smucker Company. Ms. Mackus completed a bachelor’s degree at Calvin College and a juris doctorate at The University of Akron School of Law.
Therese Ann Liutkus is President, Treasurer and Chief Financial Officer of the Holding Company and CFBank. Prior to joining us in November 2003, Ms. Liutkus was Chief Financial Officer of First Place Financial Corp. and First Place Bank for six years, and she has more than 25 years of banking experience. Ms. Liutkus is a certified public accountant and has a bachelor’s degree in accounting from Cleveland State University.
John S. Lawell is Senior Vice President of Operations for CFBank. He joined CFBank as Assistant Vice President of Operations in March of 2004, bringing over 25 years of banking and information technology experience to the company. Formerly, Mr. Lawell was Assistant Vice President with Lake Shore Savings and Loan for 7 years. Mr. Lawell is a graduate of Lorain County Community College.
Corey D. Caster is Vice President of the Mortgage Division for CFBank and joined us in July of 2008. Mr. Caster started his career in the mortgage industry in 1999 with a local mortgage banker and managed several branches in Northeast Ohio. In 2004, he joined his wife to run their own mortgage company, which at its height had over seventy employees in four branches. Mr. Caster holds a bachelor’s degree from John Carroll University.
Compliance with Section 16(a) of the Exchange Act. Information required by Item 405 of Regulation S-K is incorporated by reference to our definitive Proxy Statement for our 2011 Annual Meeting of Stockholders filed with the Commission on or about March 30, 2011, under the caption “ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS — SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.” Copies of Section 16 reports, Forms 3, 4 and 5, are available on our website, www.CFBankonline.com under the caption “Investor Relations — Section 16 Filings.”

39

Code of Ethics. We have adopted a Code of Ethics and Business Conduct, which meets the requirements of Item 406 of Regulation S-K and applies to all employees, including our principal executive officer, principal financial officer and principal accounting officer. Since the Company’s inception in 1998, we have had a code of ethics. We require all directors, officers and other employees to adhere to the Code of Ethics and Business Conduct in addressing the legal and ethical issues encountered in conducting their work. The Code of Ethics and Business Conduct requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. All employees are required to attend annual training sessions to review the Code of Ethics and Business Conduct. The Code of Ethics and Business Conduct is available on our website, www.CFBankonline.com under the caption “Investor Relations — Corporate Governance.” Disclosures of amendments to or waivers with regard to the provisions of the Code of Ethics and Business Conduct also will be posted on the Company’s website.
Corporate Governance. Information required by Items 407(c)(3), (d)(4) and (d)(5) of Regulation S-K is incorporated by reference to our definitive Proxy Statement for our 2011 Annual Meeting of Stockholders filed with the Commission on or about March 30, 2011, under the caption “PROPOSAL 1. ELECTION OF DIRECTORS.”

Item 11.	Executive Compensation.
Information required by Item 402 of Regulation S-K is incorporated by reference to our definitive Proxy Statement for our 2011 Annual Meeting of Stockholders filed with the Commission on or about March 30, 2011, under the caption “COMPENSATION OF EXECUTIVE OFFICERS.”

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.
Security Ownership of Certain Beneficial Owners and Management. Information required by Item 403 of Regulation S-K is incorporated by reference to our definitive Proxy Statement for our 2011 Annual Meeting of Stockholders filed with the Commission on or about March 30, 2011, under the caption “STOCK OWNERSHIP.”
Related Stockholder Matters — Equity Compensation Plan Information. Information required by Item 201(d) of Regulation S-K is incorporated by reference to our definitive Proxy Statement for our 2011 Annual Meeting of Stockholders filed with the Commission on or about March 30, 2011, under the caption “EQUITY COMPENSATION PLAN INFORMATION,” and to our 2010 Annual Report to Stockholders distributed to stockholders and furnished to the Commission under Rule 14a-3(b) and (c) of the Exchange Act, where the information appears under the caption “Note 15 — Stock-Based Compensation” at page 62 therein.
See Part II, Item 8, Financial Statements, Notes 1 and 15, for a description of the principal provisions of our equity compensation plans. The information required by Item 8 is incorporated by reference to our 2010 Annual Report to Stockholders distributed to stockholders and furnished to the Commission under Rules 14a-3(b) and (c) of the Exchange Act; the financial statements appear under the caption “Financial Statements” at page 30 therein.

40

Item 13.	Certain Relationships and Related Transactions, and Director Independence.
Information required by Items 404 and 407(a) of Regulation S-K is incorporated by reference to our definitive Proxy Statement for our 2011 Annual Meeting of Stockholders filed with the Commission on or about March 30, 2011, under the caption “ADDITIONAL INFORMATION ABOUT DIRECTORS AND OFFICERS — CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

Item 14.	Principal Accounting Fees and Services.
Information required by Item 9(e) of Schedule 14A pursuant to this Item 14 is incorporated by reference to our definitive Proxy Statement for our 2011 Annual Meeting of Stockholders filed with the Commission on or about March 30, 2011, under the caption “PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”
PART IV

Item 15.	Exhibits, Financial Statement Schedules
See Exhibit Index at page 44 of this Report on Form 10-K.

41

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CENTRAL FEDERAL CORPORATION
/s/ Eloise L. Mackus
Eloise L Mackus, Esq.
Chief Executive Officer, General Counsel and Corporate Secretary

Date: March 30, 2011
Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jerry F. Whitmer	Director, Chairman	March 30, 2011

Jerry F. Whitmer, Esq.

/s/ Eloise L. Mackus	Chief Executive Officer,	March 30, 2011

Eloise L. Mackus, Esq.	General Counsel and Corporate Secretary (principal executive officer)

/s/ Therese Ann Liutkus	President, Treasurer and Chief	March 30, 2011

Therese Ann Liutkus, CPA	Financial Officer (principal accounting and financial officer)

/s/ Jeffrey W. Aldrich	Director	March 30, 2011

Jeffrey W. Aldrich

/s/ Thomas P. Ash	Director	March 30, 2011

Thomas P. Ash

/s/ William R. Downing	Director	March 30, 2011

William R. Downing

/s/ Gerry W. Grace	Director	March 30, 2011

Gerry W. Grace

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EXHIBIT INDEX

Exhibit No.		Description of Exhibit

3.1
Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form SB-2 No. 333-64089, filed with the Commission on September 23, 1998)

3.2
Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-2 No. 333-129315, filed with the Commission on October 28, 2005)

3.3
Second Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.3 to the registrant’s Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 27, 2008)

4.1
Form of Stock Certificate of Central Federal Corporation (incorporated by reference to Exhibit 4.0 to the registrant’s Registration Statement on Form SB-2 No. 333-64089, filed with the Commission on September 23, 1998)

4.2
Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of Central Federal Corporation (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K, filed with the Commission on December 5, 2008)

4.3
Warrant dated December 5, 2008, to purchase shares of common stock of the Registrant (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K, filed with the Commission on December 5, 2008)

10.1	*	1999 Stock-Based Incentive Plan (as Amended and Restated) (incorporated by reference to Appendix A to the registrant’s Definitive Proxy Statement filed with the Commission on March 21, 2000)
10.2	*	Central Federal Corporation 2009 Equity Compensation Plan (incorporated by reference to Appendix A to the registrant’s Definitive Proxy Statement filed with the Commission on March 31, 2009)
10.3
Letter Agreement, dated December 5, 2008, including Securities Purchase Agreement — Standard Terms, between the Registrant and the United States Department of the Treasury (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed with the Commission on December 5, 2008)

11.1		Statement Re: Computation of Per Share Earnings
13.1		Annual Report to Security Holders for the Fiscal Year Ended December 31, 2010
21.1		Subsidiaries of the Registrant
23.1		Consent of Independent Registered Public Accounting Firm
31.1		Rule 13a-14(a) Certifications of the Chief Executive Officer
31.2		Rule 13a-14(a) Certifications of the Chief Financial Officer
32.1		Section 1350 Certifications of the Chief Executive Officer and Chief Financial Officer
99.1		31 C.F.R. Section 30.15 Certification of Principal Executive Officer
99.2		31 C.F.R. Section 30.15 Certification of Principal Financial Officer

*	Management contract or compensation plan or arrangement identified pursuant to Item 15 of Form 10-K

43

Exhibit 11.1
Computation of Per Share Earnings
The information regarding Computation of Per Share Earnings is incorporated by reference to the Company’s 2010 Annual Report to Stockholders distributed to stockholders and furnished to the Commission under Rules 14a-3(b) and (c) of the Exchange Act; the computation appears under the caption “Note 22 — Earnings (Loss) Per Common Share” at page 70 therein.

Exhibit 13.1
Annual Report to Security Holders for the Fiscal Year ended December 31, 2010

2	Message to Stockholders

Management’s Discussion and Analysis of Financial Condition and Results of Operations
6	Selected Financial and Other Data
8	Forward-Looking Statements
8	General
10	Financial Condition
16	Comparison of Results of Operations for 2010 and 2009
19	Comparison of Results of Operations for 2009 and 2008
25	Quantitative and Qualitative Disclosures about Market Risk
26	Liquidity and Capital Resources
28	Impact of Inflation
28	Critical Accounting Policies
29	Market Prices and Dividends Declared

Financial Statements
30	Management’s Report on Internal Control Over Financial Reporting
31	Report of Independent Registered Public Accounting Firm on Consolidated Financial Statements
32	Consolidated Financial Statements
38	Notes to Consolidated Financial Statements

72	Board of Directors And Officers

72	CFBank office Locations

Corporate Data
72	Annual Report
72	Annual Meeting
72	Stockholder Services

Dear Stockholders:
Difficult times do not become better times overnight. This is certainly true for Central Federal Corporation and CFBank, as 2010 was a highly challenging year. While losses for the Company had slowed by the end of the year and we have seen positive signs in our mortgage business, we are not out of the woods yet and, of course, cannot know what 2011 might bring.
As we look at the year that is now behind us, perspective allows us to see June 2010 as the year’s low point. The financial crisis of 2008-2009 and vulnerable loans produced poor results that continue. With a change in management, we were able to begin to correct problems with our commercial loan portfolio and begin to see improving results. During this period we increased CFBank’s residential mortgage business and maintained the Bank’s important relationships with commercial clients. While moving in the right direction, all these things have taken, and will continue to take, time.
A brutal recession was still pounding the nation in June 2010, with unemployment at its peak and credit quality battered for community banks nationwide, when two independent reviews revealed a commercial loan portfolio weakened by, among other things, a continued negative economic environment. With Ohio’s ongoing economic fragility, it is taking time and effort to work our way forward from that point. Since June, however, improvement has taken place in many areas. Although we still operate at a loss, the loss for 2010 was significantly less than it was in 2009. Net loss for the year ended December 31, 2010, was $6.9 million, compared to $9.9 million for 2009, a 31% reduction; and the loss for the fourth quarter was $990,000, compared to a loss of $5.6 million in the quarter ended June 30. Of course, we will never be satisfied reporting losses, and we continue to work toward a return to profitability.
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We are lending selectively, to both commercial and residential clients. Our risk-based capital ratios have improved steadily since June 2010, but they are still not to the level they should be. Bringing these ratios to levels that both we and our regulators find satisfactory may require additional capital, and the Board of Directors is looking at available alternatives.
Mortgage Division Has Very Good Year
The residential mortgage area of CFBank had its best year ever, in terms of income, including fees generated, and in quantity of loans originated both for homes purchased and for loans refinanced. From 2009 to 2010, noninterest income increased by 30%, from $1.4 million to $1.8 million. This included a 35% increase in income from the sale of loans, reflecting an increase in volume in our mortgage business.
Our experienced mortgage staff has worked hard to design programs that suit each customer’s situation, creating good quality loans that meet our clients’ needs. Our experience in home lending has taught us that by listening to our clients and understanding their needs and concerns, we can customize loans that enable our clients to achieve their financial goals.
|     page 3

Improvements we have seen in our commercial business reflect intense efforts to work through distressed assets.
Workouts in Commercial Business Continue
Improvements we have seen in our commercial business reflect the intense efforts undertaken to work through distressed assets, including expanding our workout efforts with additional staff. Our workout activities are achieving results, with the portfolio of commercial loans showing improvement during the last half of 2010. The level of criticized and classified assets decreased 12% from June 30, 2010, due to both resolution of distressed assets and a careful approach to new loans.
Strategic Investment in Talent and Experience
We continue to focus on strategic decisions that will improve performance and establish the basis for future success, but Ohio’s economic weakness continues. As we have said before, saving and reducing costs do not on their own lead to prosperity. Investment is also needed.
Nowhere is this truer than with our valued professionals. Tim Fitzwater, for example, joined us to head commercial banking. Tim has more than 36 years of experience and is well known and respected in the banking community. His appointment reaffirmed the strategic mission of CFBank, with its focus on commercial and community banking, our customer base of business borrowers and depositors, and our devotion to local markets.
We also added new management in the areas of workout (Kemper Allison, with more than 20 years of experience) and credit (Keith Anderson, with more than 30 years of experience). We added a mortgage loan underwriter and we are in the process of achieving direct endorsed underwriter status, a designation by the Department of Housing and Urban Development that will allow us to offer loans insured by the Federal Housing Authority.
page 4     |

We have a solid franchise, one on which we believe we can capitalize and expand.
Other new hires include office managers in Fairlawn and Worthington and new credit analysts for commercial loans. We have great confidence in the superb staff in each CFBank office.
Challenges Remain
We have had challenges, both regulatory and economic, which were a direct result of the condition of our asset quality. Until these challenges have been fully resolved, CFBank can expect further regulatory scrutiny. There may be additional adverse consequences resulting from our legacy credit issues. The need for further improvement is critical, but our team has shown the ability to face these challenges. It is important to recognize the hard work by so many of our people to identify and minimize losses we have been facing.
This situation took time to get into, and it will take time to get out. Still, we have a solid franchise, one on which we believe we can capitalize and expand. We will continue to inform you of the challenges facing CFBank and the steps we take to address those challenges. It is vital that we communicate with you on a realistic basis, and we commit that we will.
Sincerely,
Eloise L. Mackus
Chief Executive Officer
|     page 5

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
Selected Financial and Other Data
The information in the following tables should be read in conjunction with our consolidated financial statements, the related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in this report.
SELECTED FINANCIAL CONDITION DATA:

	AT DECEMBER 31,
(DOLLARS IN THOUSANDS)	2010	2009	2008	2007	2006
Total assets	$275,232	$273,742	$277,781	$279,582	$236,028
Cash and cash equivalents	34,275	2,973	4,177	3,894	5,403
Securities available for sale	28,798	21,241	23,550	28,398	29,326
Loans held for sale	1,953	1,775	284	457	2,000
Loans, net(1)	190,767	232,003	234,924	230,475	184,695
Allowance for loan losses (ALLL)	9,758	7,090	3,119	2,684	2,109
Nonperforming assets	14,566	13,234	2,412	574	297
Foreclosed assets	4,509	—	—	86	—
Other intangible assets	129	169	—	—	—
Deposits	227,381	211,088	207,647	194,308	167,591
FHLB advances	23,942	32,007	29,050	49,450	32,520
Subordinated debentures	5,155	5,155	5,155	5,155	5,155
Total stockholders’ equity	15,989	23,227	33,075	27,379	29,085
SUMMARY OF OPERATIONS:

	FOR THE YEAR ENDED DECEMBER 31,
(DOLLARS IN THOUSANDS)	2010	2009	2008	2007	2006
Total interest income	$12,617	$14,446	$16,637	$17,523	$13,654
Total interest expense	4,183	5,947	7,935	9,795	6,889

Net interest income	8,434	8,499	8,702	7,728	6,765
Provision for loan losses	8,468	9,928	917	539	820

Net interest income (loss) after provision for loan losses	(34)	(1,429)	7,785	7,189	5,945
Noninterest income:
Net gain (loss) on sale of securities	468	—	54	—	(5)
Other	1,326	1,377	894	728	828

Total noninterest income	1,794	1,377	948	728	823
Noninterest expense	8,432	8,262	7,749	7,997	6,849

Income (loss) before income taxes	(6,672)	(8,314)	984	(80)	(81)
Income tax expense (benefit)	198	1,577	261	(63)	(44)

Net income (loss)	$(6,870)	$(9,891)	$723	$(17)	$(37)

Net income (loss) available to common stockholders	$(7,280)	$(10,298)	$694	$(17)	$(37)

(See footnotes on next page.)
page 6     |     CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

SELECTED FINANCIAL RATIOS AND OTHER DATA:

	AT OR FOR THE YEAR ENDED DECEMBER 31,
	2010	2009	2008	2007	2006

Performance Ratios: (2)
Return on average assets	(2.41%)	(3.45%)	0.26%	(0.01%)	(0.02%)
Return on average equity	(35.52%)	(32.95%)	2.68%	(0.06%)	(0.12%)
Average yield on interest-earning assets (3)	4.76%	5.32%	6.38%	7.23%	6.84%
Average rate paid on interest-bearing liabilities	1.73%	2.50%	3.38%	4.50%	4.00%
Average interest rate spread (4)	3.03%	2.82%	3.00%	2.73%	2.84%
Net interest margin, fully taxable equivalent (5)	3.18%	3.13%	3.34%	3.19%	3.39%
Interest-earning assets to interest-bearing liabilities	109.74%	114.59%	111.33%	111.47%	115.83%
Efficiency ratio (6)	85.98%	83.60%	80.75%	94.57%	90.20%
Noninterest expense to average assets	2.96%	2.88%	2.79%	3.08%	3.20%
Common stock dividend payout ratio	n/m	n/m	125.00%	n/m	n/m

Capital Ratios: (2)
Equity to total assets at end of period	5.81%	8.48%	11.91%	9.79%	12.32%
Average equity to average assets	6.79%	10.47%	9.72%	10.81%	13.89%
Tangible capital ratio (7)	6.59%	8.87%	9.16%	8.48%	9.79%
Core capital ratio (7)	6.59%	8.87%	9.16%	8.48%	9.79%
Total risk-based capital ratio (7)	10.68%	11.72%	11.58%	11.01%	12.55%
Tier 1 risk-based capital ratio (7)	9.41%	10.46%	10.51%	9.89%	11.49%

Asset Quality Ratios: (2)
Nonperforming loans to total loans (8)	5.02%	5.54%	1.01%	0.21%	0.16%
Nonperforming assets to total assets (9)	5.29%	4.83%	0.87%	0.21%	0.13%
Allowance for loan losses to total loans	4.87%	2.97%	1.31%	1.15%	1.13%
Allowance for loan losses to nonperforming loans (8)	97.03%	53.57%	129.31%	550.00%	710.10%
Net charge-offs (recoveries) to average loans	2.63%	2.47%	0.20%	(0.02%)	0.13%

Per Share Data:
Basic earnings (loss) per common share	$(1.77)	$(2.51)	$0.16	$—	$(0.01)
Diluted earnings (loss) per common share	(1.77)	(2.51)	0.16	—	(0.01)
Dividends declared per common share	—	—	0.20	0.28	0.36
Tangible book value per common share at end of period	2.13	3.91	6.36	6.17	6.40

(1)	Loans, net represents the recorded investment in loans net of the ALLL.

(2)	Asset quality ratios and capital ratios are end-of-period ratios. All other ratios are based on average monthly balances during the indicated periods.

(3)	Calculations of yield are presented on a taxable equivalent basis using the federal income tax rate of 34%.

(4)	The average interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.

(5)	The net interest margin represents net interest income as a percent of average interest-earning assets.

(6)	The efficiency ratio equals noninterest expense (excluding amortization of intangibles) divided by net interest income plus noninterest income (excluding gains or losses on securities transactions).

(7)	Regulatory capital ratios of CFBank.

(8)	Nonperforming loans consist of nonaccrual loans and other loans 90 days or more past due.

(9)	Nonperforming assets consist of nonperforming loans and foreclosed assets.

n/m — not meaningful
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT     |     page 7

Forward-Looking Statements
Statements in this Annual Report and in other communications by the Company that are not statements of historical fact are forward-looking statements which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to: (1) projections of revenues, income or loss, earnings or loss per common share, capital structure and other financial items; (2) plans and objectives of the Company, as defined below, management or Boards of Directors; (3) statements regarding future events, actions or economic performance; and (4) statements of assumptions underlying such statements. Words such as “estimate,” “strategy,” “may,” “believe,” “anticipate,” “expect,” “predict,” “will,” “intend,” “plan,” “targeted,” and the negative of these terms, or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Various risks and uncertainties may cause actual results to differ materially from those indicated by our forward-looking statements. The following factors could cause such differences:
•	a continuation of current high unemployment rates and difficult economic conditions or adverse changes in general economic conditions and economic conditions in the markets we serve, any of which may affect, among other things, our level of nonperforming assets, charge-offs, and provision for loan loss expense;
•	changes in interest rates that may reduce net interest margin and impact funding sources;
•	our ability to maintain sufficient liquidity to continue to fund our operations;
•	changes in market rates and prices, including real estate values, which may adversely impact the value of financial products including securities, loans and deposits;
•	the possibility of other-than-temporary impairment of securities held in the Company’s securities portfolio;
•	results of examinations of the Company and Bank by the regulators, including the possibility that the regulators may, among other things, require the Company to increase its allowance for loan losses or write-down assets;
•	the uncertainties arising from the Company’s participation in the Troubled Asset Relief Program (TARP) Capital Purchase Program, including the impacts on employee recruitment and retention and other business and practices, and uncertainties concerning the potential redemption by us of the U.S. Treasury’s preferred stock investment under the program, including the timing of, regulatory approvals for, and conditions placed upon, any such redemption;
•	changes in tax laws, rules and regulations;
•	various monetary and fiscal policies and regulations, including those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation (FDIC), the Office of the Controller of the Currency (OCC) and the Office of Thrift Supervision (OTS);
•	competition with other local and regional commercial banks, savings banks, credit unions and other non-bank financial institutions;
•	our ability to grow our core businesses;
•	technological factors which may affect our operations, pricing, products and services;
•	unanticipated litigation, claims or assessments; and
•	management’s ability to manage these and other risks.
Forward-looking statements are not guarantees of performance or results. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. The Company believes it has chosen these assumptions or bases in good faith and that they are reasonable. We caution you, however, that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material. The forward-looking statements included in this report speak only as of the date of the report. We undertake no obligation to publicly release revisions to any forward-looking statements to reflect events or circumstances after the date of such statements, except to the extent required by law.
Our filings with the Securities and Exchange Commission (SEC), including our Form 10-K filed for 2010, detail other risks, all of which are difficult to predict and many of which are beyond our control.
General
Central Federal Corporation (hereafter referred to, together with its subsidiaries, as the Company and individually as the Holding Company) is a savings and loan holding company incorporated in Delaware in 1998. Substantially all of our business is conducted through our principal subsidiary, CFBank, a federally chartered savings association formed in Ohio in 1892.
page 8     |     CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

General (continued)
CFBank is a community-oriented financial institution offering a variety of financial services to meet the needs of the communities we serve. Our business model emphasizes personalized service, clients’ access to decision makers, solution-driven lending and quick execution, efficient use of technology and the convenience of online internet banking, mobile banking, remote deposit, corporate cash management and telephone banking. We attract deposits from the general public and use the deposits, together with borrowings and other funds, primarily to originate commercial and commercial real estate loans, single-family and multi-family residential mortgage loans and home equity lines of credit. The majority of our customers are small businesses, small business owners and consumers.
Our principal market area for loans and deposits includes the following Ohio counties: Summit County through our office in Fairlawn, Ohio; Franklin County through our office in Worthington, Ohio; and Columbiana County through our offices in Calcutta and Wellsville, Ohio. We originate commercial and residential real estate loans and business loans primarily throughout Ohio.
Our net income is dependent primarily on net interest income, which is the difference between the interest income earned on loans and securities and our cost of funds, consisting of interest paid on deposits and borrowed funds. Net interest income is affected by regulatory, economic and competitive factors that influence interest rates, loan demand, the level of non-performing assets and deposit flows. Net income is also affected by, among other things, loan fee income, provisions for loan losses, service charges, gains on loan sales, operating expenses, and franchise and income taxes. Operating expenses principally consist of employee compensation and benefits, occupancy, FDIC insurance premiums and other general and administrative expenses. In general, results of operations are significantly affected by general economic and competitive conditions, changes in market interest rates and real estate values, government policies and actions of regulatory authorities. Future changes in applicable laws, regulations or government policies may also materially impact our performance.
As a result of the current economic recession, which has included failures of financial institutions, investments in banks and other companies by the United States government, and government-sponsored economic stimulus packages, one area of public and political focus is how and the extent to which financial institutions are regulated by the government. The current regulatory environment may result in new or revised regulations that could have a material adverse impact on our performance.
On July 21, 2010, President Obama signed into law the “Dodd-Frank Wall Street Reform and Consumer Protection Act” (Dodd-Frank Act) that could impact the performance of the Company in future periods. The Dodd-Frank Act included numerous provisions designed to strengthen the financial industry, enhance consumer protection, expand disclosures and provide for transparency. Some of these provisions included changes to FDIC insurance coverage, which included a permanent increase in the coverage to $250,000 per depositor. Additional provisions created a Bureau of Consumer Financial Protection, which is authorized to write rules on all consumer financial products. Still other provisions created a Financial Stability Oversight Council, which is not only empowered to determine the entities that are systemically significant and therefore require more stringent regulations, but which is also charged with reviewing, and when appropriate, submitting, comments to the SEC and Financial Accounting Standards Board with respect to existing or proposed accounting principles, standards or procedures. Further, the Dodd-Frank Act retained the thrift charter and merged the OTS, the regulator of CFBank, into the OCC. The aforementioned are only a few of the numerous provisions included in the Dodd-Frank Act. The overall impact of the entire Dodd-Frank Act will not be known until the full implementation is completed.
The significant volatility and disruption in capital, credit and financial markets experienced in 2008 continued to have a detrimental effect on our national and local economies in 2010. These effects included lower real estate values; tightened availability of credit; increased loan delinquencies, foreclosures, personal and business bankruptcies and unemployment rates; decreased consumer confidence and spending; significant loan charge-offs and write-downs of asset values by financial institutions and government-sponsored agencies; and a reduction of manufacturing and service business activity and international trade. These conditions also adversely affected the stock market generally, and have contributed to significant declines in the trading prices of financial institution stocks. We do not expect these difficult market conditions to improve in the short term, and a continuation or worsening of these conditions could increase their adverse effects. Adverse effects of these conditions include increases in loan delinquencies and charge-offs; increases in our loan loss reserves based on general economic factors; increases to our specific loan loss reserves due to the impact of these conditions on specific borrowers or the collateral for their loans; increases in our cost of funds due to increased competition and aggressive deposit pricing by local and national competitors with liquidity needs; attrition of our core deposits due to this aggressive deposit pricing and/or consumer concerns about the safety of their deposits; increases in regulatory and compliance costs; and declines in the trading price of our common stock.
Management’s discussion and analysis represents a review of our consolidated financial condition and results of operations for the periods presented. This review should be read in conjunction with our consolidated financial statements and related notes.
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT     |     page 9

Financial Condition
General. Assets totaled $275.2 million at December 31, 2010 and increased $1.5 million, or .5%, from $273.7 million at December 31, 2009. The increase was primarily due to a $31.3 million increase in cash and cash equivalents, a $7.6 million increase in securities available for sale, and a $4.5 million increase in foreclosed assets, partially offset by a $41.2 million decrease in net loan balances.
Cash and cash equivalents. Cash and cash equivalents totaled $34.3 million at December 31, 2010 and increased $31.3 million from $3.0 million at December 31, 2009. The increase in cash and cash equivalents was a result of building on-balance-sheet liquidity. The increase in liquidity was accomplished primarily through the issuance of brokered deposits, which also served to lock-in the cost of longer-term liabilities at low current market interest rates. As a result of the losses suffered in 2010 and 2009, management was concerned that CFBank would be restricted from accepting brokered deposits and moved aggressively to build liquidity to deal with increasing nonperforming assets and potential retail deposit outflow. During the year ended December 31, 2010, $34.6 million in brokered deposits were issued with an average life of 36 months at an average cost of 1.83%. Liquidity was also increased through proceeds from the sales of a $4.3 million auto loan portfolio and $5.8 million in commercial real estate and multi-family loans.
Securities available for sale. Securities available for sale totaled $28.8 million at December 31, 2010 and increased $7.6 million, or 35.6%, from $21.2 million at December 31, 2009. The increase was due to purchases during the current year period exceeding sales, maturities and repayments. A portion of the proceeds from the issuance of brokered deposits and sales of loans used to increase on-balance-sheet liquidity were invested in securities available for sale, which offered higher yields than overnight cash investments.
Loans. Net loans totaled $190.8 million at December 31, 2010 and decreased $41.2 million, or 17.8%, from $232.0 million at December 31, 2009. Commercial, commercial real estate and multi-family loans, including construction loans, totaled $156.8 million at December 31, 2010 and decreased $25.5 million, or 14.0%, from $182.3 million at December 31, 2009. The decrease was primarily in commercial real estate loan balances, including the related construction loans, which decreased $18.3 million due to the sale of $4.1 million in loans, the transfer of $3.5 million to foreclosed assets, $3.0 million in net charge-offs, and principal repayments and payoffs in excess of current year originations. Commercial loans declined by $4.7 million primarily due to the transfer of $1.0 million to foreclosed assets, $1.5 million in net charge-offs, and principal repayments and payoffs in excess of current year originations. Multi-family loans declined by $2.5 million primarily related to the sale of $1.7 million in loans. Single-family residential mortgage loans, including construction loans, totaled $25.6 million at December 31, 2010 and decreased $5.0 million, or 16.4%, from $30.6 million at December 31, 2009. The decrease in mortgage loans was due to current period principal repayments in excess of loans originated for portfolio. Consumer loans totaled $18.1 million at December 31, 2010 and decreased $8.1 million, or 30.8%, from $26.2 million at December 31, 2009. The decrease was due to the sale of a $4.3 million auto loan portfolio and repayments of auto loans and home equity lines of credit.
Allowance for loan losses (ALLL). The ALLL totaled $9.8 million at December 31, 2010 and increased $2.7 million, or 37.6%, from $7.1 million at December 31, 2009. The ratio of the ALLL to total loans totaled 4.87% at December 31, 2010, compared to 2.97% at December 31, 2009. The increase in the ALLL was due to continued adverse economic conditions affecting loan performance which resulted in continued high levels of nonperforming loans and loan charge-offs. See the section titled “Comparison of Results of Operations for 2010 and 2009, Provision for loan losses” for additional information regarding loan charge-offs.
In June 2010, the new management team took several significant steps to assess the credit quality of existing loans and loan relationships and improve our lending operations. These steps included: (1) independent loan reviews in the second quarter of 2010 covering in excess of 80% of the commercial, commercial real estate and multi-family residential loan portfolios; (2) an additional independent loan review of the same portfolios in the fourth quarter of 2010; (3) an independent review to assess the methodology used to determine the level of the ALLL; (4) the addition of new personnel to direct our commercial banking activities; (5) use of a loan workout firm to assist in addressing troubled loan relationships; and (6) reorganization of our credit and workout functions. These steps were designed to assess credit quality, improve collection and workout efforts with troubled borrowers and enhance the loan underwriting and approval process.
The ALLL is a valuation allowance for probable incurred credit losses. The ALLL methodology is designed as part of a thorough process that incorporates management’s current judgments about the credit quality of the loan portfolio into a determination of the ALLL in accordance with generally accepted accounting principles and supervisory guidance. Management analyzes the adequacy of the ALLL quarterly through reviews of the loan portfolio, including the nature and volume of the loan portfolio and segments of the portfolio; industry and loan concentrations; historical loss experience; delinquency statistics and the level of nonperforming loans; specific problem loans; the ability of borrowers to meet loan terms; an evaluation of collateral securing loans and the market for various types of collateral; various collection strategies; current economic condition, trends and outlook; and other factors that warrant recognition in providing for an adequate ALLL. Based on the variables involved and the significant judgments management must make about outcomes that are uncertain, the determination of the ALLL is considered to be a critical accounting policy. See the section titled “Critical Accounting Policies” for additional discussion.
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Financial Condition (continued)
The ALLL consists of specific and general components. The specific component relates to loans that are individually classified as impaired. A loan is impaired when, based on current information and events, it is probable that CFBank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Commercial, commercial real estate and multi-family residential loans, regardless of size, and all other loans over $500,000 are individually evaluated for impairment when they are 90 days past due, or earlier than 90 days past due if information regarding the payment capacity of the borrower indicates that payment in full according to the loan terms is doubtful. Loans for which the terms have been modified to grant concessions, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and are classified as impaired. If a loan is determined to be impaired, the loan is evaluated to determine whether an impairment loss should be recognized, either through a write-off or specific valuation allowance, so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate, or at the fair value of collateral, less costs to sell, if repayment is expected solely from the collateral. Large groups of smaller balance loans, such as consumer and single-family residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.
Individually impaired loans totaled $10.7 million at December 31, 2010, and decreased $3.0 million, or 21.6%, from $13.7 million at December 31, 2009. The amount of the ALLL specifically allocated to individually impaired loans totaled $2.9 million at December 31, 2010, compared to $2.0 million at December 31, 2009.
The specific reserve on impaired loans is based on management’s estimate of the fair value of collateral securing the loans, or based on projected cash flows from the sale of the underlying collateral and payments from the borrowers. On at least a quarterly basis, management reviews each impaired loan to determine whether it should have a specific reserve or partial charge-off. Management relies on appraisals, Brokers Price Opinions (BPO) or internal evaluations to help make this determination. Determination of whether to use an updated appraisal, BPO or internal evaluation is based on factors including, but not limited to, the age of the loan and the most recent appraisal, condition of the property and whether we expect the collateral to go through the foreclosure or liquidation process. Management considers the need for a downward adjustment to the valuation based on current market conditions and on management’s analysis, judgment and experience. The amount ultimately charged-off for these loans may be different from the specific reserve, as the ultimate liquidation of the collateral and/or projected cash flows may be different from management’s estimates.
Nonperforming loans, which are nonaccrual loans and loans at least 90 days past due but still accruing interest, decreased $3.1 million, or 24.0%, and totaled $10.1 million at December 31, 2010, compared to $13.2 million at December 31, 2009. The decrease in nonperforming loans was primarily due to $6.2 million in loan charge-offs, $4.5 million in commercial and commercial real estate properties transferred to foreclosed assets, and, to a lesser extent, loan payments and proceeds from the sale of the underlying collateral of various loans, partially offset by $6.8 million in additional loans that became nonperforming during 2010. Nonperforming loans totaled 5.02% of total loans at December 31, 2010, compared to 5.54% of total loans at December 31, 2009. The following table presents information regarding the number and balance of nonperforming loans at year-end 2010 and 2009.

	AT DECEMBER 31,
	2010		2009
(DOLLARS IN THOUSANDS)	NUMBER OF LOANS	BALANCE	NUMBER OF LOANS	BALANCE
Commercial	5	$2,084	1	$217
Single-family residential real estate	3	266	6	426
Multi-family residential real estate	3	3,986	8	4,406
Commercial real estate	5	3,550	15	6,864
Home equity lines of credit	2	161	5	1,307
Other consumer loans	1	10	1	14

Total	19	$10,057	36	$13,234

CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT     |     page 11

Financial Condition (continued)
Nonaccrual loans include some loans that were modified and identified as troubled debt restructurings, where concessions had been granted to borrowers experiencing financial difficulties. These concessions could include a reduction in the interest rate, payment extensions, principal forgiveness and other actions intended to maximize collection. Troubled debt restructurings included in nonaccrual loans totaled $4.5 million at December 31, 2010, and $1.8 million at December 31, 2009.
Nonaccual loans at December 31, 2010 and 2009 do not include $839,000 and $1.3 million, respectively, in troubled debt restructurings where customers have established a sustained period of repayment performance, generally six months, the loans are current according to their modified terms and repayment of the remaining contractual payments is expected. These loans are included in total impaired loans.
See Notes 1 and 3 to our consolidated financial statements for additional information regarding impaired loans and nonperforming loans.
The general component of the ALLL covers loans not classified as impaired and is based on historical loss experience, adjusted for current factors. Current factors considered include, but are not limited to, management’s oversight of the portfolio, including lending policies and procedures; nature, level and trend of the portfolio, including past due and nonperforming loans, loan concentrations, loan terms and other characteristics; current economic conditions and outlook; collateral values; and other items. The general ALLL is calculated based on CFBank’s loan balances and actual historical payment default rates for individual loans with payment defaults. For loans with no actual payment default history, industry estimates of payment default rates are applied, based on the applicable property types in the state where the collateral is located. Results are then scaled based on CFBank’s internal loan risk ratings, increasing the probability of default on loans with higher risk ratings, and industry loss rates are applied based on loan type. Industry estimates of payment default rates and industry loss rates are based on information compiled by the FDIC.
Industry information is adjusted based on management’s judgment regarding items specific to CFBank, and the current factors discussed previously. The adjustment process is dynamic, as current experience adds to the historical information, and economic conditions and outlook migrate over time. Specifically, industry information is adjusted by comparing the historical payment default rates (CFBank historical default rates and industry estimates of payment default rates) against the current rate of payment default to determine if the current level is high or low compared to historical rates, or rising or falling in light of the current economic outlook. Industry information is adjusted by comparison to CFBank’s historical one year loss rates, as well as the trend in those loss rates, past due, nonaccrual, criticized and classified loans. This adjustment process is performed for each segment of the portfolio. The following portfolio segments have been identified: single-family mortgage loans; construction loans; home equity lines of credit; other consumer loans; commercial real estate loans; multi-family residential real estate loans; and commercial and industrial loans. These individual segments are then further segregated by classes and internal loan risk ratings. See Note 3 to our consolidated financial statements for additional information.
All lending activity involves risks of loan losses. Certain types of loans, such as option adjustable rate mortgage (ARM) products, junior lien mortgages, high loan-to-value ratio mortgages, interest only loans, subprime loans and loans with initial teaser rates, can have a greater risk of non-collection than other loans. CFBank has not engaged in subprime lending, used option ARM products or made loans with initial teaser rates.
Unsecured commercial loans may present a higher risk of non-collection than secured commercial loans. Unsecured commercial loans totaled $3.5 million or 9.2% of the commercial loan portfolio at December 31, 2010. The unsecured loans are primarily lines of credit to small businesses in CFBank’s market area and are guaranteed by the small business owners. At December 31, 2010, one unsecured commercial loan with a balance of $167,000 was impaired, while none of the remaining unsecured loans was 30 days or more delinquent.
One of the more notable recessionary effects nationwide has been the reduction in real estate values. Real estate values in Ohio did not experience the dramatic increase prior to the recession that many other parts of the country did and, as a result, the declines have not been as significant, comparatively; however, real estate is the collateral on a substantial portion of the Company’s loans, and it is critical to determine the impact of any declining values in the allowance determination. For individual loans evaluated for impairment, current appraisals were obtained wherever practical, or if not available, estimated declines in value were considered in the evaluation process. Within the real estate loan portfolio, in the aggregate, including single-family, multi-family and commercial real estate, approximately 90% of the portfolio has loan-to-value ratios of 85% or less, generally based on the value of the collateral at origination, allowing for some decline in real estate values without exposing the Company to loss. Declining collateral values and a continued adverse economic outlook have been considered in the ALLL at December 31, 2010; however, sustained recessionary pressure and declining real estate values in excess of management’s estimates, particularly with regard to commercial real estate and multi-family real estate, may expose the Company to additional losses.
page 12     |     CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

Financial Condition (continued)
Home equity lines of credit include both purchased loans and loans we originated for our portfolio. In 2005 and 2006, we purchased home equity lines of credit collateralized by properties located throughout the United States, including geographic areas that have experienced significant declines in housing values, such as California, Florida and Virginia. The outstanding balance of the purchased home equity lines of credit totaled $3.4 million at December 31, 2010, and $1.8 million, or 52.7%, of the balance is collateralized by properties in these states. The collateral values associated with certain loans in these states have declined by up to 60% since these loans were originated in 2005 and 2006 and as a result, some loan balances exceed collateral values. There were 16 loans with an aggregate principal balance outstanding of $1.3 million at December 31, 2010, where the loan balance exceeded the collateral value by an aggregate amount of $1.0 million. As the depressed state of the housing market and general economy has continued, we have experienced increased write-offs in the purchased portfolio. Four loans totaling $720,000 were written off during the year ended December 31, 2010, compared to three loans totaling $322,000 during the year ended December 31, 2009. We continue to monitor collateral values and borrower FICO® scores and, when the situation warrants, have frozen the lines of credit.
Management’s loan review process is an integral part of identifying problem loans and determining the ALLL. We maintain an internal credit rating system and loan review procedures specifically developed to monitor credit risk for commercial, commercial real estate and multi-family residential loans. Credit reviews for these loan types are performed at least annually, and more often for loans with higher credit risk. Loan officers maintain close contact with borrowers between reviews. Adjustments to loan risk ratings are based on the reviews and at any time information is received that may affect risk ratings. Additionally, an independent review of commercial, commercial real estate and multi-family residential loans, which was performed at least annually prior to June 2010, is now performed semi-annually. Management uses the results of these reviews to help determine the effectiveness of the existing policies and procedures, and to provide an independent assessment of our internal loan risk rating system.
We have incorporated the OTS asset classifications as a part of our credit monitoring and internal loan risk rating system. In accordance with regulations, problem loans are classified as special mention, substandard, doubtful or loss, and the classifications are subject to review by the OTS. Assets designated as special mention, which are considered criticized assets, possess weaknesses that, if left uncorrected, may result in deterioration of the repayment prospects for the loan or of CFBank’s credit position at some future date. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. An asset considered doubtful has all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, condition and values, highly questionable and improbable. Assets considered loss are uncollectible and have so little value that their continuance as assets without the establishment of a specific loss allowance is not warranted.
The following table presents information regarding loan classifications as of December 31, 2010 and December 31, 2009. No loans were classified doubtful or loss at either date. This table includes nonperforming loans as of each date.

	AT DECEMBER 31,
(DOLLARS IN THOUSANDS)	2010	2009
Special mention:
Commercial	$6,281	$3,892
Multi-family residential real estate	4,529	3,143
Commercial real estate	9,337	1,432
Home equity lines of credit	839	3,894

Total	$20,986	$12,361

Substandard:
Commercial	$5,338	$317
Single-family residential real estate	266	426
Multi-family residential real estate	9,758	5,671
Commercial real estate	13,059	10,723
Home equity lines of credit	161	1,307
Other consumer loans	10	14

Total	$28,592	$18,458

CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT     |     page 13

Financial Condition (continued)
The increase in loans classified as special mention and substandard was due to the increasing duration and lingering nature of the current recessionary economic environment and its continued detrimental effects on our borrowers, including deterioration in client business performance, declines in borrowers’ cash flows and lower collateral values.
Management’s loan review process includes the identification of substandard loans where accrual of interest continues because the loans are under 90 days delinquent and/or the loans are well secured, a complete documentation review had been performed, and the loans are in the active process of being collected, but the loans exhibit some type of weakness that could lead to nonaccrual status in the future. At December 31, 2010, in addition to the nonperforming loans discussed previously, nine commercial loans totaling $3.2 million, eight commercial real estate loans totaling $9.5 million and six multi-family residential real estate loans totaling $5.8 million were classified as substandard. Only one of these loans was delinquent at December 31, 2010, and the delinquent payment was made in January 2011. At December 31, 2009, in addition to the nonperforming loans discussed previously, a $100,000 commercial loan, four commercial real estate loans totaling $3.9 million, and a $1.3 million multi-family residential real estate loan were classified as substandard. None of these loans were delinquent at December 2009.
We believe the ALLL is adequate to absorb probable incurred credit losses in the loan portfolio as of December 31, 2010; however, future additions to the allowance may be necessary based on factors including, but not limited to, further deterioration in client business performance, continued or deepening recessionary economic conditions, declines in borrowers’ cash flows and market conditions which result in lower real estate values. Additionally, various regulatory agencies, as an integral part of their examination process, periodically review the ALLL. Such agencies may require additional provisions for loan losses based on judgments and estimates that differ from those used by management, or information available at the time of their review. Management continues to diligently monitor credit quality in the existing portfolio and analyze potential loan opportunities carefully in order to manage credit risk. An increase in the ALLL and loan losses could occur if economic conditions and factors which affect credit quality, real estate values and general business conditions worsen or do not improve.
Foreclosed assets. Foreclosed assets totaled $4.5 million at December 31, 2010. There were no foreclosed assets at December 31, 2009. Foreclosed assets at year-end 2010 include $2.3 million related to approximately 42 acres of undeveloped land located in Columbus, Ohio, that had been previously financed for development purposes. A $982,000 charge-off was recorded when the property was foreclosed in April 2010. Although the property is listed for sale, current economic conditions negatively impact the market for undeveloped land, and sale of this property in the near future is unlikely. Foreclosed assets also include $967,000 related to a commercial building near Cleveland, Ohio, that is currently 100% occupied. A $201,000 charge-off was recorded when the property was foreclosed in November 2010. CFBank owns a participating interest in this property and the lead bank is currently managing the building operations, including listing and sale of the property. Foreclosed assets also include $194,000 related to a condominium in Akron, Ohio, that is currently vacant and listed for sale. A $48,000 charge-off was recorded when the property was foreclosed in October 2010. In addition to these properties, foreclosed assets also include $1.0 million in inventory from a jewelry manufacturer in Fairlawn, Ohio, which was sold in March 2011. An $800,000 charge-off was recorded when the inventory was acquired in December 2010. The sale in March 2011 resulted in no additional loss. There were no other assets acquired by CFBank through foreclosure during 2010. The level of foreclosed assets may increase in the future as we continue our work-out efforts related to nonperforming and other loans with credit issues.
Premises and equipment. Premises and equipment, net, totaled $6.0 million at December 31, 2010 and decreased $1.0 million, or 14.1% from $7.0 million at December 31, 2009. The decline was due to current year depreciation expense and $535,000 transferred to assets held for sale related to two parcels of land adjacent to the Company’s Fairlawn, Ohio, headquarters where the Company has a signed agreement to sell. The sale, which is expected to close by the third quarter of 2011, is expected to result in no gain or loss and will improve the cash position of the Holding Company.
Deposits. Deposits totaled $227.4 million at December 31, 2010 and increased $16.3 million, or 7.7%, from $211.1 million at December 31, 2009. The increase was due to a $16.4 million increase in certificate of deposit account balances and a $3.3 million increase in noninterest bearing checking account balances, partially offset by a $3.5 million decrease in money market account balances.
Certificate of deposit account balances totaled $128.8 million at December 31, 2010 and increased $16.4 million, or 14.6%, from $112.4 million at December 31, 2009. The increase was primarily due to a $14.6 million increase in brokered deposits. CFBank has been a participant in the Certificate of Deposit Account Registry Service® (CDARS), a network of banks that allows us to provide our customers with FDIC insurance coverage on certificate of deposit account balances up to $50 million. CDARS balances are considered brokered deposits by regulation. Brokered deposits, including CDARS
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Financial Condition (continued)
balances, totaled $68.0 million at December 31, 2010, and increased $14.6 million, or 27.4%, from $53.4 million at December 31, 2009. During 2010, $34.6 million in brokered deposits were issued with an average life of 36 months at an average cost of 1.83%. The increase in brokered deposits was based on CFBank’s determination to build on-balance-sheet liquidity and lock-in the cost of longer-term liabilities at low current market interest rates. See the section titled “Liquidity and Capital Resources” for additional information regarding regulatory restrictions on brokered deposits.
Customer balances in the CDARS program totaled $29.2 million at December 31, 2010 and decreased $7.9 million, or 21.3%, from $37.1 million at December 31, 2009. Customer balances in the CDARS program represented 42.9% of total brokered deposits at December 31, 2010 and 69.5% at December 31, 2009. The decrease was due to customers seeking higher short-term yields than management was willing to offer in the CDARS program based on CFBank’s asset/liability management strategies.
Noninterest bearing checking account balances totaled $20.4 million at December 31, 2010 and increased $3.3 million, or 19.3%, from $17.1 million at December 31, 2009. The increase was a result of our continued success in building complete banking relationships with commercial clients. Through December 31, 2012, all noninterest-bearing transaction accounts are fully guaranteed by the FDIC for the entire amount in the account. This coverage is in addition to, and separate from, the coverage available under the FDIC’s general deposit insurance rules.
Money market account balances totaled $56.8 million at December 31, 2010 and decreased $3.5 million, or 5.8%, from $60.3 million at December 31, 2009. The decrease was due to customers seeking higher yields on these short-term funds than management was willing to offer based on CFBank’s asset/liability management strategies.
Short-term Federal Home Loan Bank (FHLB) advances. Short-term FHLB advances, which totaled $2.1 million at December 31, 2009, were repaid in 2010 with funds provided by the increase in on-balance-sheet liquidity. There were no outstanding short-term borrowings at December 31, 2010.
Long-term FHLB advances. Long-term FHLB advances totaled $23.9 million at December 31, 2010 and decreased $6.0 million, or 20.0%, from $29.9 million at December 31, 2009. The decrease was due to repayment of maturing advances. These advances were not renewed due to a reduction in CFBank’s borrowing capacity with the FHLB, which resulted from tightening of overall credit policies by the FHLB during the current year and increased collateral requirements as a result of the credit performance of CFBank’s loan portfolio. The maturing advances were repaid with funds provided by the increase in on-balance-sheet liquidity.
Collateral pledged to the FHLB includes single-family mortgage loans, multi-family mortgage loans, securities, and to a lesser extent, commercial real estate loans and cash. Based on the collateral pledged and CFBank’s holdings of FHLB stock, CFBank was eligible to borrow up to a total of $24.7 million at year-end 2010. CFBank’s borrowing capacity decreased from $39.7 million at December 31, 2009 primarily due to deterioration in the credit performance of the pledged loan portfolios, which resulted in an increase in collateral maintenance requirements by the FHLB. See the section titled “Liquidity and Capital Resources” for additional information.
Subordinated debentures. Subordinated debentures totaled $5.2 million at year-end 2010 and 2009. These debentures were issued in 2003 in exchange for the proceeds of a $5.0 million trust preferred securities offering issued by a trust formed by the Company. The terms of the subordinated debentures allow for the Company to defer interest payments for a period not to exceed five years. The Company’s Board of Directors elected to defer interest payments beginning with the quarterly interest payment due on December 30, 2010 in order to preserve cash at the Holding Company. Cumulative deferred interest payments totaled $40,000 at year-end 2010. Pursuant to a notice from OTS dated October 20, 2010, the Company may not make interest payments on the subordinated debentures without the prior, written non-objection of the OTS. See the section titled “Liquidity and Capital Resources” for additional information regarding Holding Company liquidity.
Stockholders’ equity. Stockholders’ equity totaled $16.0 million at December 31, 2010 and decreased $7.2 million, or 31.2%, compared to $23.2 million at December 31, 2009. The decrease was due to a $6.9 million net loss and $410,000 in dividends on preferred stock for 2010.
The Company is a participant in the TARP Capital Purchase Program and issued $7.2 million of preferred stock to the United States Department of the Treasury (U.S. Treasury) on December 5, 2008. The preferred stock pays cumulative dividends of 5%, which increases to 9% after February 14, 2013. In conjunction with the issuance of the preferred stock, the Company also issued the U.S. Treasury a warrant to purchase 336,568 shares of the Company’s common stock at an exercise price of $3.22 per share. The Company’s participation in this program is subject to certain terms and conditions, including limits on the payment of dividends on the Company’s common stock to a quarterly cash dividend of $0.05 per share, and limits on the Company’s ability to repurchase its common stock. The Company is also subject to limitations on compensation established for TARP participants (the TARP Compensation Standards). The Company is in compliance with the terms and conditions and the TARP Compensation Standards.
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT     |     page 15

Financial Condition (continued)
The Company’s Board of Directors elected to defer dividend payments on the preferred stock beginning with the dividend payable on November 15, 2010 in order to preserve cash at the Holding Company. At December 31, 2010, one quarterly dividend payment had been deferred. Cumulative deferred dividends totaled $90,000 at year-end 2010. Pursuant to an agreement with the OTS effective May 2010, the Company may not pay cash dividends on the preferred stock, or its common stock, without the prior, written non-objection of the OTS. See Notes 15 and 16 to our consolidated financial statements for more information regarding the preferred stock and warrant. See the section titled “Liquidity and Capital Resources” for additional information regarding Holding Company liquidity.
With the capital provided by the TARP Capital Purchase Plan, we have continued to make financing available to businesses and consumers in our existing market areas. Since receipt of the $7.2 million TARP Capital Purchase Plan proceeds in December 2008 and through December 31, 2010, we have originated $208.9 million in new loans.
OTS regulations require savings institutions to maintain certain minimum levels of regulatory capital. Additionally, the regulations establish a framework for the classification of savings institutions into five categories: well-capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. Generally, an institution is considered well-capitalized if it has a core (Tier 1) capital ratio of at least 5.0% (based on adjusted total assets); a core (Tier 1) risk-based capital ratio of a least 6.0%; and a total risk-based capital ratio of at least 10.0%. CFBank had capital ratios above the well-capitalized levels at year-end 2010 and 2009. See the section titled “Liquidity and Capital Resources” for a discussion of dividends as a source of funding for the Holding Company and dividend restrictions imposed on CFBank by the OTS.
The current economic environment has resulted in discussion by regulators and others about a possible need for higher capital requirements for financial institutions, including CFBank. No final regulations have been issued in this regard; however, an increase in regulatory capital requirements could have a material and adverse impact on the Company and CFBank. The OTS currently has the ability to impose higher capital requirements on a case by case basis.
Comparison of Results of Operations for 2010 and 2009
General. Net loss totaled $6.9 million, or $1.77 per diluted common share, in 2010, compared to a net loss of $9.9 million, or $2.51 per diluted common share, in 2009. The net loss for 2010 was primarily due to an $8.5 million provision for loan losses, while the net loss for 2009 was primarily related to a $9.9 million provision for loan losses and a $4.3 million valuation allowance related to the deferred tax asset.
The $8.5 million provision for loan losses in 2010 reflected continued adverse economic conditions which affected loan performance and resulted in a sustained high level of nonperforming loans and loan charge-offs. Nonperforming loans totaled $10.1 million, or 5.02% of total loans at year-end 2010, compared to $13.2 million, or 5.54% of total loans at year-end 2009. Net loan charge-offs totaled $5.8 million, or 2.63% of average loans for the year ended December 31, 2010, compared to $5.9 million, or 2.47% of average loans for the year ended December 31, 2009. The net loan charge-offs and resulting net loss in 2009 reduced the Company’s near term estimates of future taxable income and the amount of the deferred tax asset, primarily related to net operating loss carryforwards, considered realizable. The Company recorded a $4.3 million valuation allowance to reduce the carrying amount of the deferred tax asset to zero at December 31, 2009.
Net interest income. Net interest income is a significant component of net income, and consists of the difference between interest income generated on interest-earning assets and interest expense incurred on interest-bearing liabilities. Net interest income is primarily affected by the volumes, interest rates and composition of interest-earning assets and interest-bearing liabilities. The tables titled “Average Balances, Interest Rates and Yields” and “Rate/Volume Analysis of Net Interest Income” provide important information on factors impacting net interest income and should be read in conjunction with this discussion of net interest income.
Net interest margin increased to 3.18% during 2010, compared to 3.13% during 2009. The increase was due to a decline in funding costs greater than the decline in asset yields. Yield on average interest-earning assets decreased 56 basis points (bp) in 2010 due to a decrease in higher yielding loan balances and an increase in lower yielding securities and other earning asset balances, primarily short-term cash investments that resulted from the increase in on-balance-sheet liquidity in 2010. Cost of average interest-bearing liabilities decreased 77 bp due to a decline in both deposit and borrowing costs, which reflected the sustained low market interest rate environment that existed in 2010. Management has extended the terms of some liabilities to fix their cost at the current low rates and to protect net interest margin should interest rates rise. Additional downward pressure on net interest margin could occur if the level of short-term cash investments increase, loan balances decrease, nonperforming loans increase, downward repricing on existing interest-earning assets and loan production caused by sustained low market interest rates continues, or the opportunity to decrease funding costs is unavailable.
page 16     |     CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

Comparison of Results of Operations for 2010 and 2009 (continued)
Net interest income decreased $65,000, or .8%, to $8.4 million in 2010, compared to $8.5 million in 2009. The decrease was due to a 12.7% decrease in interest income partially offset by a 29.7% decrease in interest expense. Interest income decreased due to a decline in both the average yield and average balance of interest-earning assets. The average yield on interest-earning assets declined to 4.76% in 2010, from 5.32% in 2009 due to a decrease in higher yielding loan balances and an increase in lower yielding securities and other earning asset balances, primarily short-term cash investments that resulted from the increase in on-balance-sheet liquidity in 2010. The average balance of interest-earning assets decreased $6.5 million primarily due to a decline in average loan balances partially offset by an increase in other interest-earning assets, primarily short-term cash investments, as well as an increase in the average balance of securities. The average cost of interest-bearing liabilities decreased to 1.73% in 2010, from 2.50% in 2009, due to continued low market interest rates in 2010. The decrease in expense caused by the lower cost was partially offset by a $4.6 million increase in the average balance of interest—bearing liabilities in 2010 primarily due to deposit growth.
Interest income decreased $1.8 million, or 12.7%, to $12.6 million in 2010, compared to $14.4 million in 2009. The decrease was due to lower income on loans and securities. Interest income on loans decreased $1.4 million, or 10.5%, to $11.8 million in 2010, compared to $13.2 million in 2009, due to both a decrease in average yield and a decrease in average loan balances. The average yield on loans decreased 6 bp to 5.50% in 2010, compared to 5.56% in 2009, and the average loan balances decreased $22.6 million, or 9.5%, and totaled $214.7 million in 2010, compared to $237.3 million in 2009. The decrease in average yield on loans was due to a $2.9 million increase in average nonperforming loans, from $8.4 million in 2009 to $11.3 million in 2010. The decrease in the average balance of loans was due to $5.8 million in net loan write-offs for the year ended December 31, 2010, the sale of $4.3 million in auto loans during the first quarter of 2010, the sale of $5.8 million of commercial real estate and multi-family loans during the third quarter of 2010, $4.5 million transferred to foreclosed assets and principal repayments and loan pay-offs greater than originations. Interest income on securities decreased $462,000, or 41.3%, and totaled $658,000 in 2010, compared to $1.1 million in 2009, due to a decrease in the average yield on securities partially offset by an increase in the average balance of securities. The average yield on securities decreased 244 bp to 2.69% in 2010, compared to 5.13% in 2009, due to current year securities purchases at lower yields. The average balance of securities increased $2.5 million and totaled $25.2 million in 2010, compared to $22.7 million in 2009, due to purchases in excess of sales, maturities and repayments.
Interest expense decreased $1.7 million, or 29.7%, to $4.2 million in 2010, compared to $5.9 million in 2009. The decrease was due to a decline in the average cost of deposits and a decline in both the average cost and average balance of borrowings, partially offset by an increase in average deposit balances. Interest expense on deposits decreased $1.4 million, or 29.7%, to $3.3 million in 2010, compared to $4.7 million in 2009, due to a decrease in the average cost of deposits, partially offset by an increase in average deposit balances. The average cost of deposits decreased 80 bp, to 1.56% in 2010, compared to 2.36% in 2009, due to the positive impact of low short-term market interest rates on the cost of both existing and new deposits. Average deposit balances increased $12.5 million, or 6.2%, to $212.9 million in 2010, compared to $200.4 million in 2009, primarily due to growth in brokered certificate of deposit accounts. Management used brokered deposits as one of CFBank’s asset/liability management strategies to build on-balance-sheet liquidity and lock-in the cost of longer-term liabilities at low current market interest rates. See the section titled “Financial Condition — Deposits” for further information on brokered deposits, and the section titled “Liquidity and Capital Resources” for a discussion of regulatory restrictions on CFBank’s use of brokered deposits. Brokered deposits generally cost more than traditional deposits and can negatively impact the overall cost of deposits. The average cost of brokered deposits decreased 76 bp to 1.97% in 2010, from 2.73% in 2009. Average brokered deposit balances increased $4.3 million, or 6.6%, to $69.6 million in 2010 from $65.3 million in 2009. Interest expense on FHLB advances and other borrowings, including subordinated debentures, decreased $359,000, or 29.3%, to $865,000 in 2010, compared to $1.2 million in 2009, due to a decrease in both the average cost and average balance of borrowings. The average cost of FHLB advances and other borrowings decreased 33 bp, to 2.96% in 2010, compared to 3.29% in 2009, due to maturities of higher cost advances and lower short-term interest rates during 2010. The average balance of FHLB advances and other borrowings decreased $7.9 million, to $29.3 million in 2010, compared to $37.2 million in 2009, due to the repayment of FHLB advances with funds from the increase in deposits.
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT     |     page 17

Comparison of Results of Operations for 2010 and 2009 (continued)
Provision for loan losses. The provision for loan losses totaled $8.5 million in 2010, and decreased $1.4 million, or 14.7%, compared to $9.9 million in 2009. The decrease in the provision in 2010 was primarily due to a $3.2 million decrease in nonperforming loans, a $111,000 decrease in net charge-offs and a $41.2 million decrease in net loan balances compared to the prior year. The level of the provision for loan losses during 2010 and 2009 was primarily a result of adverse economic conditions in our market area that continue to negatively impact our borrowers, our loan performance and our loan quality. See the section titled “Financial Condition — Allowance for loan losses” for additional information.
Net charge-offs totaled $5.8 million, or 2.63% of average loans in 2010, compared to $5.9 million, or 2.47% of average loans in 2009. The 1.9% decrease in net charge-offs in 2010 was primarily in the commercial loan portfolio, offset by an increase in net charge-offs in the commercial real estate loan portfolio. The following table presents information regarding net charge-offs for 2010 and 2009.

	FOR THE YEAR ENDED DECEMBER 31,
(DOLLARS IN THOUSANDS)	2010	2009
Commercial	$1,549	$3,703
Single-family residential real estate	118	435
Multi-family residential real estate	203	287
Commercial real estate	3,046	1,109
Home equity lines of credit	820	385
Other consumer loans	74	2

Total	$5,810	$5,921

Noninterest income. Noninterest income totaled $1.8 million and increased $417,000, or 30.3%, in 2010, compared to $1.4 million in 2009. The increase was due to a $468,000 increase in net gains on sales of securities and a $224,000 increase in net gains on sales of loans. Noninterest income was positively impacted by a $208,000 net gain on acquisition due to recognition, at fair value, of the Company’s one-third ownership interest in Smith Ghent LLC, which was held prior to its purchase of the remaining two-thirds interest in October 2009. There was no such gain in 2010. Service charges on deposit accounts decreased $51,000 in 2010.
Net gains on sales of securities totaled $468,000 in 2010. There were no gains on sales of securities in 2009. The sales proceeds were reinvested in securities with a 0% total risk-based capital requirement. The gains on sales positively impacted CFBank’s core capital ratio, and the reinvestment in 0% risk-weighted assets had a positive impact on CFBank’s total risk-based capital ratio. Investment in these securities, however, had a negative impact on interest income due to low current market interest rates.
Net gains on sales of loans totaled $866,000 and increased $224,000, or 34.9%, in 2010, compared to $642,000 in 2009. The increase was primarily due to a 20.6% increase in mortgage loans originated for sale, which totaled $79.6 million in 2010, compared to $66.0 million in 2009. The increase in mortgage loan production was due to continued low mortgage interest rates in 2010 and the success of CFBank’s staff of mortgage loan originators in increasing this business despite the depressed condition of the housing market. CFBank’s mortgage professionals continue to gain market share by building relationships with local realtors and individual borrowers. If market mortgage rates increase or the housing market deteriorates further, mortgage production and resultant gains on sales of loans could decrease. The Dodd-Frank Act contains provisions which limit the methods of compensation for mortgage loan originators and this may impact the Company as a result of loan origination professionals’ decisions about whether to remain in the industry.
Service charges on deposit accounts totaled $294,000 and decreased $51,000, or 14.8%, in 2010, compared to $345,000 in 2009. The decrease was due to a $38,000 decrease in nonsufficient funds fees and an $11,000 decrease in checking account fees compared to 2009.
Noninterest expense. Noninterest expense increased $170,000, or 2.1%, and totaled $8.4 million in 2010, compared to $8.3 million in 2009. The increase in noninterest expense was primarily due to an increase in professional fees and advertising and promotion expenses, partially offset by a decrease in occupancy and equipment expense.
Professional fees increased $226,000, or 29.4%, and totaled $995,000 in 2010, compared to $769,000 in 2009. The increase was primarily related to legal costs associated with nonperforming loans, which totaled $475,000 in 2010, compared to $227,000 in 2009. Management expects that professional fees associated with nonperforming loans may continue at current levels or increase as we continue our workout efforts related to nonperforming and other loans with credit issues.
page 18     |     CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

Comparison of Results of Operations for 2010 and 2009 (continued)
Advertising and promotion expense increased $55,000, or 105.8%, and totaled $107,000 in 2010, compared to $52,000 in 2009. The increase was due to costs associated with enhancement of marketing and presentation materials related to CFBank’s products and services.
Occupancy and equipment expense decreased $278,000, or 57.8%, and totaled $203,000 in 2010, compared to $481,000 in 2009. The decrease was due to the elimination of rent expense for the Company’s Fairlawn office as a result of the October 2009 acquisition of the remaining interest in Smith Ghent LLC, which owns the Fairlawn office building.
The ratio of noninterest expense to average assets increased to 2.96% in 2010, from 2.88% in 2009 due to an increase in noninterest expense and decrease in average assets in 2010. The efficiency ratio increased to 85.98% in 2010, from 83.60% in 2009 due to an increase in noninterest expense and decrease in net interest income and noninterest income (excluding gains on sales of securities) in 2010.
Income taxes. Income tax expense totaled $198,000 in 2010, compared to $1.6 million in 2009. Income tax expense decreased for the year ended December 31, 2010 due to a $2.3 million charge related to the valuation allowance against the deferred tax asset in 2010, compared to $4.3 million in 2009.
Comparison of Results of Operations for 2009 and 2008
General. Net loss totaled $9.9 million, or $2.51 per diluted common share, in 2009, compared to net income of $723,000, or $.16 per diluted common share, in 2008. The net loss for 2009 was primarily due to a $9.9 million provision for loan losses and a $4.3 million valuation allowance related to the deferred tax asset.
The $9.9 million provision for loan losses was recorded in response to adverse economic conditions affecting loan performance, which resulted in an increase in nonperforming loans and loan charge-offs. Nonperforming loans increased $10.8 million, and totaled $13.2 million at December 31, 2009, compared to $2.4 million at December 31, 2008. Net loan charge-offs increased $5.4 million, and totaled $5.9 million during 2009, compared to $482,000 in 2008. The net loan charge-offs and resultant net loss reduced the Company’s near term estimates of future taxable income and the amount of the deferred tax asset, primarily related to net operating loss carryforwards, considered realizable. The Company recorded a $4.3 million valuation allowance to reduce the carrying amount of the deferred tax asset to zero at December 31, 2009.
Net interest income. Net interest margin decreased to 3.13% during 2009, compared to 3.34% during 2008. The decrease was due to a decline in asset yields greater than the decline in funding costs. Yield on average interest-earning assets decreased 106 bp in 2009 due to an increase in nonperforming loans and downward repricing on adjustable-rate assets, as well as lower pricing on new loan production, in response to low market interest rates. Cost of average interest-bearing liabilities decreased 88 bp due to a decline in both deposit and borrowing costs, which reflected the sustained low market interest rate environment that existed in 2009. Management extended the terms of some liabilities to fix their cost at the low rates and to protect net interest margin should interest rates rise.
Net interest income decreased $203,000, or 2.3%, to $8.5 million in 2009, compared to $8.7 million in 2008. The decrease was due to a 13.2% decrease in interest income partially offset by a 25.1% decrease in interest expense. Interest income decreased due to a decline in the average yield on interest earning assets to 5.32% in 2009, from 6.38% in 2008. The decrease in income caused by the lower average yield was partially offset by an $11.2 million increase in average interest-earning assets in 2009 due to growth in average loan balances and other interest-earning assets, primarily short-term cash investments. The average cost of interest-bearing liabilities decreased to 2.50% in 2009, from 3.38% in 2008, due to continued low short-term interest rates in 2009. The decrease in expense caused by the lower cost was partially offset by a $3.1 million increase in the average balance of interest-bearing liabilities in 2009 due to deposit growth.
Interest income decreased $2.2 million, or 13.2%, to $14.4 million in 2009, compared to $16.6 million in 2008. The decrease was due to lower income on loans and securities. Interest income on loans decreased $2.0 million, or 13.1%, to $13.2 million in 2009, compared to $15.2 million in 2008, due to a lower average yield on loans partially offset by an increase in average loan balances. The average yield on loans decreased 97 bp to 5.56% in 2009, compared to 6.53% in 2008, due to an increase in nonperforming loans, lower market rates on new originations and downward repricing on adjustable-rate loans. Average loan balances increased $4.8 million, or 2.1%, and totaled $237.3 million in 2009, compared to $232.5 million in 2008, due to growth in commercial, commercial real estate and single-family residential real estate loans as a result of lower loan payoffs in 2009. Interest income on securities decreased $209,000, or 15.7%, and totaled $1.1 million in 2009, compared to $1.3 million in 2008, due to decreases in both the average balance of securities and the average yield on securities. The average balance of securities decreased $3.3 million and totaled $22.7 million in 2009, compared to $26.0 million in 2008, due to maturities and repayments in excess of purchases. The average yield on securities decreased 7 bp to 5.13% in 2009, compared to 5.20% in 2008, due to securities purchases in 2009 at lower yields.
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT     |     page 19

Comparison of Results of Operations for 2009 and 2008 (continued)
Interest expense decreased $2.0 million, or 25.1%, to $5.9 million in 2009, compared to $7.9 million in 2008. The decrease was due to a decline in the average cost of both deposits and borrowings and a decline in average borrowing balances, partially offset by an increase in average deposit balances. Interest expense on deposits decreased $1.5 million, or 23.9%, to $4.7 million in 2009, compared to $6.2 million in 2008, due to a decrease in the average cost of deposits, partially offset by an increase in average deposit balances. The average cost of deposits decreased 95 bp, to 2.36% in 2009, compared to 3.31% in 2008, due to low short-term market interest rates positively impacting the cost of both existing and new deposits. Average deposit balances increased $12.9 million, or 6.9%, to $200.4 million in 2009, compared to $187.5 million in 2008, primarily due to growth in money market accounts. Interest expense on FHLB advances and other borrowings, including subordinated debentures, decreased $501,000, or 29.0%, to $1.2 million in 2009, compared to $1.7 million in 2008, due to a decrease in both the average cost and average balance of borrowings. The average cost of FHLB advances and other borrowings decreased 38 bp, to 3.29% in 2009, compared to 3.67% in 2008, due to lower short-term interest rates during 2009. The average balance of FHLB advances and other borrowings decreased $9.8 million, to $37.2 million in 2009, compared to $47.0 million in 2008, due to the repayment of FHLB advances with funds from the increase in deposits and cash flows from the securities portfolio.
Provision for loan losses. The provision for loan losses totaled $9.9 million in 2009, compared to $917,000 in 2008. The increase in the provision in 2009 was due to adverse economic conditions affecting loan performance, which resulted in an increase in nonperforming loans and loan charge-offs. The provision in 2009 was significantly impacted by a $3.3 million net charge-off related to a single commercial loan customer.
Nonperforming loans, which are nonaccrual loans and loans 90 days past due still accruing interest, increased $10.8 million and totaled $13.2 million, or 5.54% of total loans, at December 31, 2009, compared to $2.4 million, or 1.01% of total loans, at December 31, 2008. The increase in nonperforming loans was primarily related to deterioration in the multi-family residential, commercial real estate, and home equity lines of credit portfolios. The following table presents information regarding the number and balance of nonperforming loans at year-end 2009 and 2008.

	AT DECEMBER 31,
	2009		2008
(DOLLARS IN THOUSANDS)	NUMBER OF LOANS	BALANCE	NUMBER OF LOANS	BALANCE
Commercial	1	$217	1	$646
Single-family residential real estate	6	426	1	63
Multi-family residential real estate	8	4,406	1	1,264
Commercial real estate	15	6,864	1	348
Home equity lines of credit	5	1,307	1	60
Other consumer loans	1	14	1	31

Total	36	$13,234	6	$2,412

Nonaccrual loans include some loans that were modified and identified as troubled debt restructurings, where concessions had been granted to borrowers experiencing financial difficulties. These concessions could include a reduction in the interest rate, payment extensions, principal forgiveness, and other actions intended to maximize collection. Troubled debt restructurings included in nonaccrual loans totaled $1.8 million at December 31, 2009. There were no troubled debt restructurings at December 31, 2008.
Individually impaired loans totaled $13.7 million at December 31, 2009, compared to $2.3 million at December 31, 2008. Individually impaired loans are included in nonperforming loans, except for $1.3 million in troubled debt restructurings where customers have established a sustained period of repayment performance, loans are current according to their modified terms and repayment of the remaining contractual payments is expected. The amount of the ALLL specifically allocated to individually impaired loans totaled $2.0 million at December 31, 2009, compared to $514,000 at December 31, 2008.
page 20     |     CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

Comparison of Results of Operations for 2009 and 2008 (continued)
The following table presents information on classified and criticized loans as of December 31, 2009 and 2008. No loans were classified loss at either date.

	AT DECEMBER 31,
(DOLLARS IN THOUSANDS)	2009	2008
Special mention
Commercial	$3,892	$535
Multi-family residential real estate	3,143	2,852
Commercial real estate	1,432	1,221
Home equity lines of credit	3,894	—

Total	$12,361	$4,608

Substandard
Commercial	$317	$2,570
Single-family residential real estate	426	63
Multi-family residential real estate	5,671	1,264
Commercial real estate	10,723	877
Home equity lines of credit	1,307	60
Other consumer loans	14	32

Total	$18,458	$4,866

Doubtful
Commercial	$—	$646

The increase in loans classified special mention and substandard was primarily related to deterioration in the commercial, multi-family residential, commercial real estate, and home equity lines of credit portfolios due to the adverse economic environment that existed in 2009 and its detrimental effect on collateral values and the ability of borrowers to make loan payments.
Management’s loan review, assignment of risk ratings and classification of assets, includes the identification of substandard loans where accrual of interest continues because the loans are under 90 days delinquent and/or the loans are well secured, a complete documentation review had been performed, and the loans are in the active process of being collected, but the loans exhibit some type of weakness that could lead to nonaccrual status in the future. At December 31, 2009, in addition to the nonperforming loans discussed previously, one commercial loan, totaling $100,000, four commercial real estate loans, totaling $3.9 million, and one multi-family residential real estate loan, totaling $1.3 million, were classified as substandard. At December 31, 2008, in addition to the nonperforming loans discussed previously, seven commercial loans, totaling $2.6 million, and one commercial real estate loan, totaling $530,000, were classified as substandard.
Net charge-offs totaled $5.9 million, or 2.47% of average loans in 2009, compared to $482,000, or 0.20% of average loans in 2008. The increase in net charge-offs in 2009 was primarily in the commercial and commercial real estate portfolios. Net commercial loan charge-offs included $3.3 million related to a single commercial loan customer. The following table presents information regarding net charge-offs for 2009 and 2008.

	FOR THE YEAR ENDED DECEMBER 31,
(DOLLARS IN THOUSANDS)	2009	2008
Commercial	$3,703	$—
Single-family residential real estate	435	69
Multi-family residential real estate	287	—
Commercial real estate	1,109	—
Home equity lines of credit	385	360
Other consumer loans	2	53

Total	$5,921	$482

CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT      |      page 21

Comparison of Results of Operations for 2009 and 2008 (continued)
Noninterest income. Noninterest income totaled $1.4 million and increased $429,000, or 45.3%, in 2009, compared to $948,000 in 2008. The increase was due to a $483,000 increase in net gains on sales of loans and a $208,000 gain on the Company’s purchase of the remaining two-thirds interest in Smith Ghent LLC. These increases were partially offset by a $199,000 decrease in service charges on deposit accounts. Noninterest income in 2008 also included $54,000 in net gains on sales of securities. There were no security sales in 2009.
Net gains on the sales of loans totaled $642,000 and increased $483,000, or 303.8%, in 2009, compared to $159,000 in 2008. The increase was due to a 144.4% increase in mortgage loans originated for sale, which totaled $66.0 million in 2009, compared to $27.0 million in 2008, and a positive change in CFBank’s internal pricing policies. The increase in mortgage loan production was due to low mortgage interest rates in 2009, which resulted from the Federal Reserve Board reducing rates to historically low levels in the fourth quarter of 2008, and management’s decision to increase CFBank’s staff of professional mortgage loan originators, who have been successful in increasing this business despite the depressed condition of the housing market.
The $208,000 net gain on acquisition was due to recognition, at fair value, of the Company’s one-third ownership interest in Smith Ghent LLC, which was held prior to its purchase of the remaining two-thirds interest in October 2009.
Service charges on deposit accounts totaled $345,000 and decreased $199,000, or 36.6%, in 2009, compared to $544,000 in 2008. In 2008, service charges on deposit accounts included increased income during the fourth quarter from deposit accounts of a third party payment processor. These accounts were not active in 2009.
Noninterest expense. Noninterest expense increased $513,000, or 6.6%, and totaled $8.3 million in 2009, compared to $7.7 million in 2008. The increase in noninterest expense was primarily due to an increase in FDIC premiums, salaries and employee benefits and professional fees, partially offset by a decrease in depreciation expense.
FDIC premiums totaled $541,000 in 2009 and increased $455,000, from $86,000 in 2008. The increase was due to higher quarterly assessment rates, an increase in deposit balances and a $128,000 special assessment to restore the reserve ratio of the Deposit Insurance Fund (DIF), as announced on May 22, 2009 by the FDIC Board of Directors. A one-time FDIC credit issued to CFBank as a result of the Federal Deposit Insurance Reform Act of 2005 reduced premiums in 2008.
On November 12, 2009, the FDIC Board of Directors approved a Notice of Proposed Rulemaking that required institutions to prepay, on December 31, 2009, their estimated quarterly risk-based assessments for the fourth quarter of 2009, and all of 2010, 2011 and 2012. The assessment was based on a 5% annual growth rate in deposits from September 30, 2009, and included a 3 bp increase in the assessment rate beginning in 2011. The assessment paid by CFBank on December 31, 2009 totaled $1.4 million, and will be expensed over the coverage period.
Salaries and employee benefits expense totaled $4.2 million and increased $108,000, or 2.7%, in 2009, compared to $4.1 million in 2008. The increase was due to increased staffing levels, salary adjustments and medical benefits expense, reduced by elimination of bonuses.
Professional fees totaled $769,000 and increased $211,000, or 37.8%, in 2009, compared to $558,000 in 2008. The increase was due to $99,000 in higher legal fees related to nonperforming loans and $142,000 in legal and forensic accounting services related to the investigation of unusual return item activity involving deposit accounts for a third party payment processor. The increases were partially offset by a $36,000 decrease in consulting fees related to the Company’s implementation of the internal control reporting requirements of Section 404 of the Sarbanes-Oxley Act.
Depreciation expense totaled $483,000 and decreased $200,000 in 2009, compared to $683,000 in 2008. The decrease was due to assets fully depreciated at December 31, 2008.
The ratio of noninterest expense to average assets increased to 2.88% in 2009, from 2.79% in 2008. The efficiency ratio increased to 83.60% in 2009, from 80.75% in 2008. The increase in both ratios was due to the increase in noninterest expense in 2009.
Income taxes. Income taxes totaled $1.6 million in 2009, compared to $261,000 in 2008. The increase in the income tax expense was due to a $4.3 million valuation allowance against the deferred tax asset, discussed previously.
page 22     |      CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

AVERAGE BALANCES, INTEREST RATES AND YIELDS.
The following table presents, for the periods indicated, the total dollar amount of fully taxable equivalent interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed in both dollars and rates. Average balances are computed using month-end balances.

	FOR THE YEARS ENDED DECEMBER 31,
	2010			2009			2008
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(DOLLARS IN THOUSANDS)	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Securities (1) (2)	$25,160	$658	2.69%	$22,692	$1,120	5.13%	$25,951	$1,329	5.20%
Loans and loans held for sale (3)	214,747	11,813	5.50%	237,322	13,197	5.56%	232,550	15,193	6.53%
Other earning assets	23,960	61	0.25%	10,251	32	0.31%	513	8	1.56%
FHLB stock	1,942	85	4.38%	2,053	97	4.72%	2,064	107	5.18%

Total interest-earning assets	265,809	12,617	4.76%	272,318	14,446	5.32%	261,078	16,637	6.38%
Noninterest-earning assets	19,039			14,330			16,398

Total assets	$284,848			$286,648			$277,476

Interest-bearing liabilities:
Deposits	$212,952	3,318	1.56%	$200,438	4,723	2.36%	$187,495	6,210	3.31%
FHLB advances and other borrowings	29,264	865	2.96%	37,214	1,224	3.29%	47,013	1,725	3.67%

Total interest-bearing liabilities	242,216	4,183	1.73%	237,652	5,947	2.50%	234,508	7,935	3.38%

Noninterest-bearing liabilities	23,289			18,976			16,009

Total liabilities	265,505			256,628			250,517
Equity	19,343			30,020			26,959

Total liabilities and equity	$284,848			$286,648			$277,476

Net interest-earning assets	$23,593			$34,666			$26,570

Net interest income/interest rate spread		$8,434	3.03%		$8,499	2.82%		$8,702	3.00%

Net interest margin			3.18%			3.13%			3.34%

Average interest-earning assets to average interest-bearing liabilities	109.74%			114.59%			111.33%

(1)	Average balance is computed using the carrying value of securities.

Average yield is computed using the historical amortized cost average balance for available for sale securities.

(2)	Average yields and interest earned are stated on a fully taxable equivalent basis.

(3)	Average balance is computed using the recorded investment in loans net of the ALLL and includes nonperforming loans.
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT      |      page 23

RATE/VOLUME ANALYSIS OF NET INTEREST INCOME.
The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between the increase and decrease related to changes in balances and/or changes in interest rates. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (i.e., changes in volume multiplied by the prior rate) and (ii) changes in rate (i.e., changes in rate multiplied by prior volume). For purposes of this table, changes attributable to both rate and volume which cannot be segregated have been allocated proportionately to the change due to volume and the change due to rate.

	YEAR ENDED DECEMBER 31, 2010			YEAR ENDED DECEMBER 31, 2009
	COMPARED TO YEAR ENDED DECEMBER 31, 2009			COMPARED TO YEAR ENDED DECEMBER 31, 2008
	INCREASE (DECREASE) DUE TO			INCREASE (DECREASE) DUE TO
(DOLLARS IN THOUSANDS)	RATE	VOLUME	NET	RATE	VOLUME	NET
Interest-earning assets:
Securities (1)	$(582)	$120	$(462)	$(20)	$(189)	$(209)
Loans and loans held for sale	(141)	(1,243)	(1,384)	(2,301)	305	(1,996)
Other earning assets	(7)	36	29	(11)	35	24
FHLB stock	(7)	(5)	(12)	(9)	(1)	(10)

Total interest-earning assets	(737)	(1,092)	(1,829)	(2,341)	150	(2,191)

Interest-bearing liabilities:
Deposits	(1,684)	279	(1,405)	(1,892)	405	(1,487)
FHLB advances and other borrowings	(116)	(243)	(359)	(166)	(335)	(501)

Total interest-bearing liabilities	(1,800)	36	(1,764)	(2,058)	70	(1,988)

Net change in net interest income	$1,063	$(1,128)	$(65)	$(283)	$80	$(203)

(1)	Securities amounts are presented on a fully taxable equivalent basis.
page 24      |      CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

Quantitative and Qualitative Disclosures about Market Risk
Market risk is the risk of loss from adverse changes in market prices and interest rates. We have not engaged in and, accordingly, have no risk related to trading accounts, commodities or foreign exchange. Our hedging policy allows hedging activities, such as interest rate swaps, up to 10% of total assets. Disclosures about our hedging activities are set forth in Note 19 to our consolidated financial statements. The Company’s market risk arises primarily from interest rate risk inherent in our lending, investing, deposit gathering and borrowing activities. The measurement of market risk associated with financial instruments is meaningful only when all related and offsetting on- and off-balance-sheet transactions are aggregated and the resulting net positions are identified. Disclosures about fair value are set forth in Note 5 to our consolidated financial statements.
Management actively monitors and manages interest rate risk. The primary objective in managing interest rate risk is to limit, within established guidelines, the adverse impact of changes in interest rates on our net interest income and capital. We measure the effect of interest rate changes on CFBank’s net portfolio value (NPV), which is the difference between the estimated market value of its assets and liabilities under different interest rate scenarios. The change in the NPV ratio is a long-term measure of what might happen to the market value of financial assets and liabilities over time if interest rates changed instantaneously and the Company did not change existing strategies. At December 31, 2010, CFBank’s NPV ratios, using interest rate shocks ranging from a 300 bp rise in rates to a 100 bp decline in rates are shown in the following table. All values are within the acceptable range established by CFBank’s Board of Directors.
NET PORTFOLIO VALUE AS A PERCENT OF ASSETS (CFBANK ONLY)

BASIS POINT CHANGE IN RATES	NPV RATIO
+300	9.22%
+200	9.56%
+100	9.48%
+50	9.27%
0	9.13%
-50	8.83%
-100	8.72%
In evaluating CFBank’s exposure to interest rate risk, certain shortcomings inherent in the method of analysis presented in the foregoing table must be considered. For example, the table indicates results based on changes in the level of interest rates, but not changes in the shape of the yield curve. CFBank also has exposure to changes in the shape of the yield curve. Although certain assets and liabilities may have similar maturities or periods to which they reprice, they may react in different degrees to changes in market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. In the event of a change in interest rates, prepayments and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. The ability of many borrowers to service their debt may decrease when interest rates rise. As a result, the actual effect of changing interest rates may differ materially from that presented in the foregoing table.
We continue to originate substantially all fixed-rate single-family mortgage loans for sale rather than retain long-term, low fixed-rate loans in portfolio. We continue to originate commercial, commercial real estate and multi-family residential mortgage loans for our portfolio, which, in many cases, have adjustable interest rates. Many of these loans have interest-rate floors, which protect income to CFBank should rates continue to fall. Due to the current historic low level of market interest rates in 2009 through 2010, the terms of some liabilities were extended to fix their cost at low levels and to protect net interest margin should interest rates rise. See the section titled “Financial Condition — Deposits” for information regarding the use of brokered deposits to extend liabilities and increase on-balance-sheet liquidity.
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT       |       page 25

Liquidity and Capital Resources
In general terms, liquidity is a measurement of an enterprise’s ability to meet cash needs. The primary objective in liquidity management is to maintain the ability to meet loan commitments and to repay deposits and other liabilities in accordance with their terms without an adverse impact on current or future earnings. Principal sources of funds are deposits; amortization and prepayments of loans; maturities, sales and principal receipts of securities available for sale; borrowings; and operations. While maturities and scheduled amortization of loans are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition.
CFBank is required by regulation to maintain sufficient liquidity to ensure its safe and sound operation. Thus, adequate liquidity may vary depending on CFBank’s overall asset/liability structure, market conditions, the activities of competitors and the requirements of its own deposit and loan customers, and regulatory considerations. Management believes that CFBank’s liquidity is sufficient.
Liquidity management is both a daily and long-term responsibility of management. We adjust our investments in liquid assets, primarily cash, short-term investments and other assets that are widely traded in the secondary market, based on our ongoing assessment of expected loan demand, expected deposit flows, yields available on interest-earning deposits and securities and the objective of our asset/liability management program. In addition to liquid assets, we have other sources of liquidity available including, but not limited to, access to advances from the FHLB, borrowings from the Federal Reserve Bank (FRB), and the ability to obtain deposits by offering above-market interest rates. Under a directive from the OTS dated April 6, 2010, CFBank may not increase the amount of brokered deposits above $76.4 million, excluding interest credited, without the prior non-objection of the OTS. Brokered deposits totaled $68.0 million at December 31, 2010.
The following table summarizes CFBank’s cash available from liquid assets and borrowing capacity at December 31, 2010 and 2009.

	AT DECEMBER 31,
(DOLLARS IN THOUSANDS)	2010	2009
Cash and unpledged securities	$43,352	$5,033
Additional borrowing capacity at the FHLB	426	7,720
Additional borrowing capacity at the FRB	25,977	12,129
Unused commercial bank lines of credit	3,000	8,000

Total	$72,755	$32,882

Cash available from liquid assets and borrowing capacity increased to $72.8 million at December 31, 2010 from $32.9 million at December 31, 2009. Cash and unpledged securities increased $38.3 in 2010 due to the use of brokered deposits to increase on-balance-sheet liquidity. As of December 31, 2010, CFBank, under the directive by the OTS as previously discussed, has the ability to obtain an additional $8.4 million in brokered deposits for liquidity and asset/liability management purposes, as needed. CFBank’s additional borrowing capacity with the FHLB decreased to $426,000 at December 31, 2010, from $7.7 million at December 31, 2009, primarily due to tightening of overall credit policies by the FHLB during the current year and increased collateral requirements as a result of the credit performance of CFBank’s loan portfolio. CFBank’s additional borrowing capacity at the FRB increased to $26.0 million at December 31, 2010 from $12.1 million at December 31, 2009 due to additional commercial real estate loans pledged as collateral with the FRB in 2010. FRB borrowing programs are limited to short-term, overnight funding, and would not be available to CFBank for longer term funding needs. Unused commercial bank lines of credit decreased to $3.0 million at December 31, 2010 and zero at March 1, 2011, from $8.0 million at December 31, 2009, due to non-renewal of the lines of credit as a result of the credit performance of CFBank’s loan portfolio and its effect on CFBank’s financial performance. CFBank’s borrowing capacity may be negatively impacted by changes such as, but not limited to, further tightening of credit policies by the FHLB or FRB, further deterioration in the credit performance of CFBank’s loan portfolio or CFBank’s financial performance, a decline in the balance of pledged collateral, deterioration in CFBank’s capital below well-capitalized levels or certain situations where a well-capitalized institution is under a formal regulatory enforcement action.
We rely primarily on a willingness to pay market-competitive interest rates to attract and retain retail deposits. Accordingly, rates offered by competing financial institutions affect our ability to attract and retain deposits. Deposits are obtained predominantly from the areas in which CFBank offices are located, and brokered deposits are accepted. We use brokered deposits as an element of a diversified funding strategy and an alternative to borrowings. Management regularly
page 26       |      CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

Liquidity and Capital Resources (continued)
compares rates on brokered deposits with other funding sources in order to determine the best mix of funding sources, balancing the costs of funding with the mix of maturities. Although CFBank customers participate in the CDARS program, CDARS deposits are considered brokered deposits by regulation. Brokered deposits, including CDARS deposits, totaled $68.0 million at December 31, 2010 and $53.4 million at December 31, 2009. Current regulatory restrictions limit an institution’s use of brokered deposits in situations where capital falls below well-capitalized levels and in certain situations where a well-capitalized institution is under a formal regulatory enforcement action. CFBank was not subject to these regulatory restrictions on the use of brokered deposits at December 31, 2010. CFBank was, however, subject to a $76.4 million limit on the amount of its brokered deposits as a result of a directive from the OTS dated April 6, 2010, as described previously.
CFBank could raise additional deposits by offering above-market interest rates. Current regulatory restrictions limit an institution’s ability to pay above-market interest rates in situations where capital falls below well-capitalized levels or in certain situations where a well-capitalized institution is under a formal regulatory enforcement action. CFBank was not subject to regulatory restrictions on its ability to pay above-market interest rates at December 31, 2010. CFBank relies on competitive interest rates, customer service, and relationships with customers to retain deposits. To promote and stabilize liquidity in the banking and financial services sector, the FDIC, as included in the Dodd-Frank Act as previously discussed, permanently increased deposit insurance coverage from $100,000 to $250,000 per depositor. CFBank is a participant in the FDIC’s program which provides unlimited deposit insurance coverage, through December 31, 2012, for noninterest-bearing transaction accounts. Based on our historical experience with deposit retention, current retention strategies and participation in programs offering additional FDIC insurance protection, we believe that, although it is not possible to predict future terms and conditions upon renewal, a significant portion of existing deposits will remain with CFBank.
The Holding Company, as a savings and loan holding company, has more limited sources of liquidity than CFBank. In general, in addition to its existing liquid assets, sources of liquidity include funds raised in the securities markets through debt or equity offerings, dividends received from its subsidiaries, or the sale of assets. Pursuant to an agreement with OTS effective May 2010, the Holding Company may not incur, issue, renew, redeem, or rollover any debt, or otherwise incur any additional debt, other than liabilities that are incurred in the ordinary course of business to acquire goods and services, without the prior non-objection of the OTS. Additionally, the Holding Company is not able to declare, make, or pay any cash dividends or any other capital distributions, or purchase, repurchase, or redeem, or commit to purchase, repurchase or redeem any Holding Company equity stock without the prior non-objection of the OTS. Pursuant to a notice from the OTS dated October 20, 2010, the Holding Company may not pay interest on debt or commit to do so without the prior, written non-objection of the OTS. The agreement with and notice from the OTS do not restrict the Holding Company’s ability to raise funds in the securities markets through equity offerings.
At December 31, 2010, the Holding Company and its subsidiaries, other than CFBank, had cash of $855,000 available to meet cash needs. Annual debt service on the subordinated debentures is currently approximately $162,500. The subordinated debentures have a variable rate of interest, reset quarterly, equal to the three-month London Interbank Offered Rate (LIBOR) plus 2.85%. The total rate in effect was 3.15% at December 31, 2010. An increase in the three-month LIBOR would increase the debt service requirement of the subordinated debentures. Annual dividends on the preferred stock are approximately $361,000 at the current 5% level, which is scheduled to increase to 9% after February 14, 2013. Annual operating expenses are expected to be approximately $700,000 in 2011. The Holding Company’s available cash at December 31, 2010 is sufficient to cover cash needs, at their current level, for approximately eight months. The Board of Directors elected to defer the November 15, 2010 and February 15, 2011 scheduled dividend payments related to the preferred stock and the December 30, 2010 and March 30, 2011 interest payments on the subordinated debentures in order to preserve cash at the Holding Company. The Company expects that the Board will also elect to defer future payments. See Notes 11 and 16 to our consolidated financial statements for additional information regarding deferral of these payments. The Holding Company has a signed agreement to sell two parcels of land adjacent to the Company’s Fairlawn headquarters for approximately $535,000. Proceeds from the sale, which is expected to close by the third quarter of 2011, will improve the cash position of the Holding Company. On an annual basis, deferral of the interest and dividend payments and proceeds from the sale would increase cash available to meet operating expenses by approximately $1.1 million and extend the cash coverage to approximately two years.
Banking regulations limit the amount of dividends that can be paid to the Holding Company by CFBank without prior approval of the OTS. Generally, financial institutions may pay dividends without prior approval as long as the dividend is not more than the total of the current calendar year-to-date earnings plus any earnings from the previous two years not already paid out in dividends, and as long as the financial institution remains well capitalized after the dividend payment. As of December 31, 2010, CFBank may pay no dividends to the Holding Company without OTS approval. Future dividend payments by CFBank to the Holding Company would be based on future earnings or the approval of the OTS. The Holding Company is significantly dependent on dividends from CFBank to provide the liquidity necessary to meet its obligations. In view of the uncertainty surrounding CFBank’s future ability to pay dividends to the Holding Company, management is exploring additional sources of funding to support its working capital needs. In the current economic environment, however, there can be no assurance that it will be able to do so or, if it can, what the cost of doing so will be.
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT      |       page 27

Liquidity and Capital Resources (continued)
At December 31, 2010, CFBank exceeded all of its regulatory capital requirements to be considered well-capitalized. Tier 1 capital level was $18.0 million, or 6.6% of adjusted total assets, which exceeded the required level of $13.6 million, or 5.0%. Tier 1 risk-based capital level was $18.0 million, or 9.4% of risk-weighted assets, which exceeded the required level of $11.5 million, or 6.0%. Risk-based capital was $20.4 million, or 10.7% of risk-weighted assets, which exceeded the required level of $19.1 million, or 10.0%.
See Note 18 to our consolidated financial statements for more information regarding regulatory capital matters.
Impact of Inflation
The financial statements and related data presented herein have been prepared in accordance with U.S. generally accepted accounting principles, which presently require us to measure financial position and results of operations primarily in terms of historical dollars. Changes in the relative value of money due to inflation are generally not considered. In our opinion, changes in interest rates affect our financial condition to a far greater degree than changes in the inflation rate. While interest rates are generally influenced by changes in the inflation rate, they do not move concurrently. Rather, interest rate volatility is based on changes in the expected rate of inflation, as well as changes in monetary and fiscal policy. A financial institution’s ability to be relatively unaffected by changes in interest rates is a good indicator of its ability to perform in a volatile economic environment. In an effort to protect performance from the effects of interest rate volatility, we review interest rate risk frequently and take steps to minimize detrimental effects on profitability.
Critical Accounting Policies
We follow financial accounting and reporting policies that are in accordance with U.S. generally accepted accounting principles and conform to general practices within the banking industry. These policies are presented in Note 1 to our consolidated financial statements. Some of these accounting policies are considered to be critical accounting policies, which are those policies that are both most important to the portrayal of the Company’s financial condition and results of operations, and require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Application of assumptions different than those used by management could result in material changes in our financial condition or results of operations. These policies, current assumptions and estimates utilized, and the related disclosure of this process, are determined by management and routinely reviewed with the Audit Committee of the Board of Directors. We believe that the judgments, estimates and assumptions used in the preparation of the consolidated financial statements were appropriate given the factual circumstances at the time.
We have identified accounting policies that are critical accounting policies, and an understanding of these policies is necessary to understand our financial statements. The following discussion details the critical accounting policies and the nature of the estimates made by management.
Determination of the allowance for loan losses. The ALLL represents management’s estimate of probable incurred credit losses in the loan portfolio at each balance sheet date. The allowance consists of general and specific components. The general component covers loans not classified as impaired and is based on historical loss experience, adjusted for current factors. Current factors considered include, but are not limited to, management’s oversight of the portfolio, including lending policies and procedures; nature, level and trend of the portfolio, including past due and nonperforming loans, loan concentrations, loan terms and other characteristics; current economic conditions and outlook; collateral values; and other items. The specific component of the ALLL relates to loans that are individually classified as impaired. Nonperforming loans exceeding policy thresholds are regularly reviewed to identify impairment. A loan is impaired when, based on current information and events, it is probable that CFBank will be unable to collect all amounts due according to
page 28       |      CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

Critical Accounting Policies (continued)
the contractual terms of the loan agreement. Determining whether a loan is impaired and whether there is an impairment loss requires judgment and estimates, and the eventual outcomes may differ from estimates made by management. The determination of whether a loan is impaired includes review of historical data, judgments regarding the ability of the borrower to meet the terms of the loan, an evaluation of the collateral securing the loan and estimation of its value, net of selling expenses, if applicable, various collection strategies and other factors relevant to the loan or loans. Impairment is measured based on the fair value of collateral, less costs to sell, if the loan is collateral dependent, or alternatively, the present value of expected future cash flows discounted at the loan’s effective rate, if the loan is not collateral dependent. When the selected measure is less than the recorded investment in the loan, an impairment loss is recorded. As a result, determining the appropriate level for the ALLL involves not only evaluating the current financial situation of individual borrowers or groups of borrowers, but also current predictions about future events that could change before an actual loss is determined. Based on the variables involved and the fact that management must make judgments about outcomes that are inherently uncertain, the determination of the ALLL is considered to be a critical accounting policy. Additional information regarding this policy is included in the previous section titled “Financial Condition — Allowance for loan losses” and in Notes 1, 3 and 5 to our consolidated financial statements.
Valuation of the deferred tax asset. Another critical accounting policy relates to valuation of the deferred tax asset, which includes the benefit of loss carryforwards which expire in varying amounts in future periods. At year-end 2010, the Company had net operating loss carryforwards of approximately $13.2 million which expire at various dates from 2024 to 2030. Realization is dependent on generating sufficient future taxable income prior to expiration of the loss carryforwards. The Company’s net losses in 2009 and 2010 reduced management’s near term estimate of future taxable income, and reduced to zero the amount of the net deferred tax asset considered realizable. At December 31, 2010 the valuation allowance totaled $6.7 million, compared to $4.3 million at December 31, 2009. Additional information regarding this policy is included in Notes 1 and 13 to our consolidated financial statements.
Fair value of financial instruments. Another critical accounting policy relates to fair value of financial instruments, which are estimated using relevant market information and other assumptions. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates. Additional information is included in Notes 1 and 5 to our consolidated financial statements.
Market Prices and Dividends Declared
The common stock of Central Federal Corporation trades on the Nasdaq® Capital Market under the symbol “CFBK.” As of December 31, 2010, there were 4,127,798 shares of common stock outstanding and 518 record holders.
The following table shows the quarterly reported high and low sales prices of the common stock during 2010 and 2009. There were no dividends declared during 2010 or 2009.

	HIGH	LOW
2010
First quarter	$1.87	$0.83
Second quarter	2.00	1.19
Third quarter	1.70	0.88
Fourth quarter	1.25	0.45

2009
First quarter	$3.45	$2.00
Second quarter	3.50	2.26
Third quarter	3.00	1.85
Fourth quarter	2.60	1.05
As a participant in the TARP Capital Purchase Program and pursuant to an agreement with the OTS, the Company is subject to certain terms and conditions, including limits on the payment of dividends on the Company’s common stock. Additional information is contained in the section titled “Financial Condition — Stockholders’ equity” and in Note 16 to our consolidated financial statements.
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT      |       page 29

FINANCIAL STATEMENTS
Management’s Report On Internal Control Over Financial Reporting
The management of Central Federal Corporation is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Securities and Exchange Act of 1934, as amended. The Company’s internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles.
The Company’s internal control over financial reporting includes those policies and procedures that: (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. Based on our assessment and those criteria, management concluded that the Company maintained effective internal control over financial reporting as of December 31, 2010.
Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework.
This annual report does not contain an audit report of the Company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to audit by the Company’s registered public accounting firm pursuant to rules of the Securities and Exchange Commission that permit the Company to provide only management’s report in this annual report.

Eloise L. Mackus
Chief Executive Officer,
General Counsel and Corporate Secretary

Therese Ann Liutkus, CPA
President, Treasurer and Chief Financial Officer
March 30, 2011
page 30      |      CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

FINANCIAL STATEMENTS
Report Of Independent Registered Public Accounting Firm On Consolidated Financial Statements
The Board of Directors and Stockholders
Central Federal Corporation
Fairlawn, Ohio
We have audited the accompanying consolidated balance sheets of Central Federal Corporation as of December 31, 2010 and 2009 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Central Federal Corporation as of December 31, 2010 and 2009 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

Crowe Horwath LLP
Cleveland, Ohio
March 30, 2011
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT       |       page 31

Consolidated Balance Sheets

	DECEMBER 31,
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)	2010	2009

Assets
Cash and cash equivalents	$34,275	$2,973
Securities available for sale	28,798	21,241
Loans held for sale	1,953	1,775
Loans, net of allowance of $9,758 and $7,090	190,767	232,003
Federal Home Loan Bank stock	1,942	1,942
Loan servicing rights	57	88
Foreclosed assets, net	4,509	—
Premises and equipment, net	6,016	7,003
Assets held for sale	535	—
Other intangible assets	129	169
Bank owned life insurance	4,143	4,017
Accrued interest receivable and other assets	2,108	2,531

	$275,232	$273,742

Liabilities and Stockholders’ Equity
Deposits
Noninterest bearing	$20,392	$17,098
Interest bearing	206,989	193,990

Total deposits	227,381	211,088
Short-term Federal Home Loan Bank advances	—	2,065
Long-term Federal Home Loan Bank advances	23,942	29,942
Advances by borrowers for taxes and insurance	213	161
Accrued interest payable and other liabilities	2,552	2,104
Subordinated debentures	5,155	5,155

Total liabilities	259,243	250,515
Stockholders’ equity
Preferred stock, Series A, $.01 par value; $7,225 aggregate liquidation value, 1,000,000 shares authorized; 7,225 shares issued	7,069	7,021
Common stock, $.01 par value; shares authorized; 12,000,000, shares issued: 4,686,331 in 2010 and 4,658,120 in 2009	47	47
Common stock warrant	217	217
Additional paid-in capital	27,542	27,517
Accumulated deficit	(16,313)	(9,034)
Accumulated other comprehensive income	672	704
Treasury stock, at cost; 558,533 shares	(3,245)	(3,245)

Total stockholders’ equity	15,989	23,227

	$275,232	$273,742

(See accompanying notes.)
page 32      |      CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

Consolidated Statements of Operations

	YEARS ENDED DECEMBER 31,
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)	2010	2009	2008
Interest and dividend income
Loans, including fees	$11,813	$13,197	$15,193
Securities	658	1,120	1,329
Federal Home Loan Bank stock dividends	85	97	107
Federal funds sold and other	61	32	8

	12,617	14,446	16,637

Interest expense
Deposits	3,318	4,723	6,210
Short-term Federal Home Loan Bank advances and other debt	—	1	541
Long-term Federal Home Loan Bank advances and other debt	698	1,027	850
Subordinated debentures	167	196	334

	4,183	5,947	7,935

Net interest income	8,434	8,499	8,702
Provision for loan losses	8,468	9,928	917

Net interest income (loss) after provision for loan losses	(34)	(1,429)	7,785
Noninterest income
Service charges on deposit accounts	294	345	544
Net gains on sales of loans	866	642	159
Loan servicing fees, net	21	36	34
Net gains on sales of securities	468	—	54
Earnings on bank owned life insurance	126	125	123
Gain on acquisition	—	208	—
Other	19	21	34

	1,794	1,377	948

Noninterest expense
Salaries and employee benefits	4,211	4,166	4,058
Occupancy and equipment	203	481	485
Data processing	625	616	687
Franchise taxes	338	346	308
Professional fees	995	769	558
Director fees	137	108	136
Postage, printing and supplies	151	162	159
Advertising and promotion	107	52	45
Telephone	106	103	91
Loan expenses	83	82	20
Foreclosed assets, net	4	(1)	(3)
Depreciation	508	483	683
FDIC premiums	581	541	86
Amortization of intangibles	40	6	—
Other	343	348	436

	8,432	8,262	7,749

Income (loss) before income taxes	(6,672)	(8,314)	984

Income tax expense	198	1,577	261

Net income (loss)	(6,870)	(9,891)	723
Preferred stock dividends and accretion of discount on preferred stock	(410)	(407)	(29)

Net income (loss) available to common stockholders	$(7,280)	$(10,298)	$694

Earnings (loss) per common share:
Basic	$(1.77)	$(2.51)	$0.16
Diluted	$(1.77)	$(2.51)	$0.16
(See accompanying notes.)
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT       |       page 33

Consolidated Statements of Changes in Stockholders’ Equity

	YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
					RETAINED	ACCUMULATED
			COMMON		EARNINGS	OTHER		TOTAL
	PREFERRED	COMMON	STOCK	ADDITIONAL	(ACCUMULATED	COMPREHENSIVE	TREASURY	STOCKHOLDERS’
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)	STOCK	STOCK	WARRANT	PAID-IN CAPITAL	DEFICIT)	INCOME	STOCK	EQUITY

Balance at January 1, 2008	$—	$46	$—	$27,348	$1,411	$187	$(1,613)	$27,379
Comprehensive income:
Net income					723			723
Change in unrealized gain (loss) on securities available for sale, net of reclassification and tax effects						163		163

Total comprehensive income								886
Issuance of 7,225 shares preferred stock and 336,568 common stock warrants, net of offering costs of $22	6,986		217					7,203
Accretion of discount on preferred stock	3				(3)			—
Issuance of 31,750 stock based incentive plan shares		1						1
Release of 23,417 stock based incentive plan shares, net of forfeitures				127				127
Tax benefits from dividends on unvested stock based incentive plan shares				3				3
Tax effect from vesting of stock based incentive plan shares				(45)				(45)
Stock option expense, net of forfeitures				22				22
Purchase of 365,000 treasury shares							(1,632)	(1,632)
Preferred stock dividends					(26)			(26)
Cash dividends declared on common stock ($0.20 per share)					(843)			(843)

Balance at December 31, 2008	6,989	47	217	27,455	1,262	350	(3,245)	33,075
Comprehensive loss:
Net loss					(9,891)			(9,891)
Change in unrealized gain (loss) on securities available for sale, net of reclassification and tax effects						354		354

Total comprehensive loss								(9,537)
Preferred stock offering costs	(13)							(13)
Accretion of discount on preferred stock	45				(45)			—
Release of 11,921 stock based incentive plan shares, net of forfeitures				55	2			57
Tax benefits from dividends on unvested stock based incentive plan shares				1				1
Tax effect from vesting of stock based incentive plan shares				(20)				(20)
Stock option expense, net of forfeitures				26				26
Preferred stock dividends					(362)			(362)

Balance at December 31, 2009	$7,021	$47	$217	$27,517	$(9,034)	$704	$(3,245)	$23,227

(Continued on next page.)
page 34       |       CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

Consolidated Statements of Changes in Stockholders’ Equity (continued)

	YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
					RETAINED	ACCUMULATED
			COMMON		EARNINGS	OTHER		TOTAL
	PREFERRED	COMMON	STOCK	ADDITIONAL	(ACCUMULATED	COMPREHENSIVE	TREASURY	STOCKHOLDERS’
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)	STOCK	STOCK	WARRANT	PAID-IN CAPITAL	DEFICIT)	INCOME	STOCK	EQUITY

Balance at January 1, 2010	$7,021	$47	$217	$27,517	$(9,034)	$704	$(3,245)	$23,227
Comprehensive loss:
Net loss					(6,870)			(6,870)
Change in unrealized gain (loss) on securities available for sale, net of reclassification and tax effects						(32)		(32)

Total comprehensive loss								(6,902)
Accretion of discount on preferred stock	48				(48)			—
Release of 2,817 stock based incentive plan shares, net of forfeitures				5	1			6
Tax effect from vesting of stock based incentive plan shares				19				19
Stock option expense, net of forfeitures				1				1
Preferred stock dividends					(362)			(362)

Balance at December 31, 2010	$7,069	$47	$217	$27,542	$(16,313)	$672	$(3,245)	$15,989

(See accompanying notes.)
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT       |       page 35

Consolidated Statements of Cash Flows

	YEARS ENDED DECEMBER 31,
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)	2010	2009	2008
Net income (loss)	$(6,870)	$(9,891)	$723

Adjustments to reconcile net income (loss) to net cash from operating activities:
Provision for loan losses	8,468	9,928	917
Valuation (gain) loss on mortgage servicing rights	1	(4)	3
Depreciation	508	483	683
Amortization, net	509	(38)	(55)
Net realized gain on sales of securities	(468)	—	(54)
Originations of loans held for sale	(79,506)	(66,024)	(26,973)
Proceeds from sale of loans held for sale	80,192	63,312	27,306
Net gain on sale of loans	(866)	(642)	(159)
Valuation loss on loans transferred from held for sale to portfolio	—	5	—
Net gain on acquisition	—	(208)	—
Loss (gain) on disposal of premises and equipment	1	—	(1)
Loss (gain) on sale of foreclosed assets	—	(1)	(22)
FHLB stock dividends	—	—	(81)
Stock-based compensation expense	7	83	149
Change in deferred income taxes (net of change in valuation allowance)	198	1,579	314
Net change in:
Bank owned life insurance	(126)	(125)	(123)
Accrued interest receivable and other assets	632	(542)	(262)
Accrued interest payable and other liabilities	367	(442)	(457)

Net cash from operating activities	3,047	(2,527)	1,908

Cash flows from investing activities
Available-for-sale securities:
Sales	13,632	—	2,064
Maturities, prepayments and calls	7,173	6,419	10,103
Purchases	(28,599)	(3,698)	(6,917)
Loan originations and payments, net	18,086	(4,403)	(4,401)
Loans purchased	—	(2,231)	—
Proceeds from sale of portfolio loans	10,073	—	—
Proceeds from redemption of FHLB stock	—	167	—
Purchase of FHLB stock	—	—	(65)
Additions to premises and equipment	(56)	(40)	(212)
Proceeds from the sale of premises and equipment	—	1	1
Proceeds from the sale of foreclosed assets	—	28	231
Net cash used in acquisition	—	(675)	—

Net cash from investing activities	$20,309	$(4,432)	$804

(Continued on next page.)
page 36       |       CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

Consolidated Statements of Cash Flows (continued)

	YEARS ENDED DECEMBER 31,
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)	2010	2009	2008

Cash flows from financing activities
Net change in deposits	$16,230	$3,363	$13,247
Net change in short-term borrowings from the FHLB and other debt	(2,065)	(3,785)	(32,400)
Proceeds from long-term FHLB advances and other debt	—	17,942	14,000
Repayments on long-term FHLB advances and other debt	(6,000)	(11,200)	(2,000)
Net change in advances by borrowers for taxes and insurance	52	(6)	13
Cash dividends paid on common stock	—	(205)	(860)
Cash dividends paid on preferred stock	(271)	(341)	—
Proceeds from issuance of preferred stock and common stock warrant	—	—	7,203
Costs associated with issuance of preferred stock	—	(13)	—
Purchase of treasury shares	—	—	(1,632)

Net cash from financing activities	7,946	5,755	(2,429)

Net change in cash and cash equivalents	31,302	(1,204)	283
Beginning cash and cash equivalents	2,973	4,177	3,894

Ending cash and cash equivalents	$34,275	$2,973	$4,177

Supplemental cash flow information:
Interest paid	$4,152	$6,095	$7,340
Income taxes paid	(25)	—	51

Supplemental noncash disclosures:
Transfers from loans to foreclosed assets	$4,509	$174	$123
Premises and equipment transferred to assets held for sale	535	—	—
Loans issued to finance the sale of repossessed assets	—	162	—
Loans transferred from held for sale to portfolio	—	1,852	—
(See accompanying notes.)
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT       |       page 37

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
NOTE 1 — Summary of Significant Accounting Policies
Nature of Operations and Principles of Consolidation: The consolidated financial statements include Central Federal Corporation, its wholly-owned subsidiaries, CFBank, Ghent Road, Inc., and Smith Ghent LLC, together referred to as “the Company”. Ghent Road, Inc. was formed in 2006 and owns real property. Prior to October 2009, the Company owned a one-third interest in Smith Ghent LLC, which owns the Company’s headquarters in Fairlawn, Ohio. The Company purchased the remaining two-thirds interest in October 2009. Intercompany transactions and balances are eliminated in consolidation.
CFBank provides financial services through its four full-service banking offices in Fairlawn, Calcutta, Wellsville and Worthington, Ohio. Its primary deposit products are checking, savings, money market and term certificate accounts, and its primary lending products are commercial and residential mortgages and commercial and installment loans. Substantially all loans are secured by specific items or combinations of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. There are no significant concentrations of loans to any one industry or customer. However, the customers’ ability to repay their loans is dependent on the real estate and general economic conditions in the customers’ geographic areas.
Use of Estimates: To prepare financial statements in conformity with U.S. generally accepted accounting principles (GAAP), management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. The allowance for loan losses (ALLL), deferred tax assets, and fair values of financial instruments are particularly subject to change.
Cash Flows: Cash and cash equivalents include cash, deposits with other financial institutions with maturities fewer than 90 days, and federal funds sold. Net cash flows are reported for customer loan and deposit transactions, interest-bearing deposits in other financial institutions and borrowings with original maturities under 90 days.
Securities: Debt securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities are classified as available for sale when they might be sold before maturity. Equity securities with readily determinable fair values are classified as available for sale. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.
Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage-backed securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.
Management evaluates securities for other-than-temporary impairment (OTTI) at least on a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or will more likely than not be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the income statement and 2) OTTI related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.
Loans Held for Sale: Mortgage loans originated and intended for sale in the secondary market are carried at fair value, as determined by outstanding commitments from investors. The company adopted the option to account for loans held for sale at fair value for all loans originated beginning January 1, 2010.
Mortgage loans held for sale are generally sold with servicing rights released. The carrying value of mortgage loans sold is reduced by the amount allocated to the servicing right when mortgage loans held for sale are sold with servicing rights retained. Gains and losses on sales of mortgage loans are based on the difference between the selling price and the carrying value of the related loan sold.
page 38       |       CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

NOTE 1— Summary of Significant Accounting Policies (continued)
Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, adjusted for purchase premiums and discounts, deferred loan fees and costs, and an ALLL. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments. The recorded investment in loans includes accrued interest receivable. Commercial loans include loans to businesses collateralized by business assets. Single-family residential real estate loans include loans to individuals collateralized by one- to four-family residences. Multi-family residential real estate loans include loans to individuals and companies collateralized by multi-family residences, including apartment buildings and condominiums. Commercial real estate loans include loans to individuals and businesses collateralized by owner and non-owner occupied properties and land. Construction loans include loans to individuals and companies for the construction of residential and commercial properties. Consumer loans include home equity lines of credit, both originated by CFBank and purchased, and other types of consumer installment loans and credit cards.
The accrual of interest income on commercial loans, single-family residential real estate loans, multi-family residential real estate loans, commercial real estate loans, construction loans and home equity lines of credit is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Other consumer loans are typically charged off no later than 90 days past due. Past due status is based on the contractual terms of the loan for all portfolio segments.
Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogenous loans that are collectively evaluated for impairment and individually classified impaired loans.
For all classes of loans, interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Commercial, multi-family residential real estate loans and commercial real estate loans placed on nonaccrual status are individually classified as impaired loans. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.
CFBank’s charge-off policy for commercial loans, single-family residential real estate loans, multi-family residential real estate loans, commercial real estate loans, construction loans and home equity lines of credit requires management to establish a specific reserve or record a charge-off as soon as it is apparent that the borrower is troubled and there is, or likely will be a collateral shortfall related to the estimated value of the collateral securing the loan. For all portfolio segments, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.
Concentration of Credit Risk: Most of the Company’s primary business activity is with customers located within the Ohio counties of Columbiana, Franklin, Summit and contiguous counties. Therefore, the Company’s exposure to credit risk is significantly affected by changes in the economies within these counties. Although these counties are the Company’s primary market area for loans, the Company originates residential and commercial real estate loans throughout the United States.
Allowance for Loan Losses: The ALLL is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off.
The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired.
A loan is impaired when, based on current information and events, it is probable that CFBank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.
Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT       |       page 39

NOTE 1 — Summary of Significant Accounting Policies (continued)
All classes of loans within the commercial, multi-family residential and commercial real estate segments, regardless of size, and all other classes of loans over $500 are individually evaluated for impairment when they are 90 days past due, or earlier than 90 days past due if information regarding the payment capacity of the borrower indicates that payment in full according to the loan terms is doubtful. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance loans, such as consumer and single-family residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures. Troubled debt restructurings are measured at the present value of estimated future cash flows using the loan’s effective rate at inception. If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral. For troubled debt restructurings that subsequently default, the amount of reserve is determined in accordance with the accounting policy for the ALLL.
The general component covers non-impaired loans of all classes and is based on historical loss experience adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company over the most recent year. This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations.
The following portfolio segments have been identified: commercial loans; single-family mortgage loans; multi-family residential real estate loans; commercial real estate loans; construction loans; home equity lines of credit; and other consumer loans.
A description of each segment of the loan portfolio, along with the risk characteristics of each segment is included below:
Commercial loans: We make commercial loans to businesses generally located within our primary market area. Those loans are generally secured by business equipment, inventory, accounts receivable and other business assets. In underwriting commercial loans, we consider the net operating income of the company, the debt service ratio and the financial strength, expertise and credit history of the business owners and/or guarantors. Because payments on commercial loans are dependent on successful operation of the business enterprise, repayment of such loans may be subject to a greater extent to adverse conditions in the economy. We seek to mitigate these risks through underwriting policies which require such loans to be qualified at origination on the basis of the enterprise’s financial performance and the financial strength of the business owners and/or guarantors.
Single-family mortgage loans: Single-family mortgage loans include permanent conventional mortgage loans secured by single-family residences located within and outside of our primary market area. Credit approval for residential real estate loans requires demonstration of sufficient income to repay the principal and interest and the real estate taxes and insurance, stability of employment and an established credit record. Our policy is to originate single-family residential mortgage loans for portfolio in amounts up to 85% of the lower of the appraised value or the purchase price of the property securing the loan, without requiring private mortgage insurance. Loans in excess of 85% of the lower of the appraised value or purchase price of the property securing the loan require private mortgage insurance. CFBank has not engaged in subprime lending, used option adjustable-rate mortgage products or made loans with initial teaser rates.
Multi-family residential real estate loans: We originate multi-family residential real estate loans that are secured by apartment buildings, condominiums and multi-family residential houses generally located in our primary market area. Underwriting policies provide that multi-family residential real estate loans may be made in amounts up to 75% of the lower of the appraised value or purchase price of the property. In underwriting multi-family residential real estate loans, we consider the appraised value and net operating income of the property, the debt service ratio and the property owner’s and/or guarantor’s financial strength, expertise and credit history. We offer both fixed and adjustable rate loans. Fixed rates are generally limited to three to five years, at which time they convert to adjustable rate loans. Because payments on loans secured by multi-family residential properties are dependent on successful operation or management of the properties, repayment of multi-family residential real estate loans may be subject to a greater extent to adverse conditions in the real estate market or the economy. Adjustable rate multi-family residential real estate loans generally pose credit risks not inherent in fixed-rate loans, primarily because as interest rates rise, the borrowers’ payments rise, increasing the potential for default. Additionally, adjustable rate multi-family residential real estate loans generally do not contain periodic and lifetime caps on interest rate changes. We seek to minimize the additional risk presented by adjustable rate multi-family residential real estate loans through underwriting criteria that require such loans to be qualified at origination with sufficient debt coverage ratios under increasing interest rate scenarios.
page 40       |       CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

NOTE 1 — Summary of Significant Accounting Policies (continued)
Commercial real estate loans: We originate commercial real estate loans that are secured by properties used for business purposes, such as manufacturing facilities, office buildings or retail facilities generally located within our primary market area. Underwriting policies provide that commercial real estate loans may be made in amounts up to 75% of the lower of the appraised value or purchase price of the property. In underwriting commercial real estate loans, we consider the appraised value and net operating income of the property, the debt service ratio and the property owner’s and/or guarantor’s financial strength, expertise and credit history. We offer both fixed and adjustable rate loans. Fixed rates are generally limited to three to five years, at which time they convert to adjustable rate loans. Because payments on loans secured by commercial real estate properties are dependent on successful operation or management of the properties, repayment of commercial real estate loans may be subject to a greater extent to adverse conditions in the real estate market or the economy. Adjustable rate commercial real estate loans generally pose credit risks not inherent in fixed-rate loans, primarily because as interest rates rise, the borrowers’ payments rise, increasing the potential for default. Additionally, adjustable rate commercial real estate loans generally do not contain periodic and lifetime caps on interest rate changes. We seek to minimize the additional risk presented by adjustable rate commercial real estate loans through underwriting criteria that require such loans to be qualified at origination with sufficient debt coverage ratios under increasing interest rate scenarios.
Construction loans: We originate construction loans to finance the construction of residential and commercial properties generally in our primary market area. Construction loans are fixed or adjustable-rate loans which may convert to permanent loans with maturities of up to 30 years. Our policies provide that construction loans may be made in amounts up to 75% of the appraised value of the property, and an independent appraisal of the property is required. Loan proceeds are disbursed in increments as construction progresses and as inspections warrant, and regular inspections are required to monitor the progress of construction. In underwriting construction loans, we consider the property owner’s and/or guarantor’s financial strength, expertise and credit history. Construction financing is considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property’s value at completion of construction or development compared to the estimated cost (including interest) of construction. If the estimate of value proves to be inaccurate, we may be confronted with a project, when completed, having a value which is insufficient to assure full repayment. We attempt to reduce such risks on construction loans through inspections of construction progress on the property and by requiring personal guarantees and reviewing current personal financial statements and tax returns, as well as other projects of the developer.
Home equity lines of credit: Home equity lines of credit include both loans we originate for portfolio and purchased loans. We originate home equity lines of credit to customers generally in our primary market area. Home equity lines of credit are variable rate loans and the interest rate adjusts monthly at various margins above the prime rate of interest as disclosed in The Wall Street Journal. The margin is based on certain factors including the loan balance, value of collateral, election of auto-payment, and the borrower’s FICO® score. The amount of the line is based on the borrower’s credit, income and equity in the home. When combined with the balance of the prior mortgage liens, these lines generally may not exceed 89.9% of the appraised value of the property at the time of the loan commitment. The lines are secured by a subordinate lien on the underlying real estate and are, therefore, vulnerable to declines in property values in the geographic areas where the properties are located. Credit approval for home equity lines of credit requires income sufficient to repay principal and interest due, stability of employment, an established credit record and sufficient collateral. Collectibility of home equity lines of credit are dependent on the borrower’s continuing financial stability, and thus are more likely to be affected by adverse personal circumstances. In 2005 and 2006, we purchased home equity lines of credit collateralized by properties located throughout the United States. The purchased home equity lines of credit present higher risk than the home equity lines of credit we originate for our portfolio as they include properties in geographic areas that have experienced significant declines in housing values, such as California, Florida and Virginia. The collateral values associated with certain loans in these states have declined by up to 60% since these loans were originated in 2005 and 2006, and as a result, some loan balances exceed collateral values. We continue to monitor collateral values and borrower FICO® scores on both purchased and portfolio loans and, when the situation warrants, have frozen the lines of credit.
Other consumer loans: We originate other consumer loans, including closed-end home equity, home improvement, auto and credit card loans to consumers generally in our primary market area. Credit approval for other consumer loans requires income sufficient to repay principal and interest due, stability of employment, an established credit record and sufficient collateral for secured loans. Consumer loans typically have shorter terms and lower balances with higher yields as compared to real estate mortgage loans, but generally carry higher risks of default. Consumer loan collections are dependent on the borrower’s continuing financial stability, and thus are more likely to be affected by adverse personal circumstances.
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT       |       page 41

NOTE 1 — Summary of Significant Accounting Policies (continued)
During the quarter ended September 30, 2009, management updated its methodology for calculating the general component of the ALLL to improve the analysis of historical loss rates. Given the short nature of CFBank’s commercial, commercial real estate and multi-family residential real estate loan loss history, and the economic environment, the new methodology improved management’s ability to estimate probable incurred credit losses in the portfolio. The general ALLL is calculated based on CFBank’s loan balances and actual historical payment default rates. For loans with no actual payment default history, industry estimates of payment default rates are applied based on loan type and the state where the collateral is located. Results are then scaled based on CFBank’s internal loan risk ratings, and industry loss rates are applied based on loan type. Industry information is modified based on management’s judgment regarding items specific to CFBank, and primarily include the level and trend of past due and nonaccrual loans and the current economic outlook. Industry information is adjusted by comparing the historical payment default rates (bank and industry) against the current rate of payment default to determine if the current level is high or low compared to historical levels, or rising or falling in light of the current economic outlook. The adjustment process is dynamic, as current experience adds to the historical information, and economic conditions and outlook migrate over time.
Servicing Rights: When mortgage loans are sold with servicing retained, servicing rights are initially recorded at fair value with the income statement effect recorded in gains on sales of loans. Fair value is based on market prices for comparable mortgage servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income. All classes of servicing assets are subsequently measured using the amortization method which requires servicing rights to be amortized into noninterest income in proportion to, and over the period of, the estimated future net servicing income of the underlying loans.
Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to carrying amount. Impairment is determined by stratifying rights into groupings based on predominant risk characteristics, such as interest rate, loan type and investor type. Impairment is recognized through a valuation allowance for an individual grouping, to the extent that fair value is less than the carrying amount. If it is later determined that all or a portion of the impairment no longer exists for a particular grouping, a reduction of the allowance may be recorded as an increase to income. Changes in valuation allowances are reported with loan servicing fees, net on the income statement. The fair values of servicing rights are subject to significant fluctuations as a result of changes in estimated and actual prepayment speeds and default rates and losses.
Servicing fee income, which is reported on the income statement as loan servicing fees, net is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal, or a fixed amount per loan, and are recorded as income when earned. The amortization of mortgage servicing rights is netted against loan servicing fee income. Loan servicing fees, net totaled $21, $36 and $34 for the years ended December 31, 2010, 2009 and 2008, respectively. Late fees and ancillary fees related to loan servicing are not material.
Transfers of Financial Assets: Transfers of financial assets are accounted for as sales when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.
Foreclosed Assets: Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed.
Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Buildings and related components are depreciated using the straight-line method with useful lives ranging from 3 to 40 years. Furniture, fixtures and equipment are depreciated using the straight-line method with useful lives ranging from 2 to 25 years.
Federal Home Loan Bank (FHLB) stock: CFBank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.
Bank Owned Life Insurance: CFBank purchased life insurance policies on certain directors and employees in 2002. Bank owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.
Other Intangible Assets: Other intangible assets consist of identified intangibles from the purchase of the remaining two-thirds interest in Smith Ghent LLC in October 2009.
page 42       |       CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

NOTE 1 — Summary of Significant Accounting Policies (continued)
The intangible asset was initially measured at fair value and is being amortized on a straight-line method over the estimated life of 4.5 years.
Loan Commitments and Related Financial Instruments: Financial instruments include off-balance-sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.
Derivatives: Derivative financial instruments are recognized as assets or liabilities at fair value. The Company’s derivatives consist mainly of interest rate swap agreements, which are used as part of its asset liability management to help manage interest rate risk. The Company does not use derivatives for trading purposes. The derivative transactions are considered instruments with no hedging designation, otherwise known as stand-alone derivatives. Changes in the fair value of the derivatives are reported currently in earnings, as other noninterest income.
Mortgage Banking Derivatives: Commitments to fund mortgage loans to be sold into the secondary market, otherwise known as interest rate locks and forward commitments for the future delivery of these mortgage loans are accounted for as free standing derivatives. Fair values of these mortgage derivatives are based on anticipated gains on the underlying loans. Changes in the fair values of these derivatives are included in net gains on sales of loans.
Stock-Based Compensation: Compensation cost is recognized for stock options and restricted stock awards issued to directors and employees, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock awards. Compensation cost is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the required service period for each separately vesting portion of the award.
Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance of $4,312 was recorded in 2009 to reduce the carrying amount of the Company’s net deferred tax asset to zero. See Note 13 — Income Taxes.
A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.
The Company recognizes interest related to income tax matters as interest expense and penalties related to income tax matters as other noninterest expense.
Retirement Plans: Pension expense is the amount of annual contributions to the multi-employer contributory trusteed pension plan. Employee 401(k) and profit sharing plan expense is the amount of matching contributions. Supplemental retirement plan expense allocates the benefits over years of service.
Earnings (Loss) Per Common Share: Basic earnings (loss) per common share is net income (loss) available to common stockholders divided by the weighted average number of common shares outstanding during the period. All outstanding unvested share-based payment awards that contain rights to nonforfeitable dividends are considered participating securities for this calculation. Diluted earnings (loss) per common share includes the dilutive effect of additional potential common shares issuable under stock options and the common stock warrant.
Comprehensive Income (Loss): Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized gains and losses on securities available for sale, which are also recognized as a separate component of equity.
Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.
Restrictions on Cash: Cash on hand or on deposit with the Federal Reserve Bank was required to meet regulatory reserve and clearing requirements. Cash on deposit with the FHLB includes $800 pledged as collateral for FHLB advances.
Equity: Treasury stock is carried at cost. The carrying value of preferred stock and the common stock warrant is based on allocation of issuance proceeds, net of issuance costs, in proportion to their relative fair values. Preferred stock is carried net of the discount established through the allocation of proceeds.
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT       |       page 43

NOTE 1 — Summary of Significant Accounting Policies (continued)
Dividend Restriction: Banking regulations require maintaining certain capital levels and may limit the dividends paid by CFBank to the Holding Company or by the Holding Company to stockholders. On December 5, 2008, the Company issued 7,225 shares of preferred stock to the United States Department of the Treasury (U.S. Treasury) under the Troubled Asset Relief Program (TARP) Capital Purchase Program. While that preferred stock remains outstanding, dividends on the Company’s common stock are limited to a quarterly cash dividend of a maximum of $.05 per share. In addition, while any dividends on the preferred stock remain unpaid, no dividends may be declared or paid on common stock. Pursuant to an agreement with the OTS effective May 2010, the Company may not declare, make, or pay any cash dividends (including dividends on the Preferred Stock, or its common stock) or any other capital distributions, or purchase, repurchase, or redeem, or commit to purchase, repurchase or redeem any equity stock without the prior non-objection of the OTS. See Note 16 — Preferred Stock.
Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in Note 5 — Fair Value. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect these estimates.
Operating Segments: While the chief decision-makers monitor the revenue streams of the Company’s various products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Operating results are not reviewed by senior management to make resource allocation or performance decisions.
Accordingly, all of the financial service operations are considered by management to be aggregated in one reportable operating segment.
Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current presentation. Reclassifications had no effect on prior year net income (loss) or stockholders’ equity.
Adoption of New Accounting Standards: In June 2009, the Financial Accounting Standards Board (FASB) issued guidance on accounting for transfers of financial assets. This guidance amends previous guidance relating to the transfers of financial assets and eliminates the concept of a qualifying special purpose entity. This guidance must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. This guidance must be applied to transfers occurring on or after the effective date. Additionally, on and after the effective date, the concept of a qualifying special-purpose entity is no longer relevant for accounting purposes. Therefore, formerly qualifying special-purpose entities should be evaluated for consolidation by reporting entities on and after the effective date in accordance with the applicable consolidation guidance. Additionally, the disclosure provisions of this guidance were also amended and apply to transfers that occurred both before and after the effective date of this guidance. The adoption of this guidance did not have a material effect on the Company’s consolidated financial statements.
page 44       |       CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

NOTE 2 — Securities
The following table summarizes the amortized cost and fair value of the available-for-sale securities portfolio at December 31, 2010 and 2009 and the corresponding amounts of gross unrealized gains and losses recognized in accumulated other comprehensive income (loss):

		GROSS	GROSS
	AMORTIZED	UNREALIZED	UNREALIZED	FAIR
	COST	GAINS	LOSSES	VALUE

2010
Issued by U.S. government-sponsored entities and agencies:
Mortgage-backed securities — residential	$1,884	$223	$—	$2,107
Collateralized mortgage obligations	26,242	463	14	26,691

Total	$28,126	$686	$14	$28,798

2009
Issued by U.S. government-sponsored entities and agencies:
Mortgage-backed securities — residential	$5,171	$390	$—	$5,561
Collateralized mortgage obligations	13,551	479	—	14,030
Collateralized mortgage obligations issued by private issuers	1,635	15	—	1,650

Total	$20,357	$884	$—	$21,241

There was no other-than-temporary impairment recognized in accumulated other comprehensive income (loss) for securities available for sale at December 31, 2010 or 2009.
The proceeds from sales and calls of securities and the associated gains in 2010 and 2008 are listed below:

	2010	2009	2008
Proceeds	$13,632	$—	$2,064
Gross gains	468	—	54
The tax expense related to the gains was $159 and $18 in 2010 and 2008, respectively.
At year-end 2010 and 2009, there were no debt securities contractually due at a single maturity date. The amortized cost and fair value of mortgage-backed securities and collateralized mortgage obligations, which are not due at a single maturity date, totaled $28,126 and $28,798 at December 31, 2010, and $20,357 and $21,241 at December 31, 2009.
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT       |       page 45

NOTE 2 — Securities (continued)
Fair value of securities pledged was as follows:

	2010	2009
Pledged as collateral for:
FHLB advances	$10,657	$11,045
Public deposits	4,210	4,038
Customer repurchase agreements	2,465	3,088
Interest-rate swaps	1,589	1,010

Total	$18,921	$19,181

At year-end 2010 and 2009, there were no holdings of securities of any one issuer, other than U.S. government-sponsored entities and agencies, in an amount greater than 10% of stockholders’ equity.
The following table summarizes securities with unrealized losses at December 31, 2010 aggregated by major security type and length of time in a continuous unrealized loss position. There were no securities with unrealized losses at December 31, 2009.

2010	LESS THAN 12 MONTHS		12 MONTHS OR MORE		TOTAL
		UNREALIZED		UNREALIZED		UNREALIZED
DESCRIPTION OF SECURITIES	FAIR VALUE	LOSS	FAIR VALUE	LOSS	FAIR VALUE	LOSS
Issued by U.S. government-sponsored entities and agencies:
Collateralized mortgage obligations	$2,091	$14	$—	$—	$2,091	$14

Total temporarily impaired	$2,091	$14	$—	$—	$2,091	$14

The unrealized loss at December 31, 2010 is related to one Ginnie Mae collateralized mortgage obligation, which carries the full faith and credit guarantee of the U.S. government. Because the decline in fair value is attributable to changes in interest rates, and not credit quality, and because the Company does not have the intent to sell the security and it is likely that it will not be required to sell the security before its anticipated recovery, the Company does not consider this security to be other-than-temporarily impaired at December 31, 2010.
page 46       |       CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

NOTE 3 — Loans
Loans at year-end were as follows:

	2010	2009
Commercial	$38,194	$42,897
Real estate:
Single-family residential	23,273	29,578
Multi-family residential	35,308	37,788
Commercial	80,725	96,854
Construction	4,919	5,811
Consumer:
Home equity lines of credit	16,316	19,023
Other	1,790	7,142

Subtotal	200,525	239,093
Less: ALLL	(9,758)	(7,090)

Loans, net	$190,767	$232,003

Construction loans include $2,324 and $1,056 in single-family residential loans, and $2,595 and $4,755 in commercial real estate loans, at December 31, 2010 and 2009 respectively.
Activity in the ALLL was as follows:

	2010	2009	2008
Beginning balance	$7,090	$3,119	$2,684
Provision for loan losses	8,468	9,928	917
Reclassification of ALLL on loan related commitments (1)	10	(36)	—
Loans charged-off	(6,165)	(6,264)	(497)
Recoveries	355	343	15

Ending balance	$9,758	$7,090	$3,119

(1)	Reclassified from (to) accrued interest payable and other liabilities in the consolidated balance sheet.
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT       |       page 47

NOTE 3 — Loans (continued)
The following table presents the balance in the ALLL and the recorded investment in loans by portfolio segment and based on impairment method as of December 31, 2010:

		REAL ESTATE				CONSUMER
						HOME
						EQUITY
		SINGLE	MULTI-		CONSTRUC-	LINES OF
	COMMERCIAL	FAMILY	FAMILY	COMMERCIAL	TION	CREDIT	OTHER	TOTAL

ALLL:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$332	$—	$1,296	$1,276	$—	$—	$—	$2,904
Collectively evaluated for impairment	1,547	241	1,224	3,443	74	303	22	6,854

Total ending allowance balance	$1,879	$241	$2,520	$4,719	$74	$303	$22	$9,758

Loans:
Individually evaluated for impairment	$2,223	$142	$3,985	$4,250	$—	$138	$—	$10,738
Collectively evaluated for impairment	35,971	23,131	31,323	76,475	4,919	16,178	1,790	189,787

Total ending loan balance	$38,194	$23,273	$35,308	$80,725	$4,919	$16,316	$1,790	$200,525

Individually impaired loans were as follows:

	2010	2009
Period-end loans with no allocated ALLL	$1,645	$6,964
Period-end loans with allocated ALLL	9,093	6,734

Total	$10,738	$13,698

Amount of the ALLL allocated	$2,904	$2,033

	2010	2009	2008
Average of individually impaired loans during the year	$11,722	$7,341	$1,647
Interest income recognized during impairment	41	—	3
page 48       |       CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

NOTE 3 — Loans (continued)
The following table presents loans individually evaluated for impairment by class of loans as of December 31, 2010:

	UNPAID
	PRINCIPAL	RECORDED	ALLL
	BALANCE	INVESTMENT	RELOCATED
With no related allowance recorded:
Commercial	$937	$587	$—
Real Estate:
Single-family residential	461	142	—
Commercial:
Owner occupied	78	78	—
Land	695	700	—
Consumer:
Home equity lines of credit:
Originated for portfolio	138	138	—

Total with no allowance recorded	2,309	1,645	—

With an allowance recorded:
Commercial	2,035	1,636	332
Real Estate:
Multi-family residential	3,996	3,985	1,296
Commercial:
Non-owner occupied	2,551	2,419	1,244
Owner occupied	1,055	1,053	32

Total with an allowance recorded	9,637	9,093	2,904

Total	$11,946	$10,738	$2,904

CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT       |       page 49

NOTE 3 — Loans (continued)
The following table presents the recorded investment in nonaccrual loans and loans past due over 90 days still on accrual by class of loans:

	2010	2009
Loans past due over 90 days still on accrual:
Other consumer loans	$—	$14
Nonaccrual loans:
Commercial	2,084	217
Real estate:
Single-family residential	266	426
Multi-family residential	3,986	4,406
Commercial:
Non-owner occupied	2,419	1,560
Owner occupied	1,131	2,050
Land	—	3,254
Consumer:
Home equity lines of credit:
Originated for portfolio	161	529
Purchased for portfolio	—	778
Other consumer	10	—

Total nonaccrual loans	10,057	13,220

Total nonperfoming loans	$10,057	$13,234

Nonaccrual loans and loans past due over 90 days still on accrual include both smaller balance single-family mortgage and consumer loans that are collectively evaluated for impairment and individually classified impaired loans.
page 50       |       CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

NOTE 3 — Loans (continued)
The following table presents the aging of the recorded investment in past due loans as of December 31, 2010 by class of loans:

			GREATER THAN			NONACCRUAL
	30 - 59 DAYS	60 - 89 DAYS	90 DAYS		LOANS NOT	LOANS NOT
	PAST DUE	PAST DUE	PAST DUE	TOTAL PAST DUE	PAST DUE	PAST DUE
Commercial	$449	$—	$—	$449	$37,745	$1,635
Real Estate:
Single-Family residential	1,104	444	266	1,814	21,459	—
Multi-Family residential	—	—	1,242	1,242	34,066	2,744
Commercial:
Non-owner occupied	1,188	—	2,419	3,607	36,687	—
Owner occupied	—	—	1,053	1,053	33,516	78
Land	—	—	—	—	5,862	—
Construction	—	—	—	—	4,919	—
Consumer:
Home equity lines of credit:
Originated for portfolio	1	54	—	55	12,850	161
Purchased for portfolio	—	—	—	—	3,411	—
Other	23	41	—	64	1,726	—

Total	$2,765	$539	$4,980	$8,284	$192,241	$4,618

Nonaccrual loans include loans that were modified and identified as troubled debt restructurings, where concessions had been granted to borrowers experiencing financial difficulties. These concessions could include a reduction in the interest rate, payment extensions, principal forgiveness, and other actions intended to maximize collection.
At December 31, 2010 and 2009, nonaccrual troubled debt restructurings were as follows:

	2010	2009
Commercial	$1,597	$217
Single-family residential real estate	142	261
Multi-family residential real estate	2,744	—
Commercial real estate	—	854
Home equity lines of credit	—	496

Total	$4,483	$1,828

The Company has allocated $714 and $511 of specific reserves to loans whose terms have been modified in troubled debt restructurings as of December 31, 2010 and 2009. The Company has not committed to lend additional amounts as of December 31, 2010 and 2009 to customers with outstanding loans that are classified as troubled debt restructurings.

Nonaccrual loans at December 31, 2010 and 2009 do not include $839 and $1,310, respectively, in troubled debt restructurings where customers have established a sustained period of repayment performance, loans are current according to their modified terms, and repayment of the remaining contractual payments is expected. These loans are included in total impaired loans.
Credit Quality Indicators
The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt, such as current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. Management analyzes loans individually by classifying the loans as to credit risk. This analysis includes commercial, commercial real estate, and multi-family loans. This analysis is performed on an ongoing basis. The following definitions are used for risk ratings:
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT     |     page 51

NOTE 3 — Loans (continued)
Special Mention. Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of CFBank’s credit position at some future date.
Substandard. Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that there will be some loss if the deficiencies are not corrected.
Doubtful. Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, condition, and values, highly questionable and improbable.
Loans not meeting the criteria to be classified into one of the above categories are considered to be pass-rated loans. Loans listed as not rated are included in groups of homogeneous loans. Past due information is the primary credit indicator for groups of homogenous loans. As of December 31, 2010, and based on the most recent analysis performed, the risk category of loans by class of loans follows. There were no loans rated doubtful at December 31, 2010.

	NOT RATED	PASS	SPECIAL MENTION	SUBSTANDARD	TOTAL
Commercial	$473	$26,102	$6,281	$5,338	$38,194
Real Estate:
Single-family residential	23,007	—	—	266	23,273
Multi-family residential	—	21,021	4,529	9,758	35,308
Commercial:
Non-owner occupied	91	27,412	4,247	8,544	40,294
Owner occupied	499	27,253	5,090	1,727	34,569
Land	1,089	1,985	—	2,788	5,862
Construction	—	4,919	—	—	4,919
Consumer:
Home equity lines of credit:
Originated for portfolio	12,744	—	—	161	12,905
Purchased for portfolio	2,572	—	839	—	3,411
Other	1,780	—	—	10	1,790

Total	$42,255	$108,692	$20,986	$28,592	$200,525

Management’s loan review, assignment of risk ratings and classification of assets includes the identification of substandard loans where accrual of interest continues because the loans are under 90 days delinquent and/or the loans are well secured, a complete documentation review had been performed, and the loans are in the active process of being collected, but the loans exhibit some type of weakness that could lead to nonaccrual status in the future. At December 31, 2010, in addition to the nonperforming loans discussed previously, nine commercial loans totaling $3,250, eight commercial real estate loans totaling $9,504 and six multi-family residential real estate loans totaling $5,781 were classified as substandard.
NOTE 4 — Foreclosed Assets
Foreclosed assets at year-end were as follows:

2010
Commercial	$1,000
Commercial real estate	3,509

Total foreclosed assets	$4,509

There were no foreclosed assets at December 31, 2009. Foreclosed assets at December 31, 2010 included inventory related to a commercial loan and three commercial real estate prperties.
page 52     |     CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

NOTE 5 — Fair Value
Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:
Level 1 — Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.
Level 2 — Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.
Level 3 — Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.
The Company used the following methods and significant assumptions to estimate the fair value of each type of asset and liability:
Securities available for sale: The fair value of securities available for sale is determined using pricing models that vary based on asset class and include available trade, bid, and other market information or matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2).
Derivatives: The fair value of derivatives is based on valuation models using observable market data as of the measurement date (Level 2).
Impaired loans: The fair value of impaired loans with specific allocations of the ALLL is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.
Loan servicing rights: Fair value is based on a valuation model that calculates the present value of estimated future net servicing income (Level 2).
Loans held for sale: Loans held for sale are carried at fair value, as determined by outstanding commitments from third party investors (Level 2).
Assets and liabilities measured at fair value on a recurring basis, including financial assets and liabilities for which the Company has elected the fair value option, are summarized below:

FAIR VALUE MEASUREMENTS AT DECEMBER 31, 2010
USING SIGNIFICANT OTHER OBSERVABLE INPUTS
(LEVEL 2)
Financial Assets:
Securities available for sale:
Issued by U.S. government-sponsored entities and agencies:
Mortgage-backed securities — residential	$2,107
Collateralized mortgage obligations	26,691

Total securities available for sale	$28,798

Loans held for sale	$1,953

Yield maintenance provisions (embedded derivatives)	$686

Interest rate lock commitments	$41

Financial Liabilities:
Interest-rate swaps	$686

No assets or liabilities measured at fair value on a recurring basis were measured using Level 1 or Level 3 inputs at December 31, 2010 or 2009.
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT     |     page 53

NOTE 5 — Fair Value (continued)

FAIR VALUE MEASUREMENTS AT DECEMBER 31, 2009
USING SIGNIFICANT OTHER OBSERVABLE INPUTS
(LEVEL 2)
Financial Assets:
Securities available for sale:
Issued by U.S. government-sponsored entities and agencies:
Mortgage-backed securities — residential	$5,561
Collateralized mortgage obligations	14,030
Collateralized mortgage obligations issued by private issuers	1,650

Total securities available for sale	$21,241

Yield maintenance provisions (embedded derivatives)	$480

Financial Liabilities:
Interest-rate swaps	$480

Assets measured at fair value on a non-recurring basis are summarized below:

	FAIR VALUE MEASUREMENTS AT DECEMBER 31, 2010 USING
	SIGNIFICANT OTHER OBSERVABLE INPUTS	SIGNIFICANT UNOBSERVABLE INPUTS
	(LEVEL 2)	(LEVEL 3)
Loan servicing rights	$17
Impaired loans:
Commercial		$1,591
Real Estate:
Single-family residential		142
Multi-family residential		2,690
Commercial:
Non-owner occupied		1,176
Owner occupied		1,020

Total impaired loans		$6,619

	FAIR VALUE MEASUREMENTS AT DECEMBER 31, 2009 USING
	SIGNIFICANT OTHER OBSERVABLE INPUTS	SIGNIFICANT UNOBSERVABLE INPUTS
	(LEVEL 2)	(LEVEL 3)
Loan servicing rights	$16
Impaired loans		$6,757
At December 31, 2010 and 2009, the Company had no assets or liabilities measured at fair value on a non-recurring basis that were measured using Level 1 inputs.
Impaired loan servicing rights, which are carried at fair value, were carried at $17, which was made up of the amortized cost of $22, net of a valuation allowance of $5 at December 31, 2010. At December 31, 2009, impaired loan servicing rights were carried at $16, which was made up of the amortized cost of $20, net of a valuation allowance of $4. There was a $1 charge against earnings with respect to servicing rights for the year ended December 31, 2010, and a $4 increase in earnings with respect to servicing rights for the year ended December 31, 2009.
page 54     |     CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

NOTE 5 — Fair Value (continued)
Impaired loans carried at the fair value of the collateral for collateral dependent loans had an unpaid principal balance of $10,693, with a valuation allowance of $2,898, resulting in an $865 additional provision for loan losses for the year ended December 31, 2010. Impaired loans carried at the fair value of collateral had an unpaid principal balance of $8,790, with a valuation allowance of $2,033 at December 31, 2009, resulting in a $1,519 additional provision for loan losses for the year ended December 31, 2009.
During the year ended December 31, 2010, the Company did not have any significant transfers of assets or liabilities between those measured using Level 1 or 2 inputs. The Company recognizes transfers of assets and liabilities between Level 1 and 2 inputs based on the information relating to those assets and liabilities at the end of the reporting period.
Carrying amount and estimated fair values of financial instruments at year-end were as follows:

	2010		2009
	CARRYING	FAIR	CARRYING	FAIR
	AMOUNT	VALUE	AMOUNT	VALUE

Financial assets
Cash and cash equivalents	$34,275	$34,275	$2,973	$2,973
Securities available for sale	28,798	28,798	21,241	21,241
Loans held for sale	1,953	1,953	1,775	1,804
Loans, net	190,767	194,970	232,003	233,493
FHLB stock	1,942	n/a	1,942	n/a
Accrued interest receivable	119	119	86	86
Yield maintenance provisions (embedded derivatives)	686	686	480	480
Interest rate lock commitments	41	41	—	—

Financial liabilities
Deposits	$(227,381)	$(228,859)	$(211,088)	$(212,306)
FHLB advances	(23,942)	(24,656)	(32,007)	(32,443)
Subordinated debentures	(5,155)	(2,653)	(5,155)	(1,955)
Accrued interest payable	(191)	(191)	(160)	(160)
Interest-rate swaps	(686)	(686)	(480)	(480)
The methods and assumptions used to estimate fair value are described as follows.
Carrying amount is the estimated fair value for cash and cash equivalents, short-term borrowings, accrued interest receivable and payable, demand deposits, short-term debt, and variable rate loans or deposits that reprice frequently and fully. The methods for determining the fair values for securities and loans held for sale were described previously. For fixed rate loans or deposits and for variable rate loans with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. Fair value of FHLB advances are based on current rates for similar financing. Fair value of subordinated debentures is based on discounted cash flows using current market rates for similar debt. It was not practicable to determine the fair value of FHLB stock due to restrictions placed on its transferability. The method for determining the fair values for derivatives (interest-rate swaps, yield maintenance provisions and interest rate lock commitments) was described previously. The fair value of off-balance-sheet items is not considered material.
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT     |     page 55

NOTE 6 — Loan Servicing
Mortgage loans serviced for others are not reported as assets. The principal balances of these loans at year-end were as follows:

	2010	2009
Mortgage loans serviced for Freddie Mac	$15,633	$19,280
Custodial escrow balances maintained in connection with serviced loans were $242 and $272 at year-end 2010 and 2009. Activity for mortgage servicing rights and the related valuation allowance follows:

	2010	2009	2008

Servicing rights, net of valuation allowance:
Beginning of year	$88	$112	$157
Additions	1	5	—
Amortized to expense	(31)	(33)	(42)
Change in valuation allowance	(1)	4	(3)

End of year	$57	$88	$112

Valuation allowance:
Beginning of year	$4	$8	$5
Additions expensed	1	—	3
Reductions credited to operations	—	(4)	—

End of year	$5	$4	$8

The fair value of capitalized mortgage servicing rights was $86 and $131 at year-end 2010 and 2009. Fair value at year-end 2010 was determined using a 9% discount rate and prepayments speeds ranging from 219% to 700% depending on the stratification of the specific right. Fair value at year-end 2009 was determined using a 9% discount rate and prepayments speeds ranging from 170% to 379% depending on the stratification of the specific right.
The weighted average amortization period is 3.4 years.
page 56     |     CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

NOTE 7 — Premises and Equipment
Year-end premises and equipment were as follows:

	2010	2009
Land and land improvements	$1,846	$2,381
Buildings	5,790	5,784
Furniture, fixtures and equipment	3,048	3,031

	10,684	11,196
Less: accumulated depreciation	(4,668)	(4,193)

	$6,016	$7,003

The decline in land and land improvements for the year ended December 31, 2010 was due to $535 transferred to assets held for sale related to two parcels of land where the Company has a signed agreement to sell. The sale, which is expected to close by the third quarter of 2011, is expected to result in no gain or loss and will improve the cash position of the Holding Company.
CFBank leases certain office properties. Rent expense was $8, $212, and $239 for 2010, 2009 and 2008.
In May 2010, the Bank entered into a 5 year operating lease for a mortgage loan production office in Green, Ohio, which may be cancelled after 1 year. Monthly payments are $1 through April 2011, increasing to $2 in May 2011 through April 2015 in the event the lease is not cancelled. Total rent expense under this operating lease was $8 in 2010.
The Holding Company was a one-third owner of Smith Ghent LLC, an Ohio limited liability company that owns and manages the office building at 2923 Smith Road, Fairlawn, Ohio 44333, where the Holding Company’s headquarters and CFBank’s Fairlawn office are located. In October 2009, the Holding Company purchased the remaining two-thirds interest, making Smith Ghent LLC a wholly owned subsidiary of the Holding Company. CFBank entered into a 10 year operating lease with Smith Ghent LLC in March 2004 that provided for monthly payments of $11, increasing 2% annually for the life of the lease through March 2014. During 2008, the lease was amended for additional office space and provided for additional monthly payments of $3 through June 30, 2009, at which time the monthly payment continued on a month-to-month basis. Since the purchase of the remaining two-thirds interest in Smith Ghent LLC, both rent expense paid by CFBank and rental income to Smith Ghent LLC are eliminated in consolidation. Total rent expense under this operating lease, as amended, and common area maintenance costs, was $212 and $239 in 2009 and 2008.
NOTE 8 — Deposits
Time deposits of $100 or more were $86,106 and $52,555 at year-end 2010 and 2009.
Scheduled maturities of time deposits for the next five years were as follows:

2011	$69,896
2012	27,348
2013	16,618
2014	5,971
2015	8,463
Thereafter	499

Total	$128,795

Time deposits included $68,013 and $53,405 in brokered deposits at year-end 2010 and 2009.
Under a directive from the Office of Thrift Supervision (OTS) dated April 6, 2010, CFBank may not increase the amount of brokered deposits above $76.4 million, excluding interest credited, without the prior non-objection of the OTS.
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT     |     page 57

NOTE 9 — Federal Home Loan Bank Advances
At year end, long-term advances from the FHLB were as follows:

	Rate	2010	2009
Fixed-rate advances
Maturing January 2010	3.19%	$—	$5,000
Maturing March 2010	4.96%	—	1,000
Maturing March 2011	1.90%	2,200	2,200
Maturing April 2011	2.88%	3,000	3,000
Maturing July 2011	3.85%	3,000	3,000
Maturing April 2012	2.30%	5,000	5,000
Maturing June 2012	2.05%	742	742
Maturing January 2014	3.12%	5,000	5,000
Maturing May 2014	3.06%	5,000	5,000

Total		$23,942	$29,942

Each advance is payable at its maturity date, with a prepayment penalty for fixed-rate advances.
The advances were collateralized as follows:

	2010	2009
Single-family mortgages	$14,922	$25,053
Second mortgages	—	938
Multi-family mortgage loans	10,670	12,703
Home equity lines of credit	—	13,331
Commercial real estate loans	1,985	62,313
Securities	10,657	11,045
Cash	800	—

Total	$39,034	$125,383

Based on the collateral pledged to FHLB and CFBank’s holdings of FHLB stock, CFBank was eligible to borrow up to a total of $24,729 from the FHLB at year-end 2010.
Commercial real estate loans pledged as collateral to the FHLB decreased from year-end 2009 because these loans were disallowed by FHLB in 2010 as a result of the credit performance of the portfolio. The loans were pledged as collateral with the Federal Reserve Bank (FRB) in 2010 and increased CFBank’s borrowing capacity with the FRB. See Note 10 — Other Borrowings for additional information.
Payments over the next five years are as follows:

2011	$8,200
2012	5,742
2014	10,000

Total	$23,942

page 58     |     CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

NOTE 10 — Other Borrowings
At year-end 2010 and 2009, there were no outstanding borrowings with the FRB. Assets pledged as collateral with the FRB were as follows:

	2010	2009
Commercial loans	$13,131	$18,407
Commercial real estate loans	26,214	254

Total	$39,345	$18,661

Based on this collateral, CFBank was eligible to borrow up to $25,977 from the FRB at year-end 2010.
Commercial real estate loans pledged as collateral to the FRB increased from year-end 2009, as these loans were previously pledged to the FHLB and were transferred to the FRB in 2010 to increase CFBank’s borrowing capacity with the FRB. The decrease in the pledged loan balances from that shown at year-end 2009 in Note 9 — FHLB Advances is primarily due to the difference in loan eligibility factors applied by the FRB as compared to the FHLB.
CFBank had a line of credit with one commercial bank totaling $3.0 million at December 31, 2010 which was terminated by the commercial bank in March 2011 due to CFBank’s financial performance. At year-end 2010 and 2009, there was no outstanding balance on this line of credit. Interest on this line accrues daily and is variable based on the prime rate as published in the Wall Street Journal.

	2010	2009	2008
Commercial bank lines of credit
Average daily balance during the year	$—	$—	$2
Average interest rate during the year	3.25%	1.67%	2.71%
Maximum month-end balance during the year	$—	$—	$—
Weighted average interest rate at year-end	3.25%	2.00%	2.00%
NOTE 11 — Subordinated Debentures
In December 2003, Central Federal Capital Trust I, a trust formed by the Holding Company, closed a pooled private offering of 5,000 trust preferred securities with a liquidation amount of $1 per security. The Holding Company issued $5,155 of subordinated debentures to the trust in exchange for ownership of all of the common stock of the trust and the proceeds of the preferred securities sold by the trust. The Holding Company is not considered the primary beneficiary of this trust (variable interest entity); therefore, the trust is not consolidated in the Company’s financial statements, but rather the subordinated debentures are shown as a liability. The Holding Company’s investment in the common stock of the trust was $155 and is included in other assets.
The Holding Company may redeem the subordinated debentures, in whole or in part, in a principal amount with integral multiples of $1, on or after December 30, 2008 at 100% of the principal amount, plus accrued and unpaid interest. The subordinated debentures mature on December 30, 2033. The subordinated debentures are also redeemable in whole or in part from time to time, upon the occurrence of specific events defined within the trust indenture. There are no required principal payments on the subordinated debentures over the next five years. The Holding Company has the option to defer interest payments on the subordinated debentures for a period not to exceed five consecutive years. The Holding Company’s Board of Directors elected to defer interest payments beginning with the quarterly interest payment due on December 30, 2010 in order to preserve cash at the Holding Company. Cumulative deferred interest payments totaled $40 at year-end 2010.
The trust preferred securities and subordinated debentures have a variable rate of interest, reset quarterly, equal to the three-month London Interbank Offered Rate plus 2.85%. The total rate in effect was 3.15% at year-end 2010 and 3.10% at year-end 2009.
Pursuant to an agreement with OTS effective May 2010, the Holding Company may not incur, issue, renew, redeem, or rollover any debt, or otherwise incur any additional debt, other than liabilities that are incurred in the ordinary course of business to acquire goods and services, without the prior non-objection of the OTS. Pursuant to a notice from the OTS dated October 20, 2010, the Holding Company may not pay interest on debt, including the subordinated debentures, or commit to do so without the prior, written non-objection of the OTS.
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT     |     page 59

NOTE 12 — Benefit Plans
Multi-employer pension plan: CFBank participates in a multi-employer contributory trusteed pension plan. The retirement benefits to be provided by the plan were frozen as of June 30, 2003 and future employee participation in the plan was stopped. The plan was maintained for all eligible employees and the benefits were funded as accrued. The cost of funding was charged directly to operations. The unfunded liability at June 30, 2010 totaled $242 and at June 30, 2009 was $232. CFBank’s contribution for the plan years ending June 30, 2011, June 30, 2010 and June 30, 2009, totaled $60, $120 and $204.
401(k) Plan: A 401(k) plan allows employee contributions up to the maximum amount allowable under federal tax regulations, which are matched in an amount equal to 25% of the first 8% of the compensation contributed. Expense for 2010, 2009 and 2008 was $39, $40 and $38.
Salary Continuation Agreement: In 2004, CFBank initiated a nonqualified salary continuation agreement for the former Chairman Emeritus. Benefits provided under the plan are unfunded, and payments are made by CFBank. Under the plan, CFBank pays him, or his beneficiary, a benefit of $25 annually for 20 years, beginning 6 months after his retirement date, which was February 28, 2008. The expense related to this plan totaled $17, $17 and $24 in 2010, 2009 and 2008. The accrual is included in accrued interest payable and other liabilities in the consolidated balance sheets and totaled $259 at year-end 2010 and $267 at year-end 2009.
Life Insurance Benefits: CFBank entered into agreements with certain employees, former employees and directors to provide life insurance benefits which are funded through life insurance policies purchased and owned by CFBank. The expense related to these benefits totaled $7, $6 and $16 in 2010, 2009 and 2008. The accrual for CFBank’s obligation under these agreements is included in accrued interest payable and other liabilities in the consolidated balance sheets and totaled $179 at year-end 2010 and $172 at year-end 2009.
NOTE 13 — Income Taxes
Income tax expense (benefit) was as follows:

	2010	2009	2008
Current federal	$198	$(201)	$(53)
Deferred federal	—	1,778	314

Total	$198	$1,577	$261

Effective tax rates differ from federal statutory rate of 34% applied to income (loss) before income taxes due to the following:

	2010	2009	2008
Federal statutory rate times financial statement income (loss)	$(2,269)	$(2,827)	$335
Effect of:
Bank owned life insurance income	(43)	(43)	(42)
Increase in deferred tax valuation allowance	2,276	4,312	—
Other	234	135	(32)

	$198	$1,577	$261

Effective tax rate	-3.0%	-19.0%	26.5%

page 60     |     CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

NOTE 13 — Income Taxes (continued)
Year-end deferred tax assets and liabilities were due to the following:

	2010	2009
Deferred tax assets:
Allowance for loan losses	$2,339	$1,732
Deferred loan fees	42	94
Post-retirement death benefits	61	58
Deferred compensation	88	91
Nonaccrual interest	76	57
Other deferred income	3	74
Tax mark-to-market adjustments on securities available for sale	228	312
Net operating loss	4,503	2,615
Other	79	114

	7,419	5,147

Deferred tax liabilities:
Depreciation	—	85
FHLB stock dividend	366	366
Mortgage servicing rights	19	30
Prepaid expenses	47	53
Unrealized gain on securities available for sale	228	301
Other	99	—
Deferred tax valuation allowance	6,660	4,312

	7,419	5,147

Net deferred tax asset	$—	$—

Realization of deferred tax assets associated with the net operating loss carryforwards is dependent upon generating sufficient taxable income prior to their expiration. A valuation allowance to reflect management’s estimate of the temporary deductible differences that may expire prior to their utilization has been recorded at year-end 2010 and 2009, which reduced the carrying amount of the net deferred tax asset to zero in both years.
At year-end 2010, the Company had net operating loss carryforwards of approximately $13,243 which expire at various dates from 2024 to 2030.
Federal income tax laws provided additional bad debt deductions through 1987, totaling $2,250. Accounting standards do not require a deferred tax liability to be recorded on this amount, which otherwise would total $765 at year-end 2010. If CFBank were liquidated or otherwise ceases to be a bank or if tax laws were to change, this amount would be expensed.
At December 31, 2010 and 2009, the Company had no unrecognized tax benefits recorded. The Company does not expect the amount of unrecognized tax benefits to significantly change within the next twelve months.
The Company is subject to U.S. federal income tax and is no longer subject to federal examination for years prior to 2007.
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT     |     page 61

NOTE 14 — Related-Party Transactions
Loans to principal officers, directors and their affiliates during 2010 were as follows:

Beginning balance	$2,302
New Loans	359
Effect of changes in composition of related parties	(106)
Repayments	(758)

Ending balance	$1,797

Deposits from principal officers, directors, and their affiliates at year-end 2010 and 2009 were $863 and $1,346.
NOTE 15 — Stock-Based Compensation
The Company has three stock-based compensation plans (the Plans) as described below. Total compensation cost that has been charged against income for the Plans was $6, $81, and $149 for 2010, 2009 and 2008, respectively. The total income tax benefit was $2, $19, and $44, respectively.
The Plans, which are stockholder-approved, provide for stock option grants and restricted stock awards to directors, officers and employees. The 1999 Stock-Based Incentive Plan, which expired July 13, 2009, provided 193,887 shares for stock option grants and 77,554 shares for restricted stock awards. The 2003 Equity Compensation Plan (2003 Plan) as amended and restated, provided an aggregate of 500,000 shares for stock option grants and restricted stock awards, of which up to 150,000 shares could be awarded in the form of restricted stock awards. The 2009 Equity Compensation Plan, which was approved by stockholders on May 21, 2009, replaced the 2003 Plan and provides 1,000,000 shares, plus any remaining shares available to grant or that are later forfeited or expire under the 2003 Plan, that may be issued as stock option grants, stock appreciation rights or restricted stock awards.
Stock Options: The Plans permit the grant of stock options to directors, officers and employees for up to 1,693,887 shares of common stock. Option awards are granted with an exercise price equal to the market price of the Company’s common stock on the date of grant, generally have vesting periods ranging from one to three years, and are exercisable for ten years from the date of grant.
The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes) model that uses the assumptions noted in the table below. Expected volatilities are based on historical volatilities of the Company’s common stock. The Company uses historical data to estimate option exercise and post-vesting termination behavior. Employee and management options are tracked separately. The expected term of options granted is based on historical data and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.
The fair value of options granted was determined using the following weighted-average assumptions as of grant date.

	2010	2009	2008
Risk-free interest rate	2.62%	1.64%	2.64%
Expected term (years)	7	7	6
Expected stock price volatility	46%	27%	24%
Dividend yield	3.77%	3.63%	5.82%
page 62     |     CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

NOTE 15 — Stock-Based Compensation (continued)
A summary of stock option activity in the Plans for 2010 follows:

			WEIGHTED
			AVERAGE
		WEIGHTED	REMAINING
		AVERAGE EXERCISE	CONTRACTUAL
	SHARES	PRICE	TERM (YEARS)	INTRINSIC VALUE
Outstanding at beginning of year	310,361	$7.89
Granted	91,050	0.91
Exercised	—	—
Expired	(4,075)	7.37

Cancelled or forfeited	(127,560)	6.86

Outstanding at end of year	269,776	$6.04	6.7	$—

Expected to vest	107,734	$1.29	8.7	$—

Exercisable at end of year	162,042	$9.19	4.9	$—

During the year ended December 31, 2010, there were 127,560 stock options cancelled or forfeited. Expense associated with unvested forfeited shares is reversed.
Information related to the stock option Plans during each year follows. There were no stock options exercised in 2010, 2009 or 2008.

	2010	2009	2008
Weighted average fair value of options granted	$.31	$.49	$.40
As of December 31, 2010, there was $21 of total unrecognized compensation cost related to nonvested stock options granted under the Plans. The cost is expected to be recognized over a weighted-average period of 1.7 years. Substantially all of the 107,734 nonvested stock options at December 31, 2010 are expected to vest.
Restricted Stock Awards: The Plans permit the grant of restricted stock awards to directors, officers and employees. Compensation is recognized over the vesting period of the awards based on the fair value of the stock at grant date. The fair value of the stock was determined using the closing share price on the date of grant and shares generally have vesting periods of one to three years. There were 1,105,162 shares available to be issued under the Plans at December 31, 2010. There were 36,000 shares issued in 2010, and 32,875 shares issued in 2008. There were no shares issued in 2009.
A summary of changes in the Company’s nonvested restricted shares for the year follows:

		WEIGHTED AVERAGE
NONVESTED SHARES	SHARES	GRANT-DATE FAIR VALUE
Nonvested at January 1, 2010	28,733	$5.35
Granted	36,000	1.38
Vested	(18,526)	6.08
Forfeited	(7,789)	4.03

Nonvested at December 31, 2010	38,418	$1.54

As of December 31, 2010, there was $37 of total unrecognized compensation cost related to nonvested shares granted under the Plans. The cost is expected to be recognized over a weighted-average period of 1.7 years. The total fair value of shares vested during the years ended December 31, 2010, 2009 and 2008 was $24, $56 and $66, respectively.
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT     |     page 63

NOTE 16 — Preferred Stock
On December 5, 2008, in connection with the TARP Capital Purchase Program, the Company issued to the U.S. Treasury 7,225 shares of Central Federal Corporation Fixed Rate Cumulative Perpetual Preferred Stock, Series A (Preferred Stock) for $7,225. The Preferred Stock initially pays quarterly dividends at a five percent annual rate, which increases to nine percent after February 14, 2013, on a liquidation preference of $1 per share.
The Preferred Stock has preference over the Company’s common stock with respect to the payment of dividends and distribution of the Company’s assets in the event of a liquidation or dissolution. Except in certain circumstances, the holders of Preferred Stock have no voting rights. If any quarterly dividend payable on the Preferred Stock is in arrears for six or more quarterly dividend periods (whether consecutive or not), the holders will be entitled to vote for the election of two additional directors. These voting rights terminate when the Company has paid the dividends in full. The Company’s Board of Directors elected to defer the dividends beginning with the dividend payable on November 15, 2010 in order to preserve cash at the Holding Company. At December 31, 2010, one quarterly dividend payment had been deferred. Cumulative deferred dividends totaled $90 at year-end 2010. Although deferred, this dividend has been accrued with an offsetting change to accumulated deficit.
As required under the TARP Capital Purchase Program in connection with the sale of the Preferred Stock to the U.S. Treasury, dividend payments on, and repurchases of, the Company’s outstanding preferred and common stock are subject to certain restrictions. For as long as any Preferred Stock is outstanding, no dividends may be declared or paid on the Company’s outstanding common stock until all accrued and unpaid dividends on Preferred Stock are fully paid. In addition, the U.S. Treasury’s consent is required on any increase in quarterly dividends declared on shares of common stock in excess of $.05 per share before December 5, 2011, the third anniversary of the issuance of the Preferred Stock, unless the Preferred Stock is redeemed by the Company or transferred in whole by the U.S. Treasury. Further, the U.S. Treasury’s consent is required for any repurchase of any equity securities or trust preferred securities, except for repurchases of Preferred Stock or repurchases of common shares in connection with benefit plans consistent with past practice, before December 5, 2011, the third anniversary of the issuance of the Preferred Stock, unless redeemed by the Company or transferred in whole by the U.S. Treasury.
As a recipient of funding under the TARP Capital Purchase Program, the Company must comply with the executive compensation and corporate governance standards imposed by the American Recovery and Reinvestment Act of 2009 for as long as the U.S. Treasury holds the above securities.
Pursuant to an agreement with the OTS effective May 2010, the Company may not declare, make, or pay any cash dividends, (including dividends on the Preferred Stock, or its common stock), or any other capital distributions, or purchase, repurchase, or redeem, or commit to purchase, repurchase or redeem any equity stock without the prior non-objection of the OTS.
Following is information on Preferred Stock and the discount on Preferred Stock at year-end 2010 and 2009. The discount is being accreted over 5 years using the level-yield method.

	2010	2009
Series A Preferred Stock	$7,225	$7,225
Discount on Preferred Stock	(156)	(204)

Total Preferred Stock	$7,069	$7,021

NOTE 17 — Common Stock Warrant
In connection with the issuance of the Preferred Stock, the Company also issued to the U.S. Treasury a warrant to purchase 336,568 shares of the Company’s common stock at an exercise price of $3.22 per share, which would represent an aggregate investment, if exercised for cash, of approximately $1,100 in Company common stock. The exercise price may be paid either by withholding a number of shares of common stock issuable upon exercise of the warrant equal to the value of the aggregate exercise price of the warrant, determined by reference to the market price of the Company’s common stock on the trading day on which the warrant is exercised, or if agreed to by the Company and the warrant holder, by the payment of cash equal to the aggregate exercise price. The warrant may be exercised any time before December 5, 2018.
page 64     |     CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

NOTE 18 — Regulatory Matters
CFBank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. As of December 31, 2010, CFBank met all capital adequacy requirements to which it is subject.
Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At year-end 2010 and 2009, CFBank was well capitalized under the regulatory framework for prompt corrective action. OTS has authority to downgrade capital status in the event of regulatory concerns.
CFBank received a letter from OTS dated March 15, 2011 notifying it that, without the approval or non-objection of the OTS, CFBank: i) may not increase its total assets during any quarter in excess of interest credited on deposits during the prior quarter; ii) may not add or replace a director, senior executive officer or change the responsibilities of any senior executive officer; iii) may not make any golden parachute payment to its directors, officers or employees; iv) may not enter into, renew, extend or revise any contractual arrangement regarding compensation with any senior executive officer or director of the bank; v) may not enter into any significant arrangement or contract with a third party service provider or any arrangement that is not in the ordinary course of business; or vi) may not declare or pay any dividend or make any capital distribution.
Actual and required capital amounts and ratios are presented below at year end.

					TO BE WELL CAPITALIZED
			FOR CAPITAL		UNDER PROMPT CORRECTIVE
	ACTUAL		ADEQUACY PURPOSES		ACTION REGULATIONS
	AMOUNT	RATIO	AMOUNT	RATIO	AMOUNT	RATIO

2010
Total Capital to risk weighted assets	$20,428	10.68%	$15,296	8.0%	$19,120	10.0%
Tier 1 (Core) Capital to risk weighted assets	17,983	9.41%	7,648	4.0%	11,472	6.0%
Tier 1 (Core) Capital to adjusted total assets	17,983	6.59%	10,909	4.0%	13,637	5.0%
Tangible Capital to adjusted total assets	17,983	6.59%	4,091	1.5%	N/A	N/A

2009
Total Capital to risk weighted assets	$26,978	11.72%	$18,417	8.0%	$23,021	10.0%
Tier 1 (Core) Capital to risk weighted assets	24,073	10.46%	9,208	4.0%	13,813	6.0%
Tier 1 (Core) Capital to adjusted total assets	24,073	8.87%	10,850	4.0%	13,563	5.0%
Tangible Capital to adjusted total assets	24,073	8.87%	4,069	1.5%	N/A	N/A
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT     |     page 65

NOTE 18 — Regulatory Matters (continued)
The Qualified Thrift Lender test requires at least 65% of assets be maintained in housing-related finance and other specified areas. If this test is not met, limits are placed on growth, branching, new investments, FHLB advances and dividends, or CFBank must convert to a commercial bank charter. Management believes that this test is met.
CFBank converted from a mutual to a stock institution in 1998, and a “liquidation account” was established with an initial balance of $14,300, which was net worth reported in the conversion prospectus. The liquidation account represents a calculated amount for the purposes described below, and it does not represent actual funds included in the consolidated financial statements of the Company. Eligible depositors who have maintained their accounts, less annual reductions to the extent they have reduced their deposits, would be entitled to a priority distribution from this account if CFBank liquidated. Dividends may not reduce CFBank’s stockholder’s equity below the required liquidation account balance.
Dividend Restrictions: The Holding Company’s principal source of funds for dividend payments is dividends received from CFBank. Banking regulations limit the amount of dividends that may be paid without prior approval of regulatory agencies. Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year’s net profits, combined with the retained net profits of the preceding two years, subject to the capital requirements described above. CFBank must receive OTS approval prior to any dividend payments. See Note 16 — Preferred Stock for a description of restrictions on the payment of dividends on the Company’s common stock as a result of participation in the TARP Capital Purchase Program and pursuant to a May 2010 agreement with OTS.
NOTE 19 — Derivative Instruments
Interest-rate swaps: CFBank utilizes interest-rate swaps as part of its asset liability management strategy to help manage its interest rate risk position, and does not use derivatives for trading purposes. The notional amount of the interest-rate swaps does not represent amounts exchanged by the parties. The amount exchanged is determined by reference to the notional amount and the other terms of the individual interest-rate swap agreements. CFBank was party to interest-rate swaps with a combined notional amount of $8,278 at December 31, 2010 and $7,987 at December 31, 2009.
The objective of the interest-rate swaps is to protect the related fixed rate commercial real estate loans from changes in fair value due to changes in interest rates. CFBank has a program whereby it lends to its borrowers at a fixed rate with the loan agreement containing a two-way yield maintenance provision, which will be invoked in the event of prepayment of the loan, and is expected to exactly offset the fair value of unwinding the swap. The yield maintenance provision represents an embedded derivative which is bifurcated from the host loan contract and, as such, the swaps and embedded derivatives are not designated as hedges. Accordingly, both instruments are carried at fair value and changes in fair value are reported in current period earnings. CFBank currently does not have any derivatives designated as hedges.
Contingent Features: The counterparty to CFBank’s interest-rate swaps is exposed to credit risk whenever the interest-rate swaps are in a liability position. At year-end 2010, CFBank had $1,589 in securities pledged as collateral for these derivatives. Should the liability increase, CFBank will be required to pledge additional collateral. Additionally, CFBank’s interest-rate swap instruments contain provisions that require CFBank to remain well capitalized under regulatory capital standards. CFBank was well capitalized at December 31, 2010. If CFBank’s capital falls below well-capitalized levels, the counterparty to the interest-rate swap instruments could request immediate payment.
Summary information about the derivative instruments is as follows:

	2010	2009
Notional amount	$8,278	$7,987
Weighted average pay rate on interest-rate swaps	4.02%	4.09%
Weighted average receive rate on interest-rate swaps	0.27%	0.24%
Weighted average maturity (years)	7.4	7.9
Fair value of interest-rate swaps	$(686)	$(480)
Fair value of yield maintenance provisions	$686	$480
page 66     |     CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

NOTE 19 — Derivative Instruments (continued)
The fair value of the yield maintenance provisions and interest-rate swaps is recorded in other assets and other liabilities, respectively, in the consolidated balance sheet. Changes in the fair value of the yield maintenance provisions and interest-rate swaps are reported currently in earnings, as other noninterest income in the consolidated statements of operations. There were no net gains or losses recognized in earnings related to yield maintenance provisions and interest-rate swaps in 2010, 2009 or 2008.
Mortgage Banking Derivatives: Commitments to fund certain mortgage loans (interest rate locks) to be sold into the secondary market are considered derivatives. These mortgage banking derivatives are not designated in hedge relationships. At year-end 2010, the Company had approximately $5,760 of interest rate lock commitments related to residential mortgage loans. The fair value of these mortgage banking derivatives was reflected by a derivative asset of $41 which was included in other assets in the consolidated balance sheet. At year-end 2009, these mortgage banking derivatives were not significant. Fair values were estimated based on anticipated gains upon the sale of the underlying loans. Changes in the fair values of these mortgage banking derivatives are included in net gains on sales of loans. Net gains recognized in earnings related to these mortgage banking derivatives totaled $41 in 2010.
NOTE 20 — Loan Commitments and Other Related Activities
Some financial instruments, such as loan commitments, credit lines, letters of credit and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.
The contractual amounts of financial instruments with off-balance-sheet risk at year end were as follows:

	2010		2009
	FIXED RATE	VARIABLE RATE	FIXED RATE	VARIABLE RATE
Commitments to make loans	$3,872	$240	$4,727	$3,583
Unused lines of credit	86	26,728	76	32,735
Standby letters of credit	490	13	128	—
Commitments to make loans are generally made for periods of 60 days or less, except for construction loan commitments, which are typically for a period of one year, and loans under a specific drawdown schedule, which are based on the individual contracts. The fixed rate loan commitments had interest rates ranging from 3.00% to 8.00% and maturities ranging from 3 months to 30 years at December 31, 2010. The fixed rate loan commitments had interest rates ranging from 4.00% to 7.75% and maturities ranging from 2 months to 30 years at December 31, 2009.
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT     |     page 67

NOTE 21 — Parent Company Only Condensed Financial Information
Condensed financial information of Central Federal Corporation follows:
CONDENSED BALANCE SHEETS

	DECEMBER 31,
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)	2010	2009

Assets
Cash and cash equivalents	$745	$1,807
Investment in banking subsidiary	18,661	24,786
Investment in and advances to other subsidiaries	1,851	1,863
Other assets	94	2

Total assets	$21,351	$28,458

Liabilities and Equity
Subordinated debentures	$5,155	$5,155
Accrued expenses and other liabilities	207	76
Stockholders’ equity	15,989	23,227

Total liabilities and stockholders’ equity	$21,351	$28,458

CONDENSED STATEMENTS OF OPERATIONS

	YEARS ENDED DECEMBER 31,
(DOLLARS IN THOUSANDS)	2010	2009	2008
Interest income	$—	$20	$—
Other income	—	208	—
Interest expense	167	196	334
Other expense	567	425	366

Loss before income tax and undistributed subsidiaries’ operations	(734)	(393)	(700)
Income tax (expense) benefit	—	(346)	261
Effect of subsidiaries’ operations	(6,136)	(9,152)	1,162

Net income (loss)	$(6,870)	$(9,891)	$723

page 68     |     CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

NOTE 21 — Parent Company Only Condensed Financial Information (continued)
CONDENSED STATEMENTS OF CASH FLOWS

	DECEMBER 31,
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)	2010	2009	2008

Cash flows from operating activities
Net income (loss)	$(6,870)	$(9,891)	$723
Adjustments:
Effect of subsidiaries’ operations	6,136	9,152	(1,162)
Net gain on acquisition	—	(208)	—
Stock-based compensation expense	2	2	—
Change in other assets and other liabilities	(51)	848	(20)

Net cash from operating activities	(783)	(97)	(459)

Cash flows from investing activities
Investments in banking subsidiary	—	(7,225)	—
Investments in other subsidiaries	(8)	(677)	(12)

Net cash from investing activities	(8)	(7,902)	(12)

Cash flows from financing activities
Proceeds from issuance of preferred stock and common stock warrant	—	—	7,203
Costs associated with issuance of preferred stock	—	(13)	—
Purchase of treasury stock	—	—	(1,632)
Dividends paid	(271)	(546)	(860)

Net cash from financing activities	(271)	(559)	4,711

Net change in cash and cash equivalents	(1,062)	(8,558)	4,240
Beginning cash and cash equivalents	1,807	10,365	6,125

Ending cash and cash equivalents	$745	$1,807	$10,365

CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT     |     page 69

NOTE 22 — Earnings (Loss) Per Common Share
The factors used in the earnings (loss) per common share computation follow.

(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)	2010	2009	2008

Basic
Net income (loss)	$(6,870)	$(9,891)	$723
Less: Preferred dividends and accretion of discount on preferred stock	(410)	(407)	(29)
Less: Net (income) loss allocated to unvested share-based payment awards	29	27	(4)

Net income (loss) allocated to common stockholders	$(7,251)	$(10,271)	$690

Weighted average common shares outstanding	4,094,790	4,088,904	4,200,504

Basic earnings (loss) per common share	$(1.77)	$(2.51)	$0.16

Diluted
Net income (loss) allocated to common stockholders	$(7,251)	$(10,271)	$690

Weighted average common shares outstanding for basic earnings (loss) per common share	4,094,790	4,088,904	4,200,504
Add: Dilutive effects of assumed exercises of stock options	—	—	1,185
Add: Dilutive effects of assumed exercise of stock warrant	—	—	381

Average shares and dilutive potential common shares	4,094,790	4,088,094	4,202,070

Diluted income (loss) per common share	$(1.77)	$(2.51)	$0.16

The following potential average common shares were anti-dilutive and not considered in computing diluted earnings (loss) per common share because, with respect to the years ended December 31, 2010 and 2009, the Company had a loss from continuing operations and, with respect to the year ended December 31, 2008, the exercise price of the options was greater than the average stock price for the period.

	2010	2009	2008
Stock options	269,776	310,361	322,258
Stock warrant	336,568	336,568	—
page 70     |     CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT

NOTE 23 — Other Comprehensive Income (Loss)
Other comprehensive income (loss) components and related tax effects were as follows:

	2010	2009	2008
Unrealized holding gains on securities available for sale	$436	$354	$300
Reclassification adjustment for gains realized in income	(468)	—	(54)

Net change in unrealized gains (losses)	(32)	354	246
Tax effect	—	—	(83)

Net of tax amount	$(32)	$354	$163

The following is a summary of the accumulated other comprehensive income balances, net of tax:

	BALANCE AT		BALANCE AT
	DECEMBER 31, 2009	CURRENT PERIOD CHANGE	DECEMBER 31, 2010
Unrealized gains (losses) on securities available for sale	$704	$(32)	$672
CENTRAL FEDERAL CORPORATION 2010 ANNUAL REPORT     |     page 71

BOARD OF DIRECTORS AND OFFICERS

CENTRAL FEDERAL CORPORATION AND CFBANK BOARD OF DIRECTORS	CENTRAL FEDERAL CORPORATION OFFICERS	CFBANK COLUMBUS DEVELOPMENT BOARD	CFBANK EXECUTIVE OFFICERS	CFBANK COLUMBIANA REGION DEVELOPMENT BOARD

Jerry F. Whitmer, Esq.
Of Counsel
Brouse McDowell
Chairman Central Federal Corporation & CFBank

Jeffrey W. Aldrich
Former President Sterling China Co.

Thomas P. Ash
Director of Governmental Relations
Buckeye Association of School Administrators

William R. Downing
President
R.H. Downing Inc.

Gerry W. Grace
Former President
Grace Services, Inc.
Eloise L. Mackus, Esq.
Chief Executive Officer, General Counsel & Corporate Secretary

Therese A. Liutkus, CPA
President, Treasurer & Chief Financial Officer

John A. Lende, CPA
Vice President & Controller

Laura L. Martin
Assistant Corporate Secretary	Lou J. Briggs
Former President Pro Tem Worthington City Council

James J. Chester
Partner, Chester Willcox and Saxbe, LLP

Douglas S. Morgan
Attorney
Hahn Loeser

David L. Royer
Continental Real Estate Companies

Joseph Robertson, IV
Managing Director RBC Capital Markets

Brenda K. Stier-Anstine
President
Marketing Works

Roland Tokarski
President
Quandel Group

Steven J. Yakubov
Interventional Cardiologist Riverside Methodist Hospital	Eloise L. Mackus, Esq.
Chief Executive Officer, General Counsel & Corporate Secretary

Therese A. Liutkus, CPA
President, Treasurer &
Chief Financial Officer

Timothy R. Fitzwater
Senior Commercial Officer

John S. Lawell
Senior Vice President, Operations

Corey D. Caster
Vice President
Mortgage Division

Dana C. Johnson
Vice President, Enterprise Risk & Internal Audit	Nicholas T. Amato
Attorney
Amato Law Office

Vicki M. Holden
Executive Director CrossRoads

D. Terrence O’Hara
President
W.C. Bunting

James J. Sabatini II
Trustee
St. Clair Township
Co-Owner
Sabatini Shoes

Diana M. Spencer
Vice President, Columbiana Region CFBank

Joseph J. Surace
Mayor
Village of Wellsville

Penny J. Traina
Commissioner Columbiana County
CFBANK OFFICE LOCATIONS

CALCUTTA, OHIO	FAIRLAWN, OHIO	WELLSVILLE, OHIO	WORTHINGON, OHIO

49028 Foulks Drive	2923 Smith Road	601 Main Street	7000 North High Street
Calcutta, Ohio 43920	Fairlawn, Ohio 44333	Wellsville, Ohio 43968	Worthington, Ohio 43085
330-385-4323	330-666-7979	330-532-1517	614-334-7979
CORPORATE DATA
ANNUAL REPORT
A copy of the Annual Report on Form 10-K filed with the Securities and Exchange Commission will be available March 30, 2011 without charge upon written request to:
Therese A. Liutkus, CPA
President, Treasurer and Chief Financial Officer
Central Federal Corporation
2923 Smith Road
Fairlawn, Ohio 44333
Phone: 330-576-1209
Fax: 330-576-1339
Email: TerriLiutkus@cfbankmail.com
ANNUAL MEETING
The Annual Meeting of Stockholders of Central Federal Corporation will be held at 10 a.m. on Thursday, May 19, 2011 at the Fairlawn Country Club, 200 North Wheaton Road, Fairlawn, Ohio.
STOCKHOLDER SERVICES
Registrar and Transfer Company serves as transfer agent for Central Federal Corporation shares. Communications regarding change of address, transfer of shares or lost certificates should be sent to:
Registrar & Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016
Phone: 800-368-5948
page 72     |

Exhibit 21.1
Subsidiaries of the Registrant
CFBank
Ghent Road, Inc.
Smith Ghent LLC
Central Federal Capital Trust I

Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (333-84817, 333-105515, 333-114025, 333-115943, 333-125661, 333-152984 and 333-163102), and Form S-3 (333-110218, 333-124323 and 333-156564) of Central Federal Corporation (formerly Grand Central Financial Corp.) of our report dated March 30, 2011, related to the consolidated financial statements of Central Federal Corporation included in this Annual Report on Form 10-K for the year ended December 31, 2010.
Crowe Horwath LLP
Cleveland, Ohio
March 30, 2011

Exhibit 31.1
Rule 13a-14(a) Certifications
I, Eloise L. Mackus, certify, that:
1.	I have reviewed this report on Form 10-K of Central Federal Corporation;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.
The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 30, 2011	/s/ Eloise L. Mackus
Eloise L. Mackus, Esq.
Chief Executive Officer, General Counsel and Corporate Secretary

Exhibit 31.2
Rule 13a-14(a) Certifications
I, Therese Ann Liutkus, certify, that:
1.	I have reviewed this report on Form 10-K of Central Federal Corporation;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.
The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 30, 2011	/s/ Therese Ann Liutkus
Therese Ann Liutkus, CPA
President, Treasurer and Chief Financial Officer

Exhibit 32.1
Section 1350 Certifications
In connection with the Annual Report of Central Federal Corporation (the “Company”) on Form 10-K for the fiscal year ended December 31, 2010 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Eloise L. Mackus, Chief Executive Officer of the Company and Therese Ann Liutkus, President, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ Eloise L. Mackus
Eloise L. Mackus, Esq.
Chief Executive Officer, General Counsel and Corporate Secretary

/s/ Therese Ann Liutkus
Therese Ann Liutkus, CPA
President, Treasurer and Chief Financial Officer
Date: March 30, 2011

Exhibit 99.1
31 C.F.R. Section 30.15 Certifications
I, Eloise L. Mackus, certify, based on my knowledge, that:
(i) The compensation committee of Central Federal Corporation has discussed, reviewed, and evaluated with the senior risk officer at least twice during the most recently completed fiscal year that was a TARP period, senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to Central Federal Corporation; and steps have been taken to ensure that in the current and each future fiscal year that is a TARP period, the committee will discuss, review and evaluate SEO and employee compensation plans and risks with the senior risk officer at least every six months during any part of the fiscal year that is a TARP period;
(ii) The compensation committee of Central Federal Corporation has identified and limited during any part of the most recently completed fiscal year that was a TARP period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Central Federal Corporation and has identified any features of the employee compensation plans that pose risks to Central Federal Corporation and has limited those features to ensure that Central Federal Corporation is not unnecessarily exposed to risks;
(iii) The compensation committee has reviewed, at least twice during the most recently completed fiscal year that was a TARP period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Central Federal Corporation to enhance the compensation of an employee, and has limited any such features; and steps have been taken to ensure that in the current and each future fiscal year that is a TARP period, the committee will review, at least every six months during any part of the fiscal year that is a TARP period, the terms of each employee compensation plan and identify any features of the plan that could encourage the manipulation of reported earnings of Central Federal Corporation to enhance the compensation of an employee, and will limit any such features;
(iv) The compensation committee of Central Federal Corporation will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;
(v) The compensation committee of Central Federal Corporation will provide a narrative description of how it limited during any part of the most recently completed fiscal year that was a TARP period the features in
(A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Central Federal Corporation;
(B) Employee compensation plans that unnecessarily expose Central Federal Corporation to risks; and
(C) Employee compensation plans that could encourage the manipulation of reported earnings of Central Federal Corporation to enhance the compensation of an employee;
(vi) Central Federal Corporation has required that bonus payments to SEOs or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;
(vii) Central Federal Corporation has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;
(viii) Central Federal Corporation has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during any part of the most recently completed fiscal year that was a TARP period;
(ix) Central Federal Corporation and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during any part of the most recently completed fiscal year that was a TARP period; and any expenses that, pursuant to the policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;

(x) Central Federal Corporation will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during any part of the most recently completed fiscal year that was a TARP period;
(xi) Central Federal Corporation will disclose the amount, nature, and justification for the offering, during any part of the most recently completed fiscal year that was a TARP period, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);
(xii) Central Federal Corporation will disclose whether Central Federal Corporation, the board of directors of Central Federal Corporation, or the compensation committee of Central Federal Corporation has engaged during any part of the most recently completed fiscal year that was a TARP period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;
(xiii) Central Federal Corporation has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;
(xiv) Central Federal Corporation has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Central Federal Corporation and Treasury, including any amendments;
(xv) Central Federal Corporation has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and
(xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. ( See, for example 18 U.S.C. 1001.)
Dated: March 30, 2011

/s/ Eloise L Mackus Eloise L. Mackus, Esq.
Chief Executive Officer, General Counsel and Corporate Secretary

Exhibit 99.2
31 C.F.R. Section 30.15 Certifications
I, Therese Ann Liutkus, certify, based on my knowledge, that:
(i) The compensation committee of Central Federal Corporation has discussed, reviewed, and evaluated with the senior risk officer at least twice during the most recently completed fiscal year that was a TARP period, senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to Central Federal Corporation; and steps have been taken to ensure that in the current and each future fiscal year that is a TARP period, the committee will discuss, review and evaluate SEO and employee compensation plans and risks with the senior risk officer at least every six months during any part of the fiscal year that is a TARP period;
(ii) The compensation committee of Central Federal Corporation has identified and limited during any part of the most recently completed fiscal year that was a TARP period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Central Federal Corporation and has identified any features of the employee compensation plans that pose risks to Central Federal Corporation and has limited those features to ensure that Central Federal Corporation is not unnecessarily exposed to risks;
(iii) The compensation committee has reviewed, at least twice during the most recently completed fiscal year that was a TARP period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Central Federal Corporation to enhance the compensation of an employee, and has limited any such features; and steps have been taken to ensure that in the current and each future fiscal year that is a TARP period, the committee will review, at least every six months during any part of the fiscal year that is a TARP period, the terms of each employee compensation plan and identify any features of the plan that could encourage the manipulation of reported earnings of Central Federal Corporation to enhance the compensation of an employee, and will limit any such features;
(iv) The compensation committee of Central Federal Corporation will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;
(v) The compensation committee of Central Federal Corporation will provide a narrative description of how it limited during any part of the most recently completed fiscal year that was a TARP period the features in
(A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Central Federal Corporation;
(B) Employee compensation plans that unnecessarily expose Central Federal Corporation to risks; and
(C) Employee compensation plans that could encourage the manipulation of reported earnings of Central Federal Corporation to enhance the compensation of an employee;
(vi) Central Federal Corporation has required that bonus payments to SEOs or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;
(vii) Central Federal Corporation has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;
(viii) Central Federal Corporation has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during any part of the most recently completed fiscal year that was a TARP period;

(ix) Central Federal Corporation and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during any part of the most recently completed fiscal year that was a TARP period; and any expenses that, pursuant to the policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;
(x) Central Federal Corporation will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during any part of the most recently completed fiscal year that was a TARP period;
(xi) Central Federal Corporation will disclose the amount, nature, and justification for the offering, during any part of the most recently completed fiscal year that was a TARP period, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);
(xii) Central Federal Corporation will disclose whether Central Federal Corporation, the board of directors of Central Federal Corporation, or the compensation committee of Central Federal Corporation has engaged during any part of the most recently completed fiscal year that was a TARP period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;
(xiii) Central Federal Corporation has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;
(xiv) Central Federal Corporation has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Central Federal Corporation and Treasury, including any amendments;
(xv) Central Federal Corporation has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and
(xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. ( See, for example 18 U.S.C. 1001.)
Dated: March 30, 2011

/s/ Therese Ann Liutkus Therese Ann Liutkus, CPA
President, Treasurer and Chief Financial Officer

Exhibit C

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-Q
(Mark one)

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended June 30, 2011
or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from                      to
Commission File Number 0-25045
CENTRAL FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	34-1877137
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)
2923 Smith Road, Fairlawn, Ohio 44333
(Address of principal executive offices) (Zip Code)
(330) 666-7979
(Registrant’s telephone number, including area code)
(Former name, former address and former fiscal year, if changed since last report)
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐
Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☑ No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☑
As of July 31, 2011, there were 4,127,798 shares of the registrant’s Common Stock outstanding.

FORM 10-Q
QUARTER ENDED JUNE 30, 2011
INDEX

CENTRAL FEDERAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands except per share data)

	June 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Cash and cash equivalents	$60,436	$34,275
Securities available for sale	27,333	28,798
Loans held for sale	1,810	1,953
Loans, net of allowance of $8,050 and $9,758	171,482	190,767
FHLB stock	1,942	1,942
Loan servicing rights	47	57
Foreclosed assets, net	2,370	4,509
Premises and equipment, net	5,851	6,016
Assets held for sale	—	535
Other intangible assets	109	129
Bank owned life insurance	4,208	4,143
Accrued interest receivable and other assets	2,202	2,108

	$277,790	$275,232

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest bearing	$19,638	$20,392
Interest bearing	218,585	206,989

Total deposits	238,223	227,381
Long-term FHLB advances	18,742	23,942
Advances by borrowers for taxes and insurance	79	213
Accrued interest payable and other liabilities	3,309	2,552
Subordinated debentures	5,155	5,155

Total liabilities	265,508	259,243

Stockholders’ equity
Preferred stock, Series A, $.01 par value; aggregate liquidation value $7,501 in 2011, $7,225 in 2010 1,000,000 shares authorized; 7,225 shares issued	7,094	7,069
Common stock, $.01 par value, shares authorized; 12,000,000 shares issued; 4,686,331 in 2011 and 2010	47	47
Common stock warrant	217	217
Additional paid-in capital	27,567	27,542
Accumulated deficit	(20,154)	(16,313)
Accumulated other comprehensive income	756	672
Treasury stock, at cost; 558,533 shares	(3,245)	(3,245)

Total stockholders’ equity	12,282	15,989

	$277,790	$275,232

See accompanying notes to consolidated financial statements.

CENTRAL FEDERAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Interest and dividend income
Loans, including fees	$2,350	$3,074	$4,792	$6,220
Securities	156	172	311	368
FHLB stock dividends	21	21	43	43
Federal funds sold and other	41	15	71	23

	2,568	3,282	5,217	6,654
Interest expense
Deposits	750	890	1,452	1,809
Long-term FHLB advances and other debt	141	170	308	354
Subordinated debentures	42	41	83	81

	933	1,101	1,843	2,244

Net interest income	1,635	2,181	3,374	4,410

Provision for loan losses	432	5,938	1,851	6,686

Net interest income (loss) after provision for loan losses	1,203	(3,757)	1,523	(2,276)

Noninterest income
Service charges on deposit accounts	69	74	130	144
Net gains on sales of loans	24	181	64	331
Loan servicing fees, net	4	2	12	10
Net gain on sales of securities	—	—	—	240
Earnings on bank owned life insurance	33	33	65	66
Other	12	3	27	12

	142	293	298	803

Noninterest expense
Salaries and employee benefits	1,033	1,060	2,074	2,113
Occupancy and equipment	69	45	154	113
Data processing	145	164	289	319
Franchise taxes	64	85	130	178
Professional fees	258	272	559	478
Director fees	45	26	91	52
Postage, printing and supplies	39	43	87	102
Advertising and promotion	14	27	24	55
Telephone	18	27	40	51
Loan expenses	20	16	30	43
Foreclosed assets, net	1,152	1	1,185	1
Depreciation	104	133	218	264
FDIC Premiums	175	101	350	250
Amortization of intangibles	10	10	20	20
OTS assessment	38	23	75	45
Other	78	66	126	121

	3,262	2,099	5,452	4,205

Loss before income taxes	(1,917)	(5,563)	(3,631)	(5,678)

Income tax benefit	—	(10)	—	(30)

Net loss	(1,917)	(5,553)	(3,631)	(5,648)
Preferred stock dividends and accretion of discount on preferred stock	(106)	(102)	(210)	(204)

Net loss attributable to common stockholders	$(2,023)	$(5,655)	$(3,841)	$(5,852)

Loss per common share:
Basic	$(0.49)	$(1.38)	$(0.93)	$(1.43)
Diluted	$(0.49)	$(1.38)	$(0.93)	$(1.43)
See accompanying notes to consolidated financial statements.

CENTRAL FEDERAL CORPORATION
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
(Dollars in thousands except per share data)
(Unaudited)

						Accumulated
			Common	Additional		Other		Total
	Preferred	Common	Stock	Paid-In	Accumulated	Comprehensive	Treasury	Stockholders’
	Stock	Stock	Warrant	Capital	Deficit	Income	Stock	Equity

Balance at January 1, 2011	$7,069	$47	$217	$27,542	$(16,313)	$672	$(3,245)	$15,989

Comprehensive loss:
Net loss					(3,631)			(3,631)
Change in unrealized gain (loss) on securities available for sale						84		84

Total comprehensive loss								(3,547)

Accretion of discount on preferred stock	25				(25)			—
Release of 6,134 stock-based incentive plan shares, net of forfeitures				16				16
Stock option expense, net of forfeitures				9				9
Preferred stock dividends					(185)			(185)

Balance at June 30, 2011	$7,094	$47	$217	$27,567	$(20,154)	$756	$(3,245)	$12,282

See accompanying notes to consolidated financial statements.

CENTRAL FEDERAL CORPORATION
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
(Dollars in thousands except per share data)
(Unaudited)

						Accumulated
			Common	Additional		Other		Total
	Preferred	Common	Stock	Paid-In	Accumulated	Comprehensive	Treasury	Stockholders’
	Stock	Stock	Warrant	Capital	Deficit	Income	Stock	Equity

Balance at January 1, 2010	$7,021	$47	$217	$27,517	$(9,034)	$704	$(3,245)	$23,227

Comprehensive loss:
Net loss					(5,648)			(5,648)
Change in unrealized gain (loss) on securities available for sale						(205)		(205)

Total comprehensive loss								(5,853)

Accretion of discount on preferred stock	24				(24)			—
Release of (2,277) stock-based incentive plan shares, net of forfeitures				(7)				(7)
Tax effect from vesting of stock-based incentive plan shares				(30)				(30)
Stock option expense, net of forfeitures				(4)				(4)
Preferred stock dividends					(181)			(181)

Balance at June 30, 2010	$7,045	$47	$217	$27,476	$(14,887)	$499	$(3,245)	$17,152

See accompanying notes to consolidated financial statements.

CENTRAL FEDERAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Six months ended June 30,
	2011	2010

Net loss	$(3,631)	$(5,648)
Adjustments to reconcile net loss to net cash from operating activities:
Provision for loan losses	1,851	6,686
Valuation allowance on foreclosed assets	1,139	—
Valuation (gain) loss on mortgage servicing rights	(3)	1
Depreciation	218	264
Amortization, net	367	135
Net realized gain on sales of securities	—	(240)
Originations of loans held for sale	(18,927)	(34,973)
Proceeds from sale of loans held for sale	19,133	32,782
Net gain on sale of loans	(64)	(331)
Loss on sale of assets held for sale	2	—
Stock-based compensation expense	25	(11)
Change in deferred income taxes (net of change in valuation allowance)	—	(30)
Net change in:
Bank owned life insurance	(65)	(66)
Accrued interest receivable and other assets	(94)	(301)
Accrued interest payable and other liabilities	572	445

Net cash from operating activities	523	(1,287)

Cash flows from investing activities
Available-for-sale securities:
Sales	—	9,031
Maturities, prepayments and calls	4,737	2,556
Purchases	(3,491)	(14,737)
Loan originations and payments, net	17,445	3,830
Proceeds from sale of portfolio loans	—	4,302
Additions to premises and equipment	(53)	(45)
Proceeds from the sale of assets held for sale	533	—
Proceeds from the sale of foreclosed assets	1,000	—

Net cash from investing activities	20,171	4,937

Cash flows from financing activities
Net change in deposits	10,801	15,142
Net change in short-term borrowings from the FHLB and other debt	—	(2,065)
Repayments on long-term FHLB advances and other debt	(5,200)	(6,000)
Net change in advances by borrowers for taxes and insurance	(134)	(113)
Cash dividends paid on preferred stock	—	(181)

Net cash from financing activities	5,467	6,783

Net change in cash and cash equivalents	26,161	10,433

Beginning cash and cash equivalents	34,275	2,973

Ending cash and cash equivalents	$60,436	$13,406

Supplemental cash flow information:
Interest paid	$1,727	$2,186

Supplemental noncash disclosures:
Transfers from loans to foreclosed assets	$—	$2,348
Loans transferred from portfolio to held for sale	—	5,772
See accompanying notes to consolidated financial statements.

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation:
The consolidated financial statements include Central Federal Corporation (the Holding Company) and its wholly owned subsidiaries, CFBank, Ghent Road, Inc., and Smith Ghent LLC, together with the Holding Company referred to as “the Company.” The accompanying unaudited interim consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the SEC) and in compliance with U.S. generally accepted accounting principles (GAAP). Because this report is based on an interim period, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.
In the opinion of the management of the Company, the accompanying unaudited interim consolidated financial statements include all adjustments necessary for a fair presentation of the Company’s financial condition and the results of operations for the periods presented. These adjustments are of a normal recurring nature, unless otherwise disclosed in this Form 10-Q. The financial performance reported for the Company for the three and six months ended June 30, 2011 is not necessarily indicative of the results that may be expected for the full year. This information should be read in conjunction with the Company’s latest Annual Report to Stockholders and Form 10-K. Reference is made to the accounting policies of the Company described in Note 1 of the Notes to Consolidated Financial Statements contained in the Company’s 2010 Annual Report that was filed as Exhibit 13.1 to the Company’s Form 10-K for the year ended December 31, 2010. The Company has consistently followed those policies in preparing this Form 10-Q.
Reclassifications: Some items in the prior period financial statements were reclassified to conform to the current presentation. Reclassifications did not impact prior period net loss or stockholders’ equity.
Earnings (Loss) Per Common Share: Basic earnings (loss) per common share is net income (loss) available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings per common share includes the dilutive effect of additional potential common shares issuable under stock options and the stock warrant.

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Basic
Net loss	$(1,917)	$(5,553)	$(3,631)	$(5,648)
Less: Preferred dividends and accretion of discount on preferred stock	(106)	(102)	(210)	(204)
Less: Net loss allocated to unvested share-based payment awards	13	3	25	4

Net loss allocated to common stockholders	$(2,010)	$(5,652)	(3,816)	$(5,848)

Weighted average common shares outstanding	4,101,331	4,095,993	4,099,807	4,095,607

Basic loss per common share	$(0.49)	$(1.38)	$(0.93)	$(1.43)

Diluted
Net loss allocated to common stockholders	$(2,010)	$(5,652)	$(3,816)	$(5,848)

Weighted average common shares outstanding for basic loss per common share	4,101,331	4,095,993	4,099,807	4,095,607
Add: Dilutive effects of assumed exercises of stock options	—	—	—	—
Add: Dilutive effects of assumed exercises of stock warrant	—	—	—	—

Average shares and dilutive potential common shares	4,101,331	4,095,993	4,099,807	4,095,607

Diluted loss per common share	$(0.49)	$(1.38)	$(0.93)	$(1.43)

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
The following potential average common shares were anti-dilutive and not considered in computing diluted loss per common share because the Company reported a net loss for the periods presented.

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Stock options	223,780	278,565	223,780	292,030
Stock warrant	336,568	336,568	336,568	336,568
Effect of Newly Issued But Not Yet Effective Accounting Standards:
In April 2011, the FASB issued ASU No. 2011-02 to Receivables (ASC 310), A Creditors’s Determination of Whether a Restructuring is a Troubled Debt Restructuring. This ASU provides guidance and clarification in evaluating whether a restructuring constitutes a troubled debt restructuring, including a creditor’s evaluation of whether it has granted a concession, and also whether the debtor is experiencing financial difficulties. Further, this ASU states that a restructuring of a debt constitutes a troubled debt restructuring if the creditor, for economic or legal reasons related to the debtors financial difficulties, grants a concession to the debtor that it would not otherwise consider, and the concession is granted by the creditor in an attempt to protect as much of its investment as possible. The amendments in this update are effective for the first interim or annual reporting period beginning on or after June 15, 2011 and are to be applied retrospectively to the beginning of the annual period of adoption. Management is currently reviewing the guidance to determine the impact, if any, to the Company’s consolidated financial statements.
In May 2011, the FASB issued ASU No. 2011-04 to Fair Value Measurement (ASC 820), Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements is U.S. GAAP and IFRSs. This ASU changes the wording used to describe many of the requirements in GAAP for measuring fair value and for disclosing information about fair value measurements. The amendments in this update include clarifying the Board’s intent about the application of existing fair value measurement and disclosure requirements, and changing particular principles or requirements for measuring fair value for disclosing information about fair value measurement. The amendments in this update are effective for interim and annual periods beginning after December 15, 2011 and are to be applied prospectively. Early adoption is not permitted. The adoption of the disclosure provisions of the ASU is not expected to have a material impact on the Company’s consolidated financial statements.
In June 2011, the FASB issued ASU No. 2011-05 to Comprehensive Income (ASC 220), Presentation of Comprehensive Income. This ASU is designed to improve the comparability, consistency and transparency of financial reporting and to increase the prominence of items reported in other comprehensive income. This ASU requires an entity to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement(s) where the components of net income and comprehensive income are presented. The amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011 and are to be applied retrospectively. Early adoption is permitted, because compliance with the amendments is already permitted. The adoption of the disclosure provisions of the ASU is not expected to have a material impact on the Company’s consolidated financial statements.

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 2 — SECURITIES
The following table summarizes the amortized cost and fair value of the available-for-sale securities portfolio at June 30, 2011 and December 31, 2010 and the corresponding amounts of unrealized gains and losses recognized in accumulated other comprehensive income (loss):

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
June 30, 2011
Issued by U.S. government-sponsored entities and agencies:
Mortgage-backed securities — residential	$1,679	$226	$—	$1,905
Collateralized mortgage obligations	24,898	565	35	25,428

Total	$26,577	$791	$35	$27,333

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
December 31, 2010
Issued by U.S. government-sponsored entities and agencies:
Mortgage-backed securities — residential	$1,884	$223	$—	$2,107
Collateralized mortgage obligations	26,242	463	14	26,691

Total	$28,126	$686	$14	$28,798

There was no other-than-temporary impairment recognized in accumulated other comprehensive income (loss) for securities available for sale at June 30, 2011 or December 31, 2010.
The proceeds from sales and calls of securities and the associated gains for the six months ended June 30, 2010 are listed below. There were no proceeds from sales or calls of securities during the three or six months ended June 30, 2011 or the three months ended June 30, 2010.

Six Months
ended June 30,
2010
Proceeds	$9,031
Gross gains	240
Gross losses	—
The tax expense related to the gains was $82 for the six months ended June 30, 2010.

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 2 — SECURITIES (continued)
At June 30, 2011 and December 31, 2010, there were no debt securities contractually due at a single maturity date. The amortized cost and fair value of mortgage-backed securities and collateralized mortgage obligations which do not have a single maturity date, totaled $26,577 and $27,333 at June 30, 2011, respectively, and $28,126 and $28,798 at December 31, 2010, respectively.
Fair value of securities pledged was as follows:

	June 30,	December 31,
	2011	2010
Pledged as collateral for:
FHLB advances	$9,758	$10,657
Public deposits	3,873	4,210
Customer repurchase agreements	5,492	2,465
Interest-rate swaps	1,352	1,589

Total	$20,475	$18,921

At June 30, 2011 and December 31, 2010, there were no holdings of securities of any one issuer, other than U.S. government-sponsored entities and agencies, in an amount greater than 10% of stockholders’ equity.
The following table summarizes securities with unrealized losses at June 30, 2011 and December 31, 2010 aggregated by major security type and length of time in a continuous unrealized loss position.
June 30, 2011

	Less than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description of Securities	Value	Loss	Value	Loss	Value	Loss

Issued by U.S. government-sponsored entities and agencies:
Collateralized mortgage obligations	$3,455	$35	$—	$—	$3,455	$35

Total temporarily impaired	$3,455	$35	$—	$—	$3,455	$35

December 31, 2010

	Less than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description of Securities	Value	Loss	Value	Loss	Value	Loss

Issued by U.S. government-sponsored entities and agencies:
Collateralized mortgage obligations	$2,091	$14	$—	$—	$2,091	$14

Total temporarily impaired	$2,091	$14	$—	$—	$2,091	$14

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 2 — SECURITIES (continued)
The unrealized loss at June 30, 2011 is related to two Ginnie Mae collateralized mortgage obligations, and the unrealized loss at December 31, 2010 is related to one Ginnie Mae collateralized mortgage obligation. These securities carry the full faith and credit guarantee of the U.S. government. Because the decline in fair value is attributable to changes in interest rates, and not credit quality, and because the Company does not have the intent to sell these securities and it is likely that it will not be required to sell these securities before their anticipated recovery, the Company does not consider these securities to be other-than-temporarily impaired at June 30, 2011.

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 3 — LOANS
The following table presents the recorded investment in loans by portfolio segment. The recorded investment in loans includes the principal balance outstanding, adjusted for purchase premiums and discounts, deferred loan fees and costs and includes accrued interest.

	June 30,	December 31,
	2011	2010

Commercial	$33,027	$38,194
Real estate:
Single-family residential	21,481	23,273
Multi-family residential	32,541	35,308
Commercial	75,028	80,725
Construction	—	4,919
Consumer:
Home equity lines of credit	16,072	16,316
Other	1,383	1,790

Subtotal	179,532	200,525
Less: Allowance for loan losses (ALLL)	(8,050)	(9,758)

Loans, net	$171,482	$190,767

Construction loans consisted of $2,324 in single-family residential loans and $2,595 in commercial real estate loans at December 31, 2010. There were no construction loans at June 30, 2011.

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 3 — LOANS (continued)
The ALLL is a valuation allowance for probable incurred credit losses in the loan portfolio based on management’s evaluation of various factors including past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions and other factors. A provision for loan losses is charged to operations based on management’s periodic evaluation of these and other pertinent factors described in Note 1 of the Notes to Consolidated Financial Statements contained in the Company’s 2010 Annual Report that was filed as Exhibit 13.1 to the Company’s Form 10-K for the year ended December 31, 2010.
The following tables present the activity in the ALLL by portfolio segment for the three and six months ended June 30, 2011:

	Three months ended June 30, 2011
		Real Estate				Consumer
						Home
						equity lines
	Commercial	Single-family	Multi-family	Commercial	Construction	of credit	Other	Total

Beginning balance	$3,141	$233	$1,939	$3,848	$34	$201	$21	$9,417
Provision for loan losses	240	14	693	(488)	(34)	16	(9)	432
Charge-offs	(640)	(7)	(450)	(850)	—	—	—	(1,947)
Recoveries	—	2	1	122	—	3	7	135
Reclass of ALLL on loan-related commitments (1)	13	—	—	—	—	—	—	13

Ending balance	$2,754	$242	$2,183	$2,632	$—	$220	$19	$8,050

(1)	Reclassified from (to) accrued interest payable and other liabilities in the consolidated balance sheet.

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 3 — LOANS (continued)

	Six months ended June 30, 2011
		Real Estate				Consumer
						Home
						equity lines
	Commercial	Single-family	Multi-family	Commercial	Construction	of credit	Other	Total

Beginning balance	$1,879	$241	$2,520	$4,719	$74	$303	$22	$9,758
Provision for loan losses	1,945	11	911	(860)	(74)	(88)	6	1,851
Charge-offs	(1,140)	(14)	(1,250)	(1,350)	—	—	(18)	(3,772)
Recoveries	71	4	2	123	—	5	9	214
Reclass of ALLL on loan-related commitments (1)	(1)	—	—	—	—	—	—	(1)

Ending balance	$2,754	$242	$2,183	$2,632	$—	$220	$19	$8,050

(1)	Reclassified from (to) accrued interest payable and other liabilities in the consolidated balance sheet.
Activity in the ALLL for the three and six months ended June 30, 2010 was as follows:

	Three months ended	Six months ended
	June 30,	June 30,
	2010	2010

Beginning balance	$7,396	$7,090
Provision for loan losses	5,938	6,686
Charge-offs	(3,290)	(3,813)
Recoveries	18	111
Reclass of ALLL on loan-related commitments (1)	12	—

Ending balance	$10,074	$10,074

(1)	Reclassified from (to) accrued interest payable and other liabilities in the consolidated balance sheet.

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 3 — LOANS (continued)
The following table presents the balance in the ALLL and the recorded investment in loans by portfolio segment and based on the impairment method as of June 30, 2011:

		Real Estate				Consumer
						Home
						equity lines
	Commercial	Single-family	Multi-family	Commercial	Construction	of credit	Other	Total

ALLL:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$189	$—	$782	$369	$—	$—	$—	$1,340
Collectively evaluated for impairment	2,565	242	1,401	2,263	—	220	19	6,710

Total ending allowance balance	$2,754	$242	$2,183	$2,632	$—	$220	$19	$8,050

Loans:
Individually evaluated for impairment	$722	$—	$3,070	$2,864	$—	$135	$—	$6,791
Collectively evaluated for impairment	32,305	21,481	29,471	72,164	—	15,937	1,383	172,741

Total ending loan balance	$33,027	$21,481	$32,541	$75,028	$—	$16,072	$1,383	$179,532

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 3 — LOANS (continued)
The following table presents the balance in the ALLL and the recorded investment in loans by portfolio segment and based on the impairment method as of December 31, 2010:

		Real Estate				Consumer
						Home
						equity lines
	Commercial	Single-family	Multi-family	Commercial	Construction	of credit	Other	Total

ALLL:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$332	$—	$1,296	$1,276	$—	$—	$—	$2,904
Collectively evaluated for impairment	1,547	241	1,224	3,443	74	303	22	6,854

Total ending allowance balance	$1,879	$241	$2,520	$4,719	$74	$303	$22	$9,758

Loans:
Individually evaluated for impairment	$2,223	$142	$3,985	$4,250	$—	$138	$—	$10,738
Collectively evaluated for impairment	35,971	23,131	31,323	76,475	4,919	16,178	1,790	189,787

Total ending loan balance	$38,194	$23,273	$35,308	$80,725	$4,919	$16,316	$1,790	$200,525

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 3 — LOANS (continued)
The following table presents loans individually evaluated for impairment by class of loans at June 30, 2011. The unpaid principal balance is the contractual principal balance outstanding. The recorded investment is the unpaid principal balance adjusted for partial charge-offs, purchase premiums and discounts, deferred loan fees and costs and includes accrued interest. There was no cash-basis interest income recognized during the three and six months ended June 30, 2011.

	As of June 30, 2011			Three months ended June 30, 2011		Six months ended June 30,2011
	Unpaid Principal	Recorded	ALLL	Average Recorded	Interest Income	Average Recorded	Interest Income
	Balance	Investment	Allocated	Investment	Recognized	Investment	Recognized
With no related allowance recorded:
Commercial	$285	$235	$—	$154	$—	$149	$—
Real estate:
Single-family residential	—	—	—	—	—	47	—
Commercial:
Non-owner occupied	75	75	—	75	—	76	—
Land	804	688	—	686	11	690	21
Consumer:
Home equity lines of credit:
Originated for portfolio	135	135	—	136	—	136	—

Total with no allowance recorded	1,299	1,133	—	1,051	11	1,098	21

With an allowance recorded:
Commercial	1,777	487	189	1,112	—	1,487	—
Real estate:
Multi-family residential	4,320	3,070	782	3,147	—	3,433	—
Commercial:
Non-owner occupied	2,507	1,050	80	1,623	—	1,938	—
Owner occupied	1,051	1,051	289	1,051	—	1,051	—

Total with an allowance recorded	9,655	5,658	1,340	6,933	—	7,909	—

Total	$10,954	$6,791	$1,340	$7,984	$11	$9,007	$21

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 3 — LOANS (continued)
The following table presents loans individually evaluated for impairment by class of loans as of December 31, 2010:

	Unpaid Principal	Recorded
	Balance	Investment	ALLL Allocated
With no related allowance recorded:
Commercial	$937	$587	$—
Real estate:
Single-family residential	461	142	—
Commercial:
Owner occupied	78	78	—
Land	695	700	—
Consumer:
Home equity lines of credit:
Originated for portfolio	138	138	—

Total with no allowance recorded	2,309	1,645	—

With an allowance recorded:
Commercial	2,035	1,636	332
Real estate:
Multi-family residential	3,996	3,985	1,296
Commercial:
Non-owner occupied	2,551	2,419	1,244
Owner occupied	1,055	1,053	32

Total with an allowance recorded	9,637	9,093	2,904

Total	$11,946	$10,738	$2,904

	Three months	Six months
	ended	ended
	June 30,	June 30,
	2010	2010

Average of individually impaired loans during the period	$10,932	$12,062
Interest income recognized during impairment	12	15
Cash-basis interest income recognized	—	—

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 3 — LOANS (continued)
The following table presents the recorded investment in nonaccrual loans by class of loans:

	June 30, 2011	December 31, 2010

Loans past due over 90 days still on accrual:
Real estate:
Commercial:
Non-owner occupied	$343	$—
Nonaccrual loans:
Commercial	571	2,084
Real estate:
Single-family residential	708	266
Multi-family residential	3,070	3,986
Commercial:
Non-owner occupied	1,125	2,419
Owner occupied	1,051	1,131
Consumer:
Home equity lines of credit:
Originated for portfolio	135	161
Purchased for portfolio	149	—
Other consumer	—	10

Total nonaccrual loans	6,809	10,057

Total nonperforming loans	$7,152	$10,057

Nonaccrual loans include both smaller balance single-family mortgage and consumer loans that are collectively evaluated for impairment and individually classified impaired loans. There were no loans 90 days or more past due and still accruing interest at December 31, 2010.
The following table presents the aging of the recorded investment in past due loans as of June 30, 2011 by class of loans:

	30 - 59 Days	60 - 89 Days	Greater than 90		Loans Not Past	Nonaccrual Loans
	Past Due	Past Due	Days Past Due	Total Past Due	Due	Not Past Due

Commercial	$—	$—	$84	$84	$32,943	$487
Real estate:
Single-family residential	—	338	524	862	20,619	—
Multi-family residential	—	—	2,735	2,735	29,806	335
Commercial:
Non-owner occupied	598	55	1,393	2,046	36,369	75
Owner occupied	—	—	1,051	1,051	29,927	—
Land	—	—	—	—	5,635	—
Consumer:
Home equity lines of credit:
Originated for portfolio	135	—	—	135	12,682	—
Purchased for portfolio	28	74	149	251	3,004	—
Other	41	31	—	72	1,311	—

Total	$802	$498	$5,936	$7,236	$172,296	$897

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 3 — LOANS (continued)
The following table presents the aging of the recorded investment in past due loans as of December 31, 2010 by class of loans:

	30 - 59 Days	60 - 89 Days	Greater than 90		Loans Not Past	Nonaccrual Loans
	Past Due	Past Due	Days Past Due	Total Past Due	Due	Not Past Due

Commercial	$449	$—	$—	$449	$37,745	$1,635
Real estate:
Single-family residential	1,104	444	266	1,814	21,459	—
Multi-family residential	—	—	1,242	1,242	34,066	2,744
Commercial:
Non-owner occupied	1,188	—	2,419	3,607	36,687	—
Owner occupied	—	—	1,053	1,053	33,516	78
Land	—	—	—	—	5,862	—
Construction	—	—	—	—	4,919	—
Consumer:
Home equity lines of credit:
Originated for portfolio	1	54	—	55	12,850	161
Purchased for portfolio	—	—	—	—	3,411	—
Other	23	41	—	64	1,726	—

Total	$2,765	$539	$4,980	$8,284	$192,241	$4,618

Nonaccrual loans include loans that were modified and identified as troubled debt restructurings, where concessions had been granted to borrowers experiencing financial difficulties. These concessions could include a reduction in the interest rate, payment extensions, principal forgiveness, and other actions intended to maximize collection.
Nonaccrual troubled debt restructurings were as follows:

	June 30, 2011	December 31, 2010
Commercial	$223	$1,597
Real estate:
Single-family residential	—	142
Multi-family residential	2,294	2,744

Total	$2,517	$4,483

The Company allocated $541 and $714 of specific reserves to loans whose terms have been modified in troubled debt restructurings as of June 30, 2011 and December 31, 2010, respectively. The Company has not committed to lend additional amounts as of June 30, 2011 or December 31, 2010 to customers with outstanding loans that are classified as troubled debt restructurings.
Nonaccrual loans at both June 30, 2011 and December 31, 2010, do not include $839 in troubled debt restructurings where customers have established a sustained period of repayment performance, generally six months, loans are current according to their modified terms and repayment of the remaining contractual payments is expected. These loans are included in impaired loan totals.

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 3 — LOANS (continued)
Credit Quality Indicators:
The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt, such as current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. Management analyzes loans individually by classifying the loans as to credit risk. This analysis includes commercial, commercial real estate, and multi-family loans. Groups of homogenous loans, such as single-family mortgage loans and consumer loans, are not risk-rated. This analysis is performed on an ongoing basis. The following definitions are used for risk ratings:
Special Mention. Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of CFBank’s credit position at some future date.
Substandard. Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that there will be some loss if the deficiencies are not corrected.
Doubtful. Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, condition, and values, highly questionable and improbable.

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 3 — LOANS (continued)
Loans not meeting the criteria to be classified into one of the above categories are considered to be pass-rated loans. Loans listed as not rated are primarily groups of homogeneous loans. Past due information is the primary credit indicator for groups of homogenous loans. The recorded investment in loans by risk category and by class of loans as of June 30, 2011 and based on the most recent analysis performed follows. There were no loans rated doubtful at June 30, 2011.

	Not Rated	Pass	Special Mention	Substandard	Total

Commercial	$520	$24,955	$3,482	$4,070	$33,027
Real estate:
Single-family residential	20,773	—	—	708	21,481
Multi-family residential	—	19,513	4,580	8,448	32,541
Commercial:
Non-owner occupied	393	26,776	3,813	7,433	38,415
Owner occupied	—	24,017	4,425	2,536	30,978
Land	961	1,232	—	3,442	5,635
Consumer:
Home equity lines of credit:
Originated for portfolio	12,682	—	—	135	12,817
Purchased for portfolio	2,307	—	799	149	3,255
Other	1,383	—	—	—	1,383

	$39,019	$96,493	$17,099	$26,921	$179,532

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 3 — LOANS (continued)
The recorded investment in loans by risk category and by class of loans as of December 31, 2010 follows. There were no loans rated doubtful at December 31, 2010.

	Not Rated	Pass	Special Mention	Substandard	Total

Commercial	$473	$26,102	$6,281	$5,338	$38,194
Real estate:
Single-family residential	23,007	—	—	266	23,273
Multi-family residential	—	21,021	4,529	9,758	35,308
Commercial:
Non-owner occupied	91	27,412	4,247	8,544	40,294
Owner occupied	499	27,253	5,090	1,727	34,569
Land	1,089	1,985	—	2,788	5,862
Construction	—	4,919	—	—	4,919
Consumer:
Home equity lines of credit:
Originated for portfolio	12,744	—	—	161	12,905
Purchased for portfolio	2,572	—	839	—	3,411
Other	1,780	—	—	10	1,790

	$42,255	$108,692	$20,986	$28,592	$200,525

Management’s loan review process includes the identification of substandard loans where accrual of interest continues because the loans are under 90 days delinquent and/or the loans are well secured, a complete documentation review had been performed, and the loans are in the active process of being collected, but the loans exhibit some type of weakness that could lead to nonaccrual status in the future. At June 30, 2011, in addition to the nonperforming loans discussed previously, eleven commercial loans totaling $3,499, five multi-family residential real estate loans totaling $5,378 and sixteen commercial real estate loans totaling $10,892 were classified as substandard. At June 30, 2011, one of these loans, totaling $598 was less than 90 days delinquent and the remaining loans were current. At December 31, 2010, in addition to the nonperforming loans discussed previously, nine commercial loans totaling $3,250, six multi-family residential real estate loans totaling $5,781 and eight commercial real estate loans totaling $9,514 were classified as substandard. One of these loans, totaling $1,183 was delinquent at December 31, 2010 and the remaining loans were current.

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 4 — FORECLOSED ASSETS

	June 30, 2011	December 31, 2010
Commercial	$—	$1,000
Commercial real estate	3,509	3,509

Subtotal	3,509	4,509
Valuation allowance	(1,139)	—

Total	$2,370	$4,509

Foreclosed assets at June 30, 2011 and December 31, 2010 included three commercial real estate properties, while foreclosed assets at December 31, 2010 also included inventory related to a commercial loan. During the three and six months ended June 30, 2011, a $1,139 valuation allowance was established on one of the commercial real estate properties, undeveloped commercial real estate located in Columbus, Ohio, due to a decline in real estate values. A $1,139 charge resulting from this valuation allowance is included in foreclosed assets expense in the consolidated statement of operations.

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 5 — FAIR VALUE
Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:
Level 1 — Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.
Level 2 — Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.
Level 3 — Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.
The Company used the following methods and significant assumptions to estimate the fair value of each type of asset and liability:
Securities available for sale: The fair value of securities available for sale is determined using pricing models that vary based on asset class and include available trade, bid, and other market information or matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2).
Derivatives: The fair value of derivatives is based on valuation models using observable market data as of the measurement date (Level 2).
Impaired loans: The fair value of impaired loans with specific allocations of the ALLL is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.
Loan servicing rights: Fair value is based on a valuation model that calculates the present value of estimated future net servicing income (Level 2).
Loans held for sale: Loans held for sale are carried at fair value as determined by outstanding commitments from third party investors (Level 2).
Foreclosed assets: Nonrecurring adjustments to certain commercial real estate properties classified as foreclosed assets are measured at fair value, less costs to sell. Fair values are based on recent real estate appraisals. These appraisals may use a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 5 — FAIR VALUE (continued)
Assets and Liabilities Measured on a Recurring Basis
Assets and liabilities measured at fair value on a recurring basis are summarized below:

Fair Value
Measurements at
June 30, 2011
Using Significant Other
Observable Inputs
(Level 2)
Financial Assets:
Securities available for sale:
Issued by U.S. government-sponsored entities and agencies:
Mortgage-backed securities — residential	$1,905
Collateralized mortgage obligations	25,428

Total securities available for sale	$27,333

Loans held for sale	$1,810

Yield maintenance provisions (embedded derivatives)	$854

Interest rate lock commitments	$25

Financial Liabilities:
Interest-rate swaps	$854

Fair Value
Measurements at
December 31, 2010
Using Significant Other
Observable Inputs
(Level 2)
Financial Assets:
Securities available for sale:
Issued by U.S. government-sponsored entities and agencies:
Mortgage-backed securities — residential	$2,107
Collateralized mortgage obligations	26,691

Total securities available for sale	$28,798

Loans held for sale	$1,953

Yield maintenance provisions (embedded derivatives)	$686

Interest rate lock commitments	$41

Financial Liabilities:
Interest-rate swaps	$686

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 5 — FAIR VALUE (continued)
No assets or liabilities measured at fair value on a recurring basis were measured using Level 1 or Level 3 inputs at June 30, 2011 or December 31, 2010.
Assets Measured on a Non-Recurring Basis
Assets and liabilities measured at fair value on a non-recurring basis are summarized below:

	Fair Value Measurements at June 30, 2011 Using
	Significant Other	Significant
	Observable Inputs	Unobservable Inputs
	(Level 2)	(Level 3)

Loan servicing rights	$10

Impaired loans:
Commercial		$382
Real Estate:
Multi-family residential		2,288
Commercial:
Non-owner occupied		969
Owner occupied		762
Land		246

Total impaired loans		$4,647

Foreclosed assets:
Commercial real estate: land		$1,209

	Fair Value Measurements at December 31, 2010 Using
	Significant Other	Significant
	Observable Inputs	Unobservable Inputs
	(Level 2)	(Level 3)

Loan servicing rights	$17

Impaired loans:
Commercial		$1,591
Real estate:
Single-family residential		142
Multi-family residential		2,690
Commercial:
Non-owner occupied		1,176
Owner occupied		1,020

Total impaired loans		$6,619

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 5 — FAIR VALUE (continued)
At June 30, 2011 and December 31, 2010, the Company had no assets or liabilities measured at fair value on a non-recurring basis that were measured using Level 1 inputs.
Impaired loan servicing rights, which are carried at fair value, were carried at $10, which was made up of the amortized cost of $12, net of a valuation allowance of $2 at June 30, 2011. At December 31, 2010, impaired loan servicing rights were carried at $17, which was made up of the amortized cost of $22, net of a valuation allowance of $5. There was a $1 increase in earnings with respect to servicing rights for the three months ended June 30, 2011, and a $3 increase in earnings for the six months ended June 30, 2011. There was a $1 charge against earnings with respect to servicing rights for the three and six months ended June 30, 2010.
Impaired loans carried at the fair value of the collateral for collateral dependent loans, had a recorded investment of $5,987, with a valuation allowance of $1,340, resulting in a $1,593 reduction in the valuation allowance for the quarter ended June 30, 2011, and a $1,558 reduction for the six months ended June 30, 2011. Impaired loans carried at the fair value of collateral had a recorded investment of $9,517 with a valuation allowance of $2,898 at December 31, 2010. For the quarter ended June 30, 2010 there was a reduction in the valuation allowance of $785, and an additional provision of $765 recorded for impairment charges for the six months ended June 30, 2010.
Foreclosed assets which are carried at fair value less costs to sell, were carried at $1,209, which was made up of the outstanding balance of $2,348, net of a valuation allowance of $1,139 at June 30, 2011, resulting in a charge of $1,139 for the three and six months ended June 30, 2011. There were no foreclosed assets measured at fair value in the prior year period.
During the six months ended June 30, 2011, the Company did not have any significant transfers of assets or liabilities between those measured using Level 1 or 2 inputs. The Company recognizes transfers of assets and liabilities between Level 1 and 2 inputs based on the information relating to those assets and liabilities at the end of the reporting period.
The carrying amounts and estimated fair values of financial instruments at June 30, 2011 and December 31, 2010 were as follows:

	June 30, 2011		December 31, 2010
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial assets
Cash and cash equivalents	$60,436	$60,436	$34,275	$34,275
Securities available for sale	27,333	27,333	28,798	28,798
Loans held for sale	1,810	1,810	1,953	1,953
Loans, net	171,482	175,769	190,767	194,970
FHLB stock	1,942	n/a	1,942	n/a
Accrued interest receivable	117	117	119	119
Yield maintenance provisions (embedded derivatives)	854	854	686	686
Interest rate lock commitments	25	25	41	41

Financial liabilities
Deposits	$(238,223)	$(240,474)	$(227,381)	$(228,859)
FHLB advances	(18,742)	(19,379)	(23,942)	(24,656)
Subordinated debentures	(5,155)	(2,662)	(5,155)	(2,653)
Accrued interest payable	(307)	(307)	(191)	(191)
Interest-rate swaps	(854)	(854)	(686)	(686)

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 5 — FAIR VALUE (continued)
The methods and assumptions used to estimate fair value are described as follows.
Carrying amount is the estimated fair value for cash and cash equivalents, short-term borrowings, accrued interest receivable and payable, demand deposits, short-term debt, and variable rate loans or deposits that reprice frequently and fully. The methods for determining the fair values for securities were described previously. Fair value of loans held for sale is based on binding quotes from third party investors. For fixed rate loans or deposits and for variable rate loans with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. Fair value of Federal Home Loan Bank (FHLB) advances and other borrowings are based on current rates for similar financing. Fair value of subordinated debentures is based on discounted cash flows using current market rates for similar debt. It was not practicable to determine the fair value of FHLB stock due to restrictions placed on its transferability. The method for determining the fair values for derivatives (interest-rate swaps, interest rate lock commitments and yield maintenance provisions) was described previously. The fair value of off-balance sheet items is not considered material.
NOTE 6 —FHLB ADVANCES
Advances from the FHLB were as follows:

		June 30,	December 31,
	Rate	2011	2010
Fixed-rate advances:
Maturing March 2011	1.90%	$—	$2,200
Maturing April 2011	2.88%	—	3,000
Maturing July 2011	3.85%	3,000	3,000
Maturing April 2012	2.30%	5,000	5,000
Maturing June 2012	2.05%	742	742
Maturing January 2014	3.12%	5,000	5,000
Maturing May 2014	3.06%	5,000	5,000

Total		$18,742	$23,942

Each advance is payable at its maturity date, with a prepayment penalty for fixed-rate advances.
The advances were collateralized as follows:

	June 30,	December 31,
	2011	2010

First mortgage loans under a blanket lien arrangement	$11,972	$14,922
Multi-family mortgage loans	6,116	10,670
Commercial real estate loans	3,368	1,985
Securities	9,758	10,657
Cash	800	800

Total	$32,014	$39,034

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 6 — FHLB ADVANCES (continued)
Based on the collateral pledged to FHLB and CFBank’s holdings of FHLB stock, CFBank was eligible to borrow up to a total of $22,443 from the FHLB at June 30, 2011. In May 2011, CFBank was notified by the FHLB that, due to regulatory considerations, CFBank is only eligible for future advances with a maximum maturity of one year.
Payment information
Payments over the next five years are as follows:

June 30, 2012	$8,742
June 30, 2014	10,000

Total	$18,742

NOTE 7 — OTHER BORROWINGS
There were no outstanding borrowings with the Federal Reserve Bank (FRB) at June 30, 2011 or at December 31, 2010.
Assets pledged as collateral with the FRB were as follows:

	June 30, 2011	December 31, 2010
Commercial loans	$10,356	$13,131
Commercial real estate loans	22,356	26,214

	$32,712	39,345

Based on the collateral pledged, CFBank was eligible to borrow up to $19,938 from the FRB at June 30, 2011. The decline in the pledged loan balances at June 30, 2011 was related to a decline in eligible loans due to principal reductions, payoffs and credit downgrades compared to December 31, 2010. In April 2011, CFBank was notified by the FRB that, due to regulatory considerations, it was no longer eligible for borrowings under the FRB’s Primary Credit Program, but was only eligible to borrow under the FRB’s Secondary Credit Program. Under the FRB’s Primary Credit Program, CFBank had access to short-term funds at any time, for any reason based on the collateral pledged. Under the Secondary Credit Program, which involves a higher level of administration, each borrowing request must be individually underwritten and approved by the FRB, CFBank’s collateral is automatically reduced by 10% and the cost of borrowings is 50bp higher.
CFBank had a line of credit with one commercial bank, totaling $3.0 million at December 31, 2010, which was terminated by the commercial bank in March 2011 due to CFBank’s financial performance. At December 31, 2010 and at termination, there was no outstanding balance on this line of credit.

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 8 — SUBORDINATED DEBENTURES
In December 2003, Central Federal Capital Trust I, a trust formed by the Company, closed a pooled private offering of 5,000 trust preferred securities with a liquidation amount of $1 per security. The Company issued $5,155 of subordinated debentures to the trust in exchange for ownership of all of the common stock of the trust and the proceeds of the preferred securities sold by the trust. The Company is not considered the primary beneficiary of this trust (variable interest entity); therefore, the trust is not consolidated in the Company’s financial statements, but rather the subordinated debentures are shown as a liability. The Company’s investment in the common stock of the trust was $155 and is included in other assets.
The Company may redeem the subordinated debentures, in whole or in part, in a principal amount with integral multiples of $1, on or after December 30, 2008 at 100% of the principal amount, plus accrued and unpaid interest. The subordinated debentures mature on December 30, 2033. The subordinated debentures are also redeemable in whole or in part, from time to time, upon the occurrence of specific events defined within the trust indenture. There are no required principal payments on the subordinated debentures over the next five years. The Company has the option to defer interest payments on the subordinated debentures from time to time for a period not to exceed five consecutive years. The Company’s Board of Directors elected to defer interest payments beginning with the quarterly payment due on December 31, 2010 in order to preserve cash at the Holding Company. As of June 30, 2011, three quarterly interest payments had been deferred. Cumulative deferred interest payments totaled $124 at June 30, 2011 and $40 at December 31, 2010.
The trust preferred securities and subordinated debentures have a variable rate of interest, reset quarterly, equal to the three-month London Interbank Offered Rate (LIBOR) plus 2.85%. The total rate in effect was 3.16% at June 30, 2011 and 3.15% at December 31, 2010.
Pursuant to the Holding Company Order, as defined in Note 12 — Regulatory Matters, the Holding Company may not, directly or indirectly, incur, issue, renew, rollover, or pay interest or principal on any debt (including the subordinated debentures) or commit to do so, increase any current lines of credit, or guarantee the debt of any entity, without prior written notice to and written non-objection from the Board of Governors of the Federal Reserve System.

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 9 — STOCK-BASED COMPENSATION
The Company has three stock-based compensation plans (the Plans), as described below, under which awards have been or may be issued. Total compensation cost that was charged against income for those Plans totaled $12 and $25, respectively, for the three and six months ended June 30, 2011. Total compensation cost that was credited to income for those Plans was $21 and $11, respectively, for the three and six months ended June 30, 2010. Compensation cost resulted in a credit to income for the three and six months ended June 30, 2010 due to forfeitures of previous stock option grants and restricted stock awards in excess of the cost of those earned during the periods. The total income tax (expense) benefit was $3 and $5, respectively, for the three and six months ended June 30, 2011, and ($5) and ($2), respectively, for the three and six months ended June 30, 2010.
The Plans, which are stockholder-approved, provide for stock option grants and restricted stock awards to directors, officers and employees. The 1999 Stock-Based Incentive Plan, which expired July 13, 2009, provided 193,887 shares for stock option grants and 77,554 shares for restricted stock awards. The 2003 Equity Compensation Plan (2003 Plan), as amended and restated, provided an aggregate of 500,000 shares for stock option grants and restricted stock awards, of which up to 150,000 shares could be awarded in the form of restricted stock awards. The 2009 Equity Compensation Plan, which was approved by stockholders on May 21, 2009, replaced the 2003 Plan and provides 1,000,000 shares, plus any remaining shares available to grant or that are later forfeited or expire under the 2003 Plan, that may be issued as stock option grants, stock appreciation rights or restricted stock awards.
Stock Options
The Plans permit the grant of stock options to directors, officers and employees for up to 1,693,887 shares of common stock, net of restricted stock awards. Option awards are granted with an exercise price equal to the market price of the Company’s common stock on the date of grant, generally have vesting periods ranging from one to three years and are exercisable for ten years from the date of grant.
The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes) model that uses the assumptions noted in the table below. Expected volatilities are based on historical volatilities of the Company’s common stock. The Company uses historical data to estimate option exercise and post-vesting termination behavior. Management and other employee stock options are tracked separately. The expected term of options granted is based on historical data and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable. The risk-free interest rate for the expected term of the option is based on the U.S. Department of the Treasury (Treasury) yield curve in effect at the time of the grant.
The fair value of the options granted during the six months ended June 30, 2011 was determined using the following weighted-average assumptions as of the grant dates.

Six months ended
June 30,
2011

Risk-free interest rate	2.98%
Expected term (years)	7
Expected stock price volatility	46%
Dividend yield	1.41%
There were no shares granted during the three months ended June 30, 2011 or 2010, or the six months ended June 30, 2010.

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 9 — STOCK-BASED COMPENSATION (continued)
A summary of stock option activity in the Plans for the six months ended June 30, 2011 follows:

			Weighted Average
		Weighted	Remaining
		Average Exercise	Contractual Term
	Shares	Price	(Years)	Intrinsic Value

Outstanding at beginning of year	269,776	$6.04
Granted	6,300	1.70
Exercised	—	—
Expired	—	—
Cancelled or Forfeited	(52,296)	10.65

Outstanding at end of year	223,780	$4.84	6.9	$—

Expected to vest	99,420	$1.18	8.2	$—

Exercisable at end of period	124,360	$7.76	5.2	$—

During the six months ended June 30, 2011, there were 52,296 stock options canceled or forfeited. Previously recognized expense associated with nonvested forfeited shares is reversed.
Information related to the Plans during the three and six months ended June 30, 2011 and 2010 follows. There were no stock options exercised during the three or six months ended June 30, 2011 or 2010.

Six months ended
June 30,
2011

Weighted average fair value of options granted	$0.75
As of June 30, 2011, there was $16 of total unrecognized compensation cost related to nonvested stock options granted under the Plans. The cost is expected to be recognized over a weighted-average period of 1.6 years. Substantially all of the 99,420 nonvested stock options at June 30, 2011 are expected to vest.
Restricted Stock Awards
The Plans permit the grant of restricted stock awards to directors, officers and employees. Compensation is recognized over the vesting period of the shares based on the fair value of the stock at grant date. The fair value of the stock was determined using the closing share price on the date of grant and shares have vesting periods ranging from one to three years. There were 1,151,158 shares available to be issued, net of option awards under the Plans at June 30, 2011. There were no shares issued during the six months ended June 30, 2011.

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 9 — STOCK-BASED COMPENSATION (continued)
A summary of changes in the Company’s nonvested restricted shares for the six months ended June 30, 2011 follows:

		Weighted
		Average Grant-
	Shares	Date Fair Value

Nonvested at January 1, 2011	38,418	$1.54
Granted	—	—
Vested	(12,418)	1.95
Forfeited	—	—

Nonvested at June 30, 2011	26,000	$1.35

As of June 30, 2011, there was $21 of total unrecognized compensation cost related to nonvested shares granted under the Plans. The cost is expected to be recognized over a weighted-average period of 1.6 years. The total fair value of shares vested during the three and six months ended June 30, 2011 was $8 and $12, respectively. The total fair value of shares vested during the three and six months ended June 30, 2010 was $5 and $24, respectively.

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 10 — PREFERRED STOCK
On December 5, 2008, in connection with the Troubled Asset Relief Program (TARP) Capital Purchase Program, the Company issued to Treasury 7,225 shares of Central Federal Corporation Fixed Rate Cumulative Perpetual Preferred Stock, Series A (Preferred Stock) for $7,225. The Preferred Stock initially pays quarterly dividends at a five percent annual rate, which increases to nine percent after February 14, 2014, on a liquidation preference of $1,000 per share.
The Preferred Stock has preference over the Company’s common stock with respect to the payment of dividends and distribution of the Company’s assets in the event of a liquidation or dissolution. Except in certain circumstances, the holders of Preferred Stock have no voting rights. If any quarterly dividend payable on the Preferred Stock is in arrears for six or more quarterly dividend periods (whether consecutive or not), the holders will be entitled to vote for the election of two additional directors. These voting rights terminate when the Company has paid the dividends in full. The Holding Company’s Board of Directors elected to defer the dividends beginning with the dividend payable on November 15, 2010 in order to preserve cash at the Holding Company. As of June 30, 2011, three quarterly dividend payments had been deferred. Cumulative deferred dividends totaled $276 at June 30, 2011 and $90 at December 31, 2010. Although deferred, the dividends have been accrued with an offsetting charge to accumulated deficit.
As required under the TARP Capital Purchase Program in connection with the sale of the Preferred Stock to Treasury, dividend payments on, and repurchases of, the Company’s outstanding preferred and common stock are subject to certain restrictions. For as long as any Preferred Stock is outstanding, no dividends may be declared or paid on the Company’s outstanding common stock until all accrued and unpaid dividends on Preferred Stock are fully paid. In addition, Treasury’s consent is required on any increase in quarterly dividends declared on shares of common stock in excess of $.05 per share before December 5, 2011, the third anniversary of the issuance of the Preferred Stock, unless the Preferred Stock is redeemed by the Company or transferred in whole by Treasury. Further, Treasury’s consent is required for any repurchase of any equity securities or trust preferred securities, except for repurchases of Preferred Stock or repurchases of common shares in connection with benefit plans consistent with past practice, before December 5, 2011, the third anniversary of the issuance of the Preferred Stock, unless redeemed by the Company or transferred in whole by Treasury.
As a recipient of funding under the TARP Capital Purchase Program, the Company must comply with the executive compensation and corporate governance standards imposed by the American Recovery and Reinvestment Act of 2009 for as long as Treasury holds the above securities.
Pursuant to the Holding Company Order, the Holding Company may not declare, make, or pay any cash dividends (including dividends on the Preferred Stock, or its common stock) or other capital distributions or purchase, repurchase or redeem or commit to purchase, repurchase, or redeem any Holding Company equity stock without the prior written non-objection of the Board of Governors of the Federal Reserve System.
NOTE 11 — COMMON STOCK WARRANT
In connection with the issuance of the Preferred Stock, the Company also issued to Treasury a warrant to purchase 336,568 shares of the Company’s common stock at an exercise price of $3.22 per share, which would represent an aggregate investment, if exercised for cash, of approximately $1,100 in Company common stock. The exercise price may be paid either by withholding a number of shares of common stock issuable upon exercise of the warrant equal to the value of the aggregate exercise price of the warrant, determined by reference to the market price of the Company’s common stock on the trading day on which the warrant is exercised, or, if agreed to by the Company and the warrant holder, by the payment of cash equal to the aggregate exercise price. The warrant may be exercised any time before December 5, 2018.

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 12 — REGULATORY MATTERS
CFBank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.
Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required.
On May 25, 2011, the Holding Company and CFBank each consented to the issuance of an Order to Cease and Desist (the Holding Company Order and the CFBank Order, respectively, and collectively, the Orders) by the Office of Thrift Supervision (OTS), the primary regulator of the Holding Company and CFBank at the time the Orders were issued. In July 2011, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act), the Board of Governors of the Federal Reserve System replaced the OTS as the primary regulator of the Holding Company and the Comptroller of the Currency replaced the OTS as the primary regulator of CFBank.
The Holding Company’s Order requires it, among other things, to: (i) submit by June 30, 2011 a capital plan to regulators that establishes a minimum tangible capital ratio commensurate with the Holding Company’s consolidated risk profile, reduces the risk from current debt levels and addresses the Holding Company’s cash flow needs; (ii) not pay cash dividends, redeem stock or make any other capital distributions without prior regulatory approval; (iii) not pay interest or principal on any debt or increase any Holding Company debt or guarantee the debt of any entity without prior regulatory approval; (iv) obtain prior regulatory approval for changes in directors and senior executive officers; and (v) not enter into any new contractual arrangement related to compensation or benefits with any director or senior executive officer without prior notification to regulators.
CFBank’s Order requires it, among other things, to: (i) have by September 30, 2011, and maintain thereafter, 8% core capital and 12% total risk-based capital, after establishing an adequate allowance for loan and lease losses; (ii) submit by June 30, 2011 a capital and business plan to regulators that describes strategies to meet these required capital ratios and contains operating strategies to achieve realistic core earnings; (iii) submit a contingency plan providing for a merger or voluntary dissolution of CFBank if capital does not reach the required levels; (iv) not originate, participate in or acquire any nonresidential real estate loans or commercial loans without regulatory approval; (v) adopt a revised credit administration policy, problem asset reduction plan, management succession plan and liquidity management policy; (vi) limit asset growth to net interest credited on deposit liabilities absent prior regulatory approval for additional growth; (vii) not pay cash dividends or make any other capital distributions without prior regulatory approval; (viii) obtain prior regulatory approval for changes in directors and senior executive officers; and (ix) not enter into any new contractual arrangement related to compensation or benefits with any director or senior executive officer without prior notification to regulators; (x) not enter into any significant arrangement or contract with a third party service provider without prior regulatory approval; and (xi) comply with the Federal Deposit Insurance Corporation (FDIC) limits on brokered deposits. As a result of the CFBank Order, CFBank is considered “adequately capitalized” for regulatory purposes.
The requirements of the Orders will remain in effect until terminated, modified or suspended by regulators.
Because CFBank is no longer considered to be well-capitalized, it is prohibited from accepting or renewing brokered deposits without FDIC approval. The prohibition on brokered deposits significantly limits CFBank’s ability to participate in the Certificate of Deposit Account Registry Service® (CDARS) program and significantly impacts our liquidity management. CFBank has sought FDIC approval to renew maturing deposits in the CDARS program but has not yet received a response to the request. As a result of the losses in 2009, 2010 and the first quarter of 2011, management had been concerned that CFBank would be restricted from accepting or renewing brokered deposits, in addition to other regulatory restrictions, and moved aggressively in 2011, prior to receipt of the

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 12 — REGULATORY MATTERS (continued)
CFBank Order, to build on-balance-sheet liquidity to deal with scheduled brokered deposit maturities and the potential impact of other regulatory restrictions on liquidity. At June 30, 2011, CFBank had $63.5 million in brokered deposits with maturity dates from July 2011 through August 2016. At June 30, 2011, cash and unpledged securities totaled $66.5 million, which was sufficient to cover all brokered deposit maturities.
Management believes that the Holding Company and CFBank are each in compliance with all requirements of their respective Orders that are required to date.
The Company announced the terms of a proposed registered common stock offering of up to $30.0 million, consisting of a $25.0 million rights offering and a $5.0 million offering to a group of standby purchasers on August 9, 2011. Under the terms of the rights offering, all record holders of the Company’s common stock as of a date to be determined will receive, at no charge, one subscription right for each share of common stock held as of the record date. Each subscription right will entitle the holder of the right to purchase a to-be-determined number of shares of Company common stock at a subscription price of $1.00 per share. The rights offering will commence as soon as practicable after the filing with and review by the SEC of the registration statement relating to the offering. Any shares not subscribed for in the rights offering may be offered in a public offering. In addition, for each four shares of common stock purchased, purchasers will receive, at no charge, one warrant to purchase one additional share of common stock at a purchase price of $1.00 per share. The warrants will be exercisable for three years. The Company has separately entered into a series of standby purchase agreements with a group of investors led by Timothy O’Dell, Thad R. Perry and Robert E. Hoeweler. Under the standby purchase agreements the standby purchasers will acquire 5.0 million shares of Company common stock at a price of $1.00 per share and receive warrants with the same terms and conditions as all purchasers in the rights offering. The standby purchasers have conditioned their purchase of shares of common stock upon the receipt by the Company of at least $16.5 million in net proceeds from the rights offering.
Actual and required capital amounts and ratios of CFBank are presented below:

					To Be Well
					Capitalized Under		Required
			For Capital		Prompt Corrective		By Terms Of
	Actual		Adequacy Purposes		Action Regulations		CFBank Order
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio

June 30, 2011
Total Capital to risk weighted assets	$17,038	10.10%	$13,500	8.00%	$16,876	10.00%	$20,251	12.00%

Tier 1 (Core) Capital to risk weighted assets	14,872	8.81%	6,750	4.00%	10,125	6.00%	N/A	N/A

Tier 1 (Core) Capital to adjusted total assets	14,872	5.40%	11,025	4.00%	13,781	5.00%	22,050	8.00%

Tangible Capital to adjusted total assets	14,872	5.40%	4,134	1.50%	N/A	N/A	N/A	N/A
The CFBank Order requires CFBank to have by September 30, 2011, and maintain thereafter, 8% Tier 1 (Core) Capital to adjusted total assets and 12% Total Capital to risk weighted assets. CFBank will not be considered well-capitalized as long as it is subject to individual minimum capital requirements.

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 12 — REGULATORY MATTERS (continued)

					To Be Well
					Capitalized Under
			For Capital		Prompt Corrective
	Actual		Adequacy Purposes		Action Regulations
	Amount	Ratio	Amount	Ratio	Amount	Ratio

December 31, 2010
Total Capital to risk weighted assets	$20,428	10.68%	$15,296	8.0%	$19,120	10.0%

Tier 1 (Core) Capital to risk weighted assets	17,983	9.41%	7,648	4.0%	11,472	6.0%

Tier 1 (Core) Capital to adjusted total assets	17,983	6.59%	10,909	4.0%	13,637	5.0%

Tangible Capital to adjusted total assets	17,983	6.59%	4,091	1.5%	N/A	N/A
The Qualified Thrift Lender test requires at least 65% of assets be maintained in housing-related finance and other specified areas. If this test is not met, limits are placed on growth, branching, new investments, FHLB advances and dividends, or CFBank must convert to a commercial bank charter. Management believes that this test has been and continues to be met at June 30, 2011.
CFBank converted from a mutual to a stock institution in 1998, and a “liquidation account” was established at $14,300, which was the net worth reported in the conversion prospectus. The liquidation account represents a calculated amount for the purposes described below, and it does not represent actual funds included in the consolidated financial statements of the Company. Eligible depositors who have maintained their accounts, less annual reductions to the extent they have reduced their deposits, would receive a distribution from this account if CFBank liquidated. Dividends may not reduce CFBank’s stockholder’s equity below the required liquidation account balance.
Dividend Restrictions
The Holding Company’s principal source of funds for dividend payments is dividends received from CFBank. Banking regulations limit the amount of dividends that may be paid without prior approval of regulatory agencies. Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year’s net profits, combined with the retained net profits of the preceding two years, subject to the capital requirements described above. CFBank must receive regulatory approval prior to any dividend payments. See Note 10 — Preferred Stock for a description of restrictions on the payment of dividends on the Company’s common stock as a result of participation in the TARP Capital Purchase Program and pursuant to the Holding Company Order.
The Holding Company’s available cash at June 30, 2011 is sufficient to cover operating expenses, at their current level, for approximately 1.4 years. The Board of Directors elected to defer scheduled dividend payments related to the Preferred Stock beginning with the November 15, 2010 payment, and the interest payments on the subordinated debentures beginning with the December 30, 2010 payment, in order to preserve cash at the Holding Company. The Company expects that the Board will also elect to defer future payments and, pursuant to the Holding Company Order, the Holding Company may not pay dividends on the Preferred Stock without the prior written notice to and written non-objection from the Board of Governors of the Federal Reserve System.

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 12 — REGULATORY MATTERS (continued)
As of June 30, 2011, pursuant to the CFBank Order, CFBank may not declare or pay dividends or make any other capital distributions without receiving the prior written approval of the Comptroller of the Currency. Future dividend payments by CFBank to the Holding Company would be based on future earnings and the approval of the Comptroller of the Currency. The Holding Company is significantly dependent on dividends from CFBank to provide the liquidity necessary to meet its obligations. In view of the current levels of problem assets, the continuing depressed economy, the prohibition on origination nonresidential real estate loans or commercial loans contained in the CFBank Order, the longer periods of time necessary to workout problem assets in the current economy and uncertainty surrounding CFBank’s future ability to pay dividends to the Holding Company, the Board of Directors and management are exploring additional sources of capital and funding to support its working capital needs. In the current economic environment, however, there can be no assurance that it will be able to do so or, if it can, what the cost of doing so will be.

CENTRAL FEDERAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except per share data)
NOTE 13 — OTHER COMPREHENSIVE INCOME (LOSS)
Other comprehensive income (loss) and related tax effects are as follows for the three and six months ended June 30, 2011 and 2010.

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

Change in unrealized holding gains on securities available for sale	$149	$81	$84	$35
Reclassification adjustment for gains realized in income	—	—	—	(240)

Net change in unrealized gains	149	81	84	(205)
Tax effect	—	—	—	—

Net of tax amount	$149	$81	$84	$(205)

The following is a summary of the accumulated other comprehensive income balances net of tax.

	Balance at
	December 31,	Current period	June 30,
	2010	change	2011

Unrealized gains on securities available for sale	$672	$84	$756

NOTE 14 — SUBSEQUENT EVENT
CFBank participates in a multi-employer contributory trusteed pension plan. On August 10, 2011, CFBank was notified by the trustees of the plan that, due to CFBank’s financial performance and the CFBank Order, it will be required to make a contribution or provide a letter of credit in the amount of the funding shortfall plus estimated cost of annuitization of benefits in the plan, which was determined to be $579,000. CFBank intends to provide a letter of credit for this amount. CFBank may be required to make additional contributions or provide additional amounts via an expanded letter of credit if the funding shortfall increases in the future. If CFBank’s financial condition should worsen in the future, the trustee may execute the letter of credit, resulting in a charge to CFBank.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
The following analysis discusses changes in financial condition and results of operations during the periods included in the Consolidated Financial Statements which are part of this filing.
Forward-Looking Statements
Statements in this Form 10-Q and in other communications by the Company that are not statements of historical fact are forward-looking statements which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to: (1) projections of revenues, income or loss, earnings or loss per common share, capital structure and other financial items; (2) plans and objectives of the Company, as defined below, management or Boards of Directors; (3) statements regarding future events, actions or economic performance; and (4) statements of assumptions underlying such statements. Words such as “estimate,” “strategy,” “may,” “believe,” “anticipate,” “expect,” “predict,” “will,” “intend,” “plan,” “targeted,” and the negative of these terms, or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Various risks and uncertainties may cause actual results to differ materially from those indicated by our forward-looking statements. The following factors could cause such differences:
•
a continuation of current high unemployment rates and difficult economic conditions or adverse changes in general economic conditions and economic conditions in the markets we serve, any of which may affect, among other things, our level of nonperforming assets, charge-offs, and provision for loan loss expense;

•	changes in interest rates that may reduce net interest margin and impact funding sources;

•	our ability to maintain sufficient liquidity to continue to fund our operations;

•	changes in market rates and prices, including real estate values, which may adversely impact the value of financial products including securities, loans and deposits;

•	the possibility of other-than-temporary impairment of securities held in CFBank’s securities portfolio;

•
results of examinations of the Holding Company and CFBank by the regulators, including the possibility that the regulators may, among other things, require CFBank to increase its allowance for loan losses or write-down assets;

•	our ability to meet the requirements of the Holding Company and CFBank Cease and Desist Orders issued by regulators;

•
the uncertainties arising from the Company’s participation in the TARP Capital Purchase Program, including the impacts on employee recruitment and retention and other business and practices, and uncertainties concerning the potential redemption by us of Treasury’s preferred stock investment under the program, including the timing of, regulatory approvals for, and conditions placed upon, any such redemption;

•	changes in tax laws, rules and regulations;

•
various monetary and fiscal policies and regulations, including those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation (FDIC) and the Office of the Comptroller of the Currency (OCC);

•	competition with other local and regional commercial banks, savings banks, credit unions and other non-bank financial institutions;

•	our ability to grow our core businesses;

•	technological factors which may affect our operations, pricing, products and services;

•	unanticipated litigation, claims or assessments; and

•	management’s ability to manage these and other risks.
Forward-looking statements are not guarantees of performance or results. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. The Company believes it has chosen these assumptions or bases in good faith and that they are reasonable. We caution you, however, that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material. The forward-looking statements included in this report speak only as of the date of the report. We undertake no obligation to publicly release revisions to any forward-looking statements to reflect events or circumstances after the date of such statements, except to the extent required by law.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
Our filings with the Securities and Exchange Commission (SEC), including our Form 10-K filed for 2010, detail other risks, all of which are difficult to predict and many of which are beyond our control.
Business Overview
Central Federal Corporation (hereafter referred to, together with its subsidiaries, as the Company and individually as the Holding Company) is a savings and loan holding company incorporated in Delaware in 1998. Substantially all of our business is conducted through our principal subsidiary, CFBank, a federally chartered savings association formed in Ohio in 1892.
CFBank is a community-oriented financial institution offering a variety of financial services to meet the needs of the communities we serve. Our business model emphasizes personalized service, clients’ access to decision makers, solution-driven lending and quick execution, efficient use of technology and the convenience of online internet banking, mobile banking, remote deposit, corporate cash management and telephone banking. We attract deposits from the general public and use the deposits, together with borrowings and other funds, primarily to originate commercial and commercial real estate loans, single-family and multi-family residential mortgage loans and home equity lines of credit. See the section titled “Cease and Desist Orders” for additional information. The majority of our customers are small businesses, small business owners and consumers.
General
Our net income is dependent primarily on net interest income, which is the difference between the interest income earned on loans and securities and our cost of funds, consisting of interest paid on deposits and borrowed funds. Net interest income is affected by regulatory, economic and competitive factors that influence interest rates, loan demand, the level of nonperforming assets and deposit flows.
Net income is also affected by, among other things, loan fee income, provisions for loan losses, service charges, gains on loan sales, operating expenses, and franchise and income taxes. Operating expenses principally consist of employee compensation and benefits, occupancy, FDIC insurance premiums and other general and administrative expenses. In general, results of operations are significantly affected by general economic and competitive conditions, changes in market interest rates and real estate values, government policies and actions of regulatory authorities. Future changes in applicable laws, regulations or government policies may also materially impact our performance.
As a result of the current economic recession, which has included failures of financial institutions, investments in banks and other companies by the United States government, and government-sponsored economic stimulus packages, one area of public and political focus is how and the extent to which financial institutions are regulated by the government. The current regulatory environment may result in new or revised regulations that could have a material adverse impact on our performance.
On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) which could impact the performance of the Company in future periods. The Dodd-Frank Act included numerous provisions designed to strengthen the financial industry, enhance consumer protection, expand disclosures and provide for transparency. Some of these provisions included changes to FDIC insurance coverage, which included a permanent increase in the coverage to $250,000 per depositor. Additional provisions created a Bureau of Consumer Financial Protection, which is authorized to write rules on all consumer financial products. Still other provisions created a Financial Stability Oversight Council, which is not only empowered to determine the entities that are systemically significant and therefore require more stringent regulations, but which is also charged with reviewing, and when appropriate, submitting, comments to the SEC and Financial Accounting Standards Board (FASB) with respect to existing or proposed accounting principles, standards or procedures. Further, the Dodd-Frank Act retained the thrift charter and merged the OTS, the former regulator of CFBank, into the Comptroller of the Currency. The aforementioned are only a few of the numerous provisions included in the Dodd-Frank Act. The overall impact of the entire Dodd-Frank Act will not be known until full implementation is completed.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
The significant volatility and disruption in capital, credit and financial markets which began in 2008 continued to have a detrimental effect on our national and local economies in 2011. These effects have included lower real estate values; tightened availability of credit; increased loan delinquencies, foreclosures, personal and business bankruptcies and unemployment rates; decreased consumer confidence and spending; significant loan charge-offs and write-downs of asset values by financial institutions and government-sponsored agencies; and a reduction of manufacturing and service business activity and international trade. We do not expect these difficult market conditions to improve in the short term, and a continuation or worsening of these conditions could increase their adverse effects. Adverse effects of these conditions include increases in loan delinquencies and charge-offs; increases in our loan loss reserves based on general economic factors; increases to our specific loan loss reserves due to the impact of these conditions on specific borrowers or the collateral for their loans; increases in the number of foreclosed assets; declines in the value of our foreclosed assets due to the impact of these conditions on property values; increases in our cost of funds due to increased competition and aggressive deposit pricing by local and national competitors with liquidity needs; attrition of our core deposits due to this aggressive deposit pricing and/or consumer concerns about the safety of their deposits; increases in regulatory and compliance costs; and declines in the trading price of our common stock.
Cease and Desist Orders
On May 25, 2011, the Holding Company and CFBank each consented to the issuance of an Order to Cease and Desist (the Holding Company Order and the CFBank Order, respectively) by the Office of Thrift Supervision (OTS), the primary regulator of the Holding Company and CFBank at the time the Orders were issued. In July 2011, in accordance with the Dodd-Frank Act, the Board of Governors of the Federal Reserve System replaced the OTS as the primary regulator of the Holding Company and the Comptroller of the Currency replaced the OTS as the primary regulator of CFBank.
The Holding Company’s Order requires it, among other things, to: (i) submit by June 30, 2011 a capital plan to regulators that establishes a minimum tangible capital ratio commensurate with the Holding Company’s consolidated risk profile, reduces the risk from current debt levels and addresses the Holding Company’s cash flow needs; (ii) not pay cash dividends, redeem stock or make any other capital distributions without prior regulatory approval; (iii) not pay interest or principal on any debt or increase any Holding Company debt or guarantee the debt of any entity without prior regulatory approval; (iv) obtain prior regulatory approval for changes in directors and senior executive officers; and (v) not enter into any new contractual arrangement related to compensation or benefits with any director or senior executive officer without prior notification to regulators.
CFBank’s Order requires it, among other things, to: (i) have by September 30, 2011, and maintain thereafter, 8% core capital and 12% total risk-based capital, after establishing an adequate allowance for loan and lease losses; (ii) submit by June 30, 2011 a capital and business plan to regulators that describes strategies to meet these required capital ratios and contains operating strategies to achieve realistic core earnings; (iii) submit a contingency plan providing for a merger or voluntary dissolution of CFBank if capital does not reach the required levels; (iv) not originate, participate in or acquire any nonresidential real estate loans or commercial loans without regulatory approval; (v) adopt a revised credit administration policy, problem asset reduction plan, management succession plan and liquidity management policy; (vi) limit asset growth to net interest credited on deposit liabilities absent prior regulatory approval for additional growth; (vii) not pay cash dividends or make any other capital distributions without prior regulatory approval; (viii) obtain prior regulatory approval for changes in directors and senior executive officers; and (ix) not enter into any new contractual arrangement related to compensation or benefits with any director or senior executive officer without prior notification to regulators; (x) not enter into any significant arrangement or contract with a third party service provider without prior regulatory approval; and (xi) comply with the FDIC limits on brokered deposits.
The requirements of the Orders will remain in effect until terminated, modified or suspended by regulators. The Holding Company and CFBank have incurred, and expect to continue to incur, significant additional regulatory compliance expense in connection with the expected Cease and Desist Orders.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
Certain provisions of the Orders that could have a material negative impact on the financial condition and operating results of CFBank and the Holding Company are as follows:
1.
Under regulations, a savings association is considered to be well-capitalized if it has 5% core capital, 6% tier 1 risk-based capital and 10% total risk-based capital, unless regulators impose a higher individualized capital requirement. Because the CFBank Order requires CFBank to have 8% core capital and 12% total risk-based capital, CFBank is no longer considered well-capitalized under the prompt corrective action regulations and is deemed adequately capitalized so long as it maintains at least 4% core capital, 4% tier 1 risk-based capital and 8% total risk-based capital. At June 30, 2011, CFBank had 5.4% core capital, 8.8% tier 1 risk-based capital and 10.1% total risk-based capital. If CFBank capital falls below the levels to be considered adequately capitalized, it may be subject to substantially more regulatory scrutiny.

2.
Because CFBank is no longer considered to be well-capitalized, it is prohibited from accepting or renewing brokered deposits without FDIC approval and is subject to market rates published by the FDIC when offering deposits to the general public. The prohibition on brokered deposits significantly limits CFBank’s ability to participate in the Certificate of Deposit Account Registry Service® (CDARS) program and significantly impacts our liquidity management. CFBank has sought FDIC approval to renew maturing deposits in the CDARS program but has not yet received a response to the request. As a result of the losses in 2009, 2010 and the first quarter of 2011, management had been concerned that CFBank would be restricted from accepting or renewing brokered deposits, in addition to other regulatory restrictions, and moved aggressively in 2011, prior to receipt of the CFBank Order, to build on-balance-sheet liquidity to deal with scheduled brokered deposit maturities, potential retail deposit outflow and potential decreased borrowing capacity from the Federal Home Loan Bank (FHLB) and the Federal Reserve Bank (FRB). At June 30, 2011, CFBank had $63.5 million in brokered deposits with maturity dates from July 2011 through August 2016. At June 30, 2011, cash and unpledged securities totaled $66.5 million, which was sufficient to cover all brokered deposit maturities. In addition, we have the ability to seek wholesale deposits that are not considered brokered deposits. Liquidity could also be significantly impacted by the limitations on rates we can offer on deposits to the general public.

3.
The growth and lending limitations in the CFBank Order limit our ability to make commercial business and property loans, which carry a higher yield than residential and consumer loans. This will negatively impact our ability to improve core earnings.

4.
The Holding Company’s primary source of funds is cash dividends from CFBank, which are prohibited under the CFBank Order without regulatory approval. It is not likely that any dividends will be approved by regulators until CFBank meets its new individual minimum capital requirements under the CFBank Order.

Management believes that the Holding Company and CFBank are each in compliance with all requirements of their respective Orders that are required to date.
The Company announced a proposed common stock offering of up to $30.0 million, consisting of a $25.0 million rights offering and a $5.0 million offering to a group of standby purchasers on August 9, 2011. See the section titled “Financial Condition — Stockholders’ Equity” for additional terms of the stock offering.
Management’s discussion and analysis represents a review of our consolidated financial condition and results of operations for the periods presented. This review should be read in conjunction with our consolidated financial statements and related notes.
Financial Condition
General. Assets totaled $277.8 million at June 30, 2011 and increased $2.6 million, or .9%, from $275.2 million at December 31, 2010. The increase was due to a $26.2 million increase in cash and cash equivalents, partially offset by a $19.3 million decrease in net loan balances, and a $2.1 million decrease in foreclosed assets.
Cash and cash equivalents. Cash and cash equivalents totaled $60.4 million at June 30, 2011 and increased $26.2 million, or 76.3%, from $34.3 million at December 31, 2010. The increase in cash and cash equivalents was a result of building on-balance-sheet liquidity. As a result of the losses in 2009, 2010 and the first quarter of 2011, management was concerned that CFBank would be restricted from accepting or renewing brokered deposits, in addition to other regulatory restrictions, and moved aggressively, prior to receipt of the CFBank Order in May 2011, to build liquidity to deal with potential retail deposit outflows and potential decreased borrowing capacity from the FHLB and the FRB. The increase in liquidity was primarily due to an $18.7 million increase in certificate of deposit account balances since December 31, 2010. Liquidity was also increased by cash flows from the loan portfolio which were not redeployed into new loan originations. The increase in liquidity had a negative impact on net interest margin.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
Securities. Securities available for sale totaled $27.3 million at June 30, 2011, and decreased $1.5 million, or 5.1%, compared to $28.8 million at December 31, 2010 due to scheduled maturities and repayments in excess of purchases during the current year period.
Loans. Net loans totaled $171.5 million at June 30, 2011 and decreased $19.3 million, or 10.1%, from $190.8 million at December 31, 2010. The decrease was primarily due to lower commercial, multi-family residential, commercial real estate and single family residential loan balances and, to a lesser extent, lower consumer loan balances. Commercial, commercial real estate and multi-family loans, including related construction loans, decreased $16.2 million, or 10.3%, and totaled $140.6 million at June 30, 2011. The decrease was primarily in commercial real estate loan balances, including related construction loans, which decreased $8.3 million, or 10.0%, due to principal repayments and payoffs in excess of current year originations and $1.4 million in charge-offs related to two borrowers. Commercial loans decreased by $5.2 million, or 13.5%, due to principal repayments and payoffs in excess of current year originations and $1.1 million in charge-offs related to two borrowers. Multi-family residential loans decreased by $2.8 million primarily related to principal repayments and payoffs in excess of current year originations and $1.3 million in charge-offs related to two borrowers. Single-family residential mortgage loans, including related construction loans, totaled $21.5 million at June 30, 2011 and decreased $4.1 million, or 16.1%, from $25.6 million at December 31, 2010. The decrease in mortgage loans was due to current period principal repayments and payoffs in excess of loans originated for portfolio. Consumer loans totaled $17.5 million at June 30, 2011 and decreased $651,000, or 3.6%, due to repayments of auto loans and home equity lines of credit.
Allowance for loan losses. The ALLL totaled $8.1 million at June 30, 2011 and decreased $1.7 million, or 17.5%, from $9.8 million at December 31, 2010. The decrease in the ALLL was due to a 10.5% decrease in overall loan balances, the charge-off of certain nonperforming loans, a 28.9% decrease in nonperforming loans and an 11.2% decrease in criticized and classified loans during the six months ended June 30, 2011. The ratio of the ALLL to total loans was 4.48% at June 30, 2011, compared to 4.87% at December 31, 2010.
The ALLL is a valuation allowance for probable incurred credit losses. The ALLL methodology is designed as part of a thorough process that incorporates management’s current judgments about the credit quality of the loan portfolio into a determination of the ALLL in accordance with generally accepted accounting principles and supervisory guidance. Management analyzes the adequacy of the ALLL quarterly through reviews of the loan portfolio, including the nature and volume of the loan portfolio and segments of the portfolio; industry and loan concentrations; historical loss experience; delinquency statistics and the level of nonperforming loans; specific problem loans; the ability of borrowers to meet loan terms; an evaluation of collateral securing loans and the market for various types of collateral; various collection strategies; current economic condition, trends and outlook; and other factors that warrant recognition in providing for an adequate ALLL. Based on the variables involved and the significant judgments management must make about outcomes that are uncertain, the determination of the ALLL is considered to be a critical accounting policy. See the section titled “Critical Accounting Policies” for additional discussion.
The ALLL consists of specific and general components. The specific component relates to loans that are individually classified as impaired. A loan is impaired when, based on current information and events, it is probable that CFBank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Commercial, commercial real estate and multi-family residential loans, regardless of size, and all other loans over $500,000 are individually evaluated for impairment when they are 90 days past due, or earlier than 90 days past due if information regarding the payment capacity of the borrower indicates that payment in full according to the loan terms is doubtful. Loans for which the terms have been modified to grant concessions, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and are classified as impaired. If a loan is determined to be impaired, the loan is evaluated to determine whether an impairment loss should be recognized, either through a write-off or specific valuation allowance, so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate, or at the fair value of collateral, less costs to sell, if repayment is expected solely from the collateral. Large groups of smaller balance loans, such as consumer and single-family residential real estate loans are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
Individually impaired loans totaled $6.8 million at June 30, 2011 and decreased $3.9 million, or 36.8%, from $10.7 million at December 31, 2010. The decrease in individually impaired loans was primarily due to loan charge-offs, which totaled $3.8 million during the six months ended June 30, 2011. The amount of the ALLL specifically allocated to individually impaired loans totaled $1.3 million at June 30, 2011 and $2.9 million at December 31, 2010.
The specific reserve on impaired loans is based on management’s estimate of the fair value of collateral securing the loans, or based on projected cash flows from the sale of the underlying collateral and payments from the borrowers. On at least a quarterly basis, management reviews each impaired loan to determine whether it should have a specific reserve or partial charge-off. Management relies on appraisals, Brokers Price Opinions (BPO) or internal evaluations to help make this determination. Determination of whether to use an updated appraisal, BPO or internal evaluation is based on factors including, but not limited to, the age of the loan and the most recent appraisal, condition of the property and whether we expect the collateral to go through the foreclosure or liquidation process. Management considers the need for a downward adjustment to the valuation based on current market conditions and on management’s analysis, judgment and experience. The amount ultimately charged-off for these loans may be different from the specific reserve, as the ultimate liquidation of the collateral and/or projected cash flows may be different from management’s estimates.
Nonperforming loans, which are nonaccrual loans and loans at least 90 days past due but still accruing interest, decreased $2.9 million, or 28.9%, and totaled $7.2 million at June 30, 2011, compared to $10.1 million at December 31, 2010. The decrease in nonperforming loans was primarily due to $3.8 million in loan charge-offs, and, to a lesser extent, loan payments and proceeds from the sale of the underlying collateral of various loans, partially offset by $1.5 million in additional loans that became nonperforming during 2011. The ratio of nonperforming loans to total loans improved to 3.98% at June 30, 2011, compared to 5.02% at December 31, 2010. The following table presents information regarding the number and balance of nonperforming loans at June 30, 2011 and December 31, 2010.

	June 30, 2011		December 31, 2010
	Number of		Number of
	loans	Balance	loans	Balance
	(Dollars in thousands)
Commercial	4	$571	5	$2,084
Single-family residential real estate	8	708	3	266
Multi-family residential real estate	4	3,070	3	3,986
Commercial real estate	6	2,519	5	3,550
Home equity lines of credit	2	284	2	161
Other consumer loans	—	—	1	10

Total	24	$7,152	19	$10,057

Nonaccrual loans include some loans that were modified and identified as troubled debt restructurings, where concessions had been granted to borrowers experiencing financial difficulties. These concessions could include a reduction in the interest rate, payment extensions, principal forgiveness and other actions intended to maximize collection. Troubled debt restructurings included in nonaccrual loans totaled $2.5 million at June 30, 2011 and $4.5 million at December 31, 2010.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
Nonaccual loans at June 30, 2011 and December 31, 2010 do not include $839,000 in troubled debt restructurings where customers have established a sustained period of repayment performance, generally six months, the loans are current according to their modified terms and repayment of the remaining contractual payments is expected. These loans are included in total impaired loans. See Note 3 to the consolidated financial statements included in this report on Form 10-Q for additional information regarding impaired loans and nonperforming loans.
The general component of the ALLL covers loans not classified as impaired and is based on historical loss experience, adjusted for current factors. Current factors considered include, but are not limited to, management’s oversight of the portfolio, including lending policies and procedures; nature, level and trend of the portfolio, including past due and nonperforming loans, loan concentrations, loan terms and other characteristics; current economic conditions and outlook; collateral values; and other items. The general ALLL is calculated based on CFBank’s loan balances and actual historical payment default rates for individual loans with payment defaults. For loans with no actual payment default history, industry estimates of payment default rates are applied, based on the applicable property types in the state where the collateral is located. Results are then scaled based on CFBank’s internal loan risk ratings, increasing the probability of default on loans with higher risk ratings, and industry loss rates are applied based on loan type. Industry estimates of payment default rates and industry loss rates are based on information compiled by the FDIC.
Industry information is adjusted based on management’s judgment regarding items specific to CFBank and the current factors discussed previously. The adjustment process is dynamic, as current experience adds to the historical information, and economic conditions and outlook migrate over time. Specifically, industry information is adjusted by comparing the historical payment default rates (CFBank historical default rates and industry estimates of payment default rates) against the current rate of payment default to determine if the current level is high or low compared to historical rates, or rising or falling in light of the current economic outlook. Industry information is adjusted by comparison to CFBank’s historical loss rates, including its one year loss rate, as well as the trend in those loss rates, past due, nonaccrual, criticized and classified loans. This adjustment process is performed for each segment of the portfolio. The following portfolio segments have been identified: commercial loans; single-family mortgage loans; multi-family residential real estate loans; commercial real estate loans; construction loans; home equity lines of credit; and other consumer loans. These individual segments are then further segregated by classes and internal loan risk ratings.
All lending activity involves risks of losses. Certain types of loans, such as option adjustable rate mortgage (ARM) products, junior lien mortgages, high loan-to-value ratio mortgages, interest only loans, subprime loans and loans with initial teaser rates, can have a greater risk of non-collection than other loans. CFBank has not engaged in subprime lending, used option ARM products or made loans with initial teaser rates. Information about junior lien mortgages and high loan-to-value ratio mortgages are set forth below.
Unsecured commercial loans may present a higher risk of non-collection than secured commercial loans. Unsecured commercial loans totaled $2.8 million, or 8.5% of the commercial loan portfolio, at June 30, 2011. The unsecured loans are primarily lines of credit to small businesses in CFBank’s market area and are guaranteed by the small business owners. At June 30, 2011, none of the unsecured loans was 30 days or more delinquent.
One of the more notable recessionary effects nationwide has been the reduction in real estate values. Real estate values in Ohio did not experience the dramatic increase prior to the recession that many other parts of the country did and, as a result, the declines have not been as significant, comparatively. However, real estate is the collateral on a substantial portion of the Company’s loans, and it is critical to determine the impact of any declining values in the allowance determination. For individual loans evaluated for impairment, current appraisals were obtained wherever practical, or other valuation methods, including Broker Price Opinions, were used to estimate declines in value for consideration in determining the allowance. Within the real estate loan portfolio, in the aggregate, including single-family, multi-family and commercial real estate, at origination approximately 90% of the portfolio had loan-to-value ratios of 85% or less. Declining collateral values and a continued adverse economic outlook have been considered in the ALLL at June 30, 2011; however, sustained recessionary pressure and declining real estate values in excess of management’s estimates, particularly with regard to commercial real estate and multi-family real estate, may expose the Company to additional losses.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
Home equity lines of credit include both purchased loans and loans we originated for our portfolio. In 2005 and 2006, we purchased home equity lines of credit collateralized by properties located throughout the United States, including geographic areas that have experienced significant declines in housing values, such as California, Florida and Virginia. The outstanding principal balance of the purchased home equity lines of credit totaled $3.2 million at June 30, 2011, and $1.8 million, or 54.2%, of the balance is collateralized by properties in these states. The collateral values associated with certain loans in these states have declined by up to 50% since these loans were originated in 2005 and 2006 and as a result, some loan balances exceed collateral values. There were fifteen loans with an aggregate principal balance outstanding of $1.3 million at June 30, 2011, where the loan balance exceeded the collateral value, generally determined using automated valuation methods, by an aggregate amount of $954,000. One of these loans, with a balance of $149,000, was greater than 90 days delinquent and on nonaccrual status at June 30, 2011. Although the depressed state of the housing market and general economy has continued, we did not experience any write-offs in the purchased portfolio during the six months ended June 30, 2011, compared to four loans totaling $720,000 during the six months ended June 30, 2010. We continue to monitor collateral values and borrower FICO® scores and, when the individual loan situation warrants, have frozen the lines of credit.
Management’s loan review process is an integral part of identifying problem loans and determining the ALLL. We maintain an internal credit rating system and loan review procedures specifically developed to monitor credit risk for commercial, commercial real estate and multi-family residential loans. Credit reviews for these loan types are performed at least annually, and more often for loans with higher credit risk. Loan officers maintain close contact with borrowers between reviews. Adjustments to loan risk ratings are based on the reviews and at any time information is received that may affect risk ratings. Additionally, an independent 3rd party review of commercial, commercial real estate and multi-family residential loans, which was performed annually prior to June 2010, is now performed semi-annually. Management uses the results of these reviews to help determine the effectiveness of the existing policies and procedures, and to provide an independent assessment of our internal loan risk rating system.
We have incorporated the regulatory asset classifications as a part of our credit monitoring and internal loan risk rating system. In accordance with regulations, problem loans are classified as special mention, substandard, doubtful or loss, and the classifications are subject to review by the regulators. Assets designated as special mention, which are considered criticized assets, possess weaknesses that, if left uncorrected, may result in deterioration of the repayment prospects for the loan or of CFBank’s credit position at some future date. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. An asset considered doubtful has all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, condition and values, highly questionable and improbable. Assets considered loss are uncollectible and have so little value that their continuance as assets without the establishment of a specific loss allowance is not warranted.
The level of criticized and classified assets continues to be negatively impacted by the increasing duration and lingering nature of the current recessionary economic environment and its continued detrimental effects on our borrowers, including deterioration in client business performance, declines in borrowers’ cash flows and lower collateral values. Loans classified as special mention totaled $17.1 million at June 30, 2011, and decreased $3.9 million, or 18.5%, compared to $21.0 million at December 31, 2010. Loans classified as substandard totaled $26.9 million at June 30, 2011, and decreased $1.7 million, or 5.8%, compared to $28.6 million at December 31, 2010. No loans were classified doubtful or loss at either date. The decrease in loans classified as special mention and substandard was due to charge-offs totaling $3.8 million and, to a lesser extent, principal repayments and payoffs since December 31, 2010. See Note 3 to the consolidated financial statements included in this report on Form 10-Q for additional information regarding risk classification of loans.
We believe the ALLL is adequate to absorb probable incurred credit losses in the loan portfolio as of June 30, 2011; however, future additions to the allowance may be necessary based on factors including, but not limited to, further deterioration in client business performance, continued or deepening recessionary economic conditions, declines in borrowers’ cash flows and market conditions which result in lower real estate values. Additionally, various regulatory agencies, as an integral part of their examination process, periodically review the ALLL. Such agencies may require additional provisions for loan losses based on judgments and estimates that differ from those used by management, or on information available at the time of their review. Management continues to diligently monitor credit quality in the existing portfolio and analyze potential loan opportunities carefully in order to manage credit risk. An increase in the ALLL and loan losses could occur if economic conditions and factors which affect credit quality, real estate values and general business conditions worsen or do not improve.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
Foreclosed assets. Foreclosed assets totaled $2.4 million at June 30, 2011 and decreased $2.1 million, or 47.4%, from $4.5 million at December 30, 2010. The decrease was due to the sale of $1.0 million in inventory from a jewelry manufacturer that had been foreclosed in December 2010, which resulted in no additional loss, and a $1.1 million charge to foreclosed asset expense related to a commercial real estate property as described in further detail below.
Foreclosed assets included $1.2 million and $2.3 million at June 30, 2011 and December 31, 2010, respectively, related to approximately 42 acres of undeveloped land located in Columbus, Ohio that had been previously financed for development purposes. This property was acquired by CFBank through foreclosure due to the adverse economic conditions impacting the borrower’s capacity to meet the contractual terms of the loan. A $982,000 charge-off was recorded when the property was foreclosed in April 2010. During the quarter ended June 30, 2011, a current appraisal was performed on this property evidencing a further decline in value, which resulted in a charge to foreclosed assets expense of $1.1 million. Although the property is listed for sale, current economic conditions negatively impact the market for undeveloped land, and sale of this property in the near future is unlikely.
Foreclosed assets at June 30, 2011 and December 31, 2011 also included $967,000 related to a commercial building near Cleveland, Ohio that is currently 100% occupied. A $201,000 charge-off was recorded when the property was foreclosed in November 2010. CFBank owns a participating interest in this property and the lead bank is currently managing the building operations, including listing and sale of the property. Foreclosed assets at June 30, 2011 and December 31, 2010 also included $194,000 related to a condominium in Akron, Ohio that is currently vacant and listed for sale. A $48,000 charge-off was recorded when the property was foreclosed in October 2010.
There were no assets acquired by CFBank through foreclosure during the six months ended June 30, 2011. The level of foreclosed assets may increase in the future as we continue our workout efforts related to nonperforming and other loans with credit issues.
Deposits. Deposits totaled $238.2 million at June 30, 2011 and increased $10.8 million, or 4.8%, from $227.4 million at December 31, 2010. The increase was primarily due to an $18.7 million increase in certificate of deposit account balances and a $3.6 million increase in interest bearing checking account balances, partially offset by an $11.9 million decrease in money market account balances.
Certificate of deposit account balances increased $18.7 million during the six months ended June 30, 2011 due to a $23.2 million increase in retail deposit accounts, partially offset by a $4.5 million decrease in brokered deposits. Retail certificate of deposit account balances increased primarily due to competitive pricing strategies related to accounts with maturities of two years and longer. The increase in retail certificate of deposit account balances during the six months ended June 30, 2011 increased the weighted average maturity of total certificate of deposit accounts from 16 months at December 31, 2010 to 21 months at June 30, 2011. Due to the low market interest rate environment, we were able to extend these maturities with a small increase in the weighted average cost of certificates of deposit, which increased to 1.72% at June 30, 2011, from 1.70% at December 31, 2010.
CFBank is a participant in the CDARS program, a network of banks that allows us to provide our customers with FDIC insurance coverage on certificate of deposit account balances up to $50 million. CDARS balances are considered brokered deposits by regulation. Brokered deposits, including CDARS balances totaled $63.5 million at June 30, 2011, and decreased $4.5 million, or 6.6%, from $68.0 million at December 31, 2010. During the six months ended June 30, 2011 and prior to receipt of the CFBank Order, $9.6 million in brokered deposits were issued with an average life of 39 months at an average cost of 1.46%. The increase in brokered deposits was based on CFBank’s determination to build on-balance-sheet liquidity and lock-in the cost of longer-term liabilities at low current market interest rates. We expect brokered deposits to continue to decrease as a result of the prohibition on acceptance or renewal of brokered deposits contained in the CFBank Order. See the section titled “Liquidity and Capital Resources” for additional information regarding regulatory restrictions on brokered deposits.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
Customer balances in the CDARS program totaled $20.1 million at June 30, 2011 and decreased $9.1 million, or 31.3%, from $29.2 million at December 31, 2010. Since receipt of the CFBank Order in May 2011, we are prohibited from accepting or renewing brokered deposits, including CDARS balances. Customer balances in the CDARS program decreased $4.4 million in June 2011 as a result of this prohibition. The remaining decrease, prior to receipt of the CFBank Order, was due to customers seeking higher short-term yields than management was willing to offer in the CDARS program based on CFBank’s asset/liability management strategies. Customer balances in the CDARS program represented 31.6% of total brokered deposits at June 30, 2011 and 42.9% of total brokered deposits at December 31, 2010. We expect customer deposits in the CDARS program to continue to decrease as a result of the prohibition on brokered deposits contained in the CFBank Order. Management has submitted a request for a waiver from the prohibition on renewal of CDARS balances; however, a response from FDIC has not been received to date. There can be no assurance that the request for waiver will be granted by the FDIC.
Money market account balances totaled $44.9 million at June 30, 2011 and decreased $11.9 million, or 21.0%, from $56.8 million at December 31, 2010. The decrease was due to customers seeking higher yields on these short-term funds than management was willing to offer based on asset/liability management strategies.
Long-term FHLB advances. Long-term FHLB advances totaled $18.7 million at June 30, 2011 and decreased $5.2 million, or 21.7%, from $23.9 million at December 31, 2010 due to repayment of maturing advances. The advances were repaid with the increase in deposit balances in accordance with the Company’s liquidity management program in order to maintain borrowing capacity with the FHLB. In May 2011, CFBank was notified by the FHLB that, due to regulatory considerations, CFBank is only eligible for future advances with a maximum maturity of one year. See the section titled “Liquidity and Capital Resources” for additional information regarding limitations on FHLB advances.
Subordinated debentures. Subordinated debentures totaled $5.2 million at June 30, 2011 and December 31, 2010. These debentures were issued in 2003 in exchange for the proceeds of a $5.0 million trust preferred securities offering issued by a trust formed by the Company. The terms of the subordinated debentures allow for the Company to defer interest payments for a period not to exceed five years. The Company’s Board of Directors elected to defer interest payments beginning with the quarterly interest payment due on December 30, 2010 in order to preserve cash at the Holding Company. Cumulative deferred interest payments totaled $124,000 at June 30, 2011 and $40,000 at December 31, 2010. Pursuant to the Holding Company Order, the Holding Company may not, directly or indirectly, incur, issue, renew, rollover, or pay interest or principal on any debt (including the subordinated debentures) or commit to do so, increase any current lines of credit, or guarantee the debt of any entity, without prior written notice to and written non-objection from the Board of Governors of the Federal Reserve System. See the section titled “Liquidity and Capital Resources” for additional information regarding Holding Company liquidity.
Stockholders’ equity. Stockholders’ equity totaled $12.3 million at June 30, 2011 and decreased $3.7 million, or 23.2%, from $16.0 million at December 31, 2010. The decrease was due to the $3.6 million net loss, $210,000 in preferred stock dividends accrued but not paid and accretion of discount on preferred stock related to the TARP Capital Purchase Program, partially offset by an $84,000 increase in unrealized gains in the securities portfolio.
The Holding Company is a participant in the TARP Capital Purchase Program and issued $7.2 million of preferred stock to Treasury on December 5, 2008. In connection with the issuance of the preferred stock, the Holding Company also issued to Treasury a warrant to purchase 336,568 shares of the Company’s common stock at an exercise price of $3.22 per share. See Note 10 and 11 to the consolidated financial statements included in this report on Form 10-Q for additional information regarding the preferred stock and warrant. The Holding Company’s Board of Directors elected to defer dividend payments on the preferred stock beginning with the dividend payable on November 15, 2010 in order to preserve cash at the Holding Company. At June 30, 2011, three quarterly dividend payments had been deferred. Cumulative deferred dividends totaled $276,000 at June 30, 2011 and $90,000 at December 31, 2010. Pursuant to the Holding Company Order, the Holding Company may not declare, make, or pay any cash dividends (including dividends on the Preferred Stock, or its common stock) or other capital distributions or purchase, repurchase or redeem or commit to purchase, repurchase, or redeem any Holding Company equity stock without the prior written non-objection of the Board of Governors of the Federal Reserve System. See the section titled “Liquidity and Capital Resources” for additional information regarding Holding Company liquidity.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
With the capital provided by the TARP Capital Purchase Program, we have continued to make financing available to businesses and consumers in our market areas. Since receipt of $7.2 million in TARP Capital Purchase Program proceeds in December 2008 and through June 30, 2011, we have originated or renewed $232.9 million in loans.
The Company announced the terms of a proposed registered common stock offering of up to $30.0 million, consisting of a $25.0 million rights offering and a $5.0 million offering to a group of standby purchasers on August 9, 2011. Under the terms of the rights offering, all record holders of the Company’s common stock as of a date to be determined will receive, at no charge, one subscription right for each share of common stock held as of the record date. Each subscription right will entitle the holder of the right to purchase a to-be-determined number of shares of Company common stock at a subscription price of $1.00 per share. The rights offering will commence as soon as practicable after the filing with and review by the SEC of the registration statement relating to the offering. Any shares not subscribed for in the rights offering may be offered in a public offering. In addition, for each four shares of common stock purchased, purchasers will receive, at no charge, one warrant to purchase one additional share of common stock at a purchase price of $1.00 per share. The warrants will be exercisable for three years. The Company has separately entered into a series of standby purchase agreements with a group of investors led by Timothy O’Dell, Thad R. Perry and Robert E. Hoeweler. Under the standby purchase agreements the standby purchasers will acquire 5.0 million shares of Company common stock at a price of $1.00 per share and receive warrants with the same terms and conditions as all purchasers in the rights offering. The standby purchasers have conditioned their purchase of shares of common stock upon the receipt by the Company of at least $16.5 million in net proceeds from the rights offering.
Comparison of the Results of Operations for the Three Months Ended June 30, 2011 and 2010
General. Net loss totaled $1.9 million, or $(.49) per diluted common share, for the quarter ended June 30, 2011, compared to a net loss of $5.6 million, or $(1.38) per diluted common share, for the quarter ended June 30, 2010. The $3.7 million decrease in the net loss for the three months ended June 30, 2011 was primarily due to a $5.5 million decrease in the provision for loan losses, partially offset by a $546,000 decrease in net interest income, and a $1.2 million increase in foreclosed assets expense as compared to the three months ended June 30, 2010.
Management’s ongoing assessment of CFBank’s loan portfolio resulted in a $5.5 million decrease in the provision for loan losses during the quarter ended June 30, 2011, compared to the quarter ended June 30, 2010. The decrease in the provision was due to a decrease in net charge-offs, nonperforming loans, classified and criticized loans and overall loan portfolio balances compared to the prior year quarter.
The $546,000 decrease in net interest income was due to a 79 basis point (bp) decrease in net interest margin from 3.23% in the June 2010 quarter to 2.44% in the June 2011 quarter. The decrease in net interest margin was due to a larger decrease in the yield on interest-earning assets than in the cost of interest-bearing liabilities. The level of on-balance-sheet liquidity, which was invested in low-yielding overnight investments, and a decrease in the average balance of loans outstanding negatively impacted the net interest margin during the quarter ended June 30, 2011.
The increase in foreclosed assets expense was primarily due to a $1.1 million charge related to a commercial real estate property held in foreclosed assets, as previously discussed.
Net interest income. Net interest income is a significant component of net income, and consists of the difference between interest income generated on interest-earning assets and interest expense incurred on interest-bearing liabilities. Net interest income is primarily affected by the volumes, interest rates and composition of interest-earning assets and interest-bearing liabilities. The tables titled “Average Balances, Interest Rates and Yields” and “Rate/Volume Analysis of Net Interest Income” provide important information on factors impacting net interest income and should be read in conjunction with this discussion of net interest income.
Net interest income totaled $1.6 million for the quarter ended June 30, 2011 and decreased $546,000, or 25.0%, compared to $2.2 million for the quarter ended June 30, 2010. The margin decreased 79 bp to 2.44% in the second quarter of 2011, compared to 3.23% in the second quarter of 2010. The decrease in margin was due to a larger decrease in the yield on interest-earning assets than in the cost of interest-bearing liabilities. The average yield on interest-earning assets decreased 103 bp and the average cost of interest-bearing liabilities decreased 32 bp in the quarter ended June 30, 2011, compared to the quarter ended June 30, 2010. The average yield on interest-earning assets decreased due to a decrease in average loan balances and an increase in average securities and other earning asset balances, primarily cash, which provide lower yields than loans. The average cost of interest-bearing liabilities decreased due to the sustained low market interest rate environment and reduced deposit pricing in the current year quarter.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
Interest income. Interest income totaled $2.6 million and decreased $714,000, or 21.8%, for the quarter ended June 30, 2011, compared to $3.3 million for the quarter ended June 30, 2010. The decrease in interest income was primarily due to a decrease in income on loans.
Interest income on loans decreased $724,000, or 23.6%, to $2.4 million in the second quarter of 2011, from $3.1 million in the second quarter of 2010. The decrease in income on loans was due to a decrease in both the average balance and the average yield on loans. The average balance of loans outstanding decreased $45.1 million, or 20.4%, to $176.7 million in the second quarter of 2011, from $221.8 million in the second quarter of 2010. The decrease in the average balance of loans was due to $5.7 million in net loan write-offs during the twelve months ended June 30, 2011, the sale of $5.8 million of commercial real estate and multi-family loans during the third quarter of 2010, the transfer of $2.2 million of loans to foreclosed assets since June 30, 2010 and principal repayments and loan payoffs partially offset by originations. The average yield on loans decreased 22 bp to 5.32% in the second quarter of 2011, compared to 5.54% for the second quarter of 2010. The average yield on loans decreased due to lower market interest rates on new originations and downward repricing on adjustable-rate loans.
Interest income on securities decreased $16,000, or 9.3%, to $156,000 for the second quarter of 2011, from $172,000 in the second quarter of 2010. The decrease in income on securities was due to a decrease in the average yield on securities partially offset by an increase in the average balance of securities. The average yield on securities decreased 55 bp to 2.50% in the second quarter of 2011, from 3.05% in the second quarter of 2010. The decrease in the average yield on securities was due to securities purchases at lower market interest rates since June 30, 2010. The average balance of securities increased $2.5 million, or 10.8%, to $25.7 million in the second quarter of 2011, from $23.2 million in the second quarter of 2010. The increase in the average balance of securities was due to purchases in excess of sales, maturities and repayments.
Interest income on Federal funds sold and other earning assets increased $26,000 and totaled $41,000 for the second quarter of 2011, compared to $15,000 in the second quarter of 2010. The increase in income was due to an increase in the average balance of these other earning assets, which was associated with the increase in on-balance-sheet liquidity. The average balance of other earning assets increased $40.7 million, or 169.3%, to $64.7 million in the second quarter of 2011, from $24.0 million in the second quarter of 2010.
Interest expense. Interest expense decreased $168,000, or 15.3%, to $933,000 for the second quarter of 2011, compared to $1.1 million in the second quarter of 2010. The decrease in interest expense resulted from lower deposit costs and a decrease in the average balance of borrowings outstanding, partially offset by an increase in the average balance of deposits and an increase in borrowing costs.
Interest expense on deposits decreased $140,000, or 15.7%, to $750,000 in the second quarter of 2011, from $890,000 in the second quarter of 2010. The decrease in interest expense on deposits was due to a decrease in the average cost of deposits, partially offset by an increase in average deposit balances. The average cost of deposits decreased 34 bp to 1.33% in the second quarter of 2011, from 1.67% in the second quarter of 2010, due to sustained low market interest rates and reduced deposit pricing in the current year quarter. Average deposit balances increased $11.8 million, or 5.5%, to $224.8 million in the second quarter of 2011, from $213.0 million in the second quarter of 2010. The increase in average deposit balances was due to growth in certificate of deposit, savings and interest-bearing checking balances. Management used brokered deposits as one of CFBank’s asset/liability management strategies to build on-balance-sheet liquidity and lock-in the cost of longer-term liabilities at low current market interest rates prior to receipt of the CFBank Order in May 2011. See “Deposits” in the section titled “Financial Condition” for further information on brokered deposits, and the section titled “Liquidity and Capital Resources” for a discussion of regulatory restrictions on CFBank’s use of brokered deposits. Brokered deposits generally cost more than traditional deposits and can negatively impact the overall cost of deposits. The average cost of brokered deposits decreased 37 bp to 1.74% in the second quarter of 2011, from 2.11% in the second quarter of 2010, and was higher than the overall cost of deposits in both periods. Average brokered deposit balances decreased $439,000 to $68.4 million in the second quarter of 2011, from $68.9 million in the second quarter of 2010, due to maturities during the second quarter of 2011 that were not replaced due to the prohibition on acceptance and renewal of brokered deposits as a result of the CFBank Order. The weighted average remaining term to maturity of brokered deposits increased to 20.6 months at June 30, 2011 from 14.3 months at June 30, 2010.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
Interest expense on FHLB advances and other borrowings, including subordinated debentures, decreased $28,000, or 13.3%, to $183,000 in the second quarter of 2011, from $211,000 in the second quarter of 2010. The decrease in expense on FHLB advances and other borrowings, including subordinated debentures, was primarily due to a decrease in the average balances, partially offset by an increase in the average cost of these funds. The average balance of FHLB advances and other borrowings, including subordinated debentures, decreased $5.2 million, or 17.9%, to $23.9 million in the second quarter of 2011, from $29.1 million in the second quarter of 2010. The decrease in the average balance was due to repayment of maturing FHLB advances with funds from the growth in deposits. The average cost of borrowings increased 16 bp to 3.06% in the second quarter of 2011, from 2.90% in the second quarter of 2010. The increase in borrowing costs was primarily due to the repayment of lower cost FHLB advances, and a higher reset rate on the subordinated debentures, which reprice quarterly at three-month LIBOR plus 285 bp, compared to the same quarter last year.
Provision for loan losses. The provision for loan losses totaled $432,000 for the quarter ended June 30, 2011, and decreased $5.5 million compared to $5.9 million for the quarter ended June 30, 2010. The decrease in the provision for loan losses for the quarter ended June 30, 2011 was due to a 44.6% decrease in net charge-offs compared to the prior year quarter, a 33.2% decrease in nonperforming loans, a 21.7% decrease in classified and criticized loans and an 18.1% decrease in overall loan portfolio balances from June 30, 2010.
In June 2010, the new management team implemented several significant actions to assess the credit quality of existing loans and loan relationships, including independent 3rd party loan reviews covering in excess of 80% of the commercial, commercial real estate and multi-family residential loan portfolios. The loan reviews resulted in a 70.8% increase in the level of criticized and classified loans, from $32.9 million at March 31, 2010 to $56.2 million June 30, 2010. The $5.9 million provision for loan losses in the quarter ended June 30, 2010 reflected the decrease in credit quality evidenced by the increase in criticized and classified loans. The decrease in credit quality was due to the adverse economic conditions that negatively impacted our borrowers, our loan performance and our loan quality.
Net charge-offs decreased $1.5 million and totaled $1.8 million, or 3.92% of average loans on an annualized basis for the quarter ended June 30, 2011, compared to $3.3 million, or 5.81% of average loans on an annualized basis for the quarter ended June 30, 2010. The decrease in net charge-offs during the three months ended June 30, 2011 was primarily related to commercial real estate loans, partially offset by an increase in charge-offs on commercial and multi-family residential real estate loans. See the previous section titled “Financial Condition — Allowance for loan losses” for additional information. The following table presents information regarding net charge-offs (recoveries) for the three months ended June 30, 2011 and 2010.

	For the three months ended June 30,
	2011	2010
	(Dollars in thousands)
Commercial	$640	$—
Single-family residential real estate	5	41
Multi-family residential real estate	449	—
Commercial real estate	728	2,578
Home equity lines of credit	(3)	621
Other consumer loans	(7)	32

Total	$1,812	$3,272

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
Noninterest income. Noninterest income for the quarter ended June 30, 2011 totaled $142,000 and decreased $151,000 compared to the quarter ended June 30, 2010. The decrease was due to a $157,000 decline in net gains on sales of loans in the current year quarter.
Net gains on sales of loans totaled $24,000 for the second quarter of 2011 and decreased $157,000, or 86.7%, compared to $181,000 for the second quarter of 2010. The decrease in net gains on sales of loans in the current year quarter was due to lower mortgage loan originations, and, consequently, fewer loan sales, partially offset by higher fees on sales than in the quarter ended June 30, 2010. Originations totaled $6.4 million for the quarter ended June 30, 2011 and decreased $12.8 million, or 66.5%, compared to $19.2 million in the prior year quarter. The decrease in originations was partially due to five fewer mortgage loan originators in the current year quarter. The number of originators decreased as a result of attrition and termination of originators with low production. Additionally, the First-Time Home Buyer Credit, which was extended for purchases made through April 30, 2010 by The Worker, Homeownership and Business Assistance Act of 2009, positively impacted originations in the second quarter of 2010. Gross fees earned on loan sales totaled 2.2% of loans originated for the quarter ended June 30, 2011, compared to 1.7% in the prior year quarter. The increase in gross fees earned on loan sales was due to a change in pricing strategies in the current year quarter.
Noninterest expense. Noninterest expense increased $1.2 million, or 55.4%, and totaled $3.3 million for the second quarter of 2011, compared to $2.1 million for the second quarter of 2010. The increase in noninterest expense during the three months ended June 30, 2011 was primarily due to an increase in foreclosed assets expense which included a $1.1 million charge related to a commercial real estate property held in foreclosed assets, as previously discussed. Other expense categories that increased in the second quarter of 2011 included occupancy and equipment expense and FDIC premiums. Increases in these expenses were partially offset by decreases in other expense categories, including salaries and employee benefits, franchise taxes and depreciation.
Foreclosed assets expense increased $1.2 million and totaled $1.2 million for the three months ended June 30, 2011, compared to $1,000 in the prior year quarter. This increase is primarily related to the $1.1 million charge related to a commercial real estate property held in foreclosed assets, as previously discussed. In addition to this charge, the increase included expense related to maintenance of foreclosed properties, including real estate taxes, utilities and other fees. Management expects that foreclosed assets expense may continue at current levels, net of the current quarter charge, or increase as we continue our workout efforts related to current foreclosed assets and nonperforming and other loans with credit issues, which may result in additional foreclosed properties.
Occupancy and equipment expense increased $24,000, or 53.3%, and totaled $69,000 for the three months ended June 30, 2011, compared to $45,000 in the prior year quarter. The increase was primarily related to a $22,000 increase in property taxes at our Worthington office.
FDIC premiums increased $74,000, or 73.3%, and totaled $175,000 for the three months ended June 30, 2011, compared $101,000 in the prior year quarter. The increase was primarily related to a higher assessment rate in the current year period as a result of CFBank’s regulatory issues, and, to a lesser degree, the change in the assessment base as a result of the Dodd-Frank Act.
Salaries and employee benefits decreased $27,000, or 2.5%, and totaled $1.0 million for the three months ended June 30, 2011, compared to $1.1 million in the prior year quarter. The decrease was primarily related to lower compensation cost due to lower staffing levels in the current year quarter.
Franchise taxes decreased $21,000, or 24.7%, and totaled $64,000 for the three months ended June 30, 2011, compared to $85,000 for the three months ended June 30, 2010. The decrease was due to lower equity at CFBank at December 31, 2010, which is the basis for the 2011 franchise tax.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
Depreciation expense decreased $29,000, or 21.8%, and totaled $104,000 for the three months ended June 30, 2011, compared to $133,000 for the three months ended June 30, 2010. The decrease was due to assets being fully depreciated at December 31, 2010.
The ratio of noninterest expense to average assets increased to 4.57% for the quarter ended June 30, 2011, compared to 2.92% for the quarter ended June 30, 2010. The ratio of noninterest expense to average assets for the quarter ended June 30, 2011 was significantly impacted by the $1.1 million charge for on foreclosed assets. The efficiency ratio increased to 118.91% for the quarter ended June 30, 2011, compared to 84.44% for the quarter ended June 30, 2010. The increase in the efficiency ratio for the quarter ended June 30, 2011 was primarily due to a decrease in net interest income and noninterest income in the current year quarter.
Income taxes. The Company recorded a deferred tax valuation allowance which reduced the deferred tax asset to zero beginning in 2009 and continuing through the quarter ended June 30, 2011. As such, there was no income tax benefit recorded for the quarter ended June 30, 2011. The tax benefit recorded during the quarter ended June 30, 2010 is related to the valuation allowance on the tax affect associated with vesting of stock compensation awards that were granted prior to 2009.
Comparison of the Results of Operations for the Six Months Ended June 30, 2011 and 2010
General. Net loss totaled $3.6 million, or $(.93) per diluted common share, for the six months ended June 30, 2011, compared to a net loss of $5.6 million, or $(1.43) per diluted common share, for the six months ended June 30, 2010. The $2.0 million decrease in the net loss for the six months ended June 30, 2011 was primarily due to a $4.8 million decrease in the provision for loan losses, partially offset by a $1.0 million decrease in net interest income, a $505,000 decrease in noninterest income and a $1.2 million increase in foreclosed assets expense as compared to the six months ended June 30, 2010.
Management’s ongoing assessment of CFBank’s loan portfolio resulted in a $4.8 million decrease in the provision for loan losses for the six months ended June 30, 2011, compared to the six months ended June 30, 2010. The decrease in the provision for loan losses during the current year period was due to a decrease in nonperforming loans, classified and criticized loans and overall loan portfolio balances compared to the prior year period.
The $1.0 million decrease in net interest income was due to a 76 bp decrease in net interest margin from 3.31% for the six months ended June 30, 2010 to 2.55% for the six months ended June 30, 2011. The decrease in net interest margin was due to a larger decrease in the yield on interest-earning assets than in the cost of interest-bearing liabilities. The level of on-balance-sheet liquidity, which was invested in low-yielding overnight investments, and a decrease in the average balance of loans outstanding negatively impacted the net interest margin during the six months ended June 30, 2011.
The increase in foreclosed assets expense was primarily due to a $1.1 million charge related to a commercial real estate property held in foreclosed assets, as previously discussed.
Net Interest Income. Net interest income totaled $3.4 million for the six months ended June 30, 2011 and decreased $1.0 million, or 23.5%, compared to $4.4 million for the six months ended June 30, 2010. The decrease in net interest income was due to a lower net interest margin for the six months ended June 30, 2011 compared to the prior year period. Net interest margin decreased 76 bp to 2.55% for the six months ended June 30, 2011, compared to 3.31% for the six months ended June 30, 2010. The decrease in margin was due to a larger decrease in the yield on interest-earning assets than in the cost of interest-bearing liabilities. The average yield on interest-earning assets decreased 104 bp, while the average cost of interest-bearing liabilities decreased 39 bp for the six months ended June 30, 2011, compared to the six months ended June 30, 2010. The average yield on interest-earning assets decreased due to a decrease in average loan balances and an increase in average securities and other earning asset balances, primarily cash, which provide lower yields than loans. The average cost of interest-bearing liabilities decreased due to the sustained low market interest rate environment and reduced deposit pricing in the current year period.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
Interest income. Interest income totaled $5.2 million and decreased $1.5 million, or 21.6%, for the six months ended June 30, 2011, compared to $6.7 million for the six months ended June 30, 2010. The decrease in interest income was primarily due to a decrease in income on loans.
Interest income on loans decreased $1.4 million, or 23.0%, to $4.8 million for the six months ended June 30, 2011, compared to $6.2 million for the six months ended June 30, 2010. The decrease in income on loans was due to a decline in both the average balance and the average yield on loans. The average balance of loans outstanding decreased $44.6 million, or 19.8%, to $180.3 million during the six months ended June 30, 2011, from $224.8 million during the six months ended June 30, 2010. The decrease in the average balance of loans was due to $5.7 million in net loan write-offs since June 30, 2010, the sale of $5.8 million of commercial real estate and multi-family loans during the third quarter of 2010, the transfer of $2.2 million of loans to foreclosed assets since June 30, 2010, and principal repayments and loan payoffs partially offset by originations. The average yield on loans decreased 21 bp to 5.32% for the six months ended June 30, 2011, compared to 5.53% for the six months ended June 30, 2010. The average yield on loans decreased due to lower market interest rates on new originations and downward repricing on adjustable-rate loans.
Interest income on securities decreased $57,000, or 15.5%, to $311,000 for the six months ended June 30, 2011, compared to $368,000 for the six months ended June 30, 2010. The decrease in income on securities was due to a decrease in the average yield on securities, partially offset by an increase in the average balance of securities. The average yield on securities decreased 94 bp to 2.43% during the six months ended June 30, 2011, from 3.37% in the six months ended June 30, 2010. The decrease in the average yield on securities was due to securities purchases at lower market interest rates since June 30, 2010. The average balance of securities increased $3.7 million, or 16.6% to $26.3 million during the six months ended June 30, 2011, from $22.6 million during the six months ended June 30, 2010. The increase in the average balance of securities was due to purchases in excess of sales, maturities and repayments.
Interest income on Federal funds sold and other earning assets increased $48,000 and totaled $71,000 for the six months ended June 30, 2011, compared to $23,000 for the six months ended June 30, 2010. The increase in income was due to an increase in the average balance of these other earning assets associated with the increase in on-balance-sheet liquidity. The average balance of other earning assets increased $38.5 million, or 211.6%, to $56.7 million during the six months ended June 30, 2011, from $18.2 million during the six months ended June 30, 2010.
Interest expense. Interest expense decreased $401,000, or 17.9%, to $1.8 million for the six months ended June 30, 2011, compared to $2.2 million in the six months ended June 30, 2010. The decrease in interest expense resulted from lower deposit costs and a decrease in the average balance of borrowings outstanding, partially offset by an increase in the average balance of deposits.
Interest expense on deposits decreased $357,000, or 19.7%, to $1.5 million for the six months ended June 30, 2011, from $1.8 million for the six months ended June 30, 2010. The decrease in interest expense on deposits was due to a decrease in the average cost of deposits, partially offset by an increase in average deposit balances. The average cost of deposits decreased 41 bp to 1.30% during the six months ended June 30, 2011, from 1.71% during the six months ended June 30, 2010, due to sustained low market interest rates and reduced deposit pricing in the current year period. Average deposit balances increased $11.8 million, or 5.6%, to $222.8 million for the six months ended June 30, 2011, from $211.0 million for the six months ended June 30, 2010. The increase in average deposit balances was primarily due to growth in certificate of deposit balances, partially offset by a decline in money market account balances. Management used brokered deposits as one of CFBank’s asset/liability management strategies to build on-balance-sheet liquidity and lock-in the cost of longer-term liabilities at low current market interest rates prior to receipt of the CFBank Order in May 2011. See “Deposits” as discussed in the section titled “Financial Condition” for further information on brokered deposits, and the section titled “Liquidity and Capital Resources” for a discussion of regulatory restrictions on CFBank’s use of brokered deposits. Brokered deposits generally cost more than traditional deposits and can negatively impact the overall cost of deposits. The average cost of brokered deposits decreased 42 bp to 1.72% in the six months ended June 30, 2011, from 2.14% in the six months ended June 30, 2010, and was higher than the overall cost of deposits in both periods. Average brokered deposit balances increased $2.7 million, or 4.0%, to $69.5 million in the six months ended June 30, 2011, from $66.8 million in the in the six months ended June 30, 2010. The weighted average remaining term to maturity of brokered deposits increased to 20.6 months at June 30, 2011 from 14.3 months at June 30, 2010.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
Interest expense on FHLB advances and other borrowings, including subordinated debentures, decreased $44,000, or 10.1%, to $391,000 during the six months ended June 30, 2011, from $435,000 during the six months ended June 30, 2010. The decrease in expense on FHLB advances and other borrowings, including subordinated debentures, was due to a decrease in the average balances. The average balance of FHLB advances and other borrowings, including subordinated debentures, decreased $3.0 million, or 10.4%, to $26.4 million during the six months ended June 30, 2011, from $29.4 million during the six months ended June 30, 2010. The decrease in the average balance was primarily due to repayment of maturing FHLB advances with funds from the growth in deposits. The average cost of borrowings was 2.96% for both the current and prior year periods.
Provision for loan losses. The provision for loan losses totaled $1.9 million for the six months ended June 30, 2011, and decreased $4.8 million compared to $6.7 million for the six months ended June 30, 2010. The decrease in the provision for loan losses for the six months ended June 30, 2011 was due to a 33.2% decrease in nonperforming loans, a 21.7% decrease in classified and criticized loans and an 18.1% decrease in overall loan portfolio balances compared to the prior year period.
Net charge-offs totaled $3.6 million, or 3.77% of average loans on an annualized basis for the six months ended June 30, 2011, compared to $3.7 million, or 3.23% of average loans on an annualized basis for the six months ended June 30, 2010. The level of net charge-offs for both the current and prior year periods was primarily a result of adverse economic conditions that continue to negatively impact our borrowers, our loan performance and our loan quality. The decrease in net charge-offs during the six months ended June 30, 2011 was related to commercial real estate loans and home equity lines of credit, partially offset by an increase in net charge-offs on commercial and multi-family residential real estate loans. See the previous section titled “Financial Condition — Allowance for loan losses” for additional information. The following table presents information regarding net charge-offs (recoveries) for the six months ended June 30, 2011 and 2010.

	For the six months ended June 30,
	2011	2010
	(Dollars in thousands)
Commercial	$1,069	$(50)
Single-family residential real estate	10	17
Multi-family residential real estate	1,248	74
Commercial real estate	1,227	2,756
Home equity lines of credit	(5)	823
Other consumer loans	9	82

Total	$3,558	$3,702

Noninterest income. Noninterest income for the six months ended June 30, 2011 totaled $298,000 and decreased $505,000, compared to the six months ended June 30, 2010. The decrease was due to a $240,000 decrease in gains on sales of securities and a $267,000 decrease in net gains on sales of loans in the current year period.
There were no sales of securities in the current year period. Gains on sales of securities totaled $240,000 in the prior year period. The proceeds from sales in the prior year period were reinvested in securities with a 0% total risk-based capital requirement. The gains on sales positively impacted CFBank’s core capital ratio, and reinvestment in 0% risk-weighted assets had a positive impact on CFBank’s total risk-based capital ratio.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
Net gains on sales of loans totaled $64,000 for the six months ended June 30, 2011 and decreased $267,000, or 80.7%, compared to $331,000 for the six months ended June 30, 2010. The decrease in net gains on sales of loans in the current year period was due to lower mortgage loan originations and, consequently, fewer loan sales. Originations totaled $18.9 million for the six months ended June 30, 2011, and decreased $16.1 million, or 45.9%, compared to $35.0 million in the prior year period. The decrease in originations partially was due to five fewer mortgage loan originators in the current year period. The number of originators decreased as a result of attrition and termination of originators with low production. Additionally, the First-Time Home Buyer Credit, which was extended for purchases made through April 30, 2010 by The Worker, Homeownership and Business Assistance Act of 2009, positively impacted originations in the six months ended June 30, 2010.
Noninterest expense. Noninterest expense increased $1.3 million, or 29.7%, and totaled $5.5 million for the six months ended June 30, 2011, compared to $4.2 million for the six months ended June 30, 2010. The increase in noninterest expense during the six months ended June 30, 2011 was primarily due to an increase in foreclosed assets expense, which included a $1.1 million charge related to a commercial real estate property held in foreclosed assets, as previously discussed. Other expense categories that increased in the current year period included occupancy and equipment expense, professional fees, director fees and FDIC premiums. Increases in these expenses were partially offset by decreases in other expense categories, such as salaries and employee benefits, data processing, franchise taxes, advertising and promotion and depreciation.
Foreclosed assets expense totaled $1.2 million for the six months ended June 30, 2011, compared to $1,000 for the six months ended June 30, 2010. This increase is primarily related to the $1.1 million charge related to a commercial real estate property held in foreclosed assets, as previously discussed. In addition to this charge, the increase included expense related to maintenance of foreclosed properties, including real estate taxes, utilities and other fees. Management expects that foreclosed assets expense may continue at current levels, net of the current period charge, or increase as we continue our workout efforts related to current foreclosed assets and nonperforming and other loans with credit issues, which may result in additional foreclosed properties.
Occupancy and equipment expense increased $41,000, or 36.3%, and totaled $154,000 for the six months ended June 30, 2011, compared to $113,000 for the six months ended June 30, 2011. This increase is related to a $42,000 increase in property taxes at our Worthington office.
Professional fees increased $81,000, or 16.9%, and totaled $559,000 for the six months ended June 30, 2011, compared to $478,000 for the six months ended June 30, 2010. The increase was primarily related to legal costs related to corporate and regulatory matters, which increased $95,000, or 143.9%, and totaled $161,000 for the six months ended June 30, 2011, compared to $66,000 for the six months ended June 30, 2010. This increase is primarily related to the increased regulatory issues in the current year period regarding the Holding Company and Bank Orders. In addition to the increase in legal costs related to corporate and regulatory matters, the increase in professional fees was also due to an increase in legal costs associated with nonperforming loans, which increased $21,000 and totaled $241,000 for the six months ended June 30, 2011, compared to $220,000 for the six months ended June 30, 2010. Management expects that professional fees associated with both corporate and regulatory matters and nonperforming loans may continue at current levels or increase as we continue to work through our regulatory issues and our workout efforts related to nonperforming and other loans with credit issues. The increase in professional fees related to corporate and regulatory legal costs and nonperforming loans was partially offset by a $33,000 decrease in professional fees related to two independent loan reviews and a review of the ALLL methodology included in expense in the prior year period.
Director fees increased $39,000 and totaled $91,000 for the six months ended June 30, 2011, compared to $52,000 in the prior year period. The increase was primarily related to a $44,000 increase in fees paid to the Chairman of the Board, who is now independent of management, for additional duties since his election to chairmanship in June 2010.
FDIC premiums increased $100,000, or 40.0%, and totaled $350,000 for the six months ended June 30, 2011, compared to $250,000 for the six months ended June 30, 2010. The increase was primarily related to a higher assessment rate in the current year period as a result of CFBank’s regulatory issues, and, to a lesser degree, the change in the assessment base as a result of the Dodd-Frank Act.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
Salaries and employee benefits decreased $39,000, or 1.8%, and totaled $2.1 million for both the six months ended June 30, 2011 and 2010. The decrease was primarily related to lower compensation cost due to lower staffing levels in the current year period.
Data processing expense decreased $30,000, or 9.4%, and totaled $289,000 for the six months ended June 30, 2011, compared to $319,000 for the six months ended June 30, 2010. The decrease was due to lower costs associated with maintenance contracts and transaction processing.
Franchise taxes decreased $48,000, or 27.0%, and totaled $130,000 for the six months ended June 30, 2011, compared to $178,000 for the six months ended June 30, 2010. The decrease was due to lower equity at CFBank at December 31, 2010, which is the basis for the 2011 franchise tax.
Advertising and promotion decreased $31,000, or 56.4%, and totaled $24,000 for the six months ended June 30, 2011, compared to $55,000 for the six months ended June 30, 2010. The decrease was due to management’s decision to reduce expenditures for these items in the current year period.
Depreciation expense decreased $46,000, or 17.4%, and totaled $218,000 for the six months ended June 30, 2011, compared to $264,000 for the six months ended June 30, 2010. The decrease was due to assets being fully depreciated at December 31, 2010.
The ratio of noninterest expense to average assets increased to 3.81% for the six months ended June 30, 2011, compared to 2.94% for the six months ended June 30, 2010. The ratio of noninterest expense to average assets for the six months ended June 30, 2011 was significantly impacted by the $1.1 million charge on foreclosed assets. The efficiency ratio increased to 116.91% for the six months ended June 30, 2011, compared to 84.15% for the six months ended June 30, 2010. The increase in the efficiency ratio was due to a decrease in net interest income and noninterest income in the current year period.
Income taxes. The Company recorded a deferred tax valuation allowance which reduced the deferred tax asset to zero beginning in 2009 and continuing through the six months ended June 30, 2011. As such, there was no income tax benefit recorded for the six months ended June 30, 2011. The tax benefit for the six months ended June 30, 2010 is related to the valuation allowance on the tax affect associated with vesting of stock compensation awards that were granted prior to 2009.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
Average Balances, Interest Rates and Yields. The following table presents, for the periods indicated, the total dollar amount of fully taxable equivalent interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed in both dollars and rates. Average balances are computed using month-end balances.

	For the Three Months Ended June 30,
	2011			2010
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(Dollars in thousands)
Interest-earning assets:
Securities (1) (2)	$25,736	$156	2.50%	$23,227	$172	3.05%
Loans and loans held for sale (3)	176,674	2,350	5.32%	221,839	3,074	5.54%
Other earning assets	64,746	41	0.25%	24,046	15	0.25%
FHLB stock	1,942	21	4.33%	1,942	21	4.33%

Total interest-earning assets	269,098	2,568	3.83%	271,054	3,282	4.86%
Noninterest-earning assets	16,440			16,098

Total assets	$285,538			$287,152

Interest-bearing liabilities:
Deposits	$224,843	750	1.33%	$213,070	890	1.67%
FHLB advances and other borrowings	23,897	183	3.06%	29,097	211	2.90%

Total interest-bearing liabilities	248,740	933	1.50%	242,167	1,101	1.82%

Noninterest-bearing liabilities	23,608			24,196

Total liabilities	272,348			266,363

Equity	13,190			20,789

Total liabilities and equity	$285,538			$287,152

Net interest-earning assets	$20,358			$28,887

Net interest income/interest rate spread		$1,635	2.33%		$2,181	3.04%

Net interest margin			2.44%			3.23%

Average interest-earning assets to average interest-bearing liabilities	108.18%			111.93%

(1)	Average balance is computed using the carrying value of securities.

Average yield is computed using the historical amortized cost average balance for available for sale securities.

(2)	Average yields and interest earned are stated on a fully taxable equivalent basis.

(3)	Average balance is computed using the recorded investment in loans net of the ALLL and includes nonperforming loans.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
Average Balances, Interest Rates and Yields — Continued

	For the Six Months Ended June 30,
	2011			2010
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(Dollars in thousands)
Interest-earning assets:
Securities (1)(2)	$26,289	$311	2.43%	$22,552	$368	3.37%
Loans and loans held for sale (3)	180,255	4,792	5.32%	224,833	6,220	5.53%
Other earning assets	56,663	71	0.25%	18,186	23	0.25%
FHLB stock	1,942	43	4.43%	1,942	43	4.43%

Total interest-earning assets	265,149	5,217	3.95%	267,513	6,654	4.99%
Noninterest-earning assets	20,771			18,065

Total assets	$285,920			$285,578

Interest-bearing liabilities:
Deposits	$222,830	1,452	1.30%	$211,033	1,809	1.71%
FHLB advances and other borrowings	26,381	391	2.96%	29,431	435	2.96%

Total interest-bearing liabilities	249,211	1,843	1.48%	240,464	2,244	1.87%

Noninterest-bearing liabilities	22,592			22,984

Total liabilities	271,803			263,448

Equity	14,117			22,130

Total liabilities and equity	$285,920			$285,578

Net interest-earning assets	$15,938			$27,049

Net interest income/interest rate spread		$3,374	2.47%		$4,410	3.12%

Net interest margin			2.55%			3.31%

Average interest-earning assets to average interest-bearing liabilities	106.40%			111.25%

(1)	Average balance is computed using the carrying value of securities.

Average yield is computed using the historical amortized cost average balance for available for sale securities.

(2)	Average yields and interest earned are stated on a fully taxable equivalent basis.

(3)	Average balance is computed using the recorded investment in loans net of the ALLL and includes nonperforming loans.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
Rate/Volume Analysis of Net Interest Income. The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between the increase and decrease related to changes in balances and/or changes in interest rates. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (i.e., changes in volume multiplied by the prior rate) and (ii) changes in rate (i.e., changes in rate multiplied by prior volume). For purposes of this table, changes attributable to both rate and volume which cannot be segregated have been allocated proportionately to the change due to volume and the change due to rate.

	Three Months Ended			Six Months Ended
	June 30, 2011			June 30, 2011
	Compared to Three Months Ended			Compared to Six Months Ended
	June 30, 2010			June 30, 2010
	Increase (decrease)			Increase (decrease)
	due to			due to
	Rate	Volume	Net	Rate	Volume	Net
	(Dollars in thousands)
Interest-earning assets:
Securities (1)	$(106)	$90	$(16)	$(193)	$136	$(57)
Loans and loans held for sale	(119)	(605)	(724)	(235)	(1,193)	(1,428)
Other earning assets	—	26	26	—	48	48

Total interest-earning assets	(225)	(489)	(714)	(428)	(1,009)	(1,437)

Interest-bearing liabilities:
Deposits	(419)	279	(140)	(617)	260	(357)
FHLB advances and other borrowings	65	(93)	(28)	3	(47)	(44)

Total interest-bearing liabilities	(354)	186	(168)	(614)	213	(401)

Net change in net interest income	$129	$(675)	$(546)	$186	$(1,222)	$(1,036)

(1)	Securities amounts are presented on a fully taxable equivalent basis.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
Critical Accounting Policies
We follow financial accounting and reporting policies that are in accordance with GAAP and conform to general practices within the banking industry. These policies are presented in Note 1 to our audited consolidated financial statements in our 2010 Annual Report to Stockholders incorporated by reference into our 2010 Annual Report on Form 10-K. Some of these accounting policies are considered to be critical accounting policies, which are those policies that are both most important to the portrayal of the Company’s financial condition and results of operation, and require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Application of assumptions different than those used by management could result in material changes in our financial position or results of operations. These policies, current assumptions and estimates utilized, and the related disclosure of this process, are determined by management and routinely reviewed with the Audit Committee of the Board of Directors. We believe that the judgments, estimates and assumptions used in the preparation of the consolidated financial statements were appropriate given the factual circumstances at the time.
We have identified accounting policies that are critical accounting policies, and an understanding of these policies is necessary to understand our financial statements. The following discussion details the critical accounting policies and the nature of the estimates made by management.
Determination of the allowance for loan losses. The ALLL represents management’s estimate of probable incurred credit losses in the loan portfolio at each balance sheet date. The allowance consists of general and specific components. The general component covers loans not classified as impaired and is based on historical loss experience adjusted for current factors. Current factors considered include, but are not limited to, management’s oversight of the portfolio, including lending policies and procedures; nature, level and trend of the portfolio, including past due and nonperforming loans, loan concentrations, loan terms and other characteristics; current economic conditions and outlook; collateral values; and other items. The specific component of the ALLL relates to loans that are individually classified as impaired. Nonperforming loans exceeding policy thresholds are regularly reviewed to identify impairment. A loan is impaired when, based on current information and events, it is probable that CFBank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Determining whether a loan is impaired and whether there is an impairment loss requires judgment and estimates, and the eventual outcomes may differ from estimates made by management. The determination of whether a loan is impaired includes review of historical data, judgments regarding the ability of the borrower to meet the terms of the loan, an evaluation of the collateral securing the loan and estimation of its value, net of selling expenses, if applicable, various collection strategies and other factors relevant to the loan or loans. Impairment is measured based on the fair value of collateral, less costs to sell, if the loan is collateral dependent, or alternatively, the present value of expected future cash flows discounted at the loan’s effective rate, if the loan is not collateral dependent. When the selected measure is less than the recorded investment in the loan, an impairment loss is recorded. As a result, determining the appropriate level for the ALLL involves not only evaluating the current financial situation of individual borrowers or groups of borrowers, but also current predictions about future events that could change before an actual loss is determined. Based on the variables involved and the fact that management must make judgments about outcomes that are inherently uncertain, the determination of the ALLL is considered to be a critical accounting policy. Additional information regarding this policy is included in the previous section titled “Financial Condition — Allowance for loan losses”, in Notes 3 and 5 to the consolidated financial statements included in this report on Form 10-Q and in Notes 1, 3 and 5 to our consolidated financial statements in our 2010 Annual Report to Stockholders incorporated by reference into our 2010 Annual Report on Form 10-K.
Valuation of the deferred tax asset. Another critical accounting policy relates to valuation of the deferred tax asset, which includes the benefit of loss carryforwards which expire in varying amounts in future periods. At year-end 2010, the Company had net operating loss carryforwards of approximately $13.2 million which expire at various dates from 2024 to 2030. Realization is dependent on generating sufficient future taxable income prior to expiration of the loss carryforwards. The Company’s net losses in 2009 and 2010 reduced management’s near term estimate of future taxable income, and reduced to zero the amount of the net deferred tax asset considered realizable. At December 31, 2010, the valuation allowance totaled $6.7 million. Additional information regarding this policy is included in Notes 1 and 13 to our consolidated financial statements in our 2010 Annual Report to Stockholders incorporated by reference into our 2010 Annual Report on Form 10-K.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
Fair value of financial instruments. Another critical accounting policy relates to fair value of financial instruments, which are estimated using relevant market information and other assumptions. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates. Additional information is included in Note 5 to the consolidated financial statements included in this report on Form 10-Q and in Notes 1 and 5 to our consolidated financial statements in our 2010 Annual Report to Stockholders incorporated by reference into our 2010 Annual Report on Form 10-K.
Fair value of foreclosed assets. Another critical accounting policy relates to fair value of foreclosed assets, which are estimated based on real estate appraisals which may use a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant, and changes in assumptions or market conditions could significantly affect the values. Additional information is included in Note 5 to the consolidated financial statements included in this report on Form 10-Q and in Note 1 to our consolidated financial statements in our 2010 Annual Report to Stockholders incorporated by reference into our 2010 Annual Report on Form 10-K.
Liquidity and Capital Resources
In general terms, liquidity is a measurement of an enterprise’s ability to meet cash needs. The primary objective in liquidity management is to maintain the ability to meet loan commitments and to repay deposits and other liabilities in accordance with their terms without an adverse impact on current or future earnings. Principal sources of funds are deposits; amortization and prepayments of loans; maturities, sales and principal receipts of securities available for sale; borrowings; and operations. While maturities and scheduled amortization of loans are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition.
CFBank is required by regulation to maintain sufficient liquidity to ensure its safe and sound operation. Thus, adequate liquidity may vary depending on CFBank’s overall asset/liability structure, market conditions, the activities of competitors and the requirements of its own deposit and loan customers. Management believes that CFBank’s liquidity is sufficient.
Liquidity management is both a daily and long-term responsibility of management. We adjust our investments in liquid assets, primarily cash, short-term investments and other assets that are widely traded in the secondary market, based on our ongoing assessment of expected loan demand, expected deposit flows, yields available on interest-earning deposits and securities and the objective of our asset/liability management program. In addition to liquid assets, we have other sources of liquidity available including, but not limited to, access to advances from the FHLB and borrowings from the FRB.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
The following table summarizes CFBank’s cash available from liquid assets and borrowing capacity at June 30, 2011 and December 31, 2010.

	June 30, 2011	December 31, 2010
	(Dollars in thousands)
Cash and unpledged securities	$66,494	$43,352
Additional borrowing capacity at the FHLB	3,340	426
Additional borrowing capacity at the FRB	19,938	25,977
Unused commercial bank line of credit	—	3,000

Total	$89,772	$72,755

As a result of the losses in 2009, 2010 and the first quarter of 2011, management was concerned that CFBank would be restricted from accepting or renewing brokered deposits, in addition to other regulatory restrictions, and moved aggressively prior to receipt of the CFBank Order in May 2011 to build liquidity to deal with the level of nonperforming assets, potential retail deposit outflow and potential decreased borrowing capacity from the FHLB and the FRB. Cash available from liquid assets and borrowing capacity increased $17.0 million, or 23.4%, to $89.8 million at June 30, 2011 from $72.8 million at December 31, 2010.
Cash and unpledged securities increased $23.1 million during the six months ended June 30, 2011 primarily due to a $10.8 million increase in deposit accounts and $17.4 million in loan repayments, partially offset by $5.2 million in repayments on borrowings. The increase in cash and unpledged securities was a direct result of management’s strategy to build on-balance-sheet liquidity prior to receipt of the CFBank Order.
CFBank’s additional borrowing capacity with the FHLB increased to $3.3 million at June 30, 2011 from $426,000 at December 31, 2010 primarily due to repayment of $5.2 million in maturing advances, partially offset by a decrease in the balance of eligible loans pledged as collateral for advances. In May 2011, CFBank was notified by the FHLB that, due to regulatory considerations, CFBank is only eligible for future advances with a maximum maturity of one year.
CFBank’s additional borrowing capacity at the FRB decreased to $19.9 million at June 30, 2011 from $26.0 million at December 31, 2010. The decrease in borrowing capacity from the FRB was primarily due to a decrease in the balance of eligible loans pledged as collateral to the FRB due to principal reductions, payoffs and credit downgrades compared to December 31, 2010. In April, 2011, CFBank was notified by the FRB that, due to regulatory considerations, it was no longer eligible for borrowings under the FRB’s Primary Credit Program, but was only eligible to borrow under the FRB’s Secondary Credit Program. Under the FRB’s Primary Credit Program, CFBank had access to short-term funds at any time, for any reason based on the collateral pledged. Under the Secondary Credit Program, which involves a higher level of administration, each borrowing request must be individually underwritten and approved by the FRB, CFBank’s collateral is automatically reduced by 10% and the cost of borrowings is 50bp higher.
CFBank had an unused line of credit with one commercial bank, totaling $3.0 million, at December 31, 2010, which was terminated by the commercial bank in March 2011 as a result of the credit performance of CFBank’s loan portfolio and its effect on CFBank’s financial performance.
CFBank’s borrowing capacity with both the FHLB and FRB may be negatively impacted by changes such as, but not limited to, further tightening of credit policies by the FHLB or FRB, further deterioration in the credit performance of CFBank’s loan portfolio or CFBank’s financial performance, a decline in the balance of pledged collateral, or further deterioration in CFBank’s capital.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
Deposits are obtained predominantly from the areas in which CFBank offices are located. We rely primarily on a willingness to pay market-competitive interest rates to attract and retain retail deposits. As a result of the CFBank Order, we are prohibited from offering above-market interest rates and are subject to market rates published by the FDIC when offering deposits to the general public. Accordingly, rates offered by competing financial institutions affect our ability to attract and retain deposits. Prior to receipt of the CFBank Order in May 2011, we used brokered deposits as an element of a diversified funding strategy and an alternative to borrowings. As a result of the CFBank Order, we are prohibited from accepting or renewing brokered deposits without FDIC approval. At June 30, 2011, CFBank had $63.5 million in brokered deposits with maturity dates from July 2011 through August 2016. At June 30, 2011, cash and unpledged securities totaled $66.5 million and was sufficient to cover all brokered deposit maturities. The prohibition on brokered deposits significantly limits CFBank’s ability to participate in the CDARS program and significantly impacts our liquidity management. Although CFBank customers participate in the CDARS program, CDARS deposits are considered brokered deposits by regulation. We expect brokered deposits, including customer deposits in the CDARS program to continue to decrease as a result of the prohibition on brokered deposits contained in the CFBank Order. Management has submitted a request for a waiver from the prohibition on renewal of CDARS balances; however, a response from the FDIC has not been received to date. There can be no assurance that the request for waiver will be granted by the FDIC. See the previous section titled “Financial Condition - Deposits” for additional information on CDARS deposits.
CFBank relies on competitive interest rates, customer service, and relationships with customers to retain deposits. To promote and stabilize liquidity in the banking and financial services sector, the FDIC, as included in the Dodd-Frank Act as previously discussed, permanently increased deposit insurance coverage from $100,000 to $250,000 per depositor. CFBank is a participant in the FDIC’s program which provides unlimited deposit insurance coverage, through December 31, 2012, for noninterest-bearing transaction accounts. Based on our historical experience with deposit retention, current retention strategies and participation in programs offering additional FDIC insurance protection, we believe that, although it is not possible to predict future terms and conditions upon renewal, a significant portion of existing non-brokered deposits will remain with CFBank.
The Holding Company, as a savings and loan holding company, has more limited sources of liquidity than CFBank. In general, in addition to its existing liquid assets, sources of liquidity include funds raised in the securities markets through debt or equity offerings, dividends received from its subsidiaries or the sale of assets. Pursuant to the Holding Company Order, the Holding Company may not, directly or indirectly, incur, issue, renew, rollover, or pay interest or principal on any debt or commit to do so, increase any current lines of credit, or guarantee the debt of any entity, without prior written notice to and written non-objection from the Board of Governors of the Federal Reserve System. In addition, the Holding Company may not declare, make, or pay any cash dividends or other capital distributions or purchase, repurchase or redeem or commit to purchase, repurchase, or redeem any Holding Company equity stock without the prior written non-objection of the Board of Governors of the Federal Reserve System. The Holding Company Order does not restrict the Holding Company’s ability to raise funds in the securities markets through equity offerings.
At June 30, 2011, the Holding Company and its subsidiaries, other than CFBank, had cash of $850,000 available to meet cash needs. Annual debt service on the subordinated debentures is currently approximately $162,700. The subordinated debentures have a variable rate of interest, reset quarterly, equal to the three-month LIBOR plus 2.85%. The total rate in effect was 3.16% at June 30, 2011. An increase in the three-month LIBOR would increase the debt service requirement of the subordinated debentures. Annual dividends on the preferred stock are approximately $361,300 at the current 5% level, which is scheduled to increase to 9% after February 14, 2014. Operating expenses are expected to be approximately $593,000 during the twelve month period through June 30, 2012.

CENTRAL FEDERAL CORPORATION
PART 1. Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS
The Holding Company’s available cash at June 30, 2011 is sufficient to cover operating expenses, at their current level, for approximately 1.4 years. The Board of Directors elected to defer the quarterly dividend payments related to the Preferred Stock beginning with the November 15, 2010 payment, and the quarterly interest payments on the subordinated debentures beginning with the December 30, 2010 payment, in order to preserve cash at the Holding Company. The Company expects that the Board will also elect to defer future payments. Pursuant to the Holding Company Order, the Holding Company may not pay dividends on the Preferred Stock or interest on the subordinated debentures without the prior written notice to and written non-objection from the Board of Governors of the Federal Reserve System. The Holding Company received $529,000 during the three months ended June 30, 2011 in net proceeds from the sale of two parcels of land adjacent to the Company’s Fairlawn headquarters. The proceeds had a positive impact on the cash position of the Holding Company and extended the cash coverage of operating expenses by approximately eleven months.
Banking regulations limit the amount of dividends that can be paid to the Holding Company by CFBank without prior regulatory approval. Generally, financial institutions may pay dividends without prior approval as long as the dividend is not more than the total of the current calendar year-to-date earnings plus any earnings from the previous two years not already paid out in dividends, and as long as the financial institution remains well capitalized after the dividend payment. As of June 30, 2011, CFBank may pay no dividends to the Holding Company without regulatory approval. Pursuant to the CFBank Order, CFBank may not declare or pay dividends or make any other capital distributions without receiving the prior written regulatory approval. Future dividend payments by CFBank to the Holding Company would be based on future earnings and regulatory approval. The Holding Company is significantly dependent on dividends from CFBank to provide the liquidity necessary to meet its obligations. In view of the current levels of problem assets, the continuing depressed economy, the prohibition on origination of commercial and nonresidential loans contained in the CFBank Order, the longer periods of time necessary to workout problem assets in the current economy and uncertainty surrounding CFBank’s future ability to pay dividends to the Holding Company, the Board of Directors and management are exploring additional sources of capital and funding to support its working capital needs. In the current economic environment, however, there can be no assurance that it will be able to do so or, if it can, what the cost of doing so will be.
See Note 12 to the consolidated financial statements included in this report on Form 10-Q for information regarding regulatory matters.

CENTRAL FEDERAL CORPORATION
PART 1. Item 4.
CONTROLS AND PROCEDURES
Evaluation of disclosure controls and procedures. We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our Securities Exchange Act of 1934 (Exchange Act) reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. Management, with the participation of our principal executive and financial officers, has evaluated the effectiveness of its disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of the end of the period covered by this report. Based on such evaluation, our principal executive officer and principal financial officer have concluded that, as of the end of such period, our disclosure controls and procedures are effective in recording, processing, summarizing and reporting, on a timely basis, information required to be disclosed by us in the reports we file or submit under the Exchange Act.
Changes in internal control over financial reporting. We made no changes in our internal controls over financial reporting or in other factors that could significantly affect these controls in the second quarter of 2011 that have materially affected, or are reasonably likely to materially affect our internal control over financial reporting.

CENTRAL FEDERAL CORPORATION
PART II. — Other Information

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds
Pursuant to the Holding Company Order, the Holding Company may not declare, make, or pay any cash dividends (including dividends on the Preferred Stock or its common stock) or other capital distributions or purchase, repurchase or redeem or commit to purchase, repurchase, or redeem any Holding Company equity stock without the prior written non-objection of the Board of Governors of the Federal Reserve System.

Item 6.	Exhibits.
See Exhibit Index at page 72 of this report on Form 10-Q.

CENTRAL FEDERAL CORPORATION
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CENTRAL FEDERAL CORPORATION
Dated: August 12, 2011	By:	/s/ Eloise L. Mackus
Eloise L. Mackus, Esq.
Chief Executive Officer, General Counsel and Corporate Secretary

Dated: August 12, 2011	By:	/s/ Therese Ann Liutkus
Therese Ann Liutkus, CPA
President, Treasurer and Chief Financial Officer

CENTRAL FEDERAL CORPORATION
EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

3.1	Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form SB-2 No. 333-64089, filed with the Commission on September 23, 1998)
3.2	Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-2 No. 333-129315, filed with the Commission on October 28, 2005)
3.3	Second Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.3 to the registrant’s Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 27, 2008)
3.4	Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.4 to the registrant’s Form 10-Q for the quarter ended June 30, 2009, filed with the Commission on August 14, 2009)
4.1	Form of Stock Certificate of Central Federal Corporation (incorporated by reference to Exhibit 4.0 to the registrant’s Registration Statement on Form SB-2 No. 333-64089, filed with the Commission on September 23, 1998)
4.2	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of Central Federal Corporation (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K, filed with the Commission on December 5, 2008)
4.3	Warrant, dated December 5, 2008, to purchase shares of common stock of the Registrant (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K, filed with the Commission on December 5, 2008)
11.1	Statement Re: Computation of Per Share Earnings
31.1	Rule 13a-14(a) Certifications of the Chief Executive Officer
31.2	Rule 13a-14(a) Certifications of the Chief Financial Officer
32.1	Section 1350 Certifications of the Chief Executive Officer and Chief Financial Officer
101.1	Interactive Data File (XBRL)

Exhibit 11.1
Computation of Per Share Earnings
The information regarding Computation of Per Share Earnings is contained in Note 1 — Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements contained in this report on Form 10-Q.

Exhibit 31.1
Rule 13a-14(a) Certifications of the Chief Executive Officer
I, Eloise L. Mackus, certify that:
1.	I have reviewed this report on Form 10-Q of Central Federal Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors:

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 12, 2011	/s/ Eloise L. Mackus
Eloise L. Mackus, Esq.
Chief Executive Officer, General Counsel and Corporate Secretary

Exhibit 31.2
Rule 13a-14(a) Certifications of the Chief Financial Officer
I, Therese Ann Liutkus, certify that:
1.	I have reviewed this report on Form 10-Q of Central Federal Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors:

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 12, 2011	/s/ Therese Ann Liutkus
Therese Ann Liutkus, CPA
President, Treasurer and Chief Financial Officer

Exhibit 32.1
Section 1350 Certifications of the Chief Executive Officer and Chief Financial Officer
In connection with the Quarterly Report of Central Federal Corporation (the “Company”) on Form 10-Q for the quarter ended June 30, 2011, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Eloise L. Mackus, Chief Executive Officer, General Counsel and Corporate Secretary of the Company, and Therese Ann Liutkus, President, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by this Report.

Dated: August 12, 2011	By:	/s/ Eloise L. Mackus
Eloise L. Mackus, Esq.
Chief Executive Officer, General Counsel and Corporate Secretary

Dated: August 12, 2011	By:	/s/ Therese Ann Liutkus
Therese Ann Liutkus, CPA
President, Treasurer and Chief Financial Officer

Exhibit D.
STANDBY PURCHASE AGREEMENT
THIS STANDBY PURCHASE AGREEMENT (this “Agreement”), dated as of                     , 2011, is by and among Central Federal Corporation, a Delaware corporation (the “Company”), and                      (a “Standby Purchaser”).
WITNESSETH:
WHEREAS, the Company proposes, pursuant to the Registration Statement (as defined herein), to commence an offering to holders of its common stock par value $0.01 per share (the “Common Stock”) of record as of the close of business on a date to be determined by the Board of Directors of the Company (the “Record Date”), of non-transferable rights (the “Rights”) to subscribe for and purchase additional shares of Common Stock (the “New Shares”) at a subscription price of $1.00 per share (the “Subscription Price”) for an aggregate offering amount of up to $25.0 million, subject to adjustment based on the amount determined to be necessary to comply with Section 6(f) of this Agreement (the “Rights Offering”); and
WHEREAS, pursuant to the Rights Offering, the Company will distribute to each of its shareholders of record as of the Record Date, at no charge, one Right for each share of Common Stock held by such shareholders as of the Record Date, and each Right will entitle the holder to purchase, for each share of Common Stock owned as of the Record Date, New Shares at the Subscription Price (the “Basic Subscription Privilege”); and
WHEREAS, each holder of Rights who exercises in full its Basic Subscription Privilege will be entitled to subscribe for additional shares of Common Stock not otherwise purchased pursuant to the exercise of the Basic Subscription Privileges up to the total number of New Shares, at the Subscription Price (the “Over-Subscription Privilege”); and
WHEREAS, the Company may offer any shares of Common Stock that remain unsubscribed in the Rights Offering at the expiration of the Rights Offering to the public, on a best efforts basis, at the Subscription Price per share (the “Public Reoffer”); and
WHEREAS, for each four New Shares of Common Stock subscribed for in the Rights Offering or the Public Reoffer, purchasers will receive, without charge, one warrant to purchase one additional share of Common Stock at a purchase price of $1.00 per share (the “Warrant”). The Warrant will be exercisable for a period of three years from the closing, may be exercised only by cash payment and will be non-transferable. No fractional Warrants will be issued and Warrants will be rounded down. By way of example, a purchaser purchasing four New Shares will receive one Warrant and a purchaser purchasing seven New Shares will receive one Warrant, while a purchaser purchasing eight New Shares will receive two Warrants; and
WHEREAS, in order to facilitate the Rights Offering, the Company has requested the Standby Purchaser (as defined herein) to agree, and the Standby Purchaser has agreed, subject to the terms and conditions of this Agreement, to acquire from the Company, at the Subscription Price,                      shares of Common Stock and                      Warrants (such number of shares and Warrants, the “Securities”) in conjunction with the Rights Offering (the “Standby Offering” and, together with the Rights Offering and the Public Reoffer, if any, the “Stock Offerings”); and

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NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1. Certain Other Definitions. The following terms used herein shall have the meanings set forth below:
“Affiliate” shall mean an affiliate (as defined in Rule 12b-2 under the Exchange Act) of such Standby Purchaser; provided that such Standby Purchaser or any of its affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights with respect to such affiliate.
“Agreement” shall have the meaning set forth in the preamble hereof.
“Bank” shall mean CFBank, a federally chartered savings association and a wholly owned subsidiary of the Company,
“Bank Board” shall mean the board of directors of the Bank.
“Banking Regulators” means any federal or state authority or agency having jurisdiction over banks, savings and loan associations, savings bank or other financial institutions or their holding companies, including, without limitation, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Federal Reserve.
“Basic Subscription Privilege” shall have the meaning set forth in the recitals hereof.
“Board of Directors” shall mean the board of directors of the Company.
“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are generally closed in the State of Ohio.
“Certificate of Incorporation” shall have the meaning set forth in Section 3(d) hereof.
“Closing” shall mean the closing of the purchases described in Section 2 hereof, which shall be held at the offices of Silver, Freedman & Taff, L.L.P., in Washington, D.C., at 10:00 a.m., Eastern Time, on the Closing Date or at such other place and time as shall be agreed upon by the parties hereto.
“Closing Date” shall mean the date of the Closing.
“Commission” shall mean the United States Securities and Exchange Commission, or any successor agency thereto.
“Common Stock” shall have the meaning set forth in the recitals hereof.
“Company” shall have the meaning set forth in the preamble hereof.
“Cure Period” shall have the meaning set forth in Section 6(h) hereof.
“Designated Investor Directors” shall have the meaning set forth in Section 7(a)(vi)(A)(ii) hereof.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.
“Market Adverse Effect” shall have the meaning set forth in Section 7(a)(iii) hereof.
“Material Adverse Effect” shall mean a material adverse effect on the financial condition, or on the earnings, financial position, operations, assets, results of operations or business of the Company and its Subsidiaries taken as a whole; provided that the meaning shall exclude any changes from general economic, industry, market or competitive conditions or changes in laws, rules or regulations generally affecting Persons in the Company’s industry so long as the Company is not disproportionately affected.
“NASDAQ” shall mean the NASDAQ Capital Market.

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“New Shares” shall have the meaning set forth in the recitals hereof.
“Non-Disclosure Agreement” shall have the meaning set forth in Section 12 hereof.
“Over-Subscription Privilege” shall have the meaning set forth in the recitals hereof.
“Person” shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.
“Prospectus” shall mean the final Prospectus, including any information relating to the Rights Offering and the Public Reoffer, if any, including the Rights and the underlying shares of Common Stock, and the Warrants and the Warrant Shares, and the additional shares of Common Stock and Warrants and the Warrant Shares to be offered and sold in the Standby Offering, that is filed with the Commission pursuant to Rule 424(b) and deemed by virtue of Rule 430A of the Securities Act to be part of such registration statement, each as amended, for use in connection with the issuance of the Rights and the Rights Offering.
“Record Date” shall have the meaning set forth in the recitals hereof.
“Registration Statement” shall mean the Company’s Registration Statement on Form S-1 to be filed with the Commission together with all exhibits thereto and any prospectus supplement relating to the Stock Offerings, the Rights and the underlying shares of Common Stock and Warrants and the Warrant Shares, and the additional shares of Common Stock, Warrants and Warrant Shares to be offered and sold in the Standby Offering, pursuant to which the Rights and underlying shares of Common Stock, Warrants and Warrant Shares have been registered under the Securities Act.
“Rights” shall have the meaning set forth in the recitals hereof.
“Rights Offering” shall have the meaning set forth in the recitals hereof.
“Securities” shall have the meaning set forth in the recitals hereof.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.
“Standby Offering” shall have the meaning set forth in the recitals hereof.
“Standby Purchaser” shall mean the Standby Purchaser named in the recitals hereof.
“Stock Offerings” shall have the meaning set forth in the recitals hereof.
“Subscription Agent” shall have the meaning set forth in Section 4(d) hereof.
“Subscription Price” shall have the meaning set forth in the recitals hereof.
“Subsidiaries” shall have the meaning set forth in Section 3(e) hereof.
“Superior Proposal” shall mean an unsolicited written, bona fide proposal that the Company’s Board of Directors determines, in its good faith judgment (after consultation with the Company’s outside legal counsel and investment bankers) (i) to be more favorable from a financial point of view to the stockholders of the Company than the transactions contemplated by this Agreement, (ii) to be reasonably likely to be completed, taking into account all legal, financial and regulatory aspects of the proposal and (iii) that the Company’s Board of Directors, after consultation with its legal counsel, determines in good faith that it must accept to comply with its fiduciary duties.
“Warrants” shall have the meaning set forth in the recitals hereof.
“Warrant Shares” shall mean the shares of Common Stock issuable upon the Exercise of Warrants.

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Section 2. Standby Purchase Commitment.
(a) Subject to the terms and conditions of this Agreement, the Standby Purchaser hereby agrees to purchase the Securities from the Company, and the Company hereby agrees to sell the Securities to the Standby Purchaser, at the Subscription Price.
(b) Payment of the Subscription Price for the Securities shall be made to the Company by the Standby Purchaser, on the Closing Date, against delivery of the Securities to the Standby Purchaser, in United States dollars by means of certified or cashier’s checks, bank drafts, money orders or wire transfers.
Section 3. Representations and Warranties of the Company. The Company represents and warrants to the Standby Purchaser as follows:
(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and to perform its obligations under this Agreement.
(b) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
(c) Once the Registration Statement is declared effective by the Commission, no stop order will have been issued with respect thereto and no proceedings therefore will have been initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information will have been complied with. On the effective date, each of the Registration Statement and the Prospectus (and all documents and filings incorporated by reference therein) will comply in all material respects with the requirements of the Securities Act and the Exchange Act, to the extent applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. On the Closing Date, each of the Registration Statement and the Prospectus (and all documents and filings incorporated therein) will comply in all material respects with the requirements of the Securities Act and the Exchange Act, to the extent applicable, and will not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by the Standby Purchaser for use in the Registration Statement or in the Prospectus.
(d) All of the Securities (including the Warrant Shares) and New Shares will have been duly authorized for issuance prior to the Closing, and, when issued and distributed by the Company, will be validly issued, fully paid and non-assessable; and none of the Securities (including the Warrant Shares) or New Shares will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s Certificate of Amendment to the Company’s Certificate of Incorporation, as amended through the Closing Date (the “Certificate of Incorporation”) or Amended and Restated Bylaws, in each case as currently in effect, or any material agreement or instrument to which the Company is a party or by which it or its assets are bound.

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(e) Neither the Company nor any of its direct or indirect subsidiaries (“Subsidiaries”) is in violation of its articles of incorporation, certificate of incorporation, articles of organization, bylaws, operating agreement or other governing documents, or in default under any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, the effect of which violation or default would reasonably be expected to have a Material Adverse Effect, and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with, or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or its Subsidiaries pursuant to the terms of any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of the articles of incorporation, certificate of incorporation, articles of organization, bylaws, operating agreement or other governing documents of the Company or any of its Subsidiaries or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of its Subsidiaries or any of their property; and, except as contemplated herein, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement or the performance of the Company’s obligations hereunder.
(f) The only approvals by the Company’s stockholders, if any, necessary to consummate the transactions contemplated by this Agreement are as set forth in Section 7(a)(iv) hereof.
Section 4. Representations and Warranties of the Standby Purchaser. The Standby Purchaser represents and warrants to the Company as follows:
(a) (i) If the Standby Purchaser is an individual, he or she has full power and authority to perform his or her obligations under this Agreement.
(ii) If the Standby Purchaser is a corporation, the Standby Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to perform its obligations under this Agreement.
(iii) If the Standby Purchaser is a trust, the trustee has been duly appointed as trustee of the Standby Purchaser with full power and authority to act on behalf of the Standby Purchaser and to perform the obligations of the Standby Purchaser under this Agreement.
(iv) If the Standby Purchaser is a partnership or limited liability company, the Standby Purchaser is a partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to perform its obligations under this Agreement.
(b) The Standby Purchaser is familiar with the business in which the Company is engaged, and based upon knowledge and experience in financial and business matters, the Standby Purchaser is familiar with the investments of the type being undertaken to purchase; the Standby Purchaser is fully aware of the problems and risks involved in making an investment of this type; and the Standby Purchaser is capable of evaluating the merits and risks of this investment. The Standby Purchaser acknowledges that, prior to executing this Agreement, there was an opportunity to ask questions of and receive answers or obtain additional information from a representative of the Company concerning the financial and other affairs of the Company.
(c) This Agreement has been duly and validly authorized, executed and delivered by such Standby Purchaser and constitutes a binding obligation of such Standby Purchaser enforceable against the Standby Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

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(d) The Standby Purchaser hereby acknowledges that the Company has retained Paragon Capital Group, LLC to serve as the Subscription Agent (the “Subscription Agent”) in connection with the Rights Offering, pursuant to which the Agent will receive customary fees for each share of Common Stock sold in the Stock Offerings.
Section 5. Deliveries at Closing.
(a) At the Closing, the Company shall deliver to the Standby Purchaser a certificate or certificates representing the number of shares of Common Stock and Warrants issued to the Standby Purchaser pursuant to Section 2 hereof.
(b) At the Closing, the Standby Purchaser shall deliver to the Company payment in an amount equal to the Subscription Price multiplied by the number of shares of Common Stock purchased by such Standby Purchaser, as set forth in Section 2(b) hereof, in immediately available United States funds, to an account or accounts designated in writing by the Company; provided that such payment shall constitute the Standby Purchaser’s agreement and acknowledgement that all of the conditions specified in Section 7(a) and (c) hereof shall have been satisfied or waived by the Standby Purchaser.
Section 6. Covenants.
(a) Covenants. The Company agrees and covenants with the Standby Purchaser, between the date hereof and the earlier of the Closing Date or the effective date of any termination pursuant to Section 8 hereof, as follows:
(i) To use commercially reasonable efforts to effectuate the Rights Offering;
(ii) As soon as reasonably practicable after the Company is advised or obtains knowledge thereof, to advise the Standby Purchaser with a confirmation in writing, of (A) the time when the Prospectus or any amendment or supplement thereto has been filed, (B) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (C) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the New Shares, Warrants or Warrant Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for such purpose, (D) the receipt of any comments from the Commission directed toward the Registration Statement or the Prospectus, or any document incorporated therein by reference, and (E) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. The Company will use its commercially reasonable efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible;
(iii) To operate the Company’s business in the ordinary course of business consistent with past practice, subject to compliance with and limitations required by the outstanding cease-and-desist orders against the Company and the Bank;
(iv) To notify, or to cause the Subscription Agent to notify, on each Friday during the exercise period of the Rights, or more frequently if reasonably requested by the Standby Purchaser, the Standby Purchaser of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be;

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(v) Not to issue any shares of capital stock of the Company, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for capital stock of the Company, or other agreements or rights to purchase or otherwise acquire capital stock of the Company, except: (a) for shares of Common Stock issuable upon exercise of the Company’s presently outstanding stock options; (b) for Warrants issued as set forth in the recitals to this Agreement; or (c) in connection with any redemption of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock Series A pursuant to Section 6(f) of this Agreement;
(vi) Not to authorize any stock split, stock dividend, stock combination or similar transaction affecting the number of issued and outstanding shares of Common Stock, other than a reverse stock split that may be undertaken subsequent to or contemporaneous with closing of the transactions contemplated by this Agreement; and
(vii) Not to declare or pay any dividends on its Common Stock or repurchase any shares of Common Stock, other than ordinary quarterly dividends, regularly declared and paid in accordance with past practice.
(b) Certain Acquisitions. Between the date hereof and the Closing Date, the Standby Purchaser and its respective Affiliates shall not acquire any shares of Common Stock; provided, however, that the foregoing shall not restrict the acquisition of shares of Common Stock by the Standby Purchaser or its Affiliates (i) from the Company pursuant to Section 2 of this Agreement or (ii) from any other Standby Purchaser or any Affiliate of the Standby Purchaser or of any other Standby Purchaser.
(c) Information. The Standby Purchaser agrees to furnish to the Company all information with respect to the Standby Purchaser that the Company may reasonably request and any such information furnished to the Company for inclusion in the Prospectus by the Standby Purchaser shall not contain any untrue statement of material fact or omit to state a material fact required to be stated in the Prospectus or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d) Public Statements. Neither the Company nor the Standby Purchaser shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party hereto, which consent shall not be unreasonably withheld or delayed, except (i) if such public announcement, statement or other disclosure is required by applicable law or applicable stock market regulations, in which case the disclosing party shall consult in advance with respect to such disclosure with the other parties to the extent reasonably practicable, (ii) with respect to the filing by the Standby Purchaser of any Schedule 13D or Schedule 13G, to which a copy of this Agreement may be attached as an exhibit thereto, or (iii) with respect to any application to a Banking Regulator, to obtain any necessary approvals or authorizations to acquire the Securities pursuant thereto.
(e) Regulatory Filing. If the Company or the Standby Purchaser determines a filing is or may be required under applicable law in connection with the transactions contemplated hereunder, the Company and the Standby Purchaser shall use commercially reasonable efforts to promptly prepare and file all necessary documentation and to effect all applications that are necessary or advisable under applicable law with respect to the transactions contemplated hereunder so that any applicable waiting period shall have expired or been terminated as soon as practicable after the date hereof.
(f) TARP Redemption. The Company shall use its best efforts to obtain the written agreement of the U.S. Treasury to the redemption in full by the Company of all of the issued and outstanding shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock Series A sold to the U.S. Treasury on December 5, 2008, at a discount to the stated redemption price.
(g) Lock Up. If the Standby Purchaser is a Designated Investor Director, the Standby Purchaser will not sell, transfer or otherwise dispose of the Securities for a period of 180 days from the Closing Date.

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(h) Transaction Costs. If (i) this Agreement is terminated pursuant to Section 8(b)(i) (if the Company is the breaching party), 8(b)(ii), 8(c) or 8(d) hereof; (ii) there is (A) a Material Adverse Effect or (B) a Market Adverse Effect that is not cured within ten days after the occurrence thereof (the “Cure Period”); (iii) the Closing occurs; or (iv) the Closing fails to occur because any of the conditions to Closing set forth in Sections 7(a)(i), (ii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii) or (xiii) or 7(c) are not satisfied, the Company agrees to pay the aggregate sum of up to $80,000 to Timothy O’Dell (on behalf of all of the Standby Purchasers approved by Timothy O’Dell) for reimbursement of actual fees, costs and legal expenses incurred by such Standby Purchasers in connection with the transactions contemplated hereby.
(i) Other Arrangements. The Company shall not after the date of this Agreement enter into any agreement, including any Standby Purchase Agreement, with respect to its securities which is inconsistent with or violates the rights granted to the Standby Purchaser in this Agreement. Notwithstanding the foregoing, if the Company receives a Superior Proposal prior to approval by the Company’s stockholders of the issuance of more than 20% of the Company’s outstanding Common Stock to the Standby Purchasers, the Company may enter into an agreement, terminate this Agreement or take any other action if, in the good faith opinion of the Company’s Board of Directors, the failure to take any such action would be reasonably likely to cause the Company’s Board of Directors to violate its fiduciary duties under applicable law.
Section 7. Conditions to Closing.
(a) The obligations of the Standby Purchaser to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:
(i) The representations and warranties of the Company in Section 3 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made on such date (except for representations and warranties (A) made as of a specified date, which shall be true and correct in all material respects as of such specified date or (B) qualified as to materiality, which shall be true and correct in all respects, subject to such qualifications);
(ii) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any Material Adverse Effect, nor shall there have occurred any breach of any covenant of the Company set forth in Section 6 hereof;
(iii) As of the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or NASDAQ or trading in securities generally on NASDAQ shall not have been suspended or limited or minimum prices for securities generally shall not have been established on the NASDAQ (a “Market Adverse Effect”);

(iv) The Company shall have received shareholder approval of (A) the sale to the Standby Purchasers and (B) an amendment to the Company’s Certificate of Amendment to the Certificate of Incorporation to increase the number of shares of authorized Common Stock to authorize sufficient shares of Common Stock for completion of the Stock Offerings as contemplated by this Agreement, and such amendment shall have been duly filed, and become effective;
(v) The Company shall have obtained any (A) required federal, state and regulatory approvals for the Stock Offerings on conditions reasonably satisfactory to the Designated Investor Directors, including, without limitation, approvals of Banking Regulators, if any, and (B) any stockholder approvals or other approvals required under applicable law or NASDAQ rules;

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(vi) On or before the Closing Date, the Company shall cause the Board of Directors of the Company to take the following actions, subject to the approval of applicable Banking Regulators:
A.	In accordance with Article SIXTH of the Certificate of Incorporation, (i) increase the number of members of the Board of Directors from five to ten and (ii) name Timothy O’Dell, Thad Perry, Robert E. Hoeweler and two individuals designated by Timothy O’Dell (the “Designated Investor Directors”) to fill the vacancies created by the increase in the number of directors, with the five new members being assigned to the classes of directors whose terms expire in the following years:

James H. Frauenberg, II:	2012
Donal Malenick:	2012
Robert E. Hoeweler:	2013
Timothy O’Dell:	2014
Thad R. Perry:	2014
B.	Obtain and accept the resignation of Jerry F. Whitmer as Chairman of the Board of Directors of the Company and elect Robert E. Hoeweler to serve in such capacity;
C.	Obtain and accept the resignation of Eloise L. Mackus as Chief Executive Officer of the Company and elect Timothy O’Dell to serve in such capacity; and
D.	Obtain and accept the resignation of Therese A. Liutkus as President of the Company and elect Thad Perry to serve in such capacity;
(vii) Before the date on which the members of the Board of Directors take the action in accordance with subparagraph (vi), the Company and the members of the Board of Directors shall enter into a mutually acceptable agreement with Timothy O’Dell, Thad Perry and Robert E. Hoeweler which provides for (a) the renomination of the Designated Investor Directors for election to the Board of Directors of the Company for at least one three-year term upon the expiration of each such Designated Investor Director’s initial term, unless any such Designated Investor Director gives notice to the Company that he does not seek such renomination and (b) subject to any limitation imposed by law or by any Banking Regulator, in the event that any Designated Investor Director is unable to serve as a director, whether because of resignation, removal or otherwise, the designation by the Designated Investor Directors of a substitute nominee who is reasonably acceptable to the Company’s Board of Directors, and the appointment of such nominee to the Board to complete such Designated Investor Director’s term as a director;
(viii) The aggregate Tier I Capital of the Bank (as defined by applicable Banking Regulators), after the inclusion of the net proceeds from the Stock Offerings contributed by the Company to the Bank and the redemption by the Company of its Fixed Rate Cumulative Perpetual Preferred Stock Series A, shall equal or exceed 8.0% of Total Assets (as defined by Banking Regulators);

9

(ix) The Company must have received net proceeds of at least $16.5 million from the Rights Offering and the Public Reoffer, if any (excluding any and all proceeds from the sale of the Securities to the Standby Purchasers); provided, however, that if the U.S. Treasury has agreed in writing prior to the Closing to permit the Company to redeem the outstanding shares of Fixed Rate Cumulative Perpetual Preferred Stock Series A at a discount to their stated redemption price, this condition shall be satisfied by the Company’s receipt of net proceeds from the Rights Offering and the Public Reoffer, if any (excluding any and all proceeds from the sale of the Securities to the Standby Purchaser) in the amount of $16.5 million less the amount of such discount;
(x) The approval or non-objection of the Banking Regulators of any applications or other filings submitted by the Designated Investor Directors contemplated by this Agreement without the imposition of any condition which the Designated Investor Directors reasonably determine would be unduly burdensome. Without limiting the generality of the foregoing sentence, a condition to the approval of one or more change of control applications which requires the submission of financial or other information by Persons other than the Designated Investor Directors shall be deemed to be unduly burdensome;
(xi) The applicable Banking Regulator shall have informed the Company and the Standby Purchaser in writing that the following provisions of the cease-and-desist order outstanding against the Bank (Order No. CN-11-14) shall not be effective as of and after the Closing: Paragraph 9 (respecting the submission of a Contingency Plan); Paragraph 12 (the prohibition on non-homogeneous lending); Paragraph 14 (limitations on the release of borrowers and guarantors); Paragraph 21 (concerning a management succession plan); Paragraph 33 (limiting asset growth); Paragraph 24(b) (to remove the requirement of maintaining sufficient short-term liquidity at a level consistent with both short- and long-term liquidity objectives); Paragraph 38 (limits on accepting brokered deposits); and Paragraph 39 (imposing limits on dividends and other capital distributions by the Bank);
(xii) The applicable Banking Regulator shall have informed the Company and the Standby Purchaser in writing that the following provisions of the cease-and-desist order outstanding against the Company (Order No. CN 11-15) shall not be effective as of and after the Closing: Paragraph 8 (imposing limits on dividends or other capital distributions by the Company); and Paragraph 9 (imposing limits on the Company incurring new debt or making changes in or payments on existing debt); and
(xiii) On the Closing Date, subject to the approval of any and all applicable Banking Regulators, Timothy O’Dell shall receive $90,000 from the Company on behalf of himself, Thad Perry and Robert Hoeweler in consideration of the efforts of such individuals in connection with the Standby Purchase Agreement.
(b) The obligations of the Company to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:
(i) The representations and warranties of the Standby Purchaser in Section 4 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date); and
(ii) If the Standby Purchaser is a Designated Investor Director, he or she shall have executed and delivered a lock-up agreement substantially in the form of Exhibit A hereto.

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(c) The obligations of the Company and the Standby Purchaser to consummate the transactions contemplated hereunder in connection with the Rights Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:
(i) No judgment, injunction, decree or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Stock Offerings or the material transactions contemplated by this Agreement;
(ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or otherwise shall have been complied with;
(iii) The New Shares (including the Warrant Shares) shall have been authorized for listing on the NASDAQ; and
(iv) Any applicable waiting period shall have expired or been terminated thereunder with respect to such purchase.
(d) Any of the conditions set forth in Sections 7(a) or 7(c) to the obligation of the Standby Purchaser to consummate the transactions contemplated herein may be waived in writing by Timothy O’Dell, in his discretion, on behalf of all Standby Purchasers, and the Standby Purchaser agrees that any such waiver shall be binding upon the Standby Purchaser.
Section 8. Termination.
(a) This Agreement may be terminated at any time prior to the Closing Date by the Standby Purchaser by written notice to the Company if (i) there is (A) a Material Adverse Effect or (B) a Market Adverse Effect that is not cured within the Cure Period, (ii) any condition to closing specified in Section 7(a) or 7(c) cannot be satisfied or the Standby Purchaser reasonably believes that any such condition cannot be satisfied or (iii) any purchaser in the Stock Offerings, including any associates or group acting in concert, (excluding any Standby Purchaser approved by Timothy O’Dell) would own more than 9.9% of the Company’s outstanding Common Stock immediately following completion of the Stock Offerings. In the case of MacNealy Hoover Investment Management Inc. only, the 9.9% limitation in the foregoing Section 8(a)(iii) shall be increased to 15%.
(b) This Agreement may be terminated by the Company on one hand or by the Standby Purchaser on the other hand, by written notice to the other party hereto:
(i) At any time prior to the Closing Date, if there is a material breach of this Agreement by the other party that is not cured within seven days after the non-breaching party has delivered written notice to the breaching party of such breach;
(ii) At any time after January 31, 2012, if the Closing has not occurred prior to such date, provided that the action or inaction of the party seeking to terminate did not result in the failure of Closing to occur by January 31, 2012; or if
(iii) Consummation of the Standby Offering is prohibited by law, rule or regulation.
(c) This Agreement may be terminated by the Company in the event that the Company determines that it is not in the best interests of the Company and its shareholders to go forward with the Stock Offerings.
(d) This Agreement may be terminated by the Company in the event that, prior to approval by the Company’s stockholders of the issuance of more than 20% of the Company’s outstanding common stock to the Standby Purchasers, the Company shall have received a Superior Proposal and, in the good faith opinion of the Company’s Board of Directors, the failure to terminate this Agreement would be reasonably likely to cause the Company’s Board of Directors to violate its fiduciary duties under applicable law. If the Company terminates this Agreement pursuant to this Section 8(d), the Company shall pay to Timothy O’Dell (on behalf of all of the Standby Purchasers approved by Timothy O’Dell) the sum of $150,000, in cash, within three days of such termination.

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Section 9. Survival. The representations and warranties of the Company and the Standby Purchaser contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.
Section 10. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered by telecopy or in person, (b) on the third (3rd) Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (c) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:
If to the Company:
Central Federal Corporation
2923 Smith Road
Fairlawn, Ohio 44333
Attention: Eloise L. Mackus, Esq.
Chief Executive Officer
Telephone: (330) 666-7979
Facsimile: (330) 666-7959
With a copy to:
Silver, Freedman & Taff, L.L.P.
3299 K Street, N.W.
Suite 100
Washington, DC 20007
Attention: James S. Fleischer, P.C.
Telephone: (202) 295-4507
Facsimile: (202) 337-5502
If to the Standby Purchaser:
Attention:
Telephone:
Facsimile:
With a copy to:
Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
Columbus, Ohio 43215
Attention: John C. Vorys, Esq.
Telephone: (614) 464-6211
Facsimile: (614) 719-5014
or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 10.
Section 11. Assignment. This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns, including any Person to whom Securities are transferred in accordance herewith.

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Section 12. Entire Agreement. Except as specifically set forth herein, the Company and the Standby Purchaser mutually agree to be bound by the terms of the non-disclosure agreement dated January 16, 2011 (the “Non-Disclosure Agreement”) previously executed by the Company and the Standby Purchaser, which Non-Disclosure Agreement is hereby incorporated herein by reference, and all information furnished by either party to the other party or its representatives pursuant hereto shall be subject to, and the parties shall hold such information in confidence in accordance with, the provisions of the Non-Disclosure Agreement. The Company and the Standby Purchaser agree that such Non-Disclosure Agreement shall continue in accordance with their respective terms, notwithstanding the termination of this Agreement. The Non-Disclosure Agreement and this Agreement embody the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein or in the Non-Disclosure Agreement, with respect to the standby purchase commitments with respect to the Securities and the New Shares. Other than with respect to matters set forth or referred to in the Non-Disclosure Agreement, this Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.
Section 13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby) and Federal law as it applies to depository institutions and their holding companies.
Section 14. Severability. If any provision of this Agreement or the application thereof to any Person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to affect the original intent of the parties.
Section 15. Extension or Modification of Rights Offering. The Company may (a) waive irregularities in the manner of exercise of the Rights, and (b) waive conditions relating to the method (but not the timing) of the exercise of the Rights, in each case only to the extent that such waiver does not materially adversely affect the interests of the Standby Purchaser.
Section 16. Miscellaneous.
(a) The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.
(b) This Agreement may be executed in any number of counterparts and by facsimile or electronic transmission (including by pdf), each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.
[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY CENTRAL FEDERAL CORPORATION
BY:
Name: Eloise L. Mackus, Esq.
Title: Chief Executive Officer

STANDBY PURCHASER
BY:
Name:
Title:

14

Exhibit A
Central Federal Corporation
2923 Smith Road
Fairlawn, Ohio 44333
Ladies and Gentlemen:
The undersigned, Central Federal Corporation, a Delaware corporation (the “Company”), the Company’s executive officers and directors, and                                         , (the “Standby Purchaser”), understand that Paragon Capital Group, LLC (“Paragon”) proposes to enter into an agency agreement with the Company (the “Agency Agreement”) in connection with the Stock Offering (as defined below). The Company is distributing, at no charge, subscription rights to purchase shares of common stock of the Company (“Common Stock”) to the holders of record of its Common Stock (a “Shareholder”) at 5:00 p.m. Eastern Time, on [_____], 2011 (the “Record Date”) and, subject to the rights of such holders described below, to certain other purchasers on a standby basis. Each Record Date Shareholder will receive one non-transferable subscription right (a “Right”) for every share of Common Stock held of record at the close of business on the Record Date. Each Right will entitle the holder thereof to subscribe for a certain number of shares of Common Stock (the “Underlying Shares”) at $1.00 per share (the “Subscription Price”) (the “Basic Subscription Privilege”). Each Record Date Shareholder who exercises in full its Basic Subscription Privilege will also be eligible to subscribe at the Subscription Price for shares of Common Stock not otherwise purchased pursuant to the exercise of the Basic Subscription Privilege up to the total number of Underlying Shares, subject to availability, proration and reduction by the Company in certain circumstances and, in all instances, to a limit on ownership of the Common Stock (the “Over-Subscription Privilege”). The offer and sale of the Underlying Shares pursuant to the exercise of the Basic Subscription Privilege and the Over-Subscription Privilege are referred to herein as the “Rights Offering.” For each four shares of Common Stock subscribed for, purchasers will receive, without charge, one warrant to purchase one additional share of Common Stock at a purchase price of $1.00 per share (the “Warrant”). The Warrant will be exercisable for three years upon payment of the purchase price in cash, and will be non-transferable.
The Company has separately entered into a “Standby Purchase Agreement” with the Standby Purchaser, pursuant to which the Standby Purchaser has agreed to acquire from the Company, at the Subscription Price, [_____] shares of Common Stock, assuming completion of the Rights Offering and the satisfaction of the other terms and conditions contained in the Standby Purchase Agreement. The Standby Purchaser has conditioned its purchase of shares of Common Stock upon the receipt by the Company of $16.5 million in net proceeds from the Rights Offering and the Public Reoffer (as defined below), if any (excluding any and all proceeds from the sale of the Securities (as defined below) to the Standby Purchasers). This condition may be waived at the discretion of Timothy O’Dell on behalf of the Standby Purchaser.
The Company may offer any shares of Common Stock that remain unsubscribed in the Rights Offering at the expiration of the Rights Offering to the public at the Subscription Price per share (the “Public Reoffer”). Any offering of shares of Common Stock in the Public Reoffer shall be on a best efforts basis. The Public Reoffer shall terminate no later than January 31, 2012. The Rights Offering, the offering to the Standby Purchaser and any Other Standby Purchaser, and the Public Reoffer are together referred to herein as the “Stock Offering,” and the Underlying Shares and the shares of Common Stock sold to the Standby Purchaser, to any Other Standby Purchaser and to the public in the Public Reoffer are collectively referred to herein as the “Securities.” The maximum number of shares of Common Stock that may be sold in the Stock Offering is 30 million.

1

In recognition of the benefit that the Stock Offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that from the date hereof and until 180 days after the consummation of all sales of Common Stock in the Stock Offering (such 180 day period being referred to herein as the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Paragon, which consent may be withheld in Paragon’s sole discretion.
Any Common Stock or Warrants acquired by the undersigned in the open market on or after the closing of the Stock Offering will not be subject to this letter. A transfer of Common Stock or Warrants to a family member or a trust, partnership or other entity for the benefit of the undersigned, a transfer not involving a disposition for value, a bona fide gift, or a transfer to an investment vehicle under common control with the undersigned may be made, provided the transferee agrees in writing prior to such transfer to be bound by the terms of this letter as if it were a party hereto.
In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of shares of Common Stock or Warrants if such transfer would constitute a violation or breach of this letter and (b) place legends and stop transfer instructions on any such shares of Common Stock or Warrants owned or beneficially owned by the undersigned, which legends and stop transfer instructions shall be removed upon expiration of the Lock-Up Period.
The undersigned represents and warrants that the undersigned has full power and authority to enter into this letter. This letter is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This letter shall be governed by and construed in accordance with the laws of the State of Ohio without regard to choice of law rules. This letter shall lapse and become null and void if the Rights Offering is abandoned by the Company, if the Standby Purchase Agreement is terminated or if the Stock Offering shall not have occurred on or before January 31, 2012.

Very truly yours, STANDBY PURCHASER
By:
Name:
Title: Date:

2

REVOCABLE PROXY
CENTRAL FEDERAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CENTRAL FEDERAL CORPORATION FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 20, 2011 AND AT ANY ADJOURNMENT THEREOF.
The undersigned hereby appoints the Board of Directors of Central Federal Corporation, with full power of substitution, as proxies for the undersigned, and to vote all shares of common stock of Central Federal Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholders, to be held at Fairlawn Country Club, located at 200 North Wheaton Road, Fairlawn, Ohio on October 20, 2011 at 10:00 a.m., local time, and at any and all adjournments or postponements of said meeting, as follows:

	For	Against	Abstain

1. To approve an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 12 million to 50 million.	☐	☐	☐

2. To approve the issuance and sale of a number of shares of common stock equal to more than 20% of our outstanding common stock in accordance with the terms of the Standby Purchase Agreements between the Company and the Standby Purchasers.
	☐	☐	☐

3. To approve a proposal to grant discretionary authority to the Company’s Board of Directors to amend our Certificate of Incorporation, as amended, to affect a reverse stock split of the Company’s common stock in a specific ratio ranging from 1-for-2 to 1-for-5, as selected by the Company’s Board of Directors; and
	☐	☐	☐

4. To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve proposals 1, 2 or 3.	☐	☐	☐
Proposal 1 will be implemented if approved by our stockholders regardless of whether Proposal
2 or Proposal 3 is approved by our stockholders at the Special Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE LISTED PROPOSALS

Please be sure to date and sign this proxy card in the box below.	Date
Sign above
Detach above card, sign, date and mail in postage paid envelope provided.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of the proposals listed. If any other business is presented at the Special Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.
The above signed hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders of Central Federal Corporation, a Proxy Statement for the Special Meeting, the 2010 Annual Report on Form 10-K, the Quarterly Report on Form 10-Q for the period ended June 30, 2011 and the form of Standby Purchase Agreement contained in the Current Report on Form 8-K dated August 11, 2011.
Please sign exactly as your name(s) appear(s) on this proxy card. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.
PLEASE ACT PROMPTLY. SIGN, DATE & MAIL YOUR PROXY CARD TODAY